   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      YORK POWER FUNDING (CAYMAN) LIMITED
             (Exact Name of Registrant as Specified in its Charter)

        CAYMAN ISLANDS                       4991                  98-0190707
  (State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)     Identification
                                                                    Number)

                            ------------------------

                      YORK POWER FUNDING (CAYMAN) LIMITED
                      C/O QUEENSGATE SPV SERVICES LIMITED
                  P.O. BOX 1093 GT, COMPASS CENTER, 2ND FLOOR
                                   CREWE ROAD
                          GRAND CAYMAN, CAYMAN ISLANDS
  (Address including zip code, and telephone number of Registrant's principal executive offices)
                            ------------------------

                           CORPORATE SERVICE COMPANY
                        2 WORLD TRADE CENTER, SUITE 8746
                            NEW YORK, NEW YORK 10048
           (Name, address and telephone number of agent for service)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                             HOWARD R. HERMAN, ESQ.
                               MOSES & SINGER LLP
                          1301 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-4315
                                 (212) 554-7847
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                             AMOUNT TO         PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
       TITLE OF EACH CLASS OF              BE REGISTERED      OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
     SECURITIES TO BE REGISTERED         MAXIMUM AGGREGATE        UNIT(1)(2)         PRICE(1)(2)          FEE(3)
12% Series A Secured Bonds due
  October 30, 2007...................    U.S. $150,000,000           100%            $150,000,000         $41,700
Guarantee of Senior Secured
  Bonds(3)...........................

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Exclusive of accrued interest, if any.

(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantee of the Bonds being registered.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 14, 1998

PROSPECTUS

                      YORK POWER FUNDING (CAYMAN) LIMITED
                             OFFER TO EXCHANGE ITS
             12% SERIES A SENIOR SECURED BONDS DUE OCTOBER 30, 2007
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       12% SENIOR SECURED BONDS DUE 2007

                            ------------------------

    York Power Funding (Cayman) Limited is offering to exchange up to U.S.$150,000,000 of its 12% Series A Senior Secured Bonds Due October 30, 2007 (the "Exchange Securities"), which have been registered under the Securities Act of 1933, pursuant to a Registration Statement of which this Prospectus constitutes a part, for up to all $150,000,000 of its outstanding 12% Senior Secured Bonds Due October 30, 2007 (the "Old Securities" and, together with the Exchange Securities, the "Securities"). The terms of the Exchange Securities are substantially identical in all material respects to the terms of the Old Securities.

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL REMAIN IN EFFECT FOR A MINIMUM
OF 30 DAYS AND WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             ,
1999, UNLESS EXTENDED.

    SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE SECURITIES.

    The Old Securities were originally issued and sold on August 4, 1998 in a private placement. At that time, York Power Funding (Cayman) Limited agreed to exchange registered securities for the privately placed securities.

    Both the Old Securities and the Exchange Securities are expected to be paid by cash flow generated by certain electrical generating facilities. The Old Securities and the Exchange Securities are secured by certain assets of and cash flow from these electrical generating facilities.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. YORK POWER FUNDING (CAYMAN) LIMITED MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    You should rely only on the information contained in this Prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different. We are not offering to sell or asking you to buy anything other than the Exchange Securities. We are not offering to sell or asking you to buy anything in any jurisdiction where doing so would be against the law.

                             AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-4 (the "Registration Statement") with respect to the 12% Series A Senior Secured Bonds due October 30, 2007 (the "Exchange Notes"). This Prospectus, which is a part of the Registration Statement, omits certain information included in the Registration Statement. Information omitted from this Prospectus, but contained in the Registration Statement, may be inspected and copied at the Commission's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330. You may also obtain information about us from the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13(th) Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. You may obtain our electronic filings filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system through the Commission's home page on the Internet at http://www.sec.gov.

                             ADDITIONAL INFORMATION

    Following the effectiveness of the Registration Statement covering the Exchange Offer, we will be subject to certain of the informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file certain reports and other information with the Commission. Such reports, other information and the Registration Statement (and the exhibits and schedules thereto) may be inspected and copied at the Commission's Public Reference Room at the addresses set forth above.

    We will also provide The Bank of New York, as Trustee, and the holders of the Securities certain other information, documents and other reports. Notwithstanding that we may not be subject to the reporting requirement of
Section 13 or Section 15(d) of the Exchange Act, we will provide the Trustee and the holders of the Securities which request such information from us. For additional information, please refer to the section entitled "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS-Trust Indenture; Additional Covenants" located elsewhere in this Prospectus.

    You may contact us at York Power Funding (Cayman) Limited, c/o Queensgate SPV Services Limited, P.O. Box 1093 GT, Compass Center, 2(nd) Floor, Crewe Road, Grand Cayman, Cayman Islands, (345) 945-7099.

                           FORWARD-LOOKING STATEMENTS

    The statements, other than statements of historical facts included in this Prospectus, including statements set forth under the "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" regarding the Funding Company's future financial position, business strategy, budgets, projected costs and plans and objectives of management, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements will prove to have been correct, we can give no assurance that such exceptions will prove to have been correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events. Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus including in conjunction with some of the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Funding Company, or persons acting on its behalf, are expressly qualified in their entirety by such factors.

                               PROSPECTUS SUMMARY

    You should read the following summary together with more detailed information and Financial Statements and notes thereto appearing elsewhere in this Prospectus.

    This Prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition" and "Business of the Funding Company, the Project Note Obligors and Guarantors" as well as those discussed elsewhere in this Prospectus contain a discussion of some of the factors and could contribute to these differences.

CERTAIN TERMS

    In this summary, we have used certain terms to refer to certain of the entities involved in the issuance of, and collateral for, the Securities. More specific definitions are contained at the end of this Prospectus. However, for convenience, the following is a short glossary of the terms used to describe these entities, and their role:

- Funding Company--the issuer of the Securities.

- Warbasse Guarantors--the holders of the right to receive certain cash flow from the Warbasse Project, and guarantors of the Securities.

- Brooklyn Navy Yard Guarantor--the holder of the right to receive certain cash flow from the Brooklyn Navy Yard Project, and a guarantor of the Securities.

- Big Spring Guarantor--the owner of the Big Spring Project, and a guarantor of the Securities.

- U.S. Guarantors--the Warbasse Guarantors, the Big Spring Guarantor and the Brooklyn Navy Yard Guarantor collectively, who together borrowed $50,000,000 from the Funding Company pursuant to the U.S. Project Loan.

- InnCOGEN--the owner of the Trinidad Project.

- Trinidad Guarantor--the sole stockholder of InnCOGEN, and a guarantor of the $100,000,000 Trinidad Project Loan made to the Trinidad Parent.

- Trinidad Parent--the sole stockholder of the Trinidad Guarantor and the indirect sole stockholder of InnCOGEN, it borrowed $100,000,000 from Funding Company pursuant to the Trinidad Project Loan.

- York--York Research Corporation is the sponsor of the offering of the Securities. York, through its subsidiaries, is engaged in the business of developing, acquiring, owning and operating independent electric power generating facilities. York is also engaged, through its subsidiaries, in the gas marketing business. The Securities are non-recourse to York.

GENERAL

- The proceeds from the sale of the Securities were used to make the $100,000,000 Trinidad Project Loan to the Trinidad Parent, and the $50,000,000 U.S. Project Loan to the U.S. Guarantors.

- The Trinidad Guarantor guaranteed only payment of $100,000,000 Trinidad Project Loan. Substantially all of the assets of the Trinidad Parent, the Trinidad Guarantor and InnCOGEN were pledged as collateral for the Trinidad Project Loan.

- The U.S. Guarantors guaranteed the payment of the U.S. Project Loan, the Trinidad Project Loan and the Securities. Substantially all of the assets of U.S. Guarantors were pledged as collateral for payment of the U.S. Project Loan, the Trinidad Project Loan and the Securities.

    Set forth below is a chart depicting the transaction structure:

                                     [LOGO]

THE PROJECTS

    The cash flow to pay the Project Loans and the Securities is derived from the following four Projects:

- TRINIDAD PROJECT--the Trinidad Project is a 215 MW natural gas fired electric generation facility being constructed by InnCOGEN in Trinidad. The Trinidad Project will sell substantially all of its electricity to Trinidad's public power distribution utility pursuant to a thirty (30) year power purchase agreement. Certain obligations of the utility under the power purchase agreement are guaranteed by the government of Trinidad. Debt securities issued by the government of Trinidad are rated as BB+ by Standard & Poors, with a positive outlook, and Ba1 by Moody's. InnCOGEN is 100% beneficially owned by the Trinidad Guarantor, which in turn is 100% beneficially owned by the Trinidad Parent, which in turn is indirectly beneficially wholly-owned by York. All of the assets of and cash flow from the Trinidad Project are pledged as collateral for the Trinidad Project Loan.

- BROOKLYN NAVY YARD PROJECT--the Brooklyn Navy Yard Project is a 286 MW cogeneration facility located in Brooklyn, New York. The Brooklyn Navy Yard Guarantor has the right to receive certain fees and cash flow from the Brooklyn Navy Yard Project. The Brooklyn Navy Yard Project sells the bulk of its electrical and thermal output to Consolidated Edison Company of New York Inc. (rated A1/A+), pursuant to an energy sales agreement ending in 2036, and has been in commercial operation since March, 1997. The Brooklyn Navy Yard Project has approximately $406,000,000 of senior project level debt outstanding with maturities ranging from 2020 through 2026, which senior debt is rated BBB- by S&P and Baa3 by Moody's. Only the right of the Brooklyn Navy Yard Guarantor to receive certain cash flow from the Brooklyn Navy Yard Project is pledged as collateral for the Securities.

- WARBASSE PROJECT--the Warbasse Project is a 38 MW cogeneration facility in Brooklyn, New York. The Warbasse Project provides electrical and thermal energy to its host, Amalgamated Warbasse Houses Inc., a housing project located in Brooklyn, New York, pursuant to an energy purchase and sale agreement ending in the year 2026, and to Consolidated Edison Company of New York pursuant to a power purchase agreement for up to 21 MW ending in December, 2011. The Warbasse Guarantors hold notes issued by the Warbasse Project aggregating approximately $58,000,000, which represent the right to receive approximately 84% of the net cash flow of the Warbasse Project. This cash flow and the notes are pledged as collateral for the Securities. One Warbasse Guarantor is an indirect wholly-owned subsidiary of York, and the other is an indirect majority owned subsidiary of York.

- BIG SPRING PROJECT--the Big Spring Project is a 34 MW wind energy project near Big Spring, Texas, which is being constructed by the Big Spring Guarantor. The Big Spring Project will supply electricity to Texas Utilities Electric Company, a Texas corporation (rated Baa2/BBB) pursuant to a power purchase agreement ending in the year 2014 (with two 5 year renewal options, extending the term to 2024). All of the assets of and cash flow from the Big Spring Project have been pledged as collateral for the Securities.

                                  THE PROJECTS

    Set forth below is a table describing certain characteristics of the Projects and of the interest of certain parties therein:

PROJECT                        TRINIDAD               BIG SPRING          BROOKLYN NAVY YARD           WARBASSE
Location                Trinidad & Tobago       Big Spring area, Texas  Brooklyn, New York      Brooklyn, New York
Status                  Under construction;     Under construction;     In Commercial           In Commercial
                        Commercial Operation    Commercial Operation    Operation               Operation
                        scheduled for           began in December
                        September 1999;         1998, with completion
                        Engineering and         scheduled for February
                        Equipment Supply        1999; Wind turbine
                        Contract with Duke/     supply, erection and
                        Fluor Daniel            commission contract
                        International; Turnkey  with Vestas
                        Construction Contract
                        with Duke/Fluor Daniel
                        International Services
Nameplate Capacity      215 MW, simple cycle    34 MW                   286 MW, combined cycle  38 MW, combined cycle
Major Equipment         General Electric        Vestas wind turbines    Siemens combustion and  Allison combustion
  Suppliers             combustion turbines                             steam turbines; ABB     turbines; Westinghouse
                                                                        heat recovery steam     steam turbines
                                                                        generators
Principal Power         Agreement for Sale and  Energy Purchase         Energy Sales Agreement  Power Purchase
  Purchase Agreement    Purchase of Power with  Agreement with TU       with Con Ed ending in   Agreement with Con Ed
  Party and             T&TEC for 30 years      Electric for 15 years   2036.                   ending in 2011; Energy
  Termination Date      after Commercial        after Commercial                                Purchase and Sale
                        Operation               Operation, with two                             Agreement with AWH
                                                5-year extensions                               ending in 2026
Plant Dispatch          Base load               As delivered            Base load               Base load, AWH;
                                                                                                Peaking, Con Ed
Fuel Type; Delivery     Gas-fired, simple       Wind-powered            Gas-fired with firm     Gas-fired with gas
                        cycle; Utility                                  supply and              purchased on spot
                        delivers and pays for                           transportation from     basis and
                        all fuel                                        Canadian and U.S.       transportation
                                                                        suppliers; oil back-up  provided by Brooklyn
                                                                                                Union Gas Company oil
                                                                                                back-up
Portfolio Interest      100%                    100%                    General Partner Fees    85% senior debt
                                                                        and Royalty Fees of 5%  interest
                                                                        of revenues until 2002
                                                                        and 2% until 2006.
                                                                        Fixed declining
                                                                        percentages thereafter
                                                                        until 2036.
Other Project Debt      None                    None                    $406 million (approx.)  $11 million (approx.)
                                                                                                on PARI PASSU basis
Average Percentage of   55%                     16%                     15%                     14%
  Portfolio Cash Flows
  until 2007

                                 THE SECURITIES

Issuer                         York Power Funding (Cayman) Limited.

Exchange Securities Offered    12% Series A Senior Secured Bonds Due October 30, 2007 in
                               aggregate principal amount of up to $150,000,000. The
                               Exchange Securities are identical in all material respects to the Old Securities.

Issuance of Old Securities     We sold the Old Securities to Credit Suisse First Boston on
                               August 4, 1998, who in turn placed the Old Securities with qualified institutional buyers.

Guarantors                     U.S. GUARANTORS

                               - Warbasse Power I LLC and Warbasse Power II LLC.

                               - Brooklyn Navy Yard Power LLC.

                               - New World Power Texas Renewable Energy Limited
                                 Partnership.

                               TRINIDAD GUARANTOR

                               - York Holdings (Barbados) SRL.

Guarantees                     - The U.S. Guarantors jointly and severally guaranteed
                                 payment of the $50,000,000 U.S. Project Loan, the
                                 $100,000,000 Trinidad Project Loan and all of the
                                 Securities.

                               - The Trinidad Guarantor guaranteed payment of only the
                                 $100,000,000 Trinidad Project Loan.

Ratings                        - "Ba3" by Moody's.

                               - "BB-" by S&P.

Interest Payment Dates         April 30 and October 30, commencing on April 30, 1999.

Denominations                  We sold the Old Securities initially in authorized
                               denominations of $100,000 or any integral multiple of $1,000 in excess thereof.

Initial Average Life           The initial average life of the Securities as of the August,
                               1998 original date of issue was 8.78 years.

Scheduled Principal Payments   We will pay the principal of the Exchange Securities in
                               semi-annual installments, beginning on April 30, 2000, as
                               follows:

                                                                                     PERCENTAGE OF
                                                                PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                              PAYMENT DATE          PAYABLE             PAYABLE
                                           -------------------  ----------------  -------------------
                                                April 30, 2000   $    1,350,000             0.90%
                                              October 30, 2000        1,338,000             0.89
                                                April 30, 2001        1,650,000             1.10
                                              October 30, 2001        1,602,000             1.07
                                                April 30, 2002          750,000             0.50
                                              October 30, 2002          717,000             0.48
                                                April 30, 2003          547,000             0.36
                                              October 30, 2003          518,000             0.35
                                                April 30, 2004        1,148,000             0.77
                                              October 30, 2004        1,074,000             0.72
                                                April 30, 2005        1,890,000             1.26
                                              October 30, 2005        1,731,000             1.15
                                                April 30, 2006          757,000             0.50
                                              October 30, 2006          681,000             0.45
                                                April 30, 2007          660,000             0.44
                                              October 30, 2007   $  133,587,000            89.06

Construction and Other Funds   All of the cash flow received by each of the Guarantors from the Projects will be deposited in accounts with The Bank of
                               New York, as depository. The accounts related to the U.S.
                               Projects and the U.S. Guarantors are separate from those
                               related to the Trinidad Guarantor and the Trinidad Project.
                               Amounts in the various accounts are used for specific
                               purposes, such as construction of the Trinidad Project and the Big Spring Project, payment of principal and interest, payment of operating and maintenance expenses, and other
                               items. All amounts held in the various accounts are subject to a lien to secure the obligations with respect to the
                               Trinidad Project Note, in the case of the Trinidad
                               Guarantor, and in respect of the Trinidad Project Note, the
                               U.S. Project Note and the Securities, in the case of the
                               U.S. Guarantors. The depository agreement mandates the flow of funds among the accounts in order of priority.

Distributions                  No distributions may be made from the accounts to any of the
                               Guarantors before the substantial completion of each of the
                               Big Spring Project and the Trinidad Project. From and after substantial completion, certain specified conditions must be satisfied for distributions to be made.

    See "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS--U.S. Depositary Agreement," "--U.S. Revenue Fund; Priority of Payment," "--Trinidad Depositary Agreement" and "--Trinidad Revenue Fund; Priority of Payment."

    Set forth below is a chart depicting the flow of funds:

                                    [CHART]

Optional Redemption            We can redeem the Securities at any time, in whole or in
                               part, pro rata at par plus interest to the redemption date plus a specified premium calculated to "make whole" to
                               comparable to the U.S. Department of Treasury securities
                               plus and 75 basis points.

Mandatory Redemption           We must redeem the Securities at par plus interest to the
                               redemption date, plus, in certain cases, a premium, upon
                               specified events, including certain buy-outs of power
                               contracts underlying the Projects, incurrence of certain
                               additional debt, and certain events of loss or condemnation.

    See "SUMMARY DESCRIPTION OF THE SECURITIES--Optional Redemption" and "--Mandatory Redemption."

Ranking and Source of Payment
for the Securities             - The Securities are Senior Debt of the Funding Company.

                               - We will make payment of the Securities with payments made under the Project Notes. The Project Notes are payable out of cash flow received from the proceeds.

Limited Recourse               - Only the Funding Company is obligated to make payments on the Securities.

                               - Payments on the Securities are recourse only to the
                                 specified cash flow from the Brooklyn Navy Yard and
                                 Warbasse Projects and the assets of and cash flow from the
                                 Big Spring Project and the Trinidad Project.

                               - Neither York (nor any stockholder, officer, director or
                                 employee thereof or of the Funding Company, or of the
                                 Guarantors) nor any of its affiliates, (other than the
                                 U.S. Guarantors pursuant to their Guarantees) nor the
                                 Warbasse Project or the Brooklyn Navy Yard Project, has
                                 guaranteed the payment of the Securities or has any
                                 obligation with respect to the payment of the Securities.

Principal Covenants            - Under the Trust Indenture between the Funding Company and the Trustee, we will not

                               - exercise any remedies or waive any defaults under the
                                 Project Loan Agreements and the Project Notes, except as
                                 otherwise permitted under the Trust Indenture,

                               - incur (a) any debt other than certain permitted debt or
                                 (b) any lien on any of its properties other than certain
                                 permitted liens, and

                               - merge or consolidate with another entity or change its
                                 form of organization or its business.

    See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Trust Indenture."

THE PROJECT LOANS

                               The proceeds of the sale of the Old Securities were used to make the $100,000,000 Trinidad Project Loan and the
                               $50,000,000 U.S. Project Loan.

U.S. Project Note              The Big Spring Guarantor, the Brooklyn Navy Yard Guarantor
                               and the Warbasse Guarantors jointly and severally issued the
                               U.S. Project Note in an initial principal amount of
                               $50,000,000.

Trinidad Project Note          The Trinidad Parent has issued the Trinidad Project Note in an initial principal amount of $100,000,000.

Ranking and Security for the
Project Note Issued by the
Trinidad Parent and the
Guarantee Issued by the
Trinidad Guarantor             - The Guarantee issued by the Trinidad Guarantor is senior secured debt of the Trinidad Guarantor, and guarantees
                                 payment only of the $100,000,000 Trinidad Project Note.

                               - The Trinidad Project Note issued by the Trinidad Parent is senior secured debt of the Trinidad Parent.

                               - Security for payment of the Guarantee issued by the
                                 Trinidad Guarantor and the Trinidad Project Note issued by the Trinidad Parent includes an assignment of all cash
                                 flows received by InnCOGEN from the Trinidad Project and a lien on substantially all of the assets of InnCOGEN, the
                                 Trinidad Guarantor and the Trinidad Parent

Ranking and Security for the
Project Note and the
Guarantee Issued by the
Brooklyn Navy Yard Guarantor   - The Guarantee issued by the Brooklyn Navy Yard Guarantor and the U.S. Project Note are senior secured debt of the
                                 Brooklyn Navy Yard Guarantor, and guarantees payment of
                                 the $50,000,000 U.S. Project Note, the $100,000,000
                                 Trinidad Project Note and the Securities.

                               - Security for the payment of the Guarantee issued by the
                                 Brooklyn Navy Yard Guarantor and the U.S. Project Note
                                 includes an assignment of the cash flows paid to the
                                 Brooklyn Navy Yard Guarantor from the Brooklyn Navy Yard
                                 Project and a pledge of the equity interest in the
                                 Brooklyn Navy Yard Guarantor.

Ranking and Security for the
Project Note and the
Guarantee Issued by the
Warbasse Guarantors            - The Guarantee issued by each of the Warbasse Guarantors
                                 and the U.S. Project Note senior secured debt of the
                                 Warbasse Guarantors, and guarantees payment of the
                                 $50,000,000 U.S. Project Note, the $100,000,000 Trinidad
                                 Project Note and the Securities.

                               - Security for payment of the Guarantee issued by each of
                                 the Warbasse Guarantors and the U.S. Project Note includes an assignment of all cash flows received by the Warbasse
                                 Guarantors from the Warbasse Project, a lien on
                                 substantially all of the assets of each of the Warbasse
                                 Guarantors, and a pledge of the equity interests in the
                                 Warbasse Guarantors.

Ranking and Security for the
Project Note and the
Guarantee Issued by the Big
Spring Guarantor               - The Guarantee issued by the Big Spring Guarantor and the
                                 U.S. Project Note are senior secured debt of the Big
                                 Spring Guarantor, and guarantees payment of the
                                 $50,000,000 U.S. Project Note, the $100,000,000 Trinidad
                                 Project Note and the Securities.

                               - Security for the payment of the Guarantee issued by the
                                 Big Spring Guarantor and the U.S. Project Note includes an assignment of all cash flows received by the Big Spring
                                 Guarantor from the Big Spring Project, a lien on
                                 substantially all of the assets of the Big Spring Project, and a pledge of the general and limited partnership
                                 interests in the Big Spring Guarantor.

Principal Covenants            Principal covenants under each of the Project Loan
                               Agreements prohibit:

                               - entering into any transaction of merger or consolidation, change in form of organization, liquidation or similar
                                 transaction,

                               - entering into non-arm's length transactions or agreements with Affiliates,

                               - incurring any debt or liens except for certain permitted debt and liens,

                               - engaging in any business other than as contemplated, and

                               - amending or terminating certain of the agreements to which they are a party.

    See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Project Loan Agreements."

Trustee, Collateral Agent and
Depositary                     - The Bank of New York, a New York banking corporation.

Form                           - The Exchange Securities will initially be issued in book entry form through The Depository Trust Company ("DTC")
                                 and DTC will act as the depositary for the Exchange
                                 Securities.

                               - Unless a holder specifically requests the Exchange
                                 Securities to be issued in a definitive form, the Exchange
                                 Securities will be issued in global form ("DTC
                                 Securities").

                               - The interests in DTC Securities will be shown on, and
                                 transfers will be effected only through, records
                                 maintained by DTC and its participants.

    See "SUMMARY DESCRIPTION OF THE EXCHANGE SECURITIES--Book Entry System."

THE EXCHANGE OFFER

Exchange Securities            - The forms and terms of the Exchange Securities are
                                 identical in all material respects to the terms of the Old
                                 Securities for which they may be exchanged pursuant to the
                                 Exchange Offer, except for certain transfer restrictions,
                                 registration rights and liquidated damages provisions
                                 relating to the Old Securities described elsewhere in this
                                 Prospectus under "SUMMARY DESCRIPTION OF THE PRINCIPAL
                                 FINANCING DOCUMENTS."

The Exchange Offer             - We are offering to exchange up to $150,000,000 aggregate principal amount of the Exchange Securities for up to
                                 $150,000,000 aggregate principal amount of Old Securities.
                                 Old Securities may be exchanged only in integral multiples of $1,000.

Expiration Date; Withdrawal
of Tender                      - Unless we extend the Exchange Offer, it will expire at
                                 5:00 p.m., New York City time, on [      ], 1999. We will
                                 not extend this time period to a date later than [      ],
                                 1999. You may withdraw any Old Securities you tender
                                 pursuant to the Exchange Offer at any time prior to
                                 [      ], 1999. We will return, as promptly as practicable
                                 after the expiration or termination of the Exchange Offer, any Old Securities not accepted for exchange for any
                                 reason without expense to you.

                               - We will maintain the registration statement relating to
                                 the Exchange Offer continuously effective until (a) the
                                 completion of the Exchange Offer or (b) 120 days after
                                 effectiveness of the Registration Statement, whichever
                                 period is longer.

Certain Conditions to the
Exchange Offer                 - The Exchange Offer is subject to customary conditions,
                                 which may be waived by us.

Procedures for Tendering Old
Securities                     - If you wish to accept the Exchange Offer, you must
                                 complete, sign and date the Letter of Transmittal in
                                 accordance with the instructions, and deliver the Letter
                                 of Transmittal, along with the Old Securities and any
                                 other required documentation, to the Exchange Agent. By
                                 executing the Letter of Transmittal, you will represent to us that, among other things:

                               - any Exchange Securities you receive will be acquired in
                                 the ordinary course of your business;

                               - you have no arrangement with any person to participate in the distribution of the Exchange Securities; and

                               - you are not an "affiliate," as defined in Rule 405 of the
                                 Securities Act of 1933, as amended (the "Securities Act"), of the Funding Company or, if you are an affiliate, you
                                 will comply with the registration and prospectus delivery
                                 requirements of the Securities Act to the extent
                                 applicable.

                               If you hold your Old Securities through DTC and wish to
                               participate in the Exchange Offer, you may do so through
                               DTC's Automated Tender Offer Program ("ATOP"). By
                               participating in the Exchange Offer, you will agree to be
                               bound by the Letter of Transmittal as though you had
                               executed such Letter of Transmittal.

Interest on the New
Securities                     Interest on the Exchange Securities shall accrue from the
                               interest payment date (April 30 or October 30) on which
                               interest was last paid on the Old Securities exchanged.

Special Procedures for
Beneficial Owner               If you are a beneficial owner whose Old Securities are
                               registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Old
                               Securities in the Exchange Offer, please contact the
                               registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this Prospectus.

Guaranteed Delivery Procedure  If you wish to tender your Old Securities, you may, in certain instances, do so according to the guaranteed
                               delivery procedures set forth elsewhere in this Prospectus under "SUMMARY DESCRIPTION OF THE EXCHANGE OFFER--Guaranteed
                               Delivery Procedures."

Registration Rights Agreement  We sold the Old Securities in a transaction exempt from the registration requirements of the Securities Act, on August
                               4, 1998. At that time, the Funding Company entered into an
                               Exchange Registration Rights Agreement (the "Registration
                               Rights Agreement") which grants the holders of the Old
                               Securities certain exchange and registration rights. This
                               Exchange Offer satisfies those rights, which terminate upon consummation of the Exchange Offer. You will not be entitled to any exchange or registration rights with respect to the
                               Exchange Securities.

Certain Federal Tax
Considerations                 With respect to the exchange of the Old Securities for the
                               Exchange Securities:

                               -- the exchange should not constitute a taxable exchange for
                               U.S. federal income tax purposes;

                               -- you should not recognize gain or loss upon receipt of the
                                  Exchange Securities;

                               -- you must include interest in gross income to the same
                               extent as the Old Securities; and

                               -- you should be able to tack the holding period of the
                               Exchange Securities to the holding period of the Old
                                  Securities.

Use of Proceeds                We will not receive any proceeds from the exchange of the
                               Securities pursuant to the Exchange Offer.

Exchange Agent                 We have appointed The Bank of New York as the Exchange Agent for the Exchange Offer. The address and telephone number of the Exchange Agent are 101 Barclay Street, New York, New
                               York 10286; (212) 495-1784.

                      FINANCIAL INFORMATION AND OTHER DATA

RATIO OF EARNINGS TO FIXED CHANGES

    Since the Funding Company is newly formed, it has no material earnings to date. In addition, the Funding Company is designed as a special purpose company. Accordingly, we have not included a ratio of earnings to fixed changes, as such information would be meaningless.

                                  RISK FACTORS

    In considering exchanging your Old Securities for Exchange Securities you should consider carefully, in addition to other information contained in this Prospectus, the following risk factors in evaluating the Funding Company and its business before making the exchange.

    This Prospectus also contains certain forward-looking statements that involve risks and uncertainties. These statements may be identified by the use of words such as "expects," "anticipates," "intends," and "plans" and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Prospectus.

CONSEQUENCES OF EXCHANGE

    In making the Exchange Offer, we are relying on the position of the staff of the Commission, which is expressed in certain no-action letters addressed to other parties in transactions that are substantially similar to the Exchange Offer. However, we did not seek our own no-action letter and cannot assure that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it did in other similar transactions. Based on the interpretations by the staff of the Commission, we believe that the Exchange Securities may be offered for resale, resold or transferred through other means, without registering or delivering a prospectus as required under the Securities Act, if the holder acquired such Exchange Securities in the ordinary course of such holder's business that such holder does not distribute, and has not agreed with any person to distribute, such Exchange Securities. As a condition to the exchange and the Old Securities for the Exchange Securities, you must comply with the terms of the Exchange Offer and, in certain cases, make certain representations. See "SUMMARY DESCRIPTION OF THE EXCHANGE OFFER--Purpose of the Exchange Offer,"
"--Consequences of Exchange and Failure to Exchange Old Securities" and "PLAN OF DISTRIBUTION."

FAILURE TO EXCHANGE OLD SECURITIES

    If you do not exchange your Old Securities for the Exchange Securities, you will continue to be subject to the restrictions on transfer of such Old Securities written in the legend printed on the Old Securities. In general, the Old Securities may not be offered or sold unless registered under the Securities Act or exempted from registering under the Securities Act and applicable state securities laws. We do not currently intend to register the Old Securities under the Securities Act, and upon the completion of the Exchange Offer, holders of the Securities that are either tendered but unaccepted or untendered will not have the right to have such Old Securities registered under the Securities Act, and their ability to sell the Old Securities could be adversely affected. See "SUMMARY DESCRIPTION OF THE EXCHANGE OFFER--Consequences of Exchange and Failure to Exchange Old Securities."

NON-RECOURSE PROJECT FINANCING

    The Funding Company is a limited liability company created under the laws of the Cayman Islands for the sole purpose of issuing the Securities. The only significant assets of the Funding Company are the U.S. Project Note and the Trinidad Project Note. The Securities are recourse only to the Project Notes and certain other collateral. The Funding Company's ability to make payments on the Securities entirely depends on payments under the Project Notes and the Guarantees. The Project Note Obligors solely rely on certain assets and cash flows to make payments on the Project Notes. Similarly, the Guarantors solely rely on certain assets of, and cash flow from the Projects to make payments on the Guarantees. This structure is a common non-recourse, project finance structure.

    The Big Spring Guarantor is only engaged in the business of constructing and operating the Big Spring Project and its only significant assets are the assets related to the Big Spring Project. InnCOGEN, the Trinidad Parent and the Trinidad Guarantor are only engaged in the business of constructing and operating the Trinidad Project and their significant assets are only the assets related to the Trinidad Project. The Warbasse Guarantors are only engaged in the business of owning certain notes issued by WCTP and its significant assets are only the assets related to such notes. The Brooklyn Navy Yard Guarantor is only engaged in the business of receiving certain cash flow generated by the Brooklyn Navy Yard Project and its significant assets are only the assets related to such cash flow.

    If an obligor fails to make payment on a Project Note or a Guarantee, the Funding Company cannot assure that any remedies available to it for such failure to pay, including foreclosure on the pledged assets of such obligor or Guarantor, would be sufficient to pay such obligor's obligation under the Project Note and the Guarantee. No partners or affiliates of the Funding Company and no directors, officers or employees of the Funding Company, the Project Note obligors or the other Guarantors, nor the Warbasse Project or the Brooklyn Navy Yard Project, will guarantee or be in any way liable for the payment of the Securities, the Project Notes or the Guarantees. As a result, payment of amounts owed pursuant to the Project Notes, the Guarantees and the Securities is dependent solely upon the performance of the Projects.

RELIANCE ON LIMITED NUMBER OF CUSTOMERS AND SUPPLIERS

    Each of the Projects depends on third parties to, among other things (a) purchase substantially all of the electricity, steam, and/or energy produced by the Projects, (b) provide the fuel and other goods and services necessary for the Projects to generate such electricity, steam and/or energy and (c) operate and maintain the Projects. Each of the Projects relies, or will rely, on agreements with a limited number of customers, typically utilities, to generate 100% of its operating revenues and expects to continue to do so during the terms of the power purchase agreements. The power purchase agreements are generally long-term agreements providing for the sale of electricity and thermal energy for remaining terms of 13 through 38 years. Under the power purchase agreements, the customers have the right to terminate or withhold payment or performance under such agreements if certain events occur. The loss of any one power purchase agreement with any of these customers could have a material adverse effect on the related Project and the Guarantor.

CONSTRUCTION RISKS

    The Big Spring Guarantor is currently constructing the Big Spring Project and InnCOGEN is currently constructing the Trinidad Project. As with any major construction effort, construction of the Big Spring Project and the Trinidad Project involves many risks, including delays, cost overruns, performance deficiencies, shortages of materials and labor or property, work stoppages, labor disputes, engineering, environmental, permitting, political risks with respect to the Trinidad Project, geological problems, force majeure and other unanticipated problems beyond the control of the Funding Company, InnCOGEN and the Big Spring Guarantor. A failure to complete construction of either such Project in accordance with the terms of the agreements relating to such Project could adversely affect the amount and timing of the revenues received by such Project, including a termination of the relevant power purchase agreement.

    If a Project fails to achieve commercial operation or certain operating levels by specified dates or fails to make certain specified payments, the relevant utility to terminate its power purchase agreement, or to retain security posted as liquidated damages, or requires the applicable Project Company and/or Guarantor to pay liquidated damages, and such Project may become insolvent as a result.

GENERAL OPERATING RISKS

    The operation of the Projects involves many risks including the breakdown or failure of equipment or processes, performance below expected levels of output, interruptions in fuel supply, sub-normal wind regimes, pipeline or transmission disruptions, disruptions in the supply of steam or electrical energy, extreme weather conditions, violation of permit requirements, operator error, the inability to meet expected efficiency standards or catastrophic events such as fires, earthquakes or explosions. In addition, the operation of the Projects involves risks relating to any increases in operating costs for any reason, including, without limitation, fuel costs and any additional taxes. See "SUMMARY DESCRIPTION OF THE PRINCIPAL PROJECT CONTRACTS--IDA Lease Agreement."

    Any of these events could significantly reduce or eliminate revenues generated by a Project or significantly increase the expenses of a Project, which may adversely affect the ability of the Funding Company to make any payments on the Securities. In addition, the Big Spring Project and the Trinidad Project have no operating history and may use recently developed and technologically complex equipment.

    Each of the Projects currently possesses insurance, as required under the relevant power purchase agreement, to minimize these risks; however, not all risks are insured and the proceeds of such insurance may not be adequate to cover losses. We cannot assure that such insurance coverage will be available in the future on commercially reasonable terms or rates. Furthermore, we cannot assure that the amounts for which the Projects are insured or amounts that the Projects receive under such insurance coverage will cover all losses. If there is a total or partial loss of a Project, we cannot assure that the insurance proceeds received in respect thereof will be sufficient to satisfy all related indebtedness, including the obligation to redeem the Securities under certain circumstances as required under the Trust Indenture, dated as of August 4, 1998, between the Trustee and the Funding Company (the "Indenture"). If insurance continues to be unavailable, the purchaser of the electricity of relevant power purchase agreement may terminate the power purchase agreement.

FACTORS RELATING TO TRINIDAD

POLITICAL RISK AND SOVEREIGN ACTION OF TRINIDAD.

    The Trinidad Project is subject to political, economic and other uncertainties, including the risks of war, expropriation, nationalism, renegotiation or nullification of existing contracts, changes in taxation policies, currency exchange restrictions, international monetary fluctuations and changing political conditions. The Government of Trinidad traditionally has played a central role in the development of Trinidad's hydrocarbon reserves and has exercised, and continues to exercise, significant influence over many other aspects of the Trinidadian economy. The actions by the Government of Trinidad have had in the past, and could have in the future, significant effects on the financial condition and results of operation of InnCOGEN, on the ability of InnCOGEN to make capital expenditures and on the market price and liquidity of debt securities of InnCOGEN. The Funding Company cannot assure that political developments in Trinidad will not have a material adverse effect on the operation of the Trinidad Project and the ability of the Trinidad Guarantor, InnCOGEN or the Trinidad Parent to fulfill their respective obligations described in this Prospectus.

    In 1990, a local extremist group unsuccessfully attempted to take control of the country. The then Prime Minister and eight Ministers were taken hostage and that group took control of Trinidad's then-sole television broadcasting facility. Although several persons, including one member of Parliament, were killed, the crisis was resolved, and those involved were charged with offenses relating to the uprising. There have been no subsequent extra-legal challenges to the Government of Trinidad.

    The operations and financial condition of the Trinidad Project are expected to be affected generally by inflation, exchange rates and controls, interest rates, changes in the Government of Trinidad's leadership, policy and taxation and other political, economic or other developments in or affecting Trinidad. Although InnCOGEN has structured the Trinidad power purchase agreement and agreed to purchase Trinidad Project components to provide for payments to be made in, or indexed to, U.S. dollars or a currency freely convertible into U.S. dollars, the Funding Company cannot assure that InnCOGEN and/or the Trinidad Guarantor will be able to achieve this structure in all cases or that a power purchaser or other customer will be able to obtain sufficient U.S. dollars or other hard currency or that available U.S. dollars will be allocated to pay such obligations. Although InnCOGEN may decide to enter into certain transactions to hedge risks associated with exchange rate fluctuations, the Funding Company cannot assure that it will do so, or that such transactions will be successful in reducing such risks even if it does.

    The adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, so as to modify the present regulatory regime (including those relating to the environment) could have a material adverse effect on the construction and the operation of the Trinidad Project.

LABOR RELATIONS.

    During construction of the Trinidad Project, InnCOGEN will employ personnel, who will be seconded, contracted and direct employees. After the Trinidad Project is completed, InnCOGEN will maintain certain of those employees most of whom will be full-time, local employees. These employees are not public employees and will be entitled to form unions, to negotiate and contract with InnCOGEN and to strike. Certain employees hired by InnCOGEN's contractor, in connection with construction of the Trinidad Project may be union members. Although InnCOGEN has good labor relations to date and has no reason to expect any disputes with its employees, or in any way disruptive of the construction of the Trinidad Project, InnCOGEN is unable to predict the outcome of future labor negotiations and any future conflicts with InnCOGEN's, or its contractors, employees and/or their respective unions. If there are conflicts, such conflicts may have a material adverse effect on InnCOGEN, including its ability to complete construction of the Trinidad Project.

FOREIGN EXCHANGE RISK AND INFLATION.

    In April 1993, the Government of Trinidad allowed its currency, the TT dollar, to be freely convertible and allowed its exchange rate relative to the U.S. dollar to float based upon the market valuation of the TT dollar. Prior to that time, the value of the TT dollar was pegged to the U.S. dollar at a rate determined by the Government of Trinidad from time to time. If the Government of Trinidad were to impose a different exchange rate system which causes the TT dollar to be no longer freely convertible, the ability of InnCOGEN to receive payments for sales of electricity in U.S. dollars and to exchange TT dollars for U.S. dollars could be adversely affected. As a result, InnCOGEN could be forced to hold TT dollars or accept an unfavorable rate of exchange, which may reduce the amount of U.S. dollars received by InnCOGEN. Such an event could have a material adverse effect on InnCOGEN's ability to repay the InnCOGEN Loan payable by InnCOGEN to the Trinidad Guarantor.

    Under the Trinidad power purchase agreement, capacity payments and energy payments to InnCOGEN by T&TEC are tied to U.S. inflation indices. In the event of a significant increase in inflation in Trinidad relative to inflation in the U.S., payments by T&TEC in TT dollars could have an adverse effect on InnCOGEN's ability to repay the InnCOGEN Loan. See "SUMMARY DESCRIPTION OF PRINCIPAL DOCUMENTS--Trinidad Power Purchase Agreement."

REGULATORY MATTERS.

    InnCOGEN must comply with Trinidadian laws, regulations and statutory and regulatory standards (including those relating to the environment) which pertain to electricity generation projects, and

InnCOGEN is subject to their ongoing application and enforcement. In addition, many permits and regulatory approvals are required for the Trinidad Project and InnCOGEN's operations pursuant to Trinidadian industrial, environmental and other relevant laws. Some of these permits were not required as of the Closing Date and have not yet been obtained. Of those permits and approvals which have been obtained, some are subject to certain conditions, and permits and approvals still outstanding may, when issued, similarly be subject to conditions. If InnCOGEN fails to obtain these permits or approvals or fails to obtain these permits and approval on time, or cannot meet any of these conditions could delay the Trinidad Project's construction, or result in InnCOGEN incurring additional costs.

    InnCOGEN has not yet received final planning approval from the Town and Country Planning Division of the Trinidad Ministry of Planning and Development in respect of the Trinidad Project. InnCOGEN believes that it is customary in Trinidad to commence and complete construction of projects after receiving the outline approval from the Town and Country Planning Division (which has been received by InnCOGEN) and the Town and Country Planning Division will give the final approval only after the Trinidad Project has been completed. However, failure to obtain the requisite approvals, or breach of a condition attached to any planning approval, entitles the Minister responsible for the Town and Country Planning Division, to take enforcement action, and the local municipal authority to independently take enforcement action. Such enforcement action may require the non-complying party to comply with all outstanding requirements to an order for demolition.

    It has been a practice in Trinidad during the past 15 years for an application is made to the local municipal authority for a Certificate of Completion after receiving the final planning approval. This serves as proof that all requisite inspections of the construction by local governmental authorities have been carried out and have been passed, and that all necessary approvals, permits and other documentation have been obtained. If InnCOGEN fails to obtain the approval of the local municipal authority, which is usually evidenced by a Certificate of Completion, the local municipal authority may take enforcement action. Such enforcement action may require the non-complying party to comply with all outstanding requirements to an order for demolition.

UNCERTAINTIES ASSOCIATED WITH ENVIRONMENTAL, ENERGY AND OTHER REGULATIONS

    The Projects are subject to a number of environmental laws and regulations affecting many aspects of their present and future operations. Generally, the Project Companies have to obtain and comply with a wide variety of license, permits and other approvals under such laws and regulations. The Project Companies and the Guarantors are also subject to various environmental and energy regulations that both public officials and private individuals may seek to enforce. The Funding Company cannot assure that existing regulations which could have an adverse impact on the operations of the Projects will not be revised or that new regulations, which could have an adverse impact on their operations, will not be adopted or become applicable to the Project Companies and the Guarantors. In particular, the independent power market in the United States is dependent on the existing energy regulatory structure, including the Public Utility Regulatory Policies Act of 1978 ("PURPA"). The Warbasse Project is certified as a QF pursuant to PURPA. As such, the Warbasse Project is exempt under PURPA and federal regulations issued by the United States Federal Energy Regulatory Commission ("FERC") to implement PURPA from (a) regulation as a public utility under all provisions of the Federal Power Act ("FPA") other than those related to transmission services, which are not relevant to the Warbasse Project, (b) regulations as an electric utility company under Public Utilities Holding Company Act of 1935, as amended, ("PUHCA") and (c) regulation respecting rates and financial and organizational matters under New York state utility laws and regulations. The Big Spring Project will be a small power production QF that also will be exempt from relevant provisions of the FPA, PUHCA and state regulation. However, BNYCP is subject to lightened state regulation in connection with its authorization to sell steam and electricity at retail pursuant to existing contracts. The structure of such federal and state energy regulations has in the past, and may in the future, be challenged or proposed to be changed by utilities and other industry participants. If the regulations are changed in response to such challenges or restructuring proposals, the Guarantors may face more comprehensive or stringent requirements. This may cause compliance costs to increase and other adverse effects on the Guarantors' results of operations.

FUNDING RISKS; STRUCTURAL SUBORDINATION

    The cash flow of the Funding Company, and its ability to make payments on the Securities, depends on the cash flow from the U.S. Guarantors and InnCOGEN. In the case of the Brooklyn Navy Yard Guarantor, the right to receive certain cash flow from the Brooklyn Navy Yard Project is subordinate to, and subject to the prior payment of, operating and maintenance costs and the debt service on the senior debt of the Brooklyn Navy Yard Project. This senior debt includes covenants and events of default customary for a project financing, and may also limit the ability of BNYCP to make payments to the Brooklyn Navy Yard Guarantor in certain circumstances. This senior debt is secured by a security interest in and lien on substantially all of the assets of the Brooklyn Navy Yard Project. Therefore, if there is a default on this senior debt, or some other event allows the holders of this senior debt, or a trustee acting on their behalf, to stop making payments to the Brooklyn Navy Yard Guarantor, the cash flow from the Brooklyn Navy Yard Project could be interrupted. In addition, neither the Funding Company nor the Brooklyn Navy Yard Guarantor will be able to realize on the underlying assets of the Brooklyn Navy Yard Project. Any mandatory redemption of the senior debt, including, without limitation, redemption risks associated with Con Ed's maintenance of its status to provide electric service to the general populace of the City of New York and Westchester County, will be applied first to redemption of this senior debt. In addition, certain parties have a prior security interest in certain of the cash flows from the Brooklyn Navy Yard Project.

    In the case of the Warbasse Guarantors, the right of the Warbasse Guarantors to receive cash flow from the Warbasse Project depends on the cash flow from the notes assigned by WCTP (the "WCTP Notes"). The WCTP Notes are senior obligations of the Warbasse Project, and are secured by a security interest in substantially all of the assets of the Warbasse Project. However, the rights under the WCTP Notes are partly governed by the WCTP Intercreditor Agreement with a third party, which also holds a secured debt obligation from the Warbasse Project. Such note held by such third party ranks equally in priority with the WCTP Notes. In addition, if any of the entities obligated under a Project Note or the Securities becomes bankrupt or insolvent, it may be unable to make payments or perform obligations. This could adversely affect the ability of other similar obligors to make payments on the Securities.

CONSIDERATIONS REGARDING LIMITATION ON REMEDIES; FRAUDULENT CONVEYANCE ISSUES

    As described under "Use of Proceeds," a portion of the proceeds of the offering of the Securities was advanced or distributed to York for general corporate purposes of York. Each U.S. Guarantor executed a Guarantee to guarantee the entire amount of the Securities. Under certain circumstances (including a proceeding under applicable bankruptcy law or any similar proceeding), it is possible that a creditor of a Guarantor to claim under federal or state fraudulent conveyance or fraudulent transfer laws, that the Funding Company's claims under the applicable Project Loan Agreement or the applicable Guarantee should be subordinated or unenforceable or that payments thereunder (including payments to the registered holder of the Securities (the "Holders")) should be recovered. In order to prevail on such a claim, a claimant would have to demonstrate that, at the time of or after and giving effect to the Securities, the applicable Project Loan Agreement or the applicable Guarantee, such Guarantor (a) was insolvent or rendered insolvent thereby, (b) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured or (d) intended to hinder, delay or defraud creditors and, in the case of clauses (a), (b) and (c), that the Guarantors did not receive reasonably equivalent value in connection with the issuance of the Securities, the Project Loan Agreements or the Guarantees.

UNCERTAINTIES REGARDING RELIANCE ON PROJECTIONS AND UNDERLYING ASSUMPTIONS

    The Indenture, the Securities, the Project Notes, the Project Loan Agreements and the Guarantees rely on certain assumptions with respect to the Guarantors' and the Projects' revenue generating capacity and the related costs over the term of the Securities. Stone & Webster has evaluated and provided a report on the technical, environmental and economic aspects of the Projects in the Independent Engineer's Report. In the Independent Engineer's Report, Stone & Webster also projected cash flow and discussed many assumptions which it made in preparing these Projections. You should review the projection carefully.

    All projections of future operations and the economic results thereof included in the Independent Engineer's Report have been adopted by Stone & Webster. Stone & Webster has neither examined nor compiled the projections and, accordingly, does not express an opinion or cannot make any assurances relating to the projections. After the Securities are issued, none of the Funding Company, the Guarantors, Stone & Webster or any other person will provide the Holders of the Securities with updated reports or revised projections comparing the projections and actual operating results achieved by the Funding Company and the Guarantors.

    When preparing the projections, certain necessary assumptions were made with respect to general business and economic conditions, the revenues the Guarantors will earn in their respective businesses, and several other material contingencies and other matters that cannot be controlled by the Guarantors and the outcome of which cannot be predicted by the Funding Company, the Guarantors, Stone & Webster or any other Person with any certainty of accuracy. The assumptions used in the projections are uncertain and the results may be different, perhaps significantly and materially, from those projected. None of the Funding Company, the Guarantors, Stone & Webster or any other Person is responsible for the accuracy of such projections. Therefore, none of the Funding Company, the Guarantors, Stone & Webster or any other Person makes representation as to the accuracy of the projections. Moreover, the Investors should not assume that any particular facts or circumstances will occur. If the actual results are less favorable than those shown or if the assumptions made in preparing the projections are incorrect, the Funding Company's ability to make payments under the Securities, the Project Note obligors' ability to make payments under the Project Notes and the Guarantors' ability to make payments under the Guarantees may be adversely affected.

REFINANCING RISKS

    Only a small portion of the principal of the Securities and the Project Notes will be amortized prior to the latest stated maturity date of any series of the Securities. Upon such date, some or all Project Note obligors will need to refinance the Project Notes in order for the Funding Company to pay the Securities. The Funding Company cannot assure that such refinancing will be successful. The Funding Company also cannot assure that the Project Notes or the Securities will be able to be paid upon the final maturity date.

CONSIDERATIONS REGARDING TAX TREATMENT

    Pursuant to the Trinidad Government Agreement, InnCOGEN is not required to pay corporation tax in Trinidad for 8 years after September 9, 1999 (the "Production Day"). In addition, amounts paid by InnCOGEN to the Trinidad Guarantor, from the Trinidad Guarantor to the Trinidad Parent, or from the Trinidad Parent to the Funding Company or from the Funding Company to the Holder, is not expected to be taxed or withheld. However, we cannot assure that the cash flow to or through these entities will not become subject to taxation or withholding, which may reduce the cash flow available for debt service on the Securities. See "CERTAIN TAX CONSIDERATIONS."

ABSENCE OF MARKET FOR THE SECURITIES

    Prior to the offering of the Securities, there has been no public trading market for the Securities, although the Old Securities were eligible for trading in the Portal Market ("PORTAL") of the Nasdaq Stock Market, Inc. ("NASDAQ"). We do not intend to apply for listing of the Exchange Securities on any securities exchange or on any automated dealer quotation system. The Old Securities will not be registered under the Securities Act and will continue to be subject to certain restrictions on transfer. See "TRANSFER RESTRICTIONS." The Funding Company has been advised by Credit Suisse First Boston that it intends to make a market in the Securities as permitted by applicable laws and regulations. However, it is not obligated to do so and may discontinue market-making at any time without notice. The Funding Company cannot assure that an active public trading market for the Securities will develop. If a public trading market for the Securities does not develop, purchasers may be unable to resell the Securities for an extended period of time, if at all. Therefore, a holder may not be able to easily sell the Securities, and the Securities may not be readily accepted as collateral for loans.

                        REPUBLIC OF TRINIDAD AND TOBAGO

    Trinidad, a two-island republic, comprises the southernmost islands in the Caribbean island chain. Trinidad lies just off the South American mainland, approximately 7 miles (11.3 kilometers) at the nearest point from Venezuela. The combined area of both islands is approximately 1,980 square miles (5,128 square kilometers). Port of Spain, which is located on the north-west coast of Trinidad, is the capital of the country and the Point Lisas port is the busiest industrial port on the island. A former British colony, Trinidad became an independent state in 1962 and a republic in 1976. The country has been a stable democracy since its independence. It has a population of 1.3 million and has a literacy rate of 96%, the highest of any country in the western hemisphere.

    In the decade prior to 1982, economic growth and prosperity in Trinidad was founded on its oil sector. The country accumulated large monetary reserves which it used to finance public sector activities, including large-scale investments in enterprises, the establishment of a modern infrastructure and the development of an extensive social safety net. However, from 1982 to 1991 there was a downturn in oil production and prices, which caused declines in output and in the level of international reserves.

    Since 1992, the country has experienced a growth in its Gross Domestic Profit ("GDP") (U.S.$3.66 billion in 1992) due primarily to the rapid growth in the petroleum energy sector, as well as the steady growth in its non-petroleum sectors. Based upon preliminary figures released by the Government of Trinidad, in 1997 Trinidad and Tobago's GDP was U.S.$5.77 billion. Trinidad and Tobago's external debt was rated BB+ by S&P with a positive outlook as of April 30, 1998, and Ba1 by Moody's. The petroleum and petrochemical sector continues to be the single largest contributor to GDP. The country has 32 oil producing and gas fields; 18 on-shore and 14 off-shore, with 10 of the 32 fields producing natural gas. On December 31, 1997, proven reserves of crude oil were 584 million barrels, with a reserve life of approximately 12.4 years at current levels of production. According to the Petroleum Economist, proven reserves of "non-associated" natural gas at January 1, 1997 were 16.1 trillion cubic feet, giving a reserve life of over 28 years at projected increased levels of production.

    In addition to the emphasis on developing the petroleum industry, the government of the Republic of Trinidad and Tobago (the "Government of Trinidad") has also encouraged investment in other sectors such as manufacturing, tourism and financial services. The tourism industry, located mainly in Tobago, contributed approximately 16% of GDP in 1997.

    Economic growth has played a significant role in the Government of Trinidad's efforts to control both unemployment and inflation. Unemployment has been reduced from 19.6% in 1992 to 15.8% in 1997, and, given the substantial construction activity taking place in the energy and social sectors, is expected to decline further in 1998. In 1993, the Government of Trinidad introduced a trade liberalization system, which had the effect of removing controls over the movement of foreign exchange in and out of Trinidad, and also introduced the flotation of the Trinidad dollar ("TT dollars") against the U.S. dollar. Since that time, the exchange rate has remained relatively stable, depreciating on average by 1.9% per annum since 1994. The Government of Trinidad has also been successful in reducing inflation from 6.5% in 1992 to 3.8% in 1997.

    During this period of economic growth, the Government of Trinidad has instituted a number of economic reforms, the most significant of which has been the divestment of state-owned enterprises. This divestment has coincided with an increase in direct foreign investment into the oil and gas, manufacturing, power and tourism industries. This measure has been complemented by a reform of the country's taxation regime, which has included a reduction in the corporation tax rate from 40% in 1992 to 35% in 1997.

    The Government of Trinidad has utilized the proceeds of this economic growth to improve the social infrastructure of the country, for example, the improvement of primary and secondary roads, medical facilities and educational facilities.

                         INDEPENDENT ENGINEER'S REPORT

    Stone & Webster Management Consultants, Inc. (referred to herein as "Stone & Webster" or the "Independent Engineer"), an engineering consulting firm which provides services related to the technical, environmental and economic aspects of power projects, has prepared the Independent Engineer's Report concerning certain technical, environmental and economic aspects of the Projects (the "Independent Engineer's Report"). The Independent Engineer's Report was prepared in connection with the offering of the Securities (the "Offering") and is attached as Appendix B to this Prospectus. The Independent Engineer's Report includes, among other things, the operating history and performance of the Warbasse Project and the Brooklyn Navy Yard Project, the projected construction cost of the Big Spring Project and the Trinidad Project, a review of the material Project Documents, and projections of annual revenues, expenses and debt service coverage for the Funding Company and the Guarantors for the term of the Securities, adopted by Stone & Webster (the "Financial Projections"). For purposes of preparing the Financial Projections, Stone & Webster relied on certain assumptions regarding material contingencies and several other matters that are not within the control of the Funding Company, the Guarantors, Stone & Webster or any other Person.

SUMMARY

    Set forth below are the principal opinions expressed by Stone & Webster regarding the Projects. For a complete understanding of the estimates, assumptions, and calculations upon which these opinions are based, the Independent Engineer's Report should be read in its entirety.

    TRINIDAD PROJECT.

    (a) The Trinidad Project design and technology appear technically sound, consistent with designs for similar power plants, and suitable for providing power pursuant to the requirements of the Trinidad PPA.

    (b) Major equipment, including the GE 7EA gas turbines, embodies proven technology and is expected to be supplied by reputable manufacturers.

    (c) The Trinidad Project should achieve the capacity required under the Trinidad PPA.

    (d) The Trinidad Project design and construction is within the capabilities of the contractors, Duke/ Fluor Daniel and D/FDI, and the scope of the EES Contract and the Turnkey Construction Contract is complete.

    (e) The EES Contract and the Turnkey Construction Contracts are lump sum turnkey contracts with satisfactory liquidated damages provisions for performance and delay.

    (f) T&TEC is an adequate provider of fuel for the Trinidad Project.

    (g) The draft of the operating agreement and York's estimate of the operating and maintenance costs for the Trinidad Project appear suitable to operate and maintain the Trinidad Project in accordance with accepted industry standards.

    (h) The Project Documents related to the Trinidad Project are technically reasonable and should allow the Trinidad Project to achieve the results in the Financial Projections.

    (i) InnCOGEN has secured all major permits necessary to construct the Trinidad Project and is in the process of obtaining all permits necessary to operate the Trinidad Project.

    (j) Stone & Webster expects the Trinidad Project will have a useful physical operating life though the 30-year term of the Trinidad PPA.

    (k) The Trinidad Project total construction cost is reasonable and within the range of similar projects.

    (l) The budgeted cost for the link-up to T&TEC's transmission system is reasonable.

    (m) Operating revenue and expense assumptions incorporated in the Financial Projections are reasonable based on the Trinidad Project.

    BROOKLYN NAVY YARD PROJECT.

    (a) The Brooklyn Navy Yard Project design, construction and technology appear technically sound and suitable for providing base load power and steam generation pursuant to the requirements of the Brooklyn Navy Yard Project Documents (as defined herein).

    (b) The Brooklyn Navy Yard Project performance data to date confirms that the Brooklyn Navy Yard Project has produced the electrical and steam capacity required under the Energy Sales Agreement, dated as of October 31, 1996, by and between BNYCP and Con Ed (the "BNY PPA") in all seasonal periods.

    (c) The Brooklyn Navy Yard Project has achieved Qualifying Facility ("QF") thermal and efficiency standards to date. Stone & Webster expects the Brooklyn Navy Yard Project to continue to be able to meet the QF standards for the term of the BNY PPA.

    (d) Stone & Webster expects the Brooklyn Navy Yard Project to achieve a long term all-hour average equivalent availability of 90.6% provided that Palmark, Inc. ("Palmark") operates and maintains the Brooklyn Navy Yard Project in accordance with the operating and maintenance agreement and within accepted industry practice.

    (e) Palmark appears capable and qualified to operate and maintain the Brooklyn Navy Yard Project in accordance with the operating and maintenance agreement and within accepted industry standards.

    (f) Palmark's estimate of the costs of operating and maintaining the Brooklyn Navy Yard Project, including provision for major maintenance, is reasonable and in accordance with standard industry practice.

    (g) The Brooklyn Navy Yard Project Documents are technically reasonable and should allow the Brooklyn Navy Yard Project to achieve the results in the Financial Projections.

    (h) The Brooklyn Navy Yard Project was designed and equipped to comply with the air and water discharge permit limitations.

    (i) BNYCP has secured, or is in the process of obtaining, all major permits to operate the Brooklyn Navy Yard Project.

    (j) Stone & Webster expects the Brooklyn Navy Yard Project will have a useful physical operating life through the 40-year term of the BNY PPA.

    (k) Operating revenue and expense assumptions incorporated in the Financial Projections are reasonable based on the Brooklyn Navy Yard Project Documents and on operating performance to date.

    WARBASSE PROJECT.

    (a) The Warbasse Project design, construction and technology appear technically sound and suitable for providing power and steam generation pursuant to the requirements of the Warbasse Project Documents (as defined herein).

    (b) Warbasse Project's performance data to date confirms that the Warbasse Project has produced the electrical and steam capacity required under the Power Purchase Agreement, dated as of April 14, 1989, between Con Ed and Warbasse-Cogeneration Technologies Partnership, L.P., a Delaware limited partnership. (the "WCTP PPA") and the Energy Purchase and Sale Agreement, dated as of July 15, 1987, between WCTP and AWH, as amended by the First Amendment thereto (the "AWH PPA") in all seasonal periods.

    (c) The Warbasse Project has achieved QF thermal and efficiency standards to date. Stone & Webster expects the Warbasse Project to continue to be able to meet the QF standards for the term of the Financial Projections.

    (d) The Warbasse Project Documents are technically reasonable and should allow the Warbasse Project to achieve the results in the Financial Projections.

    (e) The Warbasse Project is designed and equipped to comply with the air emission permit limitations.

    (f) WCTP has secured, or is in the process of obtaining, all major permits to operate the Warbasse Project.

    (g) Stone & Webster expects the Warbasse Project will have a useful physical operating life through the term of the Financial Projections.

    (h) Operating revenue and expense assumptions incorporated in the financial pro forma model and the Financial Projections are reasonable based on the Warbasse Project Documents and on operating performance to date.

    BIG SPRING PROJECT.

    (a) Vestas is the most experienced designer and manufacturer of wind turbines in the world with more than 2 decades of experience and Vestas' record of quality in wind turbine manufacturing generally is proven.

    (b) The design and manufacture of the Vestas V47 and V66 wind turbines are based on sound and proven technology and the manufacturer's experience over two decades.

    (c) The Vestas V47 and V66 wind turbines are scale-ups of existing wind turbines. The reliability and availability experience for these turbines in the field is relevant and has been excellent.

    (d) The Vestas V47 and V66 winds turbines have been certified for design and effectiveness by Germanischer Lloyd, a stringent European certifying organization.

    (e) Based on a study by Richard L. Simon, the independent wind consultant retained by the Funding Company (the "Independent Wind Consultant"), the wind characteristics and land topography at the site of the Big Spring Project are relatively benign and should enhance the longevity of the key load-carrying components and help to lower long-term maintenance costs.

    (f) In general, the site of the Big Spring Project is suitable for the operation and site conditions should present no unusual problems that have not been encountered before and for which the wind turbines are designed.

    (g) The wind turbines will be maintained by York personnel who are experienced in the operation and maintenance of wind turbines and York's operating and maintenance budget is adequate. Additional on-site operating and maintenance training specific to the wind turbines will be provided by Vestas.

    (h) The Big Spring Guarantor has applied for and secured all major permits necessary to complete construction and is in the process of obtaining all major permits necessary to commence operation of the Big Spring Project.

    (i) The total budgeted equipment and construction cost are reasonable and within the range of similar projects.

    (j) York intends to, but has not executed, construction contracts for the power collection system, system control and data acquisition system and the transformers. Much of the design work is in progress and Stone & Webster does not anticipate that York will have any difficulties executing construction contracts for these items.

    (k) The Substation and Commissioning Agreement between York and MSE Power Systems is reasonable and appropriate.

    (l) Operating revenue and expense assumptions incorporated in the Financial Projections are reasonable based on the Big Spring Project Documents (as defined herein). The Financial Projections include a reasonable contingency for maintenance of the wind turbines.

FINANCIAL PROJECTIONS

    Under base case assumptions, Stone & Webster has forecasted an average Debt Service Coverage Ratio of 1.52 over the 9.25 year term of the Offering. The minimum Debt Service Coverage Ratio is 1.51 which occurs in year five.

    A number of sensitivities were performed to test the impact of changes in key variables on the Debt Service Coverage Ratios.

                                                                                                              MIN./AVG.
           CASE                                                                                                  DSCR
           -------------------------------------------------------------------------------------------------  ----------
           Base Case........................................................................................   1.51/1.52
1.         Trinidad Project with no inflation...............................................................   1.45/1.49
2.         Trinidad Project with 20% higher O&M costs.......................................................   1.43/1.48
3.         All Projects with higher O&M costs; 10% higher for U.S. Projects and 20% higher for Trinidad
           Project..........................................................................................   1.42/1.48
4.         All Projects with lower availability.............................................................   1.38/1.41
5.         Big Spring Project with lower energy sales; 78% of base case.....................................   1.43/1.46
6.         Warbasse Project and Brooklyn Navy Yard Project with 10% higher gas prices.......................   1.49/1.52

                                 CAPITALIZATION

    The following tables set forth the capitalization of the Funding Company, the U.S. Guarantors, the Trinidad Parent, and the combined capitalization of the U.S. Guarantors and the Trinidad Parent as of August 31, 1998. The following tables should be read in conjunction with the financial statements of the Funding Company, the combined financial statements of the U.S. Guarantors and the consolidated financial statements of the Trinidad Parent, respectively, included elsewhere in this prospectus.

                                                                                                      AUGUST 31,
                                                                                                         1998
                                                                                                    --------------
Capitalization of Funding Company
  Long Term Liabilities
    Senior Secured Bonds..........................................................................  $  150,000,000
                                                                                                    --------------
  Shareholders' Equity
    Common stock, par value $1; authorized 50,000 shares; issued and outstanding 1,000 shares.....           1,000
    Retained Earnings.............................................................................           1,000
                                                                                                    --------------
                                                                                                             2,000
    Less: Stock subscription receivable...........................................................          (1,000)
                                                                                                    --------------
                                                                                                             1,000
                                                                                                    --------------
      Total Capitalization........................................................................  $  150,001,000
                                                                                                    --------------
                                                                                                    --------------
Capitalization of U.S. Guarantors
  Long Term Liabilities
    Project Note payable..........................................................................  $   50,000,000
  Partners' and members' capital..................................................................      61,174,768
                                                                                                    --------------
      Total Capitalization........................................................................  $  111,174,768
                                                                                                    --------------
                                                                                                    --------------
Capitalization of Trinidad Parent
  Long Term Liabilities
    Project Note Payable..........................................................................  $  100,000,000
                                                                                                    --------------
  Shareholders' Equity
    Common stock, par value $1; 10,000 authorized shares; issued and outstanding 2001
      shares......................................................................................           2,001
    Additional paid in capital....................................................................          97,498
    Accumulated Deficit...........................................................................        (477,893)
                                                                                                    --------------
                                                                                                          (378,394)
    Less: Stock subscription receivable...........................................................          (2,001)
                                                                                                    --------------
                                                                                                          (380,395)
                                                                                                    --------------
      Total Capitalization........................................................................  $   99,619,605
                                                                                                    --------------
                                                                                                    --------------
Combined Capitalization of U.S. Guarantors and Trinidad Parent
  Long Term Liabilities
    Project Notes Payable.........................................................................  $  150,000,000
                                                                                                    --------------
  Equity
    Common stock, par value $1; 10,000 authorized shares; issued and outstanding 2001
      shares......................................................................................           2,001
    Additional paid in capital....................................................................          97,498
    Accumulated Deficit...........................................................................        (477,893)
                                                                                                    --------------
                                                                                                          (378,394)
    Less: Stock subscription receivable...........................................................          (2,001)
                                                                                                    --------------
                                                                                                          (380,395)
    Partners' and members' capital................................................................      61,174,768
                                                                                                    --------------
                                                                                                        60,794,373
                                                                                                    --------------
      Total Capitalization........................................................................  $  210,794,373
                                                                                                    --------------
                                                                                                    --------------

                            SELECTED FINANCIAL DATA

    The selected financial data set forth below have been derived from the financial statements of the Funding Company, the combined financial statements of the U.S. Guarantors and the consolidated financial statements of the Trinidad Parent included elsewhere in this Prospectus for the periods specified below. The data should be read in conjunction with those financial statements and related notes and other financial information appearing elsewhere in this Prospectus.

                          STATEMENT OF OPERATIONS DATA

                                                                                   FOR THE PERIOD JUNE 12, 1998
                                                                                              THROUGH
                                                                                          AUGUST 31, 1998
                                                                                 ---------------------------------
Funding Company
  Interest income..............................................................            $   1,350,000
  Interest expense.............................................................               (1,350,000)
  Other income.................................................................                    1,000
                                                                                             -----------
  Net income...................................................................            $       1,000
                                                                                             -----------
                                                                                             -----------

                                                                                    FOR THE PERIOD JUNE 2, 1998
                                                                                              THROUGH
                                                                                          AUGUST 31, 1998
                                                                                 ---------------------------------
U.S. Guarantors
  Interest income..............................................................            $     474,854
  General Partner fees.........................................................                  407,803
  Interest expense.............................................................                 (462,394)
                                                                                             -----------
  Net income...................................................................            $     420,263
                                                                                             -----------
                                                                                             -----------

                                                                                    FOR THE PERIOD JUNE 1, 1998
                                                                                              THROUGH
                                                                                          AUGUST 31, 1998
                                                                                 ---------------------------------
Trinidad Parent
  Interest income..............................................................            $     289,809
  Interest expense.............................................................                 (767,702)
                                                                                             -----------
  Net loss.....................................................................            $    (477,893)
                                                                                             -----------
                                                                                             -----------

                               BALANCE SHEET DATA

                             AS OF AUGUST 31, 1998

Funding Company
  Total assets................................................................  $151,351,000
  Long-term obligations.......................................................  150,000,000
  Shareholders' equity........................................................        1,000

U.S. Guarantors
  Note receivable--WCTP.......................................................  $57,330,535
  Construction in progress....................................................    7,840,312
  Cash in escrow..............................................................   38,562,546
  Total assets................................................................  113,141,800
  Long-term obligations.......................................................   50,000,000
  Partners' and members' capital..............................................   61,174,768

Trinidad Parent
  Construction in progress....................................................  $28,309,848
  Cash in escrow..............................................................   74,099,961
  Total assets................................................................  112,593,168
  Long-term obligations.......................................................  100,000,000
  Shareholder's deficiency....................................................     (380,395)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

    The Funding Company was formed in 1998 for the sole purpose of issuing the Securities.

LIQUIDITY AND CAPITAL RESOURCES

PORTFOLIO BOND FINANCING

    The Funding Company in August 1998, completed a $150,000,000, 12% portfolio bond financing due October 30, 2007. The proceeds from this financing will provide full funding for construction and completion of the Big Spring Project and the Trinidad Project, and fund a debt service reserve, interest during construction and other costs. This financing was underwritten by Credit Suisse First Boston Corporation and is secured by certain assets and cash flow related to the Brooklyn Navy Yard Project and the Warbasse Project, as well as cash flow and assets of the Big Spring Project and the Trinidad Projects.

    As noted in the Independent Engineer's Report, the net proceeds from the Offering, together with net cash generated by the Projects during construction, are expected to be sufficient to fund the balance of the construction costs of the Big Spring Project and the Trinidad Project.

    As noted in the Independent Engineer's Report, the Project Revenues are expected to be adequate to pay the Projects' expenses and, through payments to the Funding Company on the Project Notes, the Funding Company's obligations on the Securities.

    The Securities are guaranteed by the Warbasse Guarantors, the Brooklyn Navy Yard Guarantor, the Big Spring Guarantor (collectively, the "U.S. Guarantors") and, through its guarantee to the Funding Company of the Trinidad Project Note of $100 million, the Trinidad Guarantor (collectively, with the U.S. Guarantors, the "Guarantors"). The Guarantors are all indirectly wholly-owned or majority-owned subsidiaries of York. The guarantees of the Guarantors are limited to the extent of available cash flow, as defined, from the operations of the Big Spring Project and the Trinidad Project and from certain assets and cash flows of the Guarantors, as well as a pledge of capital stock of the indirect U.S. parent of the Trinidad Guarantor.

    Pursuant to the terms of the Project Notes, the net proceeds of the financing are held in escrow by a bank until such time as they are available for use, as defined, for the construction of the Big Spring Project and the Trinidad Project. In addition, certain amounts are required to be held as a debt service reserve, for interest during construction and other reserves.

BIG SPRING PROJECT

    New World Power Texas Renewable Energy Limited Partnership is a party to a 15-year power purchase agreement with Texas Utilities Electric Company ("TU Electric"), which may be extended for two 5-year periods. Partial commercial operation is currently expected in December 1998, and full commercial operation by February 1999. When completed, the facility will have a capacity of 34 MW and include 46 turbines, including four 1,650 kilowatt ("kW") wind turbines.

    Turbine supply, delivery, erection and commissioning (approximately 75% of the project's estimated construction costs) has been subcontracted to Vestas Wind Systems A/S, the largest manufacturer of wind turbines in the world.

TRINIDAD AND TOBAGO PROJECT

    Construction of a 215MW natural gas fueled combustion turbine project in the Republic of Trinidad and Tobago has begun for commercial operation by fall of 1999. The Trinidad Project will sell the bulk of its output under a 30-year contract signed on February 12, 1998, as amended, with Trinidad and Tobago Electricity Company ("T&TEC"), Trinidad's government-owned power distribution utility. Fixed capacity payments, primarily tied to U.S. inflation rates, will constitute the majority of project revenues. T&TEC will have the obligation to supply and pay for fuel for the Trinidad Project, thereby eliminating fuel risk on the Trinidad Project. T&TEC's obligations under the power purchase agreement are supported by a guarantee of the Trinidad government. The Trinidad Project is also expected to supply energy to several proposed new industrial developments.

GENERAL

    Construction and development of the Big Spring Project and Trinidad Project have begun. There are no significant capital commitments other than capital commitments totaling approximately $102 million, of which $26.2 million has been incurred through August 31, 1998, related to these projects.

    There can be no assurance that the Big Spring Project and the Trinidad Project will be completed in the manner described above, or that the offering of the Securities will provide for all contingencies.

RESULTS OF OPERATIONS

    There have been no commercial operations for either the Big Springs Project or the Trinidad Project through August 31, 1998, however interest expense has been incurred and interest income and certain fees have been earned by various parties.

                                 DEFINED TERMS

    All capitalized terms used in this Prospectus and not otherwise defined have the meanings assigned thereto in Appendix A hereto. The indicated capacity of each of the Projects is approximate and, with respect to the Big Spring Project and the Trinidad Project, is dependent on completion of construction in accordance with specifications. Unless otherwise indicated, all amounts are in U.S. dollars.

           BUSINESS OF THE FUNDING COMPANY, THE PROJECT NOTE OBLIGORS
                               AND THE GUARANTORS

THE FUNDING COMPANY

    The Funding Company was organized as a special purpose limited liability company under the laws of the Cayman Islands for the sole purpose of issuing the Securities. The Funding Company's sole business activity is limited to the issuance of the Securities, acting as lender and payee under the Project Notes, and actions taken in connection therewith. The only income available to the Funding Company to pay principal of, premium, if any, and interest on the Securities are the payments made by the Project Note Obligors under the Project Notes or by the Guarantors under the Guarantees.

THE PROJECT NOTE OBLIGORS AND THE GUARANTORS

    Each of the U.S. Guarantors and the Trinidad Parent is a Project Note Obligor. The obligations of the Trinidad Parent under the promissory note made by the Trinidad Parent to the Funding Company, dated as of August 4, 1998 (the "Closing Date") (the "Trinidad Project Note") are guaranteed by the Trinidad Guarantor. The Big Spring Guarantor owns an equity interest in the Big Spring Project and the Trinidad Guarantor owns an equity interest in the Trinidad Project. Neither owns any other significant assets. Each of the Warbasse Guarantors holds a note from the Warbasse Project and the Brooklyn Navy Yard Guarantor holds the right to receive the BNY Cash Flow (as defined herein) from the Brooklyn Navy Yard Project, and neither owns any other significant assets. The sole business of the Big Spring Guarantor and the Trinidad Guarantor consists of the management and ownership of its Project and neither owns any other significant assets; the sole business of the Warbasse Guarantors is to hold the WCTP Notes and the sole business of the Brooklyn Navy Yard Guarantor is to receive the BNY Cash Flow from the Brooklyn Navy Yard Project. Distributions or other payments or revenues derived from each Project constitutes the sole source of revenues earned by each Guarantor.

    The Warbasse Project and the Brooklyn Navy Yard Project are designed to generate both electrical energy and thermal energy in the form of steam. The Big Spring Project and the Trinidad Project are designed to generate only electrical energy. Each Project's actual outputs of electrical energy and steam vary based on their design or requirements of the Power Purchase Agreements.

    The Warbasse Project, the Trinidad Project and the Brooklyn Navy Yard Project use or will use natural gas as their primary source of fuel, however the Warbasse Project and the Brooklyn Navy Yard Project also have the ability to use other fuels in certain circumstances. The Big Spring Project will use wind power to generate electricity.

TRINIDAD PROJECT

    The Trinidad Project is a 215 Megawatt ("MW") natural gas-fired combustion turbine electric generation facility under construction in Trinidad, scheduled for Commercial Operation by September 1999. InnCOGEN will sell the bulk of the Trinidad Project's output to T&TEC under the Trinidad PPA for a term of 30 years from the date of Commercial Operation of the first turbine generator and associated equipment (a "Unit") to be commercially available. Fixed capacity payments, primarily tied to U.S. inflation rates, are expected to constitute the majority of the Project Revenues from the Trinidad Project. T&TEC will have the obligation to supply and deliver to InnCOGEN at no charge fuel related to the supply of electricity to T&TEC thereby mitigating fuel risk on the Trinidad Project. Additionally, T&TEC will be obligated to construct sub-stations and interconnection facilities from their electrical substation located nearby. T&TEC's obligations under the Trinidad PPA are supported by the Trinidad Government Agreement in accordance with the terms therewith. See "SUMMARY DESCRIPTION OF THE PRINCIPAL PROJECT CONTRACTS--Trinidad Government Agreement." The Trinidad Project may also supply energy to several proposed new industrial facilities.

    Duke/Fluor Daniel will be the contractor for the construction of the Trinidad Project and for all work and services to be performed in Trinidad pursuant to the Turnkey Construction Contract, which contains customary liquidated damages provisions for failure to complete construction in a timely manner.

    D/FDI will be the contractor for the engineering, design and procurement services for the Trinidad Project to be performed outside Trinidad pursuant to the EES Contract, which contains customary liquidated damages provisions for the Trinidad Project's failure to meet the Performance Guarantee (as described herein).

    After the completion of the Trinidad Project, Palmark will be the operator of the Trinidad Project pursuant to the Operation and Maintenance Agreement with customary provisions.

BROOKLYN NAVY YARD PROJECT

    The Brooklyn Navy Yard Project is a 286 MW natural gas-fired cogeneration facility located in a 260 acre industrial park in New York City. The Brooklyn Navy Yard Project has been in Commercial Operation since March, 1997 and substantially all of its electricity and steam is used to supply Con Ed under a 40-year energy sales contract (38 years remaining). Steam is delivered to Con Ed's New York City district steam system, the world's largest, through a tunnel under the East River. BNYCP currently provides more than 15% of Con Ed's total steam consumption in New York City. Electric energy delivered represents about 3% of peak power demand in the service territory.

    BNYCP completed long-term project financing on December 17, 1997 with the sale of $100,000,000 aggregate principal amount of Senior Secured Bonds Due 2020 and $307,000,000 aggregate principal amount of New York City Industrial Development Agency Industrial Development Revenue Bonds due from 2022 to 2036 (collectively, the "BNYCP Bonds").

    The Brooklyn Navy Yard Guarantor has been assigned the right to receive, pursuant to the BNYCP Partnership Agreement, the BNY Cash Flows from York Partners. The General Partners Fees and the Royalty Fees are paid out of revenues of the Brooklyn Navy Yard Project after payment of the Operation and Maintenance Costs and debt service on the BNYCP Bonds and other required deposits into certain designated funds and accounts and the satisfaction of certain other conditions. The Equity Cash Flows are paid after all other obligations of BNYCP, including a $93 million debt to Mission. In addition, Mission and certain other parties have a prior security interest in certain of the BNY Cash Flows, including a security interest, limited in annual amount, in the General Partner Fees and Royalty Fees pursuant to the Mission Reimbursement Agreement (as defined herein). See "SUMMARY DESCRIPTION OF THE PRINCIPAL PROJECT CONTRACTS--Mission Reimbursement Agreement."

WARBASSE PROJECT

    The Warbasse Project is a 38 MW natural gas-fired cogeneration facility located in Brooklyn, New York, that supplies electricity and thermal energy to the cooperative apartment complex (the "AWH Premises") administered by AWH and provides energy (when dispatched) and capacity to Con Ed under a 22-year power purchase agreement (13 years remaining).

    The Warbasse Project is owned by WCTP, which was formed to build a cogeneration plant to service the residents of the AWH Premises. The Warbasse Project entered into service in 1989 and supplied all of the electricity, heat, central air conditioning and domestic hot water for the residents of the AWH Premises. York constructed and financed the Warbasse Project and performs operation and maintenance services.

    The Warbasse Guarantors hold approximately $58 million notes of WCTP. The other long-term debt of WCTP is evidenced by the Amended and Restated Promissory Note, dated as of November 17, 1994, in the outstanding principal amount of approximately $11 million issued by WCTP payable to Tomen (the "Tomen Note"). Each of these notes rank PARI PASSU and bear interest at LIBOR plus 2% per annum, payable quarterly. The terms of the WCTP Notes and the Tomen Note provide for the reduction in the principal balances of each such note from all operating cash flow from WCTP, pro rata to the principal balances of each such note.

BIG SPRING PROJECT

    The Big Spring Project is a wind power facility is under construction in the Big Spring area of Texas. The Big Spring Project began energy production in December of 1998, and is scheduled for Commercial Operation in February of 1999. The Big Spring PPA requires Commercial Operation to occur before May 31, 1999. When completed, the Big Spring Project is expected to have a capacity of 34 MW, to be generated by four 1,650 kW wind turbines and forty-two 660 kW wind turbines. The Big Spring Project will sell its power to TU Electric pursuant to the Big Spring PPA. The Big Spring Guarantor has contracted the turbine supply, delivery, erection and commissioning (approximately 80% of project construction costs) to Vestas, the manufacturer of the wind turbines.

    The Big Spring PPA has an initial term of 15 years. During the initial term, TU Electric pays a fixed but escalating price (starting at 4.14 cents per kilowatts per hour ("kWh")) for energy delivered up to a maximum of 116,900,000 kWh per year. A balancing account adjusts for variable wind years by allowing any shortfall in production by the project to be carried forward and credited against excess production over the life of the power purchase agreement. At the end of the initial term, the Big Spring PPA may be extended by either party for each of two 5-year periods. If the Big Spring PPA is not extended, the Big Spring Guarantor may either sell its output to TU Electric at its then avoided costs or market its energy elsewhere. The Big Spring Guarantor is entitled to accelerated U.S. Federal income tax depreciation and to a 1.7 cents per kWh (escalating) wind production tax credit over the first 10 years of operation of the Big Spring Project. This credit may be applied to any U.S. Federal income tax from other sources.

                      ENFORCEABILITY OF CIVIL LIABILITIES

    The Funding Company is a limited liability company incorporated under the laws of the Cayman Islands. In addition, most of the Funding Company's directors and officers are not residents of the United States and their assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize against them upon judgments of courts of the federal securities laws.

                                   MANAGEMENT

    Executive officers, directors and other key employees of York and certain of its subsidiaries are set forth below:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Robert M. Beningson                                            69   Chairman of the Board, President and Chief Executive
                                                                    Officer
Michael Trachtenberg                                           50   Executive Vice President, Chief Financial and
                                                                    Accounting Officer and Secretary
Robert C. Paladino                                             47   Executive Vice President
Vito L. Elefante                                               48   Vice President
Mark E. Haller                                                 47   Director Business Development-Wind
David P. Perri                                                 34   Vice President, Engineering-CTI
Stanley Weinstein                                              72   Director
Howard F. Sommer                                               57   Director
Harvey W. Schultz                                              58   Director
Jerry Fuchs                                                    37   Project Manager-Wind Projects
Richard Realmuto                                               31   Chief Electrical Engineer

    Robert M. Beningson was elected a director of York in October 1981. In February 1982, Mr. Beningson was elected Chairman of the Board, President and Chief Executive Officer of York. He also serves as President, Chief Executive Officer and Chairman of the Board of each of York's subsidiaries. Mr. Beningson received a Bachelor of Mechanical Engineering from Rensselaer Polytechnic Institute in 1950 and served in the U.S. Army Corps of Engineers from 1951 to 1953.

    Michael Trachtenberg, a Certified Public Accountant, joined York in January 1987 and was elected Vice President, Chief Financial Officer and Secretary in March 1987 and was elected Executive Vice President in April 1990. From November 1985, until joining York, Mr. Trachtenberg was a financial consultant in private practice. Prior thereto, Mr. Trachtenberg was Vice President-Finance and Chief Financial Officer of S&S Corrugated Paper Machinery Co., Inc. From 1980 to 1984, Mr. Trachtenberg held various positions with Carter Day Industries, Inc., an agricultural equipment manufacturer and energy and environmental systems company, culminating in his appointments as Vice President, Treasurer and Chief Financial Officer. Mr. Trachtenberg received a B.B.A. from Bernard M. Baruch College in June 1970.

    Robert C. Paladino joined York in January 1987 and was elected Executive Vice President in April 1990. From October 1980 until joining York, Mr. Paladino was Senior Vice President and General Counsel of NPS Technologies Group, Inc., an engineering and construction company serving the electric utility industry. From 1974 to 1980, Mr. Paladino held various positions with the Edison Electric Institute, the national organization for the investor-owned electric utility industry, leading to his appointment as Director of Fossil Fuels and Assistant to the President. Mr. Paladino received his Bachelors in Chemical Engineering from Manhattan College in 1972; Masters in Environmental Engineering from Manhattan College in 1974; Juris Doctorate from George Washington University, National Law Center in 1980. He was admitted to the New York State Bar in 1981.

    Vito L. Elefante joined York in April 1998 and was then elected Vice President. Prior to joining York, Mr. Elefante was Vice President of Edison Mission Energy New York, Inc. and Executive Director of BNYCP. Prior to that, Mr. Elefante worked at Long Island Lighting Company for 20 years, where he was responsible for independent power generation, purchasing and fuels. Mr. Elefante received his Bachelors in Mechanical Engineering from Manhattan College in 1972, completed graduate studies in business administration at Long Island University and participated in executive management programs at Duke University and Pennsylvania State University.

    Mark E. Haller is responsible for identifying, developing and operating wind power projects. From 1993 to 1996, Mr. Haller was Director of U.S. Operations for Enercon, a German-based wind turbine manufacturer where his primary responsibilities were marketing and business development. Prior to Enercon, Mr. Haller held various positions with SeaWest Power Corporation from 1983 to 1993. Mr. Haller received his degree in Wind Energy Technology from the Red Wind Energy Education Center and the Red Wing Technical College, in Red Wing, Minnesota in 1981.

    David P. Perri is responsible for project development, engineering and construction management, operation and maintenance management, permitting, and budgets. He was the project manager for the Warbasse Project from 1986 to 1990. Mr. Perri received Bachelor of Science and Master of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute.

    Stanley Weinstein was elected to York's Board of Directors in May, 1995. Until 1991, Mr. Weinstein was a partner at Deloitte and Touche, certified public accountants, and since such date, has been an independent consultant. He has been a practicing accountant for almost 45 years, with primary client responsibilities in the financial, retail, distribution, apparel and textile industries. He co-authored the widely recognized SEC Compliance-Financial Reporting and Forms handbook published by Prentice Hall, and served on the AICPA committees that produced the Finance Companies Audit Guide and the International Booklet Series for Professional Accounting in Foreign Countries. He received a B.B.A. in Accounting from City College of New York.

    Howard F. Sommer was elected to York's Board of Directors in September, 1997. In September 1995, Mr. Sommer was hired as the President and CEO of New York Community Investment Company L.L.C., a new $10 million equity fund created and funded by eleven major banks in New York City. Beginning in 1973, as President of U.S. Capital Corporation and Fundex Capital Corporation, he has managed finance and investment company activities that provided over $100 million in funding to small businesses. Mr. Sommer received a Bachelors Degree in Electrical Engineering from City College of New York and an MBA from New York University.

    Harvey W. Schultz was elected to York's Board of Directors in November, 1998. He currently is President of AMREP Solutions, Inc. From 1970 through 1990, Mr. Schultz held various positions with the City of New York, such as Director of the Economic Development Section of the New York City Department of City Planning, the Director of the Brooklyn Office of City Planning, the Director of Land Use Planning & Environmental Management for the New York City Planning Department, Executive Assistant to the Brooklyn Borough President, and the Commissioner of the New York City Department of Environmental Protection. Mr. Schultz has a Masters Degree in Urban Planning (1968, Hunter College), is a member of the American Institute of Certified Planners, and Chairman of the American Planning Association's Water, Sewer & Sanitation Committee.

    Jerry Fuchs joined York in October 1997, as Project Manager-Wind Projects, and is currently responsible for managing the development and construction of the Big Spring Project. Mr. Fuchs has been actively involved in the wind power industry since 1981, working for the State of Minnesota Department of Energy and Fayette Manufacturing Corporation, a large wind farm developer and operator in California. From 1991 to 1993, Mr. Fuchs was a consultant in the independent power industry. Prior to joining York, Mr. Fuchs worked for the New World Power Corporation where he was responsible for site selection, project planning and design, permitting and environmental work in support of wind farm developments. Mr. Fuchs graduated in 1982 from the Red Wind Energy Education Center in Minnesota with a degree in Wind Energy Technology.

    Richard Realmuto is responsible for managing operations at the Warbasse Cogeneration Facility. In addition, he is Chief Electrical Engineer responsible for engineer and design review, site inspection and utility coordination. Prior to joining York, Mr. Realmuto was Project Engineer for Long Island Lighting Company, responsible for the electrical and gas interconnection of the New York Power Authority's 150 MW Holtsville Combined Cycle Facility. Mr. Realmuto is a Professional Engineer, registered in New York. He received a Bachelor of Science and Master of Science in Electrical Engineering from Polytechnic University of Brooklyn, New York and a Master of Science in Environmental Technology from New York Institute of Technology.

    There are no family relationships between or among any directors or executive officers of York.

    York has elected an independent director of each of the U.S. Guarantors and York T&T. The organizational documents of each of the U.S. Guarantors and York T&T provide that the consent of such independent director or other person is required for any such U.S. Guarantor or York T&T to file a voluntary bankruptcy petition. Such independent director or other person has confirmed that he owes a fiduciary duty to the creditors of such entity, as well its equity holders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    York owns, directly or indirectly, all or a majority of the equity in the Guarantors and the Project Note Obligors. In addition, York provides services to each of the Guarantors and the Project Note Obligors and receives fees for such services. The general partner of WCTP is owned by an entity controlled by Robert Beningson, the Chairman of the Board of York.

    Each of the Guarantors and the Project Note Obligors is organized and operates as a legal entity separate and apart from York and any other affiliates of York and, accordingly, the assets of the Guarantors and the Project Note Obligors will not be generally available to satisfy the obligations of York or any other affiliates of York; PROVIDED, HOWEVER, that the restricted cash of the Guarantors and the Project Note Obligors or other assets which are available for distribution may, subject to applicable law or the terms of financing agreements of such parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to York or affiliates thereof. The Securities are non-recourse to York. See "SUMMARY DESCRIPTION OF THE SECURITIES--Nature of Recourse on the Securities."

    In connection with the Offering, York has agreed to certain limits on its ability to incur debt (including guarantees), pay dividends, and continue business segments which incur losses in excess of specified amounts. It has also agreed that it will finance all new projects on a non-recourse basis through special purpose vehicles, and will not pledge assets to third parties except as required for financing.

               SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS

    THE FOLLOWING SUMMARIES ARE OF CERTAIN FEATURES OF THE PROJECTS AND MATERIAL TERMS OF CERTAIN PRINCIPAL AGREEMENTS RELATED TO THE PROJECTS AND THE BUSINESS OF THE GUARANTORS, AND SHOULD NOT BE CONSIDERED TO BE A FULL STATEMENT OF THE TERMS AND PROVISIONS OF SUCH AGREEMENTS. ACCORDINGLY, THE FOLLOWING SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE APPLICABLE AGREEMENT AND ARE SUBJECT TO THE TERMS OF THE FULL TEXT OF EACH AGREEMENT. UNLESS OTHERWISE STATED, ANY REFERENCE IN THIS PROSPECTUS OR TO ANY AGREEMENT SHALL MEAN SUCH AGREEMENT AND ALL SCHEDULES, EXHIBITS AND ATTACHMENTS THERETO AS AMENDED, SUPPLIED OR OTHERWISE MODIFIED IN AND EFFECT AS OF THE DATE HEREOF. COPIES OF CERTAIN OF SUCH DOCUMENTS HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

TRINIDAD PROJECT

TRINIDAD POWER PURCHASE AGREEMENT

    InnCOGEN has entered into a License Agreement and Agreement for Sale and Purchase of Power with T&TEC, dated as of February 12, 1998, as amended by an agreement dated as of June 18, 1998 (the "Trinidad PPA"). Pursuant to the Trinidad and Tobago Electricity Commission Act, Chapter 54:70 of the Laws of Trinidad (the "T&TEC Act"), the Trinidad PPA has been consented to and approved by the Minister of Public Utilities of Trinidad. Under the terms of the Trinidad PPA, InnCOGEN will sell and make available capacity and deliver energy to T&TEC, who will (a) purchase and pay for all capacity made available and energy delivered by InnCOGEN to T&TEC, subject to certain limitations and (b) supply and deliver natural gas free of charge to InnCOGEN. The Trinidad Project will have a total gross capacity of 215 MW, at site conditions.

    T&TEC's obligation to purchase and pay for capacity shall be limited to (a) the purchase of all of the capacity made available by InnCOGEN up to a maximum of 195 MW, during the period from the commencement of Commercial Operation of the first Unit to be commercially available through September 9, 2004 (the "Initial Operating Period"), (b) the right, but not the obligation, at any time and during the Initial Operating Period to purchase from InnCOGEN, at a price including both the capacity and energy elements set forth in the Trinidad PPA, electricity available from the Trinidad Project above 195 MW if and to the extent such electricity is not being delivered to any of the Innercob facilities and (c) the purchase of all of the capacity made available by InnCOGEN up to a maximum of 210 MW after the Initial Operating Period to the end of the term of the Trinidad PPA. T&TEC's maximum capacity purchase obligation pursuant to clause (c) shall be reduced by the aggregate amount of capacity contracted by InnCOGEN to Persons at the Innercob facilities, PROVIDED that no account shall be taken of the termination of any such contract or any reduction in the amount of capacity contracted thereunder unless and until InnCOGEN has complied with the applicable notice requirements of the Trinidad PPA. T&TEC shall not be obliged to purchase or pay for any capacity before the commencement of the Initial Operating Period.

    TERM AND OPTION TO EXTEND. Unless terminated earlier pursuant to the provisions thereof, the Trinidad PPA shall remain in full force and effect for 30 years from the date of Commercial Operation of the first Unit to be commercially available. Pursuant to the Trinidad PPA, the date of Commercial Operation of the first Unit is the date on which electricity is first commercially available to T&TEC from such Unit but shall be no earlier than the later of (a) the date on which such relevant Unit is commissioned or deemed to be commissioned and (b) the target date of Commercial Operation, September 9, 1999. Each party to the Trinidad PPA shall have the right, by written notice to the other party at least 12 months before the expiration date of the Trinidad PPA, to extend the term of the Trinidad PPA on terms and conditions mutually acceptable to both InnCOGEN and T&TEC.

    OPTION TO PURCHASE. T&TEC may, by written notice to InnCOGEN, seek to purchase the Trinidad Project; PROVIDED that it gives such notice to purchase to InnCOGEN not less than 24 months before the date on which the Trinidad PPA would otherwise expire. Any purchase and sale, pursuant to such notice by T&TEC, shall only be made on terms and conditions mutually acceptable to both parties.

    RIGHT OF FIRST REFUSAL. If during the term of the Trinidad PPA, InnCOGEN proposes to sell, transfer, convey or otherwise dispose of the whole or any part of the Trinidad Project, InnCOGEN must give T&TEC advance written notice of such proposal and T&TEC will have the right to purchase the whole or the relevant part of the Trinidad Project on the terms contained in InnCOGEN's proposal by giving InnCOGEN written notice no later than 45 days after receipt of InnCOGEN's proposal. If T&TEC exercises its purchase right, T&TEC and InnCOGEN will complete the sale and purchase within 90 days after T&TEC first gives notice of its intention to exercise its purchase right. T&TEC's purchase right is subordinate to the rights of lenders under the Financing Documents to purchase or to sell the Trinidad Project to third parties in the event of default by InnCOGEN thereunder.

    SUPPLY OF GAS. T&TEC agreed to supply and deliver natural gas and InnCOGEN agreed to accept and take the natural gas free of charge and value-added tax for the purpose of electricity generation from the Trinidad Project and for InnCOGEN to meet its obligations under the Trinidad PPA. T&TEC and InnCOGEN will establish a nomination procedure enabling them to plan the quantities of natural gas to be delivered to InnCOGEN pursuant to the Trinidad PPA on any given day at the natural gas delivery point. The title and property in, and the risk of loss of the natural gas delivered pursuant to the Trinidad PPA, shall pass to InnCOGEN at the natural gas delivery point. Each of InnCOGEN and T&TEC, shall be responsible for the safety and usage of the natural gas on its side of the natural gas delivery point at the site of the Trinidad Project. Natural gas delivered to InnCOGEN pursuant to the Trinidad PPA shall be used by InnCOGEN solely for the purpose of electricity generation from the Trinidad Project and to meet its obligations under the Trinidad PPA. InnCOGEN shall not sell, dispose of for profit or use for any purpose any byproduct of natural gas delivered to InnCOGEN pursuant to the Trinidad PPA without the prior written consent of T&TEC. Each of T&TEC and InnCOGEN shall bear all capital and operating maintenance costs associated with the supply, delivery and use of natural gas on its side of the natural gas delivery point.

    OPERATION AND MAINTENANCE OF THE TRINIDAD PROJECT. InnCOGEN shall operate and maintain the Trinidad Project in accordance with Prudent Electrical Utility Practice (as defined in the Trinidad PPA) and all Applicable Laws and Governmental Authorisations (as defined in the Trinidad PPA). InnCOGEN and T&TEC shall each appoint three members to a coordinating committee which shall be responsible for the scheduling, testing and operation of the Trinidad Project as it relates to T&TEC's Grid System (as defined herein). InnCOGEN must ensure that all electricity delivered pursuant to the Trinidad PPA meets the specifications set forth in the Trinidad PPA. T&TEC's substation, and the location of the delivery point for electricity, is directly adjacent to the Trinidad Project.

    INTERCONNECTION AND TRANSMISSION FACILITIES. T&TEC shall design, construct and own the interconnection and transmission facilities and dedicated facilities for which InnCOGEN shall pay T&TEC U.S.$3,950,000, in payment of or towards T&TEC's costs of the design, construction, testing, completion and commissioning of the interconnection and transmission facilities and dedicated facilities. T&TEC must complete the construction of such facilities by May 9, 1999, as such date shall be extended under the circumstances set forth in the Trinidad PPA, including the occurrence of a Force Majeure Event affecting T&TEC as further described in the Trinidad PPA.

    CAPACITY PAYMENT. T&TEC must pay to InnCOGEN in respect of each Unit, from the date of its Commercial Operation, monthly capacity payments calculated in U.S. dollars based on the product of (a) the Monthly Average Declared Capacity (determined pursuant to the provisions of the Trinidad PPA) ("MADC") of the Trinidad Project, (b) the number of hours in the month, (c) the base capacity rate (U.S.$0.012/kWh) and (d) the result of the following equation: [1 + 0.275(CPI(m)/CPI(0)-1)] where CPI(m) is the U.S. Consumer Price Index for the month in question and CPI(0) is the U.S.

Consumer Price Index for the month of September, 1999. T&TEC's obligation to make capacity payments will not be terminated or suspended as a result of its own failure to satisfy its obligations with respect to the transmission line or gas supply.

    InnCOGEN will submit to T&TEC declarations of the capacity available at the beginning of each Shift (as defined in the Trinidad PPA) from a Unit or the Trinidad Project at certain ambient conditions in accordance with the Operating Procedures (as defined in the Trinidad PPA). If a misdeclaration occurs with respect to any Shift and the Instructed Capacity (as defined in the Trinidad
PPA) does not exceed the Declared Capacity (as defined in the Trinidad PPA) for such Shift, InnCOGEN will pay T&TEC liquidated damages of U.S.$30,000 (indexed as from September 1999) for each occurrence in excess of two such misdeclarations in any month.

    ENERGY PAYMENT. T&TEC must pay to InnCOGEN in respect of each Unit from the date of its synchronization to T&TEC's Grid System, monthly energy payments calculated in U.S. dollars based on the product of (a) the energy delivered (expressed in kWh) to the delivery point for each day in the month, (b) the base energy rate (U.S. $0.00045/kWh) and (c) the result of the division of the U.S. Consumer Price Index for the month in question by the U.S. Consumer Price Index for the month of September 1999.

    PAYMENTS AND INDEXATION. All undisputed amounts due and payable under the Trinidad PPA may be subject to a right of reduction and set-off under the terms of the Trinidad PPA. Each monthly billing statement rendered to T&TEC by InnCOGEN shall be divided into a U.S. dollar designated payment equal to 85% of the total amount due under the billing statement, excluding value-added tax and a TT dollar designated payment. The balance of the bill, including value-added tax, shall be payable in TT dollars fully indexed to the U.S. dollar at an exchange rate calculated as the average of the "weighted average buying rate of U.S. dollars" and the "weighted average selling rate of U.S. dollars" for transactions on the due date for commercial banks in Trinidad on the business day prior to the date of payment as published or otherwise determined by the Central Bank of Trinidad and Tobago for such business day. If on the due date for any payment U.S. dollars are not available from commercial banks in Trinidad, T&TEC may pay all or such portion of the U.S. dollar designated payment for which U.S. dollars are not available in TT dollars, PROVIDED that T&TEC has first used its reasonable endeavors to obtain as many U.S. dollars as are available from commercial banks in Trinidad to make such payment. The exchange rate for any such payment in TT dollars shall be fully indexed to the U.S. dollar at an exchange rate calculated to be the "weighted average selling rate of U.S. dollars" for transactions of commercial banks in Trinidad on the business day prior to the payment date and as published or otherwise determined by the Central Bank of Trinidad and Tobago.

    COMPLETION DELAY AND LIQUIDATED DAMAGES. Subject to certain exceptions, if a Unit has not passed certain commissioning tests described in the Trinidad PPA on or before the target date for its Commercial Operation due to delay caused by InnCOGEN, T&TEC's exclusive remedy is the payment of liquidated damages by InnCOGEN at the rate of U.S.$3,287.67 (indexed) for each day of delay for each Unit, subject to a maximum aggregate amount for each such Unit of U.S.$900,000. Any delay resulting from T&TEC's failure to meet its obligations with respect to the transmission line or gas supply will not cause InnCOGEN to be liable for liquidated damages. Subject to certain exceptions, if a Unit is not commissioned on or before its target date for Commercial Operation due to delay caused by T&TEC, InnCOGEN's exclusive remedy will be that the Unit will be deemed commissioned and commercially available at 1 MW less than the nameplate capacity of the Unit (subject to certain aggregate limits) for purposes of T&TEC's obligation to make capacity payments. If a Unit thereafter fails any commissioning test it will cease to be deemed commissioned and commercially available and InnCOGEN will then be liable to pay liquidated damages as described above until the actual date of Commercial Operation. If InnCOGEN fails within 9 months (extendable to 12 months under certain circumstances) after the date of Commercial Operation of the first Unit to be commercially available to achieve a Dependable Maximum Net Capacity ("DMNC") of 195 MW, InnCOGEN will make a one time payment to T&TEC of liquidated damages at the rate of U.S.$45/kW for the difference between 195 MW and the highest DMNC achieved during that period.

    PERFORMANCE GUARANTEE. InnCOGEN shall provide, at its own cost, to T&TEC no later than the earlier of (a) 5 days after the Closing Date and (b) August 6, 1998, a performance guarantee in an aggregate amount of U.S.$3 million. See "Engineering and Equipment Supply Contract; Turnkey Construction Contract-TRINIDAD PPA PERFORMANCE GUARANTEE" for a description of the performance guarantee to be provided to InnCOGEN by Duke/Fluor Daniel. The performance guarantee shall secure the payment by InnCOGEN of liquidated damages, if any, due under the Trinidad PPA. The performance guarantee shall be in the form of a cash deposit or an unconditional irrevocable letter of credit or any other instrument reasonably satisfactory to T&TEC having terms and conditions and from a financial institution, in each case reasonably acceptable to T&TEC. InnCOGEN shall not be required to maintain a performance guarantee once (a) InnCOGEN has achieved a DMNC of 195 MW or the Permitted Period has expired and (b) all present and future, actual or contingent liability (if any) of InnCOGEN to make payments of liquidated damages under those provisions of the Trinidad PPA pertaining to commissioning delays caused by InnCOGEN and shortfalls in nominal capacity has been discharged in full, whereupon such performance guarantee shall be cancelled and returned to the provider thereof.

    FORCE MAJEURE. Force Majeure Events recognized under the Trinidad PPA generally include:

    (a) Political Force Majeure Event (which after the end of the construction period excuses performance only of InnCOGEN) including among other things, acts of war, armed conflict or act of a foreign enemy, revolution or state of emergency, go-slows of a political nature, unless directly caused by InnCOGEN, expropriation of the Trinidad Project or any other material assets of InnCOGEN in Trinidad, in whole or in part, failure of any Governmental Authority to issue or renew any authorization required by InnCOGEN to construct or operate the Trinidad Project, any other action, event, condition within the reasonable control of the Government of Trinidad (for so long as the Government of Trinidad holds the majority ownership of T&TEC) which substantially prevents or delays the performance by InnCOGEN of any one or more of its obligations under the Trinidad PPA;

    (b) fire, explosion, earthquake, and other exceptional weather conditions or other natural calamities and acts of God;

    (c) embargo or closing of harbors or navigation;

    (d) strikes, works to rule, go-slows or other labor disturbances or industrial action; PROVIDED that the affected party is not required to settle on terms it reasonably considers to be materially adverse to its interests;

    (e) a Gas Force Majeure Event related to T&TEC's failure to supply or procure the supply of natural gas in adequate quantity and conforming quality to the gas delivery point at the Trinidad Project at the required times for any reason, including a Force Majeure Event under any agreement or arrangement T&TEC enters into with The National Gas Company of Trinidad and Tobago Limited, a state enterprise incorporated as a limited liability company under the laws of Trinidad ("NGC") or any other supplier or transporter of natural gas for sale and purchase of natural gas for supply to the Trinidad Project; PROVIDED that if the Gas Force Majeure Event is a Gas National Disaster (as defined herein), T&TEC shall be relieved of its obligation to make capacity payments in relation to the period from (and including) the 31st day after the commencement of the Gas National Disaster to (but excluding) the date thereafter when natural gas is first made available to T&TEC for delivery to generators of electricity; or

    (f) a natural calamity or an act of God which destroys or disrupts T&TEC's interconnection and transmission facilities and any other transmission or distribution facilities on T&TEC's side of the delivery point through which electricity is transmitted and/or distributed by T&TEC, such that T&TEC is unable to accept from InnCOGEN in any hour more than 20% of the DMNC of the Trinidad Project, which inability continues uninterrupted for a period in excess of 30 consecutive days. In such an event, T&TEC shall also be relieved of its obligation to make capacity payments in relation to the period from (and including) the 31st day after the commencement of such natural calamity or act of God to (but excluding) the date upon which T&TEC is able to accept from InnCOGEN more than 20% of the DMNC of the Trinidad Project (during any hour), provided that if T&TEC is able to accept energy during the period from the 31st day to the end of such event, then T&TEC's obligation to make capacity payments in respect of such period shall be determined in accordance with the terms of the Trinidad PPA. Notwithstanding any of the foregoing, T&TEC shall not be relieved of its obligations to make capacity payments upon the occurrence of any other Force Majeure Event.

    Except as expressly provided for in the Trinidad PPA, neither InnCOGEN nor T&TEC shall be excused by force majeure from any obligation under the Trinidad PPA to make monetary payments including, but not limited to, T&TEC's obligation to make capacity payments and energy payments. Generally, the existence of a Force Majeure Event applicable to the affected party excuses that party during the continuance of the event from its respective obligations under the Trinidad PPA; PROVIDED that the non-performing party gives the other party written notice as soon as practicable after such Force Majeure Event and uses all reasonable efforts to mitigate the effects of such Force Majeure Event, to remedy its inability to perform and to resume full performance of its obligations under the Trinidad PPA as soon as practical. If a Force Majeure Event causes a delay in the achievement of any milestone related to the construction, testing, completion, commissioning or Commercial Operation of the Trinidad Project then the date for the achievement of such milestone shall be extended for a period equal in length to the period of delay resulting from such Force Majeure Event. Additionally, the force majeure provisions of the Trinidad PPA provide alternate formulas for calculating capacity payments in the event of certain types of force majeure occurring. If a Force Majeure Event prevents InnCOGEN from constructing or operating the Trinidad Project for more than 15 months or, if the Trinidad Project is totally destroyed by reason of such event for more than 18 months, T&TEC shall have the right, but not the obligation, to terminate the Trinidad PPA by giving InnCOGEN written notice whereupon both parties shall be excused and relieved of all obligations and liabilities under the Trinidad PPA except for payment amounts due before the effective date of termination.

    CHANGE IN LAW. If there is a Change in Law which increases any costs of InnCOGEN related to the Trinidad Project, decreases InnCOGEN's revenues from the Trinidad Project, reduces, prejudices or otherwise adversely affects the interest of InnCOGEN in the Trinidad Project or InnCOGEN's economic return on its investment in the Trinidad Project, the contract price for the remainder of the term of the Trinidad PPA shall be adjusted upward on an equitable basis so that InnCOGEN's economic return on its investment in the Trinidad Project is maintained; PROVIDED no adjustment of the contract price therefor shall be made until the cumulative adverse effect on InnCOGEN's financial position of such Change in Law totals U.S.$4 million (indexed), whereupon the contract price shall be adjusted so that InnCOGEN's economic return on its investment in the Trinidad Project is not reduced, prejudiced, or otherwise adversely affected. If there is a Change in Law which reduces any costs of InnCOGEN related to the Trinidad Project, increases InnCOGEN's revenues from the Trinidad Project, increases, enhances or otherwise beneficially affects the interest of InnCOGEN in the Trinidad Project, or otherwise beneficially affects InnCOGEN's economic return on its investment in the Trinidad Project, the contract price for the remainder of the term of the Trinidad PPA shall be adjusted downward on an equitable basis so that InnCOGEN's economic return on its investment in the Trinidad Project is not increased, enhanced or otherwise beneficially affected; PROVIDED no adjustment of the contract price therefor shall be made until the cumulative beneficial effect on InnCOGEN's financial position of such Change in Law totals U.S.$4 million (indexed), whereupon the contract price shall be adjusted so that InnCOGEN's economic return on its investment in the Trinidad Project is maintained. "Change in Law" shall not include (a) any change in legislation relating to taxation of net income in Trinidad that is applicable to all companies carrying on business in Trinidad provided that "Change in Law" shall be applicable to any such change which, following the making of an Order under the Fiscal Incentives Act Ch. 85:01 of the Laws of Trinidad in favor of InnCOGEN would prejudice or enhance any benefit to be derived by InnCOGEN thereunder and in accordance therewith and (b) any Applicable Law or Governmental Authorisation imposing environmental standards. Pursuant to the Trinidad Government Agreement, increased costs resulting from a change in Applicable Law or any Governmental Authorisation imposing environmental standards will be borne by the Government of Trinidad.

    EVENT OF DEFAULT. The following events, among others, shall be considered defaults of InnCOGEN: (a) InnCOGEN fails to commence construction or fails to place a firm order for the major equipment for the Trinidad Project within 60 days after the earlier of the Closing Date and July 31, 1998, (b) the date of Commercial Operation of any Unit does not occur by the date falling nine months after the target Commercial Operation date of September 9, 1999 and (c) at any time after the date of Commercial Operation of the first Unit to and including September 9, 2004 the average capacity available to T&TEC in any month is less than 114 MW for each of 12 consecutive months, or after September 9, 2004, the average capacity available to T&TEC in any month is less than 126 MW for each of 12 consecutive months. The following events, among others, shall be considered defaults of T&TEC: (a) an expropriation, confiscation or compulsory acquisition by the Government of Trinidad or any Governmental Authority of Trinidad of the Trinidad Project or any other material assets of InnCOGEN in Trinidad, in whole or in part and (b) the Government of Trinidad breaches or fails to observe or perform any of its payment obligations to InnCOGEN under the Trinidad Government Agreement or any of its undertakings relating to environmental matters affecting the Trinidad Project set out in the Trinidad Government Agreement which in any case materially affects InnCOGEN's rights under the Trinidad PPA, provided InnCOGEN gives the Government of Trinidad written notice (with copies to T&TEC) and such breach is not cured in 30 or, in certain circumstances, 90 days.

    DEFAULT REMEDIES. Upon the occurrence of a default by InnCOGEN, T&TEC has the right, in addition to any other rights expressly provided in the Trinidad PPA, but not the obligation, upon written notice to InnCOGEN, to assume operational responsibility for the Trinidad Project in order to continue operation or complete any necessary repairs so as to endeavor to assure the continued availability of electricity from the Trinidad Project. During this period, however, T&TEC will be required to continue to make capacity and energy payments, subject to certain deductions. T&TEC shall return operational responsibility to InnCOGEN as soon as practicable after the cure of the circumstances giving rise to InnCOGEN's default. In lieu of this right to assume the operational responsibility, T&TEC may terminate the Trinidad PPA upon no less than 60 days' notice to InnCOGEN.

    RIGHTS OF LENDERS. InnCOGEN may, without the consent of T&TEC, pledge, charge, mortgage, assign by way of security or otherwise encumber its interest in the Trinidad Project and/or the site of the Trinidad Project and in the Trinidad PPA in conjunction with a financing pertaining to the development, construction or operation of the Trinidad Project. The execution of any such Financing Documents pursuant to any such financing, or the foreclosure thereof, or any sale of the Trinidad Project thereunder, either by judicial proceedings or by virtue of any power reserved in any such Financing Documents or at law, or the exercise of any right, power or privilege reserved in any Financing Documents shall not be held as a violation of any of the terms and conditions of the Trinidad PPA and is expressly permitted therein by T&TEC, or as an assumption by any lender personally of the obligations of the Trinidad PPA. In order to carry on the operations of InnCOGEN under the Trinidad PPA, the lenders' agent may need to be declared an approved generator of electricity and certain statutory preferences or liens may arise in limited circumstance which could affect the lenders' rights. The liability of such a lender is limited to the interest of such lender in the Trinidad Project. No such encumbrance, foreclosure, conveyance or exercise of right shall relieve InnCOGEN of its liability under the Trinidad PPA.

    DISPUTE RESOLUTION. In the event of a dispute between the parties to the Trinidad PPA the party alleging the existence of the dispute shall give to the other party written notice setting out the material particulars of the dispute. Senior executive officers of the parties will, within 5 business days of the date of receipt of such notice, personally meet in good faith to resolve the dispute. If the parties are unable to resolve the dispute in accordance with the Trinidad PPA, the dispute will be exclusively and finally settled by arbitration, except disputes which are Technical Disputes (as defined herein), which either party may submit to an Expert (as defined herein) for final resolution. With respect to all other disputes, either InnCOGEN or T&TEC may initiate the dispute resolution procedures set forth in the arbitration provisions of the Trinidad PPA. The place of arbitration shall be London, England unless both parties agree otherwise. Any question of law arising in the course of arbitration or with respect to any arbitral award pursuant to the Trinidad PPA regarding a dispute shall be final and binding on InnCOGEN and T&TEC. Both parties to the Trinidad PPA agree to the extent permitted by law to exclude any right of application or appeal to the courts of any jurisdiction in connection with the arbitral decision. Both parties irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Trinidad PPA or the transactions contemplated therein. Either party may apply at any time to a court of competent jurisdiction in Trinidad for an order for an injunction, specific performance or other interim reliefs or for any provisional or conservatory order for the preservation of its rights and interests.

    UNDERTAKINGS. InnCOGEN undertakes to T&TEC, among other things, that York, or a wholly-owned subsidiary of York, shall own beneficially not less than 51% of the issued share capital of InnCOGEN at all times from the date of Commercial Operation of the first Unit to the tenth anniversary of such date, PROVIDED that this undertaking does not prevent the assignment of any or all of the shares in the capital of InnCOGEN to lenders as security for financing the Trinidad Project or any sale or transfer of any or all shares in the capital of InnCOGEN to lenders or to any person designated by lenders in either case pursuant to the exercise by lenders of the remedies upon a default by InnCOGEN under any Financing Documents. T&TEC undertakes to InnCOGEN to enter into a consent and agreement substantially in the form set forth in the Trinidad PPA in favor of the lenders or an agent on behalf of the lenders at InnCOGEN's request, cost and expense.

    REPRESENTATIONS AND WARRANTIES. T&TEC represents and warrants, among other things, that (a) the Minister of Public Utilities of Trinidad has given his approval and consent to the Trinidad PPA, in accordance with the T&TEC Act and
(b) T&TEC has, with the approval of the Minister of Public Utilities of Trinidad, by order declared InnCOGEN an approved generator of electricity under the T&TEC Act effective from February 10, 1998.

    INSURANCE. InnCOGEN is required to obtain and maintain in force and cause all contractors performing any services in connection with the construction, operation and maintenance of the Trinidad Project to obtain and maintain in force, at all times, insurance policies with reputable insurance companies authorized to carry on business in Trinidad, including without limitation: all risks builder's risk insurance, delayed income insurance, errors and omissions insurance for the design engineers, automotive liability insurance, workers' compensation insurance, commercial general liability insurance, all risks property, mechanical and electrical breakdown and direct damage insurance policies.

    INDEMNIFICATION AND LIABILITY. T&TEC and InnCOGEN shall indemnify and hold harmless the other party from and against any and all liabilities arising out of or in connection with personal injury or death of third parties or damage to, or destruction of, property of third parties caused by any act or omission of such party under or pursuant to the Trinidad PPA, except to the extent such injury or damage is attributable to the gross negligence or willful misconduct of the other party. Neither InnCOGEN nor T&TEC shall be liable to the other in contract, tort, warranty, strict liability or any other legal theory for any indirect, consequential, incidental, punitive or exemplary damages, including consequential financial or economic loss. T&TEC unconditionally and irrevocably agrees that the execution, delivery and performance by it of the Trinidad PPA constitute private and commercial acts and, to the extent T&TEC may claim in any jurisdiction any immunity (including sovereign immunity) for itself, its assets or its revenues, T&TEC agrees not to claim and irrevocably waives such immunity. With respect to court costs, a Trinidadian court may choose to exercise its discretion in determining the reasonable costs.

    GOVERNING LAW. The Trinidad PPA shall be governed by, and construed in accordance with, the laws of Trinidad. If a Trinidadian court were to view any provision herein as either an "agreement to agree" or as inchoate, such provision may not be enforceable; however, it is the opinion of local counsel that this will not affect the practical realization of the benefits provided by the Trinidad PPA.

TRINIDAD GOVERNMENT AGREEMENT

    InnCOGEN has entered into an agreement with the Government of Trinidad, acting through the Minister of Finance of Trinidad, effective as of February 12, 1998, under which the Government of Trinidad has agreed, among other things, to provide certain tax relief to InnCOGEN, guarantee to InnCOGEN the performance of T&TEC's obligations and liabilities under the Trinidad PPA and provide various rights, benefits and incentives to InnCOGEN, including environmental indemnification, (the "Trinidad Government Agreement"). The Trinidad Government Agreement is supplemental to the Trinidad PPA and the obligation of the Trinidad Government thereunder shall not be impaired by any privatization of T&TEC.

    TERM AND TERMINATION. The provisions of the Trinidad Government Agreement and the rights and obligations thereunder (as appropriate in accordance with relevant terms) shall remain in effect until the earlier of (a) 99 years from February 12, 1998 or (b) the date upon which InnCOGEN, its successors and assigns, including a lender or purchaser from the lenders in the exercise of their security rights, permanently ceases to carry on its operations at the Trinidad Project. The agreements and obligations of the Government of Trinidad contained in the Trinidad Government Agreement shall, without prejudice to the survival of other agreements of the Government of Trinidad therein, survive the payment in full and the performance, satisfaction and discharge of all of the obligations and liabilities of T&TEC under the Trinidad PPA. In no event shall the Trinidad Government Agreement be impaired by reason of the dissolution, insolvency, liquidation, reorganization, divestiture, privatization, or other restructuring of T&TEC, any alteration of the status of T&TEC under the T&TEC Act, or T&TEC having attributed to it at any time any immunity (on grounds of sovereignty or otherwise) under any law from the jurisdiction of any court or from any legal process with respect to itself or its property, and upon the occurrence of any one or more of such events at any time, the Trinidad Government Agreement shall remain in full force and effect.

    UNDERTAKINGS. InnCOGEN undertakes, among other things, (a) to establish a scholarship in electrical engineering at the University of the West Indies, St. Augustine Campus, Trinidad in the sum of U.S.$2,000 per annum for the duration of the tax holiday period described in the Trinidad Government Agreement, the first annual payment of which is to be paid on or before the Commercial Operation date and (b) in the event that the investment decision to proceed is made, to proceed to implement the Trinidad Project with due diligence and to complete the facility at the project site capable of generating approximately 215 MW of capacity and active electrical energy within approximately 18 months after such investment decision to proceed, subject to any extensions of time as provided in InnCOGEN's engineering and construction contracts with its contractors and/or in the Trinidad PPA.

    TAX HOLIDAY AND TAXATION. An order by the President of Trinidad has been issued under the Fiscal Incentives Act, Ch. 85:01, declaring, among other things, that InnCOGEN qualifies for a tax holiday for 8 years after September 9, 1999 (the "Production Day") and granting InnCOGEN all the benefits of such tax holiday in respect of the approved product electricity (capacity and active electrical energy), including (a) total relief from corporation tax and (b) total relief from customs duty. The Government of Trinidad has agreed to favorably consider granting InnCOGEN total relief from income tax on dividends or other distributions (other than interest) out of profits or gains derived from the manufacture by InnCOGEN of capacity and active electrical energy during the tax holiday period even though paid or remitted after the expiration of the tax holiday period. If a shareholder of InnCOGEN or its nominee is not a resident in a member state of the CARICOM Treaty, the relief granted will equal the excess of the Trinidad tax liability of the recipient shareholders over the tax liability in the country in which the recipient shareholder is resident. The Board of Inland Revenue of Trinidad will give assurances that goods imported by InnCOGEN (or by contractors on behalf of InnCOGEN) for the construction and commissioning of the Trinidad Project are free from the assessment of value added tax for the duration of the tax holiday period. The Government of Trinidad further agrees that InnCOGEN shall not be liable to pay any business levy during the tax holiday period. After the tax holiday period concludes, the income of InnCOGEN derived from the manufacture and sale of electricity shall be subject to taxation under the Corporation Tax Act of Trinidad, or such other taxation laws which may be subsisting at the time, at the generally prevailing rate and terms which are applicable to all companies carrying on business in Trinidad. The Board of Inland Revenue of Trinidad will give assurances that any losses arising during the tax holiday period may be carried over and deducted by InnCOGEN after the expiration of the tax holiday period. Based upon representations of InnCOGEN in relation to the Trinidad Project, the Government of Trinidad warrants to and agrees that the taxes listed in an appendix to the Trinidad Government Agreement are the only taxes that are imposed in Trinidad and payable directly or indirectly by InnCOGEN, its shareholders, its contractors, the lenders and their respective employees as of the execution date of the Trinidad Government Agreement. Additionally, any new taxes imposed on or payable directly or indirectly by InnCOGEN from time to time during the term of the Trinidad Government Agreement which would result in an increase in the tax liability of InnCOGEN over the amount of such liability on the effective date of the Trinidad Government Agreement calculated on the assumption that the tax holiday period did not exist shall, except as otherwise provided in the Trinidad PPA, qualify as a Change in Law and shall occasion the calculation of an increase in the contract price as provided for in the Trinidad PPA. Finally, it is agreed, once the necessary statutory and legal requirements are met, that the President of Trinidad shall make an order under the T&TEC Act granting to InnCOGEN as an approved generator of electricity for the duration of the Trinidad PPA, exemption from the payment of stamp duty, customs duty, value-added tax and any and all other taxes or duties payable on turbines and other plant and equipment, cables, spare parts, raw materials and other goods imported by InnCOGEN and its contractors for the construction, replacement, operation, maintenance and repair of the Trinidad Project.

    GOVERNMENT ASSURANCES AND APPROVALS. The Government of Trinidad agrees upon necessary statutory and other legal requirements having been fulfilled, among other things, that (a) subject to InnCOGEN's compliance with the Trinidad PPA, neither the Government of Trinidad nor any Governmental Authority of Trinidad will alter, vary, revoke or terminate the status of InnCOGEN as an approved generator of electricity under the T&TEC Act, and any other related Trinidadian governmental authorizations for the duration of the Trinidad PPA, (b) subject to InnCOGEN's compliance with the terms of the Trinidad Government Agreement, neither the Government of Trinidad nor any Governmental Authority of Trinidad will alter, vary or terminate the Trinidad Government Agreement, nor prejudice the rights of InnCOGEN, its shareholders or its lenders thereunder, (c) in the event that any of the Trinidadian governmental authorizations pertaining to the Trinidad PPA is altered, varied, revoked or terminated for any reason beyond the reasonable control of InnCOGEN, the Government of Trinidad shall give favorable consideration to the grant or regrant of any required Trinidadian governmental authorization to enable InnCOGEN and its lenders, if necessary, to carry out their respective obligations under the Trinidad PPA, (d) in the event the Trinidad PPA is terminated for any reason, and within 45 days of such termination, InnCOGEN's lenders, as assignees by way of security of the Trinidad Government Agreement, or other successors, or permitted assigns of InnCOGEN shall so request, the Government of Trinidad shall give favorable consideration to the grant of the Trinidadian governmental authorizations relating to the Trinidad PPA to a nominee of the lenders of similar financial standing and technical expertise as InnCOGEN and to procure the entry into by T&TEC of a new power purchase agreement with such nominee before effect is given to such termination,
(e) the appropriate minister or other Governmental Authority of Trinidad will for the duration of the Trinidad Government Agreement, grant to InnCOGEN all relevant Trinidadian governmental authorizations under the relevant laws which are required to be obtained by InnCOGEN in order to develop, construct, own, finance, operate and maintain the Trinidad Project, (f) governmental authorizations listed in the Trinidad Government Agreement are the only governmental authorizations required to be obtained by InnCOGEN for the implementation, construction, operation and maintenance of the Trinidad Project, and all such governmental authorizations will be issued on a timely basis to facilitate the completion of the Trinidad Project on or before September 9, 1999, (g) upon the necessary statutory and other legal requirements having been fulfilled, the Government of Trinidad shall grant licenses in accordance with
Section 56 of the Customs Act on an annual basis for the duty free importation of all plant, machinery, equipment, raw materials and materials required for the construction and/or operation of the Trinidad Project for a period commencing with the construction day of on or about July 1, 1998, and expiring on the day prior to the Production Day and such duty free importation will extend to such goods imported by InnCOGEN for use by its contractors and that Third Schedule to the Customs Act will be amended to include power generation as an approved industry, (h) the appropriate minister or other Governmental Authority of Trinidad will grant applications of InnCOGEN and its contractors for work permits, visas and other permits, as necessary, for individuals involved in the development, construction, operation, commissioning, maintenance, repair and refurbishment of the Trinidad Project and the operations of InnCOGEN and (i) an appropriate order will be made, as and if required, under Section 93 of the Income Tax Act formally extending the Double Taxation Relief (Caricom) Order, 1994 to Barbados.

    The Government of Trinidad covenants not to expropriate or nationalize, either directly or indirectly, the Trinidad Project, InnCOGEN's assets and/or the rights of the parties under the Trinidad PPA except for a public purpose, in a non-discriminatory manner and upon payment of prompt, adequate and effective compensation.

    SUPPLY OF GAS. The Government of Trinidad agrees that the necessary statutory and other legal requirements having been fulfilled, the appropriate minister or other Governmental Authority of the Government of Trinidad will grant all relevant governmental authorizations required to be obtained by InnCOGEN to develop, construct, own, finance, operate and maintain the Trinidad Project, including but not limited to (a) in respect to the supply of natural gas required to operate the Trinidad Project, any license required under the Petroleum Act Ch. 62:01 of Trinidad, to procure that NGC enters into a gas contract with T&TEC to discharge T&TEC's obligations to supply natural gas to InnCOGEN under the Trinidad PPA, to procure that NGC enters into a gas supply contract with InnCOGEN to supply natural gas required for InnCOGEN's other customers and to procure that NGC enters into contracts for the supply of natural gas to fulfill its obligations to T&TEC and InnCOGEN, (b) all Governmental Authorisations required to enable InnCOGEN to create its own supply of capacity, active electrical energy, electricity, thermal energy, heat and power for the Trinidad Project and (c) Town and Country Planning Outline and Final Approvals and all other Governmental Authorisations necessary for the sub-division and change of use of the site of the Trinidad Project as well as for the construction, operation and maintenance of the Trinidad Project on its site and all Governmental Authorisations in respect of or in relation to all ancillary infrastructure, services and amenities for the Trinidad Project.

    GOVERNMENT GUARANTEE. The Government of Trinidad absolutely, unconditionally and irrevocably guarantees to InnCOGEN and its successors, assigns, endorsees and transferees (including, in particular, lenders) the prompt and timely payment and discharge of all the obligations and liabilities of

T&TEC to make payments under or pursuant to the Trinidad PPA and the prompt and timely payment, performance, satisfaction and discharge of all of the other obligations and liabilities of T&TEC under or pursuant to the Trinidad PPA. If T&TEC fails to observe or perform any of its obligations and liabilities under the Trinidad PPA guaranteed under the Trinidad Government Agreement (the "Guaranteed Obligations"), then the Government of Trinidad shall promptly pay such Guaranteed Obligations to InnCOGEN, its successors, assigns, endorsees, and transferees (including, in particular, lenders) and/or shall promptly perform such Guaranteed Obligations and shall also pay all losses, damages, costs and expenses whatsoever which may be sustained or incurred by it or them directly or indirectly by reason of any default on the part of T&TEC in performing and observing the agreements and provisions on its part contained in the Trinidad PPA. All obligations of the Government of Trinidad under the Trinidad Government Agreement shall be without setoff or counterclaim and notwithstanding any applicable cure or grace periods available to T&TEC under the Trinidad PPA. The guarantee contained in the Trinidad Government Agreement is a continuing guarantee and security and shall cover all or any of the Guaranteed Obligations at any time and from time to time, and no demand or forbearance by InnCOGEN shall affect or restrict the rights of InnCOGEN to make any or any further demands. The guarantee shall remain in effect until the later of the date of termination of the Trinidad PPA and the Trinidad Government Agreement in accordance with its respective terms and all the Guaranteed Obligations have been satisfied in full and all obligations undertaken by the Government of Trinidad under the guarantee have been satisfied in full. If any of the Guaranteed Obligations are not paid by T&TEC to InnCOGEN or fully performed, satisfied or discharged by T&TEC when due in accordance with the terms of the Trinidad PPA, in the case of payment obligations, the Government of Trinidad will make such payments to InnCOGEN no later than 10 days after any demand is made by InnCOGEN (or by its successors or assigns, including lenders) at any time after the due date of such payment as provided for in the Trinidad PPA, at the place and in the amounts and in the currency specified by the Trinidad PPA and together with interest due on such payment obligations; and in the case of performance obligations, the Government of Trinidad will promptly perform, satisfy and discharge all such obligations in full; and in each case, whether a payment or a performance obligation, without regard to any cure or grace periods available to T&TEC under the Trinidad PPA, which cure or grace periods shall not apply to the performance by the Government of Trinidad of its obligations to InnCOGEN under the Trinidad Government Agreement. The Government of Trinidad further agrees to pay promptly to InnCOGEN (or its successors or assigns, including lenders) without setoff or counterclaim, all losses, damages, costs and expenses whatsoever paid or incurred by it or them as a result of a failure of T&TEC to pay and/or perform all or any part of the Guaranteed Obligations when due, together with all expenses (including, without limitation, reasonable attorney's fees and expenses) paid or incurred by it or them in collecting the indebtedness or enforcing the obligations and liabilities of T&TEC and the Trinidad Government Agreement. Any admission of liability or acknowledgement of indebtedness in writing by T&TEC, any decision of an expert on a technical dispute (as provided for in the Trinidad PPA), or any arbitral award on a dispute (as provided for in the Trinidad PPA), in each case in respect of any obligation of T&TEC under the Trinidad PPA, being a Guaranteed Obligation, shall be final and binding on the Government of Trinidad. No action or omission by InnCOGEN taken in connection with the Trinidad PPA, nor any course of dealing with T&TEC or any other person shall constitute a waiver by InnCOGEN or shall release the Government of Trinidad's obligations under its guarantee, affect the Trinidad Government Agreement in any way, or afford the Government of Trinidad any recourse or defense against InnCOGEN. The guarantee of the Government of Trinidad is of payment and performance and not of collection. The liability of the Government of Trinidad will be direct and immediate and is not conditional or contingent upon the pursuit of any remedies against T&TEC or any other person, nor against any other recourse available to InnCOGEN, its successors or assigns (including lenders). The Government of Trinidad waives any and all rights it may now or in the future have under any statue, law, treaty, under common law, or otherwise at law or in equity to require either that an action be brought against T&TEC or any other person as a condition to proceeding against the Government of Trinidad, or to require that resort be had first against T&TEC or to any security given by, or to any balance of any deposit account or any other person in respect of the Guaranteed Obligations or to any rights of setoff or counterclaim by T&TEC against InnCOGEN or any person, before proceeding against the Government of Trinidad under the Trinidad Government Agreement. In the event that T&TEC is liquidated, discharged by operation of law or otherwise altered in constitution, including privatization, the Guaranteed Obligations will not be discharged, reduced or otherwise affected.

    ENVIRONMENTAL AND OTHER INDEMNIFICATION. The Government of Trinidad agrees to indemnify and hold harmless InnCOGEN and its successors, assigns, endorsees, and transferees (including, in particular, lenders) and their respective officers, directors, agents and employees from and against any and all claims, demands, actions, losses, liabilities, expenses (including, without limitation, legal fees), suits or proceedings of any nature whatsoever and keep it and them fully and effectively indemnified and held harmless from and against all of the foregoing, arising out of or related to (a) environmental standards or practices imposed by a Change of Law after February 12, 1998 and/or the provision of appropriate environmental measures at the Trinidad Project which are attributable to standards or practices imposed by a Change of Law after February 12, 1998, and (b) legal proceedings brought against T&TEC in which InnCOGEN as an approved generator of electricity is joined as a party. If InnCOGEN proposes to install, implement or otherwise provide for any new environmental measure at the Trinidad Project to comply with certain laws and government authorizations specified in the Trinidad PPA or to comply with a law that could give rise to a claim by InnCOGEN against the Government of Trinidad under the Trinidad Government Agreement, InnCOGEN shall give notice to the Government of Trinidad in writing of its proposal, and InnCOGEN and the Government of Trinidad shall thereafter promptly negotiate with one another in good faith in an attempt to agree to a reasonable and prudent plan to remedy any environmental issue to be addressed by such proposed new environmental measure. If the parties fail to agree within 20 days following such notice from InnCOGEN, InnCOGEN shall be entitled to implement such new environmental measure in a reasonable and prudent manner at the full cost, expense and risk of the Government of Trinidad. Further, InnCOGEN shall provide the Government of Trinidad with a written notice of any event giving rise to indemnification together with a written demand for indemnification. The Government of Trinidad absolutely, unconditionally, and irrevocably undertakes to InnCOGEN and its successors, assigns, endorsees and transferees (including, in particular, lenders) that if an indemnification demand is made upon it, the Government of Trinidad shall promptly make payment, without setoff or counterclaim, to InnCOGEN, its successors, assigns, endorsees, and transferees (including, in particular, lenders) and their respective officers, directors, agents and employees in respect of the amount provided in the indemnification demand, no later than 10 days after the demand is made by InnCOGEN. Indemnification payments shall be made in U.S. dollars and/or TT dollars, to the extent such payment represents indemnification for a U.S. dollar or TT dollar indemnity. An indemnification payment not made within 10 days after demand therefor shall accrue interest at the rates provided for in the Trinidad Government Agreement.

    ASSIGNMENT. The rights and powers of InnCOGEN under the Trinidad Government Agreement may be assigned with the prior written consent of the Government of Trinidad, which consent shall not be unreasonably withheld, conditioned or delayed. The Government of Trinidad consents to (a) the assignment by way of security by InnCOGEN of its rights and powers under the Trinidad Government Agreement to lenders, who shall not have any obligation under the Trinidad Government Agreement as a result of such assignment, (b) the grant or creation of a lien, charge, mortgage or other security interest by InnCOGEN over or in respect of the Trinidad Government Agreement in favor of or to the lenders and
(c) the assignment by lenders (or by any receiver or receiver/manager of InnCOGEN appointed by lenders) of the rights and powers of InnCOGEN under the Trinidad Government Agreement to any third party purchaser or assignee in exercise of the security rights of lenders or InnCOGEN (in receivership). The Government of Trinidad undertakes at InnCOGEN's request, cost

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
and expense to enter into a form of consent and agreement in favor of the lenders or any agent or trustee on their behalf pursuant to the Trinidad Government Agreement.

    CHANGE OF LAW. Without prejudice to the rights of InnCOGEN, lenders, and other assigns under other provisions of the Trinidad Government Agreement, the Government of Trinidad recognizes and agrees that InnCOGEN, its shareholders, and its lenders and any other assignees and their respective successors and assigns each have rights arising under the Trinidad Government Agreement, the Trinidad PPA and the laws of Trinidad which are entitled to protection under the existing laws of Trinidad, and which rights, in the event of a Change of Law, will be entitled to the protection and rights afforded to citizens of Trinidad under the laws of Trinidad and under the principles of international law as may be applicable and the provisions of the Trinidad Government Agreement relating to arbitration shall apply thereto.

    MODIFICATION TO GOVERNMENT AUTHORIZATIONS. Neither the Government of Trinidad nor any Governmental Authority of Trinidad thereof will revoke, terminate, suspend, alter, amend or modify any government authorizations issued by the Government of Trinidad or any Governmental Authority thereof to InnCOGEN
(a) unless such revocation, termination, suspension, alteration or modification is specifically provided for in the relevant law at the time of the grant of the government authorization, in which case, InnCOGEN (and its assigns, in particular, lenders) will be given adequate prior notice of the intention to invoke any such provision of the relevant law and be afforded a reasonable period of time in the circumstances to remedy any matter complained of to preserve such government authorization or (b) except as provided by a Change of Law, provided however, that any such action resulting from such Change of Law shall not prejudice the rights of InnCOGEN (and its assigns, in particular, lenders) under this Trinidad Government Agreement or the laws of Trinidad.

    EXPROPRIATION OR NATIONALIZATION. The Government of Trinidad, T&TEC and other relevant government authorities shall not expropriate or nationalize (either directly or indirectly through measures tantamount to expropriation or nationalization) the Trinidad Project, InnCOGEN's assets and/or the respective interests or rights of any InnCOGEN's successors, assigns, endorsees, transferees including, in particular, lenders and the shareholders of InnCOGEN therein except for a public purpose, in a non-discriminatory manner and upon payment of prompt, adequate and effective compensation as provided for pursuant to the Trinidad Government Agreement and in accordance with due process of law. In the event the Government or Trinidad expropriates the Trinidad Project, or any part thereof, compensation shall be paid without delay to InnCOGEN in freely useable and transferable U.S. dollars in an amount which shall be equivalent to the fair market value of the Trinidad Project immediately before the expropriatory action was taken.

    DISPUTE RESOLUTION. All disputes arising in connection with the Trinidad Government Agreement shall be finally settled under arbitration rules of the International Chamber of Commerce by a panel of three arbitrators in London, England under the terms and procedures set forth in the arbitration provisions of the Trinidad Government Agreement. Either party to the Trinidad Government Agreement may request at any time any court of competent jurisdiction to order any provisional or conservatory measure for the preservation of its rights and interests. The parties agree that they will be bound by the recommendations, orders or awards that any arbitral tribunal constituted pursuant to the Trinidad Government Agreement may make as to any provisional measures to be taken to preserve the respective rights of either party.

    JURISDICTION. The Government of Trinidad irrevocably submits to the jurisdiction of any court of competent jurisdiction in Trinidad, the United States of America, the United Kingdom and any member of the Commonwealth which is a contracting state to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, and any appellate courts thereof, in any judicial action or proceeding arising out of or relating to any interim relief sought or to the enforcement of any award or decision of arbitration, rendered pursuant to the arbitration provisions of the Trinidad Government

Agreement, and the Government of Trinidad irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court of competent jurisdiction.

    WAIVER OF IMMUNITY. The Government of Trinidad expressly acknowledges and agrees that the Trinidad Government Agreement is being delivered as a part of a commercial transaction. The Government of Trinidad waives for itself, its assets or its revenues, and to the extent that T&TEC can claim sovereign immunity as a governmental authority, on behalf of T&TEC in respect of the Trinidad PPA, any and all immunity to the extent that any such immunity may at any time exist whether on grounds of sovereignty or otherwise, from suit, arbitration, proceeding, jurisdiction of any court, adjudication, enforcement of arbitration award, judgment, service of process upon it or any agent, execution on judgment, set off, attachment or other interim relief prior to judgment or on judgment or other legal process, including, without limitation, the defenses of "sovereign immunity" and "act of state", which the Government of Trinidad or its assets or revenues may now have or may in the future have. The Government of Trinidad agrees not to assert any such immunity or defenses in any proceedings with respect to the Trinidad Government Agreement or in the enforcement of any judgment or execution resulting therefrom or from any of the transactions contemplated thereby or thereunder. The Government of Trinidad further consents generally to the giving of any relief or the issue of any process or order of any court or arbitration in connection with or arising from any such action, arbitration proceeding or other proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (other than diplomatic and consular property, or property which is, or is intended to by, used in connection with a military activity or property which is located in Trinidad and dedicated to a public or governmental use and a commercial use) of any award or judgment which may be made in any proceeding.

    GOVERNING LAW. Except as to those provisions of the Trinidad Government Agreement pertaining to the Government of Trinidad's waivers of immunity for itself, its assets or revenues and on behalf of T&TEC under the Trinidad PPA and its submissions and consents under Article VIII of the Trinidad Government Agreement (which shall be governed by the State Immunity Act of 1978 of the United Kingdom, as construed by the courts of England and Wales), the Trinidad Government Agreement shall be governed by and construed and all disputes thereunder determined in accordance with the laws of the State of New York without reference to its conflict of laws principles.

ENGINEERING AND EQUIPMENT SUPPLY CONTRACT; TURNKEY CONSTRUCTION CONTRACT

    InnCOGEN has entered into contracts with two affiliates of Duke Capital Corp. ("Duke Capital Corp.") and Fluor Daniel, Inc. ("Fluor Daniel, Inc.") for the in-country and offshore engineering, design, procurement, construction and testing activities for the Trinidad Project.

    D/FDI will perform the offshore activities pursuant to an Engineering and Equipment Supply Contract, dated as of June 26, 1998, between InnCOGEN and D/FDI (the "EES Contract") and Duke/ Fluor Daniel will perform the field design, construction, testing, and all other in-country work and services required for the Trinidad Project pursuant to the Turnkey Construction Contract, dated as of June 26, 1998, between InnCOGEN and Duke/Fluor Daniel (the "Turnkey Construction Contract"). Duke Capital Corp. and Fluor Daniel, Inc. will act as guarantors of the payment and performance obligations of D/FDI and Duke/Fluor Daniel, respectively, under the EES Contract and the Turnkey Construction Contract, respectively.

    InnCOGEN, Duke/Flour Daniel and D/FDI have also entered into a coordination letter regarding the EES Contract and the Turnkey Construction Contract. The coordination letter provides, among other things, that the fact of duplicated or substantially duplicated text in the EES Contract and the Turnkey Construction Contract shall not be construed as imposing additive or cumulative liabilities on Duke/Fluor Daniel and D/FDI or creating any additional rights, remedies or defenses. In the event of the suspension or termination of either of the EES Contract or the Turnkey Construction Contract or the occurrence of a force majeure (as defined in the EES Contract and the Turnkey Construction Contract) affecting one such contract, the other contract will be similarly suspended, terminated of affected.

    EES CONTRACT. Under the EES Contract, D/FDI will perform certain design and engineering services, procure offshore-sourced materials, equipment and services, and provide personnel training materials for the operation and maintenance of the Trinidad Project to meet or exceed the performance criteria and other conditions of the EES Contract and the requirements and specifications set forth in the Town and Country Outline Planning Approval, InnCOGEN's project specification, and the Trinidad PPA. All work under the EES Contract will be performed outside Trinidad.

    TURNKEY CONSTRUCTION CONTRACT. Under the Turnkey Construction Contract, Duke/Fluor Daniel will, on a turnkey basis, perform certain field design and engineering, procure locally-sourced materials, equipment and services, construct, start-up and test, and provide personnel training for the operation and maintenance of the Trinidad Project to meet or exceed the performance criteria and other conditions of the Turnkey Construction Contract and the requirements and specifications set forth in the Town and Country Outline Planning Approval, InnCOGEN's project specification, and the Trinidad PPA. Under the Turnkey Construction Contract, Duke/Fluor Daniel must furnish all services, supervision, labor, materials, supplies, equipment and machinery required to complete, start-up and test the Trinidad Project, whether or not such services, labor, materials, supplies, equipment and machinery are specifically mentioned in the Turnkey Construction Contract. All work under the Turnkey Construction Contract will be performed within Trinidad.

    TERMS OF THE EES CONTRACT AND THE TURNKEY CONSTRUCTION CONTRACT.

    The commercial, technical and legal provisions of the EES Contract and the Turnkey Construction Contract are substantially similar and they are summarized together below. Differences between the EES Contract and the Turnkey Construction Contract are noted.

    COMMENCEMENT OF THE WORK. The EES Contract and the Turnkey Construction Contract were executed as of June 26, 1998, commencing D/FDI's and Duke/Fluor Daniel's obligations to perform the work under their respective contracts as of such date.

    TRINIDAD PPA PERFORMANCE GUARANTEE. Under the Turnkey Construction Contract, Duke/Fluor Daniel has agreed to provide a "Performance Guarantee" to InnCOGEN equivalent to that required by the Trinidad PPA on InnCOGEN's behalf in a form of letter of credit or guaranty which is acceptable to T&TEC.

    CONTRACT PRICE; PAYMENT TERMS. As consideration under the EES Contract, InnCOGEN will pay D/ FDI the contract price of U.S.$55.9 million according to a progress payment schedule. As consideration under the Turnkey Construction Contract, InnCOGEN will pay Duke/Fluor Daniel a contract price of U.S.$11 million according to a progress payment schedule. On August 1, 1998 or the date of the first takedown under financing of the Trinidad Project, whichever comes first, InnCOGEN is to pay D/FDI an initial payment under the EES Contract and Duke/Fluor Daniel under the Turnkey Construction Contract of U.S.$5,499,200 and U.S.$5,000, respectively. If the initial payment under the EES Contract has not been made on or before August 1, 1998, InnCOGEN must pay D/FDI a preliminary payment of U.S.$250,000, which payments will be deducted from the initial payment required under the EES Contract to which such preliminary payment relates. In addition, at the time of the respective initial payment, InnCOGEN must reimburse D/FDI a portion of the cost of the premium to obtain certain insurance required by the EES Contract upon D/FDI's presentation of invoices supported by suitable documentation; PROVIDED, HOWEVER, that InnCOGEN will only be responsible to reimburse D/FDI for such insurances in amounts up to U.S.$162,500.

    Thereafter, on or about the first of each month following such payment date, D/FDI and Duke/ Fluor Daniel must submit an application for the Progress Payment (as defined in the EES Contract and the Turnkey Construction Contract, respectively) payable upon completion of stages of the work during the preceding month and as set forth in respective appendices to the EES Contract and the Turnkey Construction Contract. Each such invoice must be certified by an authorized officer of either D/FDI or Duke/Fluor Daniel, respectively, and the Independent Engineer and must contain a detailed itemized description of the work performed during such month. Within 30 days after the completion of the Trinidad Project, InnCOGEN must pay to D/FDI and Duke/Fluor Daniel the balance of the contract price under the EES Contract and the Turnkey Construction Contract, respectively, previously unpaid less any retainage.

    RETAINAGE. D/FDI and Duke/Fluor Daniel will establish each Retainage Letter of Credit (as defined in the EES Contract and the Turnkey Construction Contract, respectively) in favor of InnCOGEN at a bank reasonably acceptable to InnCOGEN and the lender. The amount of each Retainage Letter of Credit will be 7.5% of the aggregate amount of all invoices submitted by D/FDI under the EES Contract and by Duke/Fluor Daniel under the Turnkey Construction Contract and paid to that date. Upon the date on which electric power is first delivered to T&TEC, each Retainage Letter of Credit will be reduced to 5% of the aggregate amount of all invoices submitted by D/FDI under the EES Contract and by Duke/Fluor Daniel under the Turnkey Construction Contract and paid to that date, and D/FDI and Duke/Fluor Daniel must then deposit with InnCOGEN, or InnCOGEN may deduct from a Progress Payment then payable, cash in the amount of 2.5% of the aggregate amount of all invoices submitted by D/FDI and Duke/Fluor Daniel and paid to that date (without regard to the Progress Payment then payable, if any) as cash retainage. In addition, each Retainage Letter of Credit will be amended every six months to reflect approved change orders which have been invoiced during the preceding period. InnCOGEN must release each Retainage Letter of Credit upon completion of the Trinidad Project or the date the EES Contract or the Turnkey Construction Contract, as the case may be, is terminated. Nothing in the EES Contract and the Turnkey Construction Contract may limit InnCOGEN's ability to draw on either of the Retainage Letters of Credit in accordance with its terms or to transfer to InnCOGEN's account by way of offset any portion of the 2.5% cash retention, or both, with respect to any amount due from D/FDI and Duke/Fluor Daniel to InnCOGEN in satisfaction of any obligation under the EES Contract or the Turnkey Construction Contract that has not been paid within 10 days of InnCOGEN's demand therefor. Upon Substantial Completion, InnCOGEN must return the amount of cash retention in excess of 200% of the value of the Punch List (as defined in the EES Contract and the Turnkey Construction Contract, respectively). The balance of each remaining Retainage Letter of Credit, if any, must be paid to D/FDI and Duke/Fluor Daniel, respectively, upon completion of the Trinidad Project or as otherwise provided in the EES Contract and the Turnkey Construction Contract.

    PERFORMANCE. All performance testing must be conducted using test procedures developed by D/FDI and Duke/Fluor Daniel according to the Performance and Emission Test Protocol set forth in an appendix to the EES Contract and the Turnkey Construction Contract and approved by InnCOGEN (the "Test Procedures"). All performance testing must be conducted in conformance with then applicable law and according to the requirements of the EES Contract and the Turnkey Construction Contract and in the presence of InnCOGEN and the Independent Engineer. If any performance testing fails to satisfy any Performance Guarantee (as defined in the EES Contract and the Turnkey Construction Contract, respectively), and if D/FDI and Duke/Fluor Daniel have not paid InnCOGEN the Buy-Down Amount (as defined in the EES Contract and the Turnkey Construction Contract, respectively) satisfying the failed test, such performance testing must be repeated as soon as possible following notice to InnCOGEN, the lender and the Independent Engineer.

    SUBSTANTIAL COMPLETION. "Substantial Completion" will be deemed to have occurred upon the satisfaction of the following conditions: (a) Performance Tests (as defined under the EES Contract and the Turnkey Construction Contract, respectively) (excluding the Reliability Test (as defined under the EES Contract and the Turnkey Construction Contract, respectively)) must have been completed in conformance with the Test Procedures and such Performance Tests (excluding the Reliability Test) must have satisfied the Performance Guarantees or, at InnCOGEN's option and in its sole discretion, InnCOGEN has elected to declare that, for purposes of Substantial Completion, the performance testing requirements have been satisfied by virtue of the Trinidad Project having achieved a performance level of 195 MW or greater during Performance Tests, (b) the performance of the work has been completed according to all of the provisions of the EES Contract and the Turnkey Construction Contract, with the exception of those items specified in each punch list agreed to by InnCOGEN, which items must not have an estimated cost of more than U.S.$1 million in total to complete and must be of such a nature that their completion will not in any way impair the normal daily operation of the Trinidad Project after Substantial Completion, (c) the Trinidad Project must be ready for operation and generation of electricity and comply with all applicable laws, ordinances, codes, and regulations and orders of all Governmental Authorities and the Trinidad Project and its operations comply with all permits issued with respect to the Trinidad Project, (d) D/FDI and Duke/Fluor Daniel must have delivered to InnCOGEN and the Independent Engineer all required documents before Substantial Completion and the duly completed and executed partial waiver of lien and release in the form of required by the EES Contract and the Turnkey Construction Contract, respectively, (e) D/FDI and Duke/Fluor Daniel must have delivered to InnCOGEN and the Independent Engineer certificates stating that all of the preceding conditions have been satisfied and (f) the Independent Engineer must have delivered to InnCOGEN a certificate stating that all of the preceding conditions have been satisfied. The date on which the conditions are satisfied will be the "Substantial Completion Date". Upon the satisfaction of the above conditions, InnCOGEN shall accept the Trinidad Project, subject to Final Completion (as discussed herein), and deliver to D/FDI and Duke/Fluor Daniel notice of such acceptance, whereupon, D/FDI and Duke/Fluor Daniel must turn over control and operation of the Trinidad Project to InnCOGEN.

    FINAL COMPLETION. "Final Completion" will be deemed to have occurred upon the satisfaction of the following conditions: (a) the Substantial Completion Date has occurred or must occur simultaneously with Final Completion, (b) the performance of the work must be 100% complete including payment of the Buy-Down Amount, if any, (c) D/FDI and Duke/Fluor Daniel must have delivered to InnCOGEN and the Independent Engineer all documents required to be delivered to them as of the Final Completion Date and (d) there must exist no event of default under the terms of the EES Contract and the Turnkey Construction Contract.

    PRINCIPAL WARRANTIES. D/FDI and Duke/Fluor Daniel warrant to InnCOGEN that all materials and equipment furnished under the EES Contract and the Turnkey Construction Contract will be new. D/FDI and Duke/Fluor Daniel further warrant that, for 2 years after the Substantial Completion Date, all materials, certain equipment and labor forming all or any portion of the work will be free from defects in materials and workmanship, and all professional services performed by D/FDI and Duke/ Fluor Daniel under the EES Contract and the Turnkey Construction Contract (including, without limitation, engineering and design) must be performed competently and according to industry standards for the type of work involved and must be in full compliance with the requirements of the specifications set forth in an appendix to the EES Contract and the Turnkey Construction Contract. In the event D/FDI or Duke/Fluor Daniel elects to repair or replace any component of the Trinidad Project to enhance or enable D/FDI's or Duke/Fluor Daniel's ability to meet the Performance Guarantees subsequent to Substantial Completion, then the warranty period for such repaired or replaced components will commence on the date they are returned to or placed in service.

    LATE COMPLETION LIQUIDATED DAMAGES. If the Substantial Completion Date does not occur on or before September 9, 1999 for any reason other than (a) InnCOGEN's failure to perform its obligations under the EES Contract and the Turnkey Construction Contract, (b) or delays caused by InnCOGEN,

InnCOGEN's lessor or lender, or (c) Force Majeure Events, D/FDI and Duke/Fluor Daniel must pay to InnCOGEN as liquidated damages (i) U.S.$13,500/Unit/day less
(ii) the Net Revenues (as defined in the EES Contract and the Turnkey Construction Contract) generated by the Trinidad Project for each day from and including September 9, 1999 to and including the Substantial Completion Date. In the event InnCOGEN, at its option and in its sole discretion, elects to declare Substantial Completion in accordance with the provisions of the EES Contract and the Turnkey Construction Contract allowing the same, liquidated damages will cease to be assessed on the Substantial Completion Date established on the basis of the Trinidad Project having achieved a performance level of 195 MW or greater during the net electrical output test completed in accordance with the Test Procedures, and all other conditions for Substantial Completion having been satisfied. Once D/FDI and Duke/Fluor Daniel have paid the liquidated damages provided in the EES Contract and the Turnkey Construction Contract, respectively, D/FDI and Duke/Fluor Daniel shall have no further liability for any extra costs, losses or expenses, claims and penalties, loss of the use of the Trinidad Project, cost of capital, loss of revenue and any other damages, whether special, indirect or consequential and of any nature incurred by InnCOGEN which are occasioned by any such delay in achieving Substantial Completion.

    BUY-DOWN AMOUNT. In the event that upon completion of the performance testing of the Trinidad Project according to the Test Procedures, the Trinidad Project fails to satisfy the Performance Guarantees, D/FDI and Duke/Fluor Daniel must take corrective action until subsequent Performance Tests demonstrate that the Performance Guarantees have been met. Notwithstanding the foregoing, if the Substantial Completion Date has occurred on or before September 9, 1999, and if the demonstrated net electrical output is less than 224.7 MW, D/FDI and Duke/Fluor Daniel have the option to satisfy the Performance Guarantees with respect to net electrical output by paying InnCOGEN, as liquidated damages, U.S.$500/kW for each kilowatt of net electrical output less than 224.7 MW to and including 210 MW, calculated based on the most recently completed net electrical output test, provided certain stated conditions are met. If the Substantial Completion Date has not occurred on or before June 9, 2000, or such date thereafter which is 270 days after September 9, 1999, D/FDI and Duke/Fluor Daniel must, immediately upon the request of InnCOGEN, pay the Buy-Down Amount to InnCOGEN calculated based on the most recent completed net electrical output test in satisfaction of the output requirements therein. Once D/FDI and Duke/Fluor Daniel have paid the Buy-Down Amount, the net electrical output guarantee will be deemed fully satisfied for the Trinidad Project, and D/FDI and Duke/Fluor Daniel will, without prejudice to any of their other obligations under the EES Contract and the Turnkey Construction Contract (including, without limitation, the obligation to complete the Trinidad Project according to certain requirements of the EES Contract and the Turnkey Construction Contract), have no further obligation under the EES Contract and the Turnkey Construction Contract solely with respect to said Performance Guarantees for net electrical output.

    UNCONDITIONAL OBLIGATION. Notwithstanding the limitations on D/FDI's and Duke/Fluor Daniel's financial liability for net electrical output by paying the Buy-Down Amount, D/FDI and Duke/Fluor Daniel have the absolute and unconditional obligation to spend and cause to be spent all amounts necessary to cause the Trinidad Project to achieve 210 MW of net electrical output unless and until InnCOGEN requests D/FDI and Duke/Fluor Daniel to pay the Buy-Down Amount after the 270-day period as described immediately above. The obligations of D/FDI and Duke/Fluor Daniel to pay the Buy-Down Amount under the provisions of the EES Contract and the Turnkey Construction Contract are absolute and unconditional and shall not be released, discharged, diminished or in any way affected by (a) any default by D/FDI and Duke/Fluor Daniel in the performance or observance of any of their agreements or covenants under the EES Contract and the Turnkey Construction Contract, respectively, (b) the assignment by InnCOGEN of the EES Contract and/or the Turnkey Construction Contract to the lender or (c) except as provided in the EES Contract and the Turnkey Construction Contract, any other circumstance, happening, condition or event, whether similar to any of the foregoing. Such Buy-Down Amount must be paid without set-off, counterclaim or reduction whatsoever.

    RELIABILITY TEST. After the Substantial Completion Date, D/FDI and Duke/Fluor Daniel each must perform a reliability test as set forth in the EES Contract and the Turnkey Construction Contract. The "Reliability Test" will consist of a capacity factor reliability test of each Unit and a capacity factor reliability test of the Trinidad Project. Each Unit and the Trinidad Project as a whole must attain a capacity factor of 90% over a 48-hour test period of operation. The capacity factor will be based on 74,900 kW for each Unit and 195 MW for the Trinidad Project. In the event the Trinidad Project capacity factor test results show a Trinidad Project capacity factor of less than 90% capacity factor, D/FDI and Duke/Fluor Daniel must pay to InnCOGEN, as liquidated damages the sum of U.S.$213,525 for each 1%, or portion thereof, the Trinidad Project's capacity factor is below 90%. D/FDI and Duke/Fluor Daniel will have the right to conduct tests and retests for a period of 60 days after the Substantial Completion Date. If, at the end of such testing and retesting, the Trinidad Project has not achieved 90% capacity factor, D/FDI and Duke/Fluor Daniel must pay liquidated damages calculated on the basis of the capacity factor achieved in the last Trinidad Project capacity factor test or retest.

    LIMITATION ON LIABILITY. Except for the unconditional obligation to cause the Trinidad Project to achieve net electrical output of 210 MW, in no event will (a) the liquidated damages paid by D/FDI and Duke/Fluor Daniel pursuant to the Late Completion Liquidated Damages and Buy-Down Amount provisions of the EES Contract and the Turnkey Construction Contract exceed 25% of the contract price, respectively, and 35% of the contract price in the aggregate, (b) D/FDI's and Duke/ Fluor Daniel's liability for any damages arising out of the EES Contract and the Turnkey Construction Contract for any cause or reason whatsoever exceed the contract price less the amounts paid as liquidated damages pursuant to the Late Completion Liquidated Damages and Buy-Down Amount provisions of the EES Contract and the Turnkey Construction Contract and (c) D/FDI and Duke/Fluor Daniel or their subcontractors be liable for any consequential damages for any reason arising out of the EES Contract and the Turnkey Construction Contract, except such liquidated damages as are specifically provided under the Late Completion Liquidated Damages and Buy-Down Amount provisions of the EES Contract and the Turnkey Construction Contract. D/FDI's and Duke/ Fluor Daniel's liability in respect of liability under the Indemnities provisions of the EES Contract and Turnkey Construction Contract are not limited by the foregoing limitations on liability.

    INDEMNITIES. Each party to the EES Contract and the Turnkey Construction Contract agrees to defend, indemnify and hold harmless the other party and its affiliates and principals, and the stockholders, directors, officers, agents and employees of each of them, from and against any and all damages, costs, claims, expenses and liabilities (including, without limitation, reasonable attorneys' fees) (a) for bodily injury or damage to a third party's property that may arise from the indemnifying party's negligence under the EES Contract and the Turnkey Construction Contract, except to the extent arising from the negligence of the indemnified parties, (b) because of any violation of a law to be complied with by the indemnifying party under the EES Contract and the Turnkey Construction Contract, (c) in the case of D/FDI and Duke/Fluor Daniel, in respect of any demands or liens by subcontractors for nonpayment of amounts due as a result of furnishing materials or work to D/FDI or Duke/Fluor Daniel which are payable by D/FDI or Duke/Fluor Daniel for work performed pursuant to the EES Contract or the Turnkey Construction Contract unless attributable to non-payment by InnCOGEN, (d) in the case of InnCOGEN, in respect of the presence of Pre-existing Contamination (as defined under the EES Contract and the Turnkey Construction Contract), unless exacerbated by the actions of D/FDI or Duke/Fluor Daniel or (e) in the case of D/FDI and Duke/Fluor Daniel, in respect of the presence of Hazardous Materials (as defined in the EES Contract and the Turnkey Construction Contract) brought onto or generated at the site of the Trinidad Project following the Commencement Date (as defined in the EES Contract and the Turnkey Construction Contract), unless attributable to the actions of InnCOGEN.

    INSURANCE. On and after the Commencement Date of the EES Contract and the Turnkey Construction Contract, D/FDI and Duke/Fluor Daniel must obtain and maintain until the Final Completion Date (except as otherwise noted) insurance coverages including, without limitation, the following types and in the following amounts: (a) worker's compensation insurance to meet the laws of Trinidad, including, without limitation, employer's liability insurance of U.S.$1 million per occurrence, (b) commercial general liability insurance against claims for personal injury and property damage with a U.S.$1 million limit per claim for combined bodily injury and property damage, and a U.S.$2 million aggregate annual limit, (c) comprehensive automobile liability coverage against claims of personal injury and property damage with a U.S.$1 million limit per occurrence for combined bodily injury and property damage, (d) excess liability insurance with a U.S.$5 million limit per occurrence and a U.S.$5 million aggregate annual limit, (e) errors and omissions insurance coverage for the design engineers on a claims made basis with a U.S.$500,000 limit per occurrence and a U.S.$500,000 aggregate annual limit and (f) such other insurance with respect to the work, in such amounts, against such insurable hazards and in such form as may be reasonably required by InnCOGEN or the lender. The cost of such additional insurance will be paid by InnCOGEN as an addition to the contract price.

    Under the Turnkey Construction Contract, Duke/Fluor Daniel also must provide a Blanket Builder's Risk Insurance policy on an "all risk" basis including coverage against damage or loss caused by earth movement, windstorm, flood, boiler, turbine machinery accidents and operational testing and Duke/Fluor Daniel will be responsible for deductibles for such insurance. The Blanket Builder's Risk Insurance coverage must extend until Substantial Completion, at which time InnCOGEN must provide permanent property insurance to cover the Trinidad Project.

    Insurance (other than worker's compensation insurance) maintained by D/FDI and Duke/Fluor Daniel pursuant to the EES Contract and the Turnkey Construction Contract must: (a) with respect to commercial general liability insurance and excess liability insurance, specify as additional insured, as their interests may appear, InnCOGEN and InnCOGEN's lender and lessor, (b) provide that no cancellation or material change thereof must be effective until at least 60 days after being mailed to InnCOGEN and (c) with respect to the commercial general liability insurance, provide a severability of interest or cross liability clause.

    GUARANTY. On or before the Initial Payment Date (as defined in the EES Contract and the Turnkey Construction Contract), D/FDI and Duke/Fluor Daniel must deliver to InnCOGEN irrevocable and unconditional guaranties by Duke Capital Corp. and by Fluor Daniel, Inc. of all of their obligations under the EES Contract and the Turnkey Construction Contract, respectively, in the form as attached in the respective appendices to the two contracts.

TRINIDAD HEAD LEASE

    Caroni (1975) Limited, a state-owned company incorporated under the Companies Ordinance Chapter 31 No. 1 of the Laws of Trinidad ("Caroni"), the owner of the land on which the Trinidad Project will be built, has leased a portion of land consisting of 3.2375 hectares (the "Lot") to Innercob Industries (Trinidad) Limited ("Innercob") for sixty years and four days, commencing on June 1, 1998, pursuant to a Deed of Lease made as of June 18, 1998 (the "Head Lease"). The Head Lease provides that Innercob may use the Lot for industrial purposes. The rent is forty cents per square meter per year for the first five years and fifty cents per square meter per year for the second five years. Thereafter, the rent is adjusted in five year intervals in accordance with increases or decreases in the average of the Consumer Price Index for All Urban Consumers for Size Class D (using then current base year) promulgated by the United States Department of Labor, Bureau of Labor Statistics and in the Index of Prices published by the Central Statistical Office of Trinidad. The rent cannot be less than the rent for the preceding five year period nor can it increase by more than ten percent. Innercob will pay the rent free of all deductions, setoff or abatement, together with the value added tax thereon, and will pay all taxes, assessments and charges imposed on the Lot.

    Innercob will at its own cost and expense provide and maintain adequate anti-pollution facilities for all pollutants which may be produced as a result of Innercob's use of the Lot.

    Innercob cannot sublease or assign the Head Lease without the prior written consent of Caroni, but Caroni has consented to a sublease or assignment in connection with a mortgage.

    At the expiration or earlier termination of the Head Lease, Innercob may within thirty-six months or such other period of time agreed to by Caroni and Innercob, remove all building and other structures, plant, machinery and equipment erected or installed by Innercob or its sub-lessees upon the Lot, in which case Innercob is obligated under the Head Lease to restore the Lot to its former state and condition.

    Caroni agrees under the Head Lease, among other things, to provide, maintain and upkeep Caroni's private roads necessary to provide ingress to and egress from the Lot over Caroni's private roads leading to and from certain public roads. Caroni will, at Innercob's cost and expense, execute, acknowledge and deliver certificates for the benefit of Innercob and persons that it designates with regard to information concerning, among other things, any amendments or modifications to the Head Lease, the existence of any defaults thereunder, outstanding notices of default or termination and such other matters with respect to the Head Lease as Innercob may reasonably request. Such certificates may be relied upon by Innercob and any prospective assignee, sublessee or mortgagee of the whole or part of the interest of Innercob under the Head Lease.

    Caroni and Innercob have reciprocal general indemnification and environmental indemnification.

    The Head Lease will terminate if Innercob is in arrears for 90 days after a payment date or a breach by Innercob of any of its covenants contained therein, at which time Caroni may re-enter the Lot or any part thereof.

    Subject to certain conditions, Innercob may renew the Head Lease for a further term of 30 years by giving Caroni notice of its intention not less than 6 months before the scheduled expiry date of the term. Rent during such further term will be calculated in accordance with the provisions for rent adjustments in the Head Lease.

    The parties will be excused from the performance of their obligations or covenants under the Head Lease by the occurrence of force majeure events. Acts of the Government of Trinidad or Caroni's agreements with third parties to relieve Caroni of its obligations to Innercob under the Head Lease will not constitute events of force majeure under the Head Lease except under certain circumstances provided in the Head Lease.

    Disputes are to be resolved through arbitration in Trinidad in accordance with the Trinidad Arbitration Act Ch. 5:01.

    The Head Lease is governed by, subject to and construed and interpreted in accordance with the laws of Trinidad.

TRINIDAD SUB-LEASE

    Innercob will sub-lease to InnCOGEN for an initial term of 32 years, commencing on June 1, 1998, the Lot pursuant to a sub-lease made as of June 18, 1998 (the "Sub-Lease"). The Lot is the same land that was leased to Innercob by Caroni under the Head Lease. The Sub-Lease provides that InnCOGEN may use and occupy the Lot for the operation, maintenance and improvement of one or more electricity generation plants, together with other ancillary and related facilities and infrastructure. The rent is $0.40 per square meter per year for the first 5 years and $0.50 per square meter per year for the second five years. Thereafter, the rent is adjusted in five year intervals in accordance with increases or decreases in the average of the Consumer Price Index for All Urban Consumers for size class D (using then current base year) promulgated by the United States Department of Labor, Bureau of Labor Statistics and in the Index of Prices published by the Central Statistical Office of Trinidad and Tobago. The rent cannot be less than the rent for the preceding five year period nor can it increase by more than ten percent. InnCOGEN will pay the rent free of all deductions, setoff or abatement, together with the value added tax thereon, and will pay all taxes, assessments and charges imposed on the Lot.

    InnCOGEN will at its own cost and expense provide and maintain adequate anti-pollution facilities for all pollutants which may be produced as a result of InnCOGEN's use of the Lot.

    InnCOGEN cannot sublease or assign the Sub-Lease without the prior written consent of Innercob, but Innercob has consented to a sublease, assignment, charge, mortgage or grant of a security interest in connection with InnCOGEN's obligations under any Financing Documents (as defined in the Sub-Lease).

    InnCOGEN is obligated to take out and maintain in full force and effect all necessary insurance with respect to InnCOGEN's activities and operations on the Lot.

    At the expiration or earlier termination of the Sub-Lease, InnCOGEN may within twenty-two months or such other period of time agreed to by Innercob and InnCOGEN, remove all buildings and other structures, plants, machinery and equipment erected or installed by InnCOGEN or its sub-lessees upon the Lot, in which case InnCOGEN is obligated under the Sub-Lease to restore the Lot to its former state and condition. Innercob will, at InnCOGEN's cost and expense, execute, acknowledge and deliver certificates for the benefit of InnCOGEN and persons that it designates with regard to information concerning, among other things, any amendments or modifications to the Sub-Lease, the existence of any defaults thereunder, outstanding notices of default or termination and such other matters with respect to the Sub-Lease as InnCOGEN may reasonably request. Such certificates may be relied upon by InnCOGEN and any prospective assignee, sublessee or mortgagee of the whole or part of the interest of InnCOGEN under the Sub-Lease.

    Innercob and InnCOGEN have reciprocal general indemnification and environmental indemnification obligations under the Sub-Lease.

    The Sub-Lease will terminate if InnCOGEN is in arrears for 75 days after a payment date or 30 days after notice of a breach by InnCOGEN of any of its covenants contained therein, at which time Innercob may re-enter the Lot or any part thereof.

    Subject to certain conditions, InnCOGEN may renew the Sub-Lease for a further term of 28 years by giving Innercob notice of its intention not less than 6 months before the scheduled expiry date of the term. Rent during such further term will be calculated in accordance with the provisions for rent adjustment in the Sub-Lease.

    The parties will be excused from the performance of their obligations or covenants under the Sub-Lease by the occurrence of force majeure events. Acts of the Government of Trinidad or Innercob's agreements with third parties to relieve Innercob of its obligations to InnCOGEN under the Sub-Lease will not constitute events of force majeure under the Sub-Lease except under certain circumstances provided in the Sub-Lease.

    Disputes are to be resolved through arbitration in Trinidad in accordance with the Trinidad Arbitration Act Ch. 5:01.

    The Sub-Lease is governed by, subject to and construed and interpreted in accordance with the laws of Trinidad.

DEED OF LICENCE

    Caroni, Innercob and InnCOGEN are parties to a Deed of Licence (the "Licence") made as of June 18, 1998 to provide InnCOGEN certain assurances in connection with the Sub-Lease from Innercob to InnCOGEN.

    Caroni confirms its consent to Innercob's sub-lease of the Lot to InnCOGEN and covenants with InnCOGEN to observe, perform and fulfill all of its obligations under the Head Lease and comply with the provisions thereof and not permit the Head Lease to be cancelled, surrendered or modified without the prior written consent of InnCOGEN. Caroni further covenants not to do any act or thing which would in any way prejudice the use or designation of the Lot as the location for the generation of electricity, to permit InnCOGEN to comply with governmental provisions and requirements, to not interrupt, sue, evict or interfere with InnCOGEN's use of the Lot provided that InnCOGEN pays the rent and performs the covenants specified in the Sub-Lease.

    The Licence provides that InnCOGEN will have no liability or obligation to Caroni under the Head Lease or the Licence except as provided in the Licence, and that Innercob will remain liable for all payments due to Caroni under the Head Lease.

    In the event Caroni terminates the Head Lease, provided InnCOGEN is not in default or in breach of the Sub-Lease then Caroni will grant to InnCOGEN a lease for the same duration as the unexpired portion of the initial term or further term of the Sub-Lease for the rent and on the terms and conditions of the Sub-Lease.

    Caroni will, subject to limitations, indemnify InnCOGEN from all loss, liability and damage resulting from certain claims, actions, suits or proceedings pursuant to or in connection with any violation of the Trinidad Environmental Management Act of 1995 or any implementing policies, codes, standards, rules and regulations authorized by such act or any statute, bylaw, regulation, rule, ordinance, order, license or subordinate legislation pertaining to the environment, relating to conditions of the Lot existing on or before the date of the Licence or resulting from the conduct of Caroni. InnCOGEN, will, subject to limitations, indemnify Caroni and its tenants from any loss, liability or damage resulting from such claims relating to the conduct of InnCOGEN and its contractors.

    Caroni irrevocably waives any immunity, including sovereign immunity, from the jurisdiction of any court or from any legal process, with respect to its obligations under the Licence.

    Caroni and Innercob agree, at InnCOGEN's request, to execute a deed of consent and agreement with the lender in substantially the form attached as an exhibit to the Licence.

    Caroni agrees, at InnCOGEN's cost and expense, to execute certificates for the benefit of InnCOGEN and its designee, regarding matters including the status of the Licence, any defaults under the Head Lease, any outstanding notices of default or termination and such other matters relating to the Lot, the Head Lease, any deed of consent and agreement and the Licence to which Caroni and InnCOGEN are parties as InnCOGEN may reasonably request. Such certificates executed by Caroni may be relied upon by InnCOGEN and any lender and any prospective assignee, sublessee or lender.

    No amendment, alteration, changes or additions to the Licence will be effective unless it is in writing and signed by the parties to the Licence.

    Disputes are to be resolved through arbitration in Trinidad in accordance with the Trinidad Arbitration Act Ch. 5:01.

    The Licence is to be governed by, subject to and construed and interpreted in accordance with the laws of Trinidad.

TRINIDAD OPERATION AND MAINTENANCE AGREEMENT

    On September 11, 1998, InnCOGEN, an indirect wholly owned Trinidadian subsidiary of York signed a contract with Primesouth Inc., a subsidiary of Scana Corporation, to operate and maintain the Trinidad Project.

    The term of the operations and maintenance contract is for 5 years with 5 additional 5 year renewable extensions. InnCOGEN will pay Primesouth a monthly management fee of $15,000 with no adjustment for staffing levels. The initial plant staff that will be managed by Primesouth is approximately 22. The parties have agreed to establish an incentive fee arrangement, in addition to the management fee, following one full year of commercial operation of the project.

    Primesouth currently operates the Brooklyn Navy Yard Project for York and its partners under a similar agreement.

BROOKLYN NAVY YARD PROJECT

LIMITED PARTNERSHIP AGREEMENT

    BNYCP was formed pursuant to a Limited Partnership Agreement, dated as of October 19, 1992, (the "BNYCP Partnership Agreement") as amended and restated on November 1, 1997, between MENY, as a general partner and as a limited partner, and York Partners, as a general partner and as a limited partner.

    PURPOSE. Following the financial closing of the Brooklyn Navy Yard Project, BNYCP has continued to own, finance, manage and operate the Brooklyn Navy Yard Project to provide electric and thermal energy and capacity for sale. In addition, BNYCP may engage in any activities that BNYCP deems related and necessary to the foregoing purpose, including construction of additional improvements.

    PERCENTAGE INTERESTS. Each of York Partners and MENY owns a 5% general partner interest and a 45% limited partner interest in BNYCP.

    TERM. BNYCP shall terminate on December 31, 2051, unless sooner terminated in accordance with the BNYCP Partnership Agreement.

    LOANS.

    CONSTRUCTION LOANS. MENY made construction loans to BNYCP to pay project costs, totaling approximately $93.8 million as of April 30, 1998. MENY may, in its discretion, advance additional loans to BNYCP. The existing loans, and any new loans, will be paid by BNYCP after payment of the Royalty Fees and the General Partner Fees, but before distributions to any partner of BNYCP.

    PRIORITY LOANS. MENY made priority loans to York Partners in connection with the Brooklyn Navy Yard Project, totaling approximately $21.5 million as of April 30, 1998. The priority loan is secured by a pledge by York Partners to MENY of a portion of York Partners' limited partnership interest equal to a 30% interest in BNYCP. The priority loan has no maturity date, and is payable only out of equity distributions to York Partners (but not the General Partner Fees or the Royalty Fees) and is otherwise non-recourse to York Partners.

    MANAGEMENT OF BNYCP.

    MANAGEMENT COMMITTEE. MENY and York Partners, through the management committee, have the exclusive power and authority to direct and manage the affairs of BNYCP. The management committee consists of two representatives, one from each of MENY and York Partners. Each representative is entitled to vote in proportion to its interest in BNYCP and decisions of the management committee are made on the basis of a majority of percentage interests; PROVIDED, HOWEVER, that if the management committee is unable to reach a determination or is otherwise deadlocked on a decision, MENY will be entitled to cast a deciding vote.

    EXECUTIVE DIRECTOR. An executive director shall be appointed by the management committee to direct the day-to-day activities of BNYCP and the Brooklyn Navy Yard Project. The executive director shall be an employee of MENY or an affiliate of MENY. The executive director may also appoint additional officers, who shall include representatives of MENY, for the purpose of performing functions and duties as the executive director deems necessary from time to time.

    PRIORITY OF PAYMENTS. BNYCP's revenue will be disbursed in the following order of priority:

        (a) maintenance, operating and other business expenses and capital expenditures necessary for the continued and safe and economic operation of the Brooklyn Navy Yard Project;

        (b) principal, interest, fees, rent costs and expenses of BNYCP pursuant to the BNYCP Bonds and any and all reserves and deposits required therefor;

        (c) to pay that portion of the General Partner Fees and the Royalty Fees not paid on a prior Distribution Date, to the extent that payment of the General Partner Fees or the Royalty Fees has been subordinated or deferred, as result of, among other things, a prohibition under the BNYCP Bonds on making such payment, or there is insufficient cash on any prior Distribution Date to pay the General Partner Fees or the Royalty Fees, all such subordinated, deferred or unpaid General Partner Fees and the Royalty Fees;

        (d) the General Partner Fees and the Royalty Fees are scheduled to be paid by BNYCP as set forth below:

  TIME PERIOD AFTER                         AGGREGATE PERCENTAGE
        BOND                                 OF GROSS REVENUE OF
       CLOSING                                    BNYCP FOR
  (DECEMBER, 1997)        TYPE OF FEE          ALL RECIPIENTS                   RECIPIENT OF FEE
---------------------  ------------------  -----------------------  -----------------------------------------
    1 month-48 months  General Partner                  0.5%        York Partners
                       Fee
    1 month-48 months  Royalty Fee                      4.5%        York Partners
 48 months-108 months  General Partner                  4.0%        York Partners and MENY equally
                       Fee
108 months-168 months  General Partner                  3.0%        York Partners and MENY equally
                       Fee
168 months-228 months  General Partner                  2.0%        York Partners and MENY equally
                       Fee
228 months-468 months  General Partner                  1.0%        York Partners and MENY equally
                       Fee

        (e) principal, interest, fees, costs and expenses due under the construction loan by MENY to BNYCP;

        (f) scheduled payments in that month of principal of and accrued interest on any subordinated loans, including the priority loans made by MENY to York Partners;

        (g) any other reserves, which includes provisions for contingencies in accordance with prudent management practices relative to the type of business in which BNYCP is engaged and the levels of insurance maintained by BNYCP and generally accepted accounting principles, or funds for capital expenditures established in such amounts as the management committee determines in its reasonable discretion to be necessary; and

        (h) distribution to the partners.

MISSION REIMBURSEMENT AGREEMENT (PMNC)

    On November 1, 1997, York Partners, BNYCP and Mission entered into the Mission Reimbursement Agreement (the "Mission Reimbursement Agreement") related to the PMNC litigation (as described below).

    BNYCP entered into an agreement dated as of November 1, 1994 (the "Turnkey Agreement") with PMNC, jointly and severally, for the engineering, design, procurement and installation of equipment, construction, start-up and testing of the Brooklyn Navy Yard Project. In addition, BNYCP received a guaranty from the Parsons Corporation respecting PMNC's timely performance of its obligations under the Turnkey Agreement. Currently, there is pending litigation between BNYCP and York Partners on the one hand and PMNC and the Parsons Corporation on the other hand, both relating to the disputes arising out of the Turnkey Agreement and the guaranty from the Parsons Corporation. Mission, in connection with the issuance of the BNYCP Bonds, agreed to defend, indemnify and hold harmless York Partners and BNYCP from any losses arising out of or in connection with such pending litigation under an indemnity agreement dated as of December 1, 1997.

    REIMBURSEMENT. Under the Reimbursement Agreement, York Partners agrees in its separate capacity and not in its capacity as a partner of BNYCP, absolutely and unconditionally to pay to Mission a sum in the aggregate equal to 25% of the total of all amounts paid by Mission upon a final determination of the claims under that certain indemnity agreement in respect of claims exceeding $10,000,000; PROVIDED, HOWEVER, that York Partners shall not be obligated to reimburse Mission for more than $10,000,000 of claims and PROVIDED, FURTHER, HOWEVER, that York Partners shall only be obligated to reimburse Mission from payments of the General Partner Fees and the Royalty Fees or from distributions to York Partners on an annual basis pursuant to the BNYCP Partnership Agreement until all amounts due by York Partners are fully paid to Mission as set forth below:

1998............................................................................  $1,000,000
1999............................................................................  $1,000,000
2000............................................................................  $1,000,000
2001 and thereafter.............................................................  $2,000,000
(subject to a $10,000,000 maximum)

    LIABILITY. The obligations of York Partners under the Mission Reimbursement Agreement shall be absolute and unconditional irrespective of certain circumstances which may deem the agreement invalid.

    GRANT OF SECURITY INTEREST. York Partners granted to Mission a security interest in its portion of the General Partner Fees, the Royalty Fees and its right to receive distributions pursuant to the BNYCP Partnership Agreement from the general partner interest and a 30% limited partnership interest in BNYCP (which is the same 30% limited partnership interest pledged to MENY to secure the priority loan), together with the proceeds thereof, to secure its obligations under the Mission Reimbursement.

    AGREEMENT. Mission's security interest in the General Partner Fees and the Royalty Fees is limited to the amounts set forth above for each year and any amounts in excess thereof are not subject to such security interest. In addition, in connection with the settlement of certain litigation, York Partners has granted to third parties a security interest in a 20% limited partnership interest of which 17.5% is subject to a prior security interest of Mission and 2.5% is not subject to such prior security interest.

    EVENTS OF DEFAULTS. Failure of York Partners to pay any amounts due and payable or to perform any of the covenants thereunder constitutes an "Event of Default" under the Mission Reimbursement Agreement.

    ENFORCEMENT OF REMEDIES. If any Event of Default shall have occurred and is continuing for 30 days after receiving notice from Mission, Mission may proceed to enforce all of its remedies available under the Mission Reimbursement Agreement under applicable law and in equity.

OTHER LITIGATION

    BNYCP is a party to numerous lawsuits filed by employees of previous contractors arising from alleged injuries allegedly incurred in connection with the construction of the Brooklyn Navy Yard Project. BNYCP is vigorously contesting such suits and is pursuing subrogation, as applicable. BNYCP believes that any liability resulting therefrom will be adequately covered by insurance.

BNYCP BONDS

    In December of 1997, BNYCP issued (a) $307,000,000 New York City Industrial Development Agency Industrial Development Revenue Bonds (Brooklyn Navy Yard Cogeneration Partners, L.P. Project), Series 1997, consisting of $31,960,000, 6.20% term bonds due October 1, 2022, $110,280,000, 5.65% term bonds due October 1, 2028 and $164,760,000, 5.75% term bonds due October 1, 2036, (b)
$100,000,000, 7.42% of taxable senior secured bonds due 2020 and (c) certain letters of credit not to exceed $100,000,000 (collectively, the "BNYCP Bonds").

    The BNYCP Bonds, which currently are rated "Baa3" by Moody's, "BBB-" by S&P and "BBB-" by Fitch Investors Service, L.P., are senior secured debt obligations of BNYCP secured by a lien on and security interest in (a) all personal property owned or leased by BNYCP, (b) all of BNYCP's right, title and interest in and to all contracts that have been or may be entered into by BNYCP, except for the construction contract with PMNC, and (c) all revenues of BNYCP.

    BNYCP's obligations under the BNYCP Bonds are obligations solely of BNYCP and are non-recourse to any of its partners or affiliates or any shareholder, partner, officer, employee or director of its partners or any affiliate thereof (other than BNYCP).

    REDEMPTION.

    The bonds due 2022 are subject to mandatory sinking fund redemption requirements commencing on October 1, 2021; the bonds due 2028 are subject to mandatory sinking fund redemption commencing on October 1, 2023; the bonds due 2036 are subject to mandatory sinking fund redemption commencing on October 1, 2029.

    Upon certain events of loss or eminent domain, subject to certain conditions and except if the loss proceeds with respect thereto are less than $5 million, the BNYCP Bonds will be subject to mandatory redemption at par plus accrued interest to the redemption date and any applicable premium, depending on the nature of the loss or eminent domain.

    All monies received by or on behalf of BNYCP in respect of an energy contract buy-out of the BNY PPA will be applied to the redemption or repayment of the BNYCP Bonds if (a) the aggregate amount of monies then or theretofore received by or on behalf of BNYCP in respect of such energy contract buy-outs exceeds $20 million and (b) BNYCP is unable to obtain written confirmation from two or more Rating Agencies that a lowering of the then current credit ratings of the BNYCP Bonds will not result therefrom within 60 days after the receipt of such monies. The redemption price shall be equal to par plus, if the energy contract buy-out is not involuntary, a premium equal to that which would be applicable to an optional redemption of the BNYCP Bond if an optional redemption were permissible on the date of such redemption (and, if no such optional redemption is permissible as of such date, a premium of 2%), together with accrued interest thereon, if any, to the redemption date.

    The BNYCP Bonds will be subject to mandatory redemption (or, in the case of the taxable BNYCP Bonds, the holders thereof will have a "put") prior to their stated maturity, at par plus accrued interest thereon to the redemption date, plus any applicable premium, if (a) BNYCP is not operating the Brooklyn Navy Yard Project as a qualified "project" under the New York State Industrial Development Agency Act (the "IDA Act"), (b) BNYCP is operating the Brooklyn Navy Yard Project in violation of material applicable law, (c) the Company Lease Agreement, dated as of December 1, 1997, between BNYCP and the New York City Industrial Development Agency ("IDA") expires or terminates, (d) the tax-exempt BNYCP Bonds become taxable or (e) upon a change in the status of Con Ed as an operator of an electric system providing electric service to the general populace of the City of New York and Westchester County occurs or Con Ed fails to use electricity from the Brooklyn Navy Yard Project in the provision if its service in such areas.

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
    Other than the bonds due 2022, which are not subject to optional redemption prior to final maturity, the BNYCP Bonds are subject to optional redemption prior to maturity on or after October 1, 2008, in whole or in part (if in part, by lot), at an initial redemption price equal to 102% of the principal amount thereof and declining 1% annually to 100% of the principal amount thereof, in each case plus accrued interest, if any.

    ADDITIONAL DEBT.

    In addition to the BNYCP Bonds, BNYCP may incur obligations in respect of additional indebtedness pursuant to the indenture or the tax-exempt indenture
(a) in order to finance optional modifications to the Brooklyn Navy Yard Project without restriction as to the principal amount thereof, if, among other things, after giving effect to such additional bonds, the average of the annual senior debt service coverage ratios is projected to be equal to or greater than 1.5 to
1.0 and the minimum annual projected senior debt service coverage ratio is to be equal or greater than 1.4 to 1.0 in each fiscal year, in each case through the final maturity date of the outstanding BNYCP Bonds or (b) in order to finance modifications required by law without restriction as to the principal amount thereof if, among other things, after giving effect to such additional bonds and based upon the projections by BNYCP, the minimum annual senior debt service coverage ratio is projected to be equal to or greater than 1.20 to 1.0 in each fiscal year through the final maturity date of the outstanding; PROVIDED, HOWEVER, that, in either case, in lieu of such projections, BNYCP may provide a ratings confirmation with respect to the issuance of such new bonds and the obligations of BNYCP to be undertaken by it in connection with such modifications.

    BNYCP may also incur additional indebtedness in accordance with the terms and conditions of the indenture or the tax-exempt indenture if, among other things, cash or cash equivalents sufficient to pay the principal of and premium, if any, and interest on the outstanding indebtedness to be redeemed is held in trust and (a) in order to refinance all or a portion of outstanding indebtedness, in the case of replacement debt, BNYCP and an independent engineer each certify that the average of the annual senior debt service coverage ratios is projected to be equal to or greater than the lesser of (A) the then projected average of the annual senior debt service coverage ratio without giving effect to such proposed issuance and (B) 1.25 to 1.0 or (b) in order to refund all or a portion of outstanding indebtedness, BNYCP and an independent engineer each certify that the projected senior debt service requirement will not exceed the senior debt service requirement without giving effect to such issuance by more than 10% for any fiscal year and that either (A) the projected average annual senior debt service requirement will not exceed the projected average annual senior debt service requirement without giving effect to such issuance or (B) the minimum annual senior debt service coverage ratio is projected to be equal to or greater than 1.35 to 1.0 and the average annual senior debt service coverage ratio is projected to be equal to or greater than 1.5 to 1.0.

    BNYCP may also incur subordinated debt consisting solely of unsecured, subordinated loans from affiliates of BNYCP, fully subordinated as to payment and exercise of remedies and payable only from monies otherwise distributable by BNYCP in accordance with the BNY Intercreditor Agreement.

    COVENANTS.

    The BNYCP Bond Documents contain certain affirmative and negative covenants, including but not limited to: (a) the incurrence of additional indebtedness, (b) maintaining the tax-exempt status of interest on the tax-exempt bonds, (c) operating and maintaining the Brooklyn Navy Yard Project in compliance with the project documents, (d) obtaining and maintaining in full force and effect all necessary government approvals (and other consents and approvals required at any time in connection with the Project) and maintaining the Brooklyn Navy Yard Project as a QF, an Exempt Wholesale Generator ("EWG"), or another similar entity exempt under PUHCA, (e) preserving and maintaining good title or valid leasehold rights in its real property and the collateral, subject only to permitted liens, (f) compliance with applicable laws, (g) obtaining and maintaining customary insurance, (h) paying and discharging all taxes, assessments, charges and claims, (i) complying with ERISA, (j) performing and observing all covenants in the BNYCP Bond Documents,
(k) compliance with certain covenants regarding the special purpose nature of BNYCP and (l) ownership of the Brooklyn Navy Yard Project.

RESTRICTED PAYMENTS

    BNYCP will not make any restricted payments (including the Royalty Fees, the General Partner Fees and the Equity Cash Flows) unless BNYCP provides an officer's certificate certifying that (a) the senior debt service coverage ratio for the period consisting of the four fiscal quarters immediately preceding such Distribution Date equals at least 1.25 to 1.0 and (b) based upon the projections by BNYCP, the senior debt service coverage ratio for the period consisting of the current fiscal quarter and the next succeeding three fiscal quarters is projected to be at least 1.25 to 1.0.

    BNYCP agreed not to make any restricted payments (which would include the General Partner Fees and the Royalty Fees) unless, in the case of any such payment, BNYCP delivers an officer's certificate certifying that (a) no default or event of default has occurred and is continuing, (b) BNYCP is not insolvent and would not be rendered insolvent by the making of such proposed payment and no bankruptcy event has occurred and is continuing in respect of BNYCP, (c) Con Ed has not, on or after October 2014, exercised, or delivered written notice of, its option to terminate or reduce its obligations to purchase steam under the Energy Sales Agreement, dated as of October 31, 1996, between Con Ed and BNYCP, unless (i) BNYCP has certified to Con Ed that (A) the senior debt service coverage ratio for the period consisting of the 4 fiscal quarters immediately preceding such exercise or notice was equal to at least 1.4 to 1.0 and (B) based on the projections by BNYCP, the minimum annual senior debt service coverage ratio for each fiscal year through the final maturity date of the BNYCP Bonds is projected to be equal to or greater than 1.4 to 1.0 or (ii) BNYCP has delivered to a written confirmation from two or more ratings agencies that a lowering of the then current credit ratings of the BNYCP Bonds will not result from such payment, (d) any gas transportation agreement (each of which, upon BNYCP's exercise of its extension option in certain cases, expires in 2016) has not been extended and no replacement agreement providing for fuel transportation containing substantially equivalent terms and conditions has been entered into within 2 years of the termination date of such gas transportation agreement, (e) all required funding of accounts, including debt service reserve and maintenance accounts has occurred and (f) Con Ed is not then exercising rights under the BNY PPA to assume the operation of the Brooklyn Navy Yard Project.

FLOW OF FUNDS

    BNYCP will assign and arrange for the direct payment to the Collateral Agent of all revenues in each month. Monies on deposit in the revenue fund will be deposited into the following funds and in the following order of priority:

    FIRST, to the operating fund, an amount that, together with amounts already on deposit in such fund, will be sufficient to pay the operations and maintenance costs and fuel expenses certified by BNYCP to be due and payable prior to the next succeeding monthly transfer date;

    SECOND, to the maintenance fund, an amount certified by BNYCP, but not less than the required deposit;

    THIRD, (a) to the working capital facility reimbursement fund, an amount that will be sufficient to pay all amounts then due and payable as principal, interest, fees and other amounts relating to any working capital facility, (b) to the debt service reserve letter of credit reimbursement fund the amount required to be deposited therein, (c) to the partnership letter of credit reimbursement fund the amount required to be deposited therein, (d) to the interest fund and principal fund the amount required to be deposited therein with respect to the taxable BNYCP Bonds and (e) to the interest fund and principal fund the amount required to be deposited therein with respect to the tax-exempt BNYCP Bonds;

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
    FOURTH, to the debt service reserve letter of credit reimbursement fund, an amount equal to all outstanding principal, premium (if any) and other amounts with respect to outstanding debt service reserve letter of credit loans and, in certain circumstances where a debt service reserve letter of credit has not been renewed or reinstated by specified terms, ratably to the debt service reserve replenishment fund;

    FIFTH, to the debt service reserve replenishment fund, the amount required to be deposited therein;

    SIXTH, to the letter of credit reimbursement fund, an amount equal to the outstanding principal amount of all letter of credit loans; and

    SEVENTH, to the distribution fund, an amount equal to the balance of monies remaining in the revenue fund.

    In the event that monies are insufficient to make all the transfers to the persons or funds required at any of the above levels, the monies available shall be distributed ratably to each such fund or person, based on the amounts due to each of them.

    Of amounts available for distribution, subject to Mission's rights under the Mission Reimbursement Agreement, the first available amounts shall be used to pay the General Partner Fees and the Royalty Fees.

    EVENTS OF DEFAULT.

    Any one or more of the following events shall constitute an event of default under the BNYCP Bond Documents:

        (a) failure of BNYCP to make any payment of interest or principal that has become due and payable and such failure is continuing for 15 days;

        (b) failure of BNYCP to pay any amount to that has become due and payable or to comply with, perform or observe certain covenants, including covenants relating to maintenance of the Brooklyn Navy Yard Project, maintenance of insurance, sale of project property and indemnification, and continuance of such failure by BNYCP for 30 days after receipt of written notice specifying the nature of such failure;

        (c) failure of BNYCP to observe and perform any covenant (other than those set forth in (ii)), condition or agreement hereunder on its part to be performed and continuance of such failure for 30 days after receipt of written notice to BNYCP specifying the nature of such default to proceed with reasonable diligence to cure such default or the failure for 90 days after such written notice to cure such default;

        (d) the occurrence of a bankruptcy event of BNYCP;

        (e) so long as the Mission Reimbursement Agreement shall be in effect, a bankruptcy event of Mission or the failure of Mission to make any payment required under the Mission Reimbursement Agreement;

        (f) any representation or warranty made by BNYCP in the BNYCP Project Documents and other documents furnished that shall prove to be false, misleading or incorrect in any material respect as of the date made;

        (g) the commencement of a proceeding to foreclose any lien or security interest granted to Con Ed;

        (h) an "Event of Default" under any other BNYCP financing document shall occur and be continuing and shall not have been waived;

        (i) the entry of one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 against BNYCP which remains unpaid for a period of 90 days or more;

        (j) failure by BNYCP to make any payment when due or to comply with any covenant in respect of any indebtedness for borrowed money in an amount exceeding $10,000,000 (other than any amount due or pursuant to the Financing Documents), but only if a default and acceleration have been declared and remain in effect with respect to such indebtedness;

        (k) any material contracts relating to the Brooklyn Navy Yard Project expires or ceases to be valid and binding and in full force and effect;

        (l) any of the Financing Documents ceases to be in full force and effect or any grant of a lien with respect to any material collateral ceases to be effective to grant a perfected lien thereon to the trustees appointed in connection with the BNYCP Bonds and the letters of credit providers of BNYCP; or

        (m) failure of York and Mission to maintain aggregate ownership and control, either directly or indirectly, of at least 50% of the partnership interest in BNYCP.

    QUALIFYING FACILITY. BNYCP is certified as a QF pursuant to PURPA and accordingly is exempt from relevant provisions of the FPA and PUHCA. BNYCP is also certified as an EWG, which provides an exemption from PUHCA. BNYCP is authorized to sell electricity at wholesale under the BNY PPA and the BNYDC Agreement; however, if BNYCP elects to operate solely as an EWG, BNYCP will be subject to the FPA. BNYCP is an electric corporation under the NYPSL because it owns and operates an electric generating facility larger than 80 MW in size and received a certificate of public convenience and necessity from the New York Public Service Commission ("NYPSC"). The NYPSC certificate permits BNYCP to sell steam to Con Ed, BNYDC and deliver to the Red Hook Plant, and to sell electricity to BNYDC for use in common areas of the Brooklyn Navy Yard and BNYDC's offices, which are regarded as retail sales of electricity. The NYPSC certificate establishes a regime of lightened regulation applicable to BNYCP under which BNYCP is required to file annual reports regarding retail sales of electricity, copies of filings made with the Commission, and to seek the NYPSC's approval for issuances of debt and securities and for transfers of certain assets. The NYPSC order states that applications for approval of such matters will be acted upon swiftly and will be subject to reduced scrutiny. The NYPSC also determined that BNYCP is a gas corporation pursuant to the NYPSL due to its ownership of a short natural gas pipeline through which fuel is delivered to the Brooklyn Navy Yard Project. BNYCP is not subject to regulation as a gas corporation except for safety and environmental matters.

POWER PURCHASE AGREEMENT

    The Brooklyn Navy Yard Project generates electricity and steam which sells to Con Ed pursuant the BNY PPA.

    TERM.  The BNY PPA has a stated term of 40 years from November 1, 1996.

    SALE AND PURCHASE OF ELECTRICITY AND STEAM. Subject to the terms of the BNY PPA, the Brooklyn Navy Yard Project has agreed to deliver and sell to Con Ed all the electricity and steam that the Brooklyn Navy Yard Project is capable of producing at any given time, under normal operating conditions, up to the applicable seasonal period DMNC for each of the summer period, the winter period, the spring period and the fall period. Con Ed has agreed to accept and purchase all the electricity and steam delivered by the Brooklyn Navy Yard Project (up to a maximum capacity of 286 MW and 1,000,000 pounds of steam per hour), subject to certain limitations as described in the BNY PPA. Except as otherwise provided in the BNY PPA, the Brooklyn Navy Yard Project is prohibited from selling or otherwise diverting to any other party any portion of the electric or steam output of the Brooklyn Navy Yard Project committed to Con Ed under the terms of the BNY PPA.

    CONTRACT PAYMENTS. Under the BNY PPA, Con Ed is required to make payments to the Brooklyn Navy Yard Project for electricity and steam on a monthly basis. A general description of the payments are described below:

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        (a) payments for electricity capacity commenced in March 1997 at $214/kW per year and vary from $194.50/kW per year to $227/kW per year over the term of the BNY PPA, with inflation adjustments based on changes in the Gross Domestic Product Implicit Price Deflator ("GDPIPD") and with seasonal adjustments based on a 95% on-peak availability in the summer and winter periods. There is no availability adjustment in the spring and fall periods (based on the Brooklyn Navy Yard Project's availability and on the applicable DMNC, which may not exceed 220 MW);

        (b) monthly payments shall be made for deliveries of electricity up to 220 MW, starting at $0.0253 per kWh from Monday through Saturday, 6:00 am to 10:00 pm, and $0.01863 per kWh during all other hours, adjusting for inflation based on the GDPIPD (65% weight) and the New York Mercantile Exchange gas index (35% weight) from 1995. Any electricity delivered in excess of the DMNC (excluding electricity delivered in lieu of steam or steam delivered in lieu of electricity) shall be paid at Con Ed's Marginal Energy Costs (i.e., time-differentiated avoided cost);

        (c) monthly payments for steam shall be based on a fixed capacity payment (based on the Brooklyn Navy Yard Project's availability) at a variable price starting at $2,417,000 per year in 1998 and resetting at $1 million per year starting in 2017, with inflation adjustments based on changes in the GDPIPD, seasonal adjustments based on a 95% on-peak availability in the summer and winter periods; and

        (d) monthly payments shall be made for deliveries of steam starting at a steam variable price equal to (i) Con Ed's avoided costs of water and chemicals (excluding labor costs) applicable to Con Ed's steam stations in such month plus (ii) 95% of the reference New York Mercantile Exchange gas index multiplied by a conversion factor of 2.45/dt/1,000 pounds.

    DELIVERIES OF ELECTRICITY AND STEAM. All deliveries of electricity and steam from the Brooklyn Navy Yard Project to Con Ed are required to be made at certain loss factors to a specific delivery point. The Brooklyn Navy Yard Project will be responsible for any and all losses incurred in the delivery of electricity and steam from the Brooklyn Navy Yard Project to the specific delivery point. Title and risk of loss or damage to the electricity or steam will pass from the Brooklyn Navy Yard Project to Con Ed at the specific delivery point.

    CON ED'S OBLIGATIONS TO PURCHASE STEAM. For the duration of the BNY PPA, subject to Con Ed's rights, Con Ed will have the option to require the Brooklyn Navy Yard Project to deliver electricity in lieu of all or portion of steam offered for delivery, and to deliver steam in lieu of a portion of the electricity offered for delivery, subject to Brooklyn Navy Yard Project capabilities, all with no additional capacity payments. Notice is required before the option may be exercised. The Brooklyn Navy Yard Project is required to use reasonable efforts to comply with requests for conversions on short notice, subject to Brooklyn Navy Yard Project capabilities. Output requirements and payment amounts would be determined under the terms of the BNY PPA.

    CURTAILMENT. Under the BNY PPA, Con Ed is required to make payments to BNYCP for any curtailments exceeding 25 annually, starting at $5,825 and adjusting for inflation based on the GDPIPD.

    REDUCED LEVELS. In the event that Con Ed's peak steam load falls below 10,000,000 pounds per hour on or after November 1, 2014 and is reasonably forecasted to remain below such level, subject to certain conditions, Con Ed may exercise an option, in whole or in part, to reduce its steam purchase obligations and corresponding payments to BNYCP. This option will not be effective prior to the 21st year of the BNY PPA, provided that Con Ed gives BNYCP at least 2 years' prior written notice of its exercise of the option.

    PURCHASE OF FUEL. BNYCP is required to arrange for firm gas supply and transportation sufficient to operate the BNYCP in accordance with the Brooklyn Navy Yard Project's obligations under the BNY PPA. Such arrangements limit interruptions of natural gas deliveries to the equivalent of no more

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
than 19 full load days during the period November 1 to April 30 and provide for no interruptions from May through October.

    STORAGE OF BACK-UP FUEL. BNYCP is required to obtain permits to burn fuel oil during all short-term interruptions of gas deliveries provided for in the Brooklyn Navy Yard Project's gas supply and transportation arrangements. The Brooklyn Navy Yard Project shall maintain adequate on-site fuel oil storage and inventory.

    MAINTENANCE OF BROOKLYN NAVY YARD PROJECT. For the duration of the BNY PPA, BNYCP is required, at its sole expense, to maintain the Brooklyn Navy Yard Project and the facilities (and any associated land and/or property rights) on the Brooklyn Navy Yard Project's side of the steam/electricity delivery point specified in the BNY PPA in good operating condition, and to provide for adequate spare parts to be readily available for use at the Brooklyn Navy Yard Project in order to assure, to the extent reasonably possible, the uninterrupted generation and delivery of electricity and steam.

    MAINTENANCE FUND. In order to assure the availability of adequate funds for proper maintenance, BNYCP established the maintenance fund pursuant to the BNY PPA.

    PAYMENT. The quantities of electricity and steam delivered to Con Ed will be metered in accordance with the provisions of the BNY PPA. Con Ed will read the meters and pay the Brooklyn Navy Yard Project by means of electronic funds transfer on a monthly basis. All amounts due and payable under the BNY PPA may be subject to a right of reduction or set-off under the terms of the BNY PPA.

    RIGHT TO OPERATE. Subject to the holders of certain prior rights, Con Ed shall have the right, at its sole discretion, to possess, assume control of and operate the Brooklyn Navy Yard Project as agent for BNYCP for all or part of the remaining contract term upon (a) the Brooklyn Navy Yard Project's failure to deliver electricity or deliver steam to Con Ed for a period of 60 days, not excused by force majeure or Con Ed's failure to take such delivery and (b) the Brooklyn Navy Yard Project's failure to use good faith efforts during such period to begin to implement steps necessary to resume deliveries of electricity or steam as soon as reasonably possible, including a failure to remedy or take steps to remedy any event of force majeure.

    Con Ed's rights to possess, assume control of and operate the Brooklyn Navy Yard Project as agent for BNYCP may continue for so long as circumstances giving rise to such rights continue without cure or correction. Con Ed will, however, be required to provide the BNYCP and certain other parties with at least 30 days' advance written notice of Con Ed's intent to exercise such rights. Any party who receives notice under the terms of the BNY PPA may, upon prescribed notice to Con Ed and without the consent and approval of Con Ed, assume or cause a qualified substitute operator to assume the operation of the Brooklyn Navy Yard Project. The assumption of operations by a qualified substitute operator may not prejudice Con Ed's rights under the BNY PPA nor may it relieve the Brooklyn Navy Yard Project of its obligations thereunder.

    During any period in which Con Ed operates the Brooklyn Navy Yard Project, Con Ed will use the proceeds from the sale of electricity generated and steam produced in accordance with the terms of the BNYCP Bonds; PROVIDED, HOWEVER, that during such period, BNYCP shall not be permitted to receive any portion of such proceeds until Con Ed has been reimbursed for any and all expenses reasonably incurred by Con Ed in taking possession of and operating the Brooklyn Navy Yard Project. BNYCP will be entitled to resume possession and operation of the Brooklyn Navy Yard Project upon the cure, correction or other discontinuance of the event or circumstance giving rise to the Brooklyn Navy Yard Project's dispossession.

    PURCHASE OF BROOKLYN NAVY YARD PROJECT. If BNYCP proposes to sell the Brooklyn Navy Yard Project while the BNY PPA is in effect, it is required to provide Con Ed with written notice of such intent including the terms and conditions applicable to the sale. Upon receipt of such notice, Con Ed will have 90 days within which to make a written offer to the Brooklyn Navy Yard Project to purchase

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the Brooklyn Navy Yard Project. Con Ed's rights to purchase the Brooklyn Navy
Yard Project are limited under the terms of the BNY PPA and are subordinate to the rights of the holders of certain prior rights, including the project bonds.

    FORCE MAJEURE. The BNY PPA has force majeure provisions typical of agreements of this type. Neither Con Ed nor BNYCP will be liable for any failure to perform, in whole or in part, its obligations under the BNYCP PPA because of force majeure, except for the obligations to make payments for electricity delivered to Con Ed; PROVIDED, that the non-performing party gives the other party prompt written notice describing the particulars of the occurrence and uses its best efforts to remedy its non-performance.

    INDEMNIFICATION AND INSURANCE. Each party to the BNY PPA indemnifies each other party against all claims and associated costs and expenses related to the property damage or personal injury arising out of the indemnifying party's action or failure to take any action in the operation, use or ownership of the Brooklyn Navy Yard Project; PROVIDED that BNYCP has designed, operated and maintained the equipment and systems of the Brooklyn Navy Yard Project in conformity with Con Ed's specifications. At is own cost and expense, BNYCP is required to maintain and keep insurance coverage subject to commercially reasonable terms and in accordance with minimum coverage requirements set forth in the BNY PPA.

    SECURITY. BNYCP is obligated to grant Con Ed a lien and security interest in the Brooklyn Navy Yard Project, subordinated as set forth in the BNY PPA, to secure the payment by the Brooklyn Navy Yard Project of part or all of such damages as Con Ed may be entitled to at law or equity upon any termination by Con Ed of the BNY PPA prior to its expiration.

    EVENTS OF BREACH. The occurrence of any one or more of the following events shall constitute a breach under the BNY PPA:

        (a) The sale or diversion by BNYCP to a third party of any part of the electricity or steam committed to Con Ed under the BNY PPA or the refusal of Con Ed to accept or purchase electricity and/or steam as required under the BNY PPA.

        (b) A material representation or warranty made by Con Ed or BNYCP shall prove to have been false or incorrect in any material respect at the time made and shall have been made willfully, knowingly or with a reckless disregard for its truth or correctness.

        (c) Failure by either party to make payments for undisputed amounts within 30 days after such payments become due, if such payments due reach a level which cannot be offset by any payments or refunds due and owing to such party.

        (d) Failure by BNYCP to use good faith efforts during a period of 60 days after the Brooklyn Navy Yard Project has ceased deliveries of electricity or steam, not excused by force majeure, to begin to implement the steps necessary to resume deliveries of steam or electricity to Con Ed.

        (e) Failure by either party to materially perform or observe any of the material terms, conditions or provisions of the BNY PPA.

        (f) The dissolution or liquidation of either party, or the admission in writing of either party of its inability to pay its debts as they become due, or the failure by either party to lift any execution, garnishment or attachment of such consequence as will impair such party's ability to perform substantially its obligations pursuant to the BNY PPA, or the commission by either party of any act of bankruptcy or reorganization.

    REMEDIES AND TERMINATION. In the event of a breach of the BNY PPA, the party claiming the breach shall provide written notice to the other party and the other party shall have the right to cure or dispute the breach. Either party may initiate the dispute resolution procedures set forth in the mediation and arbitration provisions of the BNY PPA, and the BNY PPA shall not be terminated by the party claiming the breach prior to resolution in accordance with such provisions, subject to judicial review, if any. If there is a breach, and it is not cured within the specified period, the BNY PPA may be terminated by the party alleging the breach.

    ASSIGNMENT. Con Ed has the ability to assign its rights and obligations under the BNY PPA, without the consent of BNYCP, (a) to any other entity with which it merges, consolidates or transfers all or substantially all of its assets or to which it shall transfer all or substantially all of its electric and/or steam generating assets or (b) if Con Ed's electric or steam generating assets are transferred to more than one entity, to any other entity to which Con Ed shall transfer a major portion or the largest portion of its electric and/or steam generating assets. In addition, the BNY PPA provides that BNYCP may not unreasonably withhold its consent to assignment of Con Ed's rights and obligations thereunder.

BNYDC AGREEMENT

    On April 29, 1994, BNYCP and the Brooklyn Navy Yard Development Corporation, a New York not-for-profit development corporation ("BNYDC") entered into the Amended and Restated Energy Sale Agreement, which was amended on July 29, 1997, for the sale and delivery by BNYCP to BNYDC of BNYDC's requirements for electricity and steam for resale to its tenants in the Brooklyn Navy Yard Project from BNYCP (the "BNYDC Agreement").

    TERM. The BNYDC Agreement will terminate one year prior to the termination of the Site Lease (terms of the Site Lease are set forth hereinafter), as the same may be extended or renewed from time to time. The scheduled termination date of the Site Lease is December 31, 2040.

    SALE OF ENERGY. BNYCP has agreed to sell and deliver to BNYDC all of BNYDC's respective requirements for electricity and steam in amounts not to exceed (a) 35 million kWh/yr (with a maximum peak demand of 10 MW) of electricity and (b) up to 250 million pounds of steam per heating season (i.e., October 1 through May 15) (with a maximum peak demand of 100,000 pounds per hour) for BNYDC's use and resale to its tenants in accordance with the terms of the BNYDC Agreement. BNYDC has agreed to purchase from BNYCP all of its requirements for electricity and steam except to the extent that BNYCP is unable to produce and deliver such requirements.

    PRICE AND PAYMENT. Electricity will be sold at a price equal to 78% of a specified Con Ed filed tariff. The base price for steam is set at $6.57 (75% of BNYDC's avoided cost for steam in the year prior to the date on which BNYCP commenced delivery of steam to BNYDC), subject to inflation adjustment.

    EVENTS OF DEFAULT.

        (a) The following events shall constitute an event of default by BNYDC under the BNYDC Agreement and give BNYCP the right to exercise the remedies:

           (i) any failure by BNYDC to pay BNYCP's bills when the aggregate arrearages equal $400,000 or more for more than 45 days; or

           (ii) any material failure by BNYDC to perform or comply with the terms and conditions of the BNYDC Agreement which continues for 60 days after receiving notice from BNYCP of such breach.

        (b) The following events shall constitute an event of default by BNYCP under the BNYDC Agreement and give BNYDC the right to exercise the remedies:

           (i) the failure by BNYCP to supply electricity or steam for a continuous period of more than 60 days, unless such failure is the result of force majeure;

           (ii) the failure of BNYCP to commence the restoration or repair of the Brooklyn Navy Yard Project after it is damaged; or

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
           (iii) any material failure by BNYP to perform or comply with the terms and conditions of the BNYDC Agreement and such failure continues for 60 days after receiving notice from BNYDC of such breach.

    REMEDIES. In the event of a default by BNYDC, BNYCP, upon 30 days' written notice in the case of default described in paragraph (a)(i) above and 60 days' written notice in the case of default described in paragraph (a)(ii) above, may
(a) exercise all remedies available at law or in equity and or (b) suspend the supply of electricity and/or steam to BNYDC, unless all required payments are current.

    In the event of BNYCP's default, BNYDC will have the right, upon 60 days' written notice, to (a) terminate the BNYDC Agreement, and or (b) exercise all remedies available at law or at equity as described in the BNYDC Agreement.

    The BNYDC Agreement provides, with limited exceptions, that a default under the BNYDC Agreement will not constitute a default under the Site Lease.

RED HOOK AGREEMENT

    On January 31, 1995, BNYCP and The City of New York (the "City") on behalf of the Red Hook Water Pollution Control Plant (the "Red Hook Plant") entered into the Energy and Services Exchange Agreement, amended as of January 22, 1996 and January 28, 1997 (as so amended, the "Red Hook Agreement"), for the exchange of thermal energy produced by the Brooklyn Navy Yard Project for waste water effluent produced by the Red Hook Plant.

    TERM. The Red Hook Agreement has a term of 40 years from March 1, 1997, subject to earlier termination as specifically provided therein.

    SUPPLY OF THERMAL ENERGY. During the term of the Red Hook Agreement, BNYCP is required to deliver thermal energy to the City, at the City's request, in amounts equal to 100% of Red Hook Plant's thermal energy requirements, up to the thermal equivalent of 150,000,000 pounds of steam per calendar year with an equivalent maximum peak demand of 60,000 pounds of steam per hour. The City agreed to obtain all of the Red Hook Plant's thermal energy requirements from BNYCP, as long as such thermal energy is made available by BNYCP. Deliveries of thermal energy will be made at a certain delivery point, where title and risk of loss related to thermal energy will pass from BNYCP to the City.

    MAINTENANCE. BNYCP agreed to design, construct, operate and maintain the cogeneration facility in accordance with prudent operation and maintenance practices. New York City owns, operates and maintains the interconnections.

    SUPPLY OF WASTE WATER. If requested by BNYCP, the City is required to deliver waste water to BNYCP from the Red Hook Plant.

LILCO AGREEMENT

    As of September 25, 1996, BNYCP and Long Island Lighting Company ("LILCO") entered into the Second Revised Fuel Management Agreement, as amended on August 19, 1997 (the "LILCO Agreement"), under which LILCO will supply natural gas and provide fuel management services for the Brooklyn Navy Yard Project.

    TERM. The term of the LILCO Agreement has been extended until September 30, 2017, unless terminated earlier as provided therein. BNYCP, at its option, may renew and extend the term of the LILCO Agreement for a single period of 9 years.

    TELESCOPED RIGHTS. LILCO has released to BNYCP a quantity of LILCO's specific level of firm transportation capacity rights on the gas transmission system owned and operated by Transcontinental

Gas Pipe Line Corporation, subject to certain limitations, in order to permit the receipt by LILCO of BNYCP's gas at the point of delivery.

    PARTIES' OBLIGATIONS AND FUEL CONTRACTS. The obligations of the parties under the LILCO Agreement became effective on October 1, 1996. All fuel contracts executed after September 1, 1996 are required to be submitted to LILCO to determine if the contract contains such provisions as may be necessary in LILCO's reasonable judgement to permit LILCO to perform its fuel management services under the terms of the LILCO Agreement. LILCO is obligated to manage and administer for the Brooklyn Navy Yard Project's account all fuel contracts with respect to the purchase of gas under supply contracts, the transportation of that gas and its delivery to the Brooklyn Navy Yard Project in a manner to cause the cost of gas delivered at the Brooklyn Navy Yard Project to be consistent with the terms of the fuel contracts. LILCO has also agreed to perform certain transportation, gas account balancing and remarketing services for BNYCP.

PANCANADIAN GAS SALES AGREEMENT

    As of October 20, 1993, BNYCP and PanCanadian Petroleum Limited ("PanCanadian") entered into the Gas Sales Agreement, as amended, for the sale and delivery of natural gas to BNYCP (the "PanCanadian Gas Sales Agreement").

    SCOPE OF PANCANADIAN GAS SALES AGREEMENT. PanCanadian has agreed to sell and deliver on a firm basis and BNYCP has agreed to buy and receive on a firm basis up to 15,000 MMBtu of natural gas per day, plus the quantity of gas required to satisfy the fuel and lost and unaccounted for gas requirements of TransCanada Pipelines Limited ("TransCanada"), Iroquois Gas Transmission System, L.P. ("Iroquois") and Brooklyn Union Gas Company ("BUG") (as set forth in their applicable tariffs in effect from time to time during the term of the PanCanadian Gas Agreement) for the transportation of 15,000 MMBtu of gas per day from the delivery point to BNYCP, subject to certain limitations. BNYCP's obligation to purchase is limited to gas for which BNYCP has firm transportation. If PanCanadian is unable to sell or deliver that certain quantity of natural gas to BNYCP, PanCanadian has agreed to immediately notify BNYCP of its inability to perform its obligations under the PanCanadian Gas Sales Agreement so that BNYCP may cover PanCanadian's inability to perform by making purchases from other suppliers of fuel having the equivalent heating content. BNYCP will be entitled to any costs of cover, including reasonable out-of-pocket expenses and transportation costs. BNYCP has agreed to use reasonable efforts to mitigate the cover costs for which PanCanadian is responsible.

    TERM OF PANCANADIAN GAS SALES AGREEMENT. The PanCanadian Gas Sales Agreement became effective as of October 20, 1993 and will continue in full force and effect for a term of 20 years. This term may be extended in the event of a force majeure, subject to receipt of government approvals.

    PRICE. The contract price for gas sold and purchased under the PanCanadian Gas Sales Agreement will be equal to the average closing price on the New York Mercantile Exchange for Henry Hub gas deliveries on the last three days of futures trading for the prior month, as reported in THE WALL STREET JOURNAL, minus $0.45 per MMBtu. Payments are made on a monthly basis and are required to be made in U.S. dollars.

CRESTAR GAS SALES AGREEMENT

    As of October 21, 1993, BNYCP and Crestar Energy, a Canadian general partnership ("Crestar") entered into the Gas Sales Agreement, as amended, for the sale and delivery of natural gas to BNYCP (the "Crestar Gas Sales Agreement").

    SCOPE OF CRESTAR GAS SALES AGREEMENT. Crestar has agreed to sell and deliver on a firm basis and BNYCP has agreed to buy and receive on a firm basis up to 10,000 MMBtu per day of natural gas plus the quantity of gas required to satisfy the fuel and lost and unaccounted for gas requirements of PanCanadian, Iroquois and BUG (as set forth in their applicable tariffs during the term of the Crestar

Gas Sales Agreement) for the transportation of 10,000 MMBtu per day from the interconnection point of the pipeline facilities in Alberta, Canada, to BNYCP subject to certain limitations.

    If Crestar is unable, or determines that it will be unable, to sell or deliver that certain quantity of natural gas to BNYCP at the interconnection point, Crestar is required to immediately notify BNYCP of its inability to perform its obligations under the Crestar Gas Sales Agreement. Upon receipt of notice or upon failure to perform, both parties are required to designate in writing a new interconnection point. BNYCP may cover Crestar's inability to perform by making purchases from other suppliers of fuel having the equivalent heating content. BNYCP will be entitled to any costs of cover, including reasonable out-of-pocket expenses and transportation costs. BNYCP has agreed to use reasonable efforts to mitigate the cover costs for which Crestar is responsible.

    TERM. The Crestar Gas Sales Agreement became effective as of October 21, 1993 and will continue in full force and effect for a term of 20 years. This term may be extended in the event of a force majeure, subject to receipt of certain government approvals.

    PRICE. The contract price for gas sold and purchased under the Crestar Gas Sales Agreement will be equal to the average closing price on the New York Mercantile Exchange for Henry Hub gas deliveries on the last three days of futures trading on the prior month, as reported in THE WALL STREET JOURNAL, minus $0.40 per MMBtu. Payments are made on a monthly basis and are required to be made in U.S. dollars.

SONAT GAS SALES AGREEMENT

    As of March 21, 1995, BNYCP and Sonat Marketing Company ("Sonat") entered into the Gas Sales Agreement, as amended, for the sale and delivery of natural gas to BNYCP (the "Sonat Gas Sales Agreement").

    SCOPE OF SONAT GAS SALES AGREEMENT. Sonat has agreed to sell and deliver on a firm basis and BNYCP has agreed to buy and receive on a firm basis up to 10,000 MMBtu per day of natural gas plus the quantity of gas required to satisfy the fuel and lost and unaccounted for gas requirements of BUG and the interstate natural gas pipeline system operated by Transcontinental Gas Pipe Line Corporation (as set forth in their applicable tariffs in effect from time to time during the term of the Sonat Gas Sales Agreement), for the transportation of 10,000 MMBtu of gas from the delivery points to BNYCP, subject to certain limitations.

    If Sonat is unable, or determines that it will be unable, to sell or deliver that certain quantity of natural gas to BNYCP, Sonat is required to immediately notify BNYCP of its inability to perform its obligations under the Sonat Gas Sales Agreement. BNYCP may cover Sonat's inability to perform by making purchases from other suppliers of fuel having the equivalent heating content. BNYCP will be entitled to any costs of cover, including reasonable out-of-pocket expenses and transportation costs. BNYCP will also be entitled to certain damages under the Sonat Gas Sales Agreement in the event that BNYCP cannot obtain cover fuel. BNYCP has agreed to use reasonable best efforts to mitigate the cover costs for which Sonat is responsible.

    TERM. The Sonat Gas Sales Agreement became effective as of March 21, 1995 and will continue in force until March 21, 2016.

    PRICE. The contract price for all gas sold and purchased under the Sonat Gas Sales Agreement will be (a) for any additional quantity, the agreed upon price and (b) for the fixed price, the arithmetic average of the settlement prices as defined by the New York Mercantile Exchange for the Henry Hub gas deliveries on the last three days of futures trading for a month plus $0.125 per MMBtu. Payments will be on a monthly basis and are required to be made in U.S. dollars.

GAS TRANSPORTATION, BALANCING AND FUEL OIL AGREEMENTS

    BNYCP has entered into Transportation Service Contracts with each of TransCanada and Iroquois for the transport of gas for the Brooklyn Navy Yard Project and also a Peaking Service and Delivery Agreement with BUG, and a Fuel Oil Supply Agreement with Bayway Refining Company.

SITE LEASE

    TERM. Pursuant to the Site Lease, dated as of December 18, 1989, BNYDC subleases to BNYCP the site of the Brooklyn Navy Yard Project. The term of the Site Lease commenced on January 1, 1990 and will expire, unless earlier terminated in accordance with its terms, on December 31, 2040. BNYCP has the option to renew the lease up to 5 times for a maximum of 34 additional years upon prior written notice to BNYDC. During the term of the Site Lease the site can only be used for the construction, renovation, reconstruction, operation and/or maintenance of a cogeneration facility generating, manufacturing, distributing and selling electricity, steam, hot water and thermal energy. BNYCP is required to pay base rent according to the rent schedule attached to the Site Lease, escalating from approximately $0.28 million in 1998 to approximately $2 million over the term of the Site Lease subject to certain adjustments and offsets.

    DAMAGE OR DESTRUCTION OF THE BROOKLYN NAVY YARD PROJECT SITE. If the Brooklyn Navy Yard Project site is damaged or destroyed, BNYCP is required to either proceed within 1 year to repair, alter, restore, replace and rebuild it to a condition as similar as practicable under the circumstances in value, function and operating efficiency as existing immediately before such casualty, damage or destruction or, if the estimated cost of restoration equals or exceeds $20 million, surrender the Brooklyn Navy Yard Project site and terminate the Site Lease in accordance with its terms. BNYCP's obligations under the Site Lease, subject to certain exceptions, will be unaffected by any damage or destruction to the Brooklyn Navy Yard Project site.

    TERMINATION; EVENTS OF DEFAULT. The Site Lease will terminate on the taking of a material portion of the site for any public purpose by any lawful power or authority. Upon an event of default (as defined in the Site Lease), BNYDC may proceed to terminate the Site Lease, upon notice, if BNYCP has failed to commence or shall not be proceeding with reasonable diligence to cure the default which was the basis for the event of default.

    An event of default, as defined in the Site Lease, includes (a) failure of BNYCP to pay rent according to the conditions set forth in the Site Lease and such failure continues for a period of 10 days after notice from BNYDC, (b) failure of BNYCP to observe or perform (subject to some unavoidable delays, as defined in the Site Lease) any of the other terms, conditions, covenants or agreements of the Site Lease and such failure continues for a period of 30 days (unless a cure of such failure, by its nature, will reasonably take more than the 30-day period, in which case, there will be no default as long as BNYCP has commenced to cure such failure within the 30-day period) and (c) certain bankruptcy events of BNYCP.

IDA LEASE AGREEMENT

    Pursuant to the Amended and Restated Lease Agreement, dated of December 1, 1997, between IDA and BNYCP, (the "IDA Lease Agreement"), IDA leased to BNYCP and BNYCP leased from IDA, IDA's leasehold title in the Brooklyn Navy Yard Project. BNYCP has agreed during the term of the IDA Lease Agreement to occupy, use and operate the Brooklyn Navy Yard Project, or cause the Brooklyn Navy Yard Project to be occupied, used and operating in accordance with the IDA Act.

    PAYMENTS IN LIEU OF REAL ESTATE TAXES. BNYCP and IDA have agreed to amend the IDA Lease Agreement to provide that during the term of the IDA Lease Agreement BNYCP will be required to

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
pay fixed payments in lieu of real estate taxes otherwise due and payable under the Site Lease as set forth below:

  TAX YEAR   ANNUAL PILOT PAYMENT
-----------  --------------------
     97-98       $    425,158
     98-99       $    316,734
     99-00       $    313,850
     00-01       $    311,130
     01-02       $    311,785
     02-03       $    889,066
     03-04       $    940,641
     04-05       $    900,256
     05-06       $    933,838

and thereafter increasing to a maximum of $7.3 million per year in 2019 through 2020, and lesser amounts through 2036. The payment schedule set forth above is subject to execution of a definitive amendment containing such payment schedule and there is no assurance that such amendment will be executed. In the event that such amendment is not executed, it is possible that additional real estate taxes may be owed by BNYCP in excess of the above-listed payments, which may have the effect of limiting or prohibiting payment of the General Partner Fees, the Royalty Fees and the Equity Cash Flow to the Brooklyn Navy Yard Guarantor.

BROOKLYN NAVY YARD O&M AGREEMENT

    The Brooklyn Navy Yard Project is operated and maintained by Palmark in accordance with the BNY O&M Agreement.

    Under the BNY O&M Agreement, BNYCP has agreed to pay Palmark for operations and maintenance service and staffing. The contract price is comprised of: (a) a management fee (adjusted quarterly for inflation), and (b) incentive fees, both of which are based on operating performance that achieves target levels for output, heat rate, steam availability and meeting target budgets. In addition, BNYCP must pay for fixed and variable operating and maintenance expenses and the costs for major maintenance.

    TERM AND TERMINATION. The initial term of the BNY O&M Agreement continues through March 31, 2002, subject to certain termination provisions. The BNY O&M Agreement is terminable at the will of BNYCP or, after July 1998, at the will of Palmark, at any time upon 8 months' notice. The parties may renew the BNY O&M Agreement for an additional 5 year term, subject to the termination provisions of the BNY O&M Agreement.

    INDEMNIFICATION. Subject to certain limitations as specified in the BNY O&M Agreement, BNYCP will have no liability to Palmark for liability, loss, damage, claim, cost, charge or expense of any kind in connection with third party claims for personal injury or property damage occurring at the Brooklyn Navy Yard Project and arising out of the performance of Palmark's services. The BNY O&M Agreement provides that Palmark will have no liability to BNYCP for any and all liability, loss, damage, claim, cost, charge or expense of any kind in connection with the Brooklyn Navy Yard Project and arising from any cause.

    ENVIRONMENTAL MATTERS. BNYCP is required to make full disclosure of all information regarding the environmental conditions at the site. BNYCP has agreed to indemnify, defend and hold Palmark harmless from any and all environmental claims directly or indirectly related to the actual or alleged existence, generation, treatment, storage, transportation of, or disposal of hazardous materials at the Brooklyn Navy Yard Project.

WARBASSE PROJECT

    The interest of the Warbasse Guarantors in the Warbasse Project is evidenced by notes from WCTP in the aggregate $58 million. These notes are PARI PASSU with the Tomen Note. The notes held by the Warbasse Guarantors and Tomen are secured as set forth below, and pursuant to the WCTP Intercreditor Agreement described below, share in the cash flow from the Warbasse Project.

WCTP NOTES

    Warbasse I will hold, on or before the Closing Date, a note from WCTP for approximately $29 million, evidenced by the Promissory Note dated as of November 17, 1994 (the "CTI Note"). Warbasse II will hold, on or before the Closing Date, a note from WCTP for approximately $29 million, evidenced by the Promissory Note dated as of June 8, 1989, as such note has been amended pursuant to the Amendment and Consent, dated as of November 17, 1994, between WCTP and York Partners (the "YCP Note," and together with the CTI Note, the "WCTP Notes"). Tomen holds a note from WCTP for approximately $11 million, evidenced by the Tomen Note. Each of the WCTP Notes and the Tomen Note bears interest at the rate of LIBOR plus 2% and have no stated maturity. Principal and interest on the WCTP Notes and the Tomen Note is payable quarterly by WCTP, only to the extent of the Net Cash Flow (as defined herein) of WCTP with the first available Net Cash Flow being applied to pay interest on the WCTP Notes and the Tomen Note on a pro rata basis in accordance with the relative amount outstanding under each of the WCTP Notes and the Tomen Note.

YCP LOAN AGREEMENT

    WTCP has entered into a Loan Agreement, dated as of April 28, 1989, as amended and restated as of September 28, 1989, securing the obligations under the YCP Note (the "YCP Loan Agreement").

    INSURANCE. WCTP agreed to maintain general and third party liability, property loss and business interruption insurance of the type usually carried by corporations engaged in similar businesses satisfactory to YCP.

    INDEBTEDNESS. WCTP agreed not to create or allow to exist any lien, security interest or encumbrance upon or with respect to the Warbasse Project other than (a) those existing on the site of the Warbasse Project at the time of its acquisition or (b) those created in connection with the YCP Loan Agreement.

    QUALIFYING FACILITY. WCTP agreed not to take any action, the effect of which will cause the Warbasse Project to lose its status as a QF.

    OPERATION OF THE PROJECT. WCTP must operate, maintain and administer the Warbasse Project in accordance with practices and cost structures generally prevailing in the cogeneration industry.

    ADDITIONAL CONTRACTS. WCTP cannot modify, supplement or enter into any contract or agreement to provide for the design, engineering, operation or maintenance of the Warbasse Project or for the sale of electricity or thermal energy therefrom other than those assigned to York Partners (and subsequently assigned to YCP).

    AMENDMENTS. The YCP Loan Agreement may not be amended without the written consent of the York Partners.

    EVENTS OF DEFAULT. The following events, among others, will constitute events of default by WCTP under the YCP Loan Agreement: (a) the failure to make any payment of principal or interest when due on the YCP Note, (b) the failure to perform or observe any terms or agreement contained in the YCP Loan Agreement, the AWH Lease or any energy contract to which WCTP is a party, (c) the failure to pay any indebtedness in excess of $50,000 when due and payable,
(d) insolvency or the filing of bankruptcy or reorganization proceedings by or on behalf of WCTP, and (e) the entering of a final judgment or order for the payment of money in excess of $150,000 against WCTP or a final judgment or order which will materially adversely affect the performance of WCTP under the YCP Loan Agreement.

    The terms and conditions of the CTI Note are governed by the YCP Loan Agreement.

SECURITY AGREEMENTS

    WCTP has entered into two separate Security Agreements, each dated as of November 17, 1994, securing the obligations under the Tomen Note and the CTI Note, and the Security Agreement and the Assignment and Security Agreement, each dated as of June 8, 1989, securing the obligations under the YCP Note (collectively, the "WCTP Security Agreements"). Pursuant to the WCTP Security Agreements, securing each of the WCTP Notes and the Tomen Note, such notes are secured by a pledge of (a) all of WCTP's equipment located at or adjacent to the Warbasse Project (to the extent permitted under the AWH PPA and the WCTP PPA),
(b) all contracts, accounts and general intangibles of WCTP, including without limitation the AWH PPA and the WCTP PPA and (c) all proceeds of any and all of the foregoing and all payments under the insurance policies required by the YCP Loan Agreement (whether or not the secured party is a loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral pledged by WCTP. Pursuant to the WCTP Security Agreements, the holders of the WCTP Notes and the Tomen Note have the right to exercise all rights and remedies of a secured party under the New York Uniform Commercial Code, subject to the provisions of the WCTP Intercreditor Agreement. The secured parties must notify AWH of the acceleration of the maturity of the WCTP Notes upon a default under any of the WCTP Notes or the Tomen Note whereupon AWH shall have the right to cure such default within 10 days following receipt of any such notice of default. The secured parties agree that, notwithstanding any such default, they will not remove the Warbasse Project from service or otherwise adversely affect the continued supply of electric and thermal energy to AWH in any matter whatsoever. The WCTP Security Agreements limit the ability of WCTP to grant other security interests in its assets.

WCTP INTERCREDITOR AGREEMENT

    Tomen, Warbasse I, as assignee, and Warbasse II, as assignee (in such capacity, collectively the "Warbasse Creditors" and each a "Warbasse Creditor"), are parties to an Intercreditor Agreement, dated as of November 17, 1994 (the "WCTP Intercreditor Agreement"), to set forth, among other things, their respective rights and establish their respective priorities in respect of the collateral pledged by WCTP to secure the WCTP Notes and the Tomen Note.

    CONSENT. Each Warbasse Creditor consents to the security interest of the other Warbasse Creditors in the collateral.

    PRIORITY. The lien and security interests of each Warbasse Creditor in the collateral are equal in priority with the lien and security interest of each other Warbasse Creditor in the collateral, irrespective of the time or order of acquisition or perfection.

    PAYMENTS. Any payment received or realized by a Warbasse Creditor through the exercise of such Warbasse Creditor's rights in the collateral, or the enforcement of its security interest, shall be shared and applied by the Warbasse Creditor with each other Warbasse Creditor on a pro rata basis in accordance with the unpaid principal and interest amount of the WCTP Notes and the Tomen Note, immediately prior to the date of receipt of such payment. Except for (a) reimbursement by WTCP of costs incurred by CTI in the operation of the Warbasse Project (provided that the full amount of reimbursement shall reduce the Net Cash Flow) or (b) payment of the obligations under the WCTP Security Agreements, no Warbasse Creditor may receive any payments or distributions of any kind

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whatsoever from WCTP without the prior written consent of each of the other
Warbasse Creditors, except in payment of the obligations pursuant to the WCTP Security Agreements.

    ENFORCEMENT OF OBLIGATIONS. A Warbasse Creditor has the right to enforce, collect and realize upon the obligations owed to it or the collateral securing such obligations in any manner which such Warbasse Creditor in its sole discretion determines to be appropriate without any responsibility or liability to any other Warbasse Creditor.

    OTHER LIENS. Each Warbasse Creditor represents to each other Warbasse Creditor that, except for the liens and security interests in the collateral described in the WCTP Security Agreements, such Warbasse Creditor is not a beneficiary of any other lien or security interest granted by WCTP. No Warbasse Creditor is permitted to enter into any other agreement with WCTP granting or purporting to grant any security interest, lien or encumbrance in favor of any Warbasse Creditor.

    WAIVER. Each Warbasse Creditor waives any right it may have to require the other Warbasse Creditors to (a) proceed against any Person, including WCTP, (b) proceed against or exhaust any security held from any Person, including WCTP or
(c) pursue any remedy in such Warbasse Creditor's power. Each Warbasse Creditor waives any defense and cause of action relating to any failure by another Warbasse Creditor to exercise reasonable care in the custody and preservation of the collateral.

WCTP POWER PURCHASE AGREEMENT

    WCTP sells all electricity the Warbasse Project is capable of producing, except for such capacity as must be sold to WCTP's electric and thermal hosts, to Con Ed pursuant to the WCTP PPA. The Warbasse Project is an expansion of an existing cogeneration and steam turbine facility owned by WCTP located in Brooklyn, New York. The expanded facility is capable of providing approximately 38 MW of electric energy annually of which approximately 21 MW are available for Con Ed.

    TERM AND TERMINATION. The WCTP PPA terminates on December 31, 2011 unless it is terminated earlier pursuant to the provisions thereof. Upon the occurrence of any one of the following events, Con Ed may terminate the WCTP PPA in its sole discretion 60 days after written notice of such breach to WCTP:

        (a) a failure to adhere to the oil use criteria established by the NYPSC;

        (b) sale by WCTP to a third party, or diversion by WCTP for any use, of energy capacity committed to Con Ed by WCTP under the WCTP PPA, other than such use permitted under the WCTP PPA. In the event that WCTP denies the occurrence of such event, and the parties are unable to resolve such dispute within 30 days, WCTP may take the dispute to the NYPSC for resolution and the WCTP PPA shall not be terminated prior to such resolution;

        (c) provided that a petition to the NYPSC by Con Ed is filed within one year after actual discovery of the facts giving rise to such a claim, upon determination by the NYPSC that the material and factual representations and warranties made by WCTP or its assignee as a basis for Con Ed's willingness to enter into the WCTP PPA, were made willingly and knowingly falsely by WCTP;

        (d) upon an assignment of the WCTP PPA or any rights created thereunder in violation of the provisions of the WCTP PPA, the WCTP PPA may be terminated after a 60-day cure period; or

        (e) upon a failure by WCTP to use good faith efforts during a period of 60 days after the Warbasse Project has fully ceased operation to begin to implement the necessary steps to commence to restore the Warbasse project and make it capable of fulfilling its obligations pursuant to the WCTP PPA.

    WCTP may terminate the WCTP PPA in its sole discretion 60 days after written notice to Con Ed, upon a failure by Con Ed to make payments for uncontested portions of the bills rendered by WCTP

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within 15 days after such payments become due, if such payments due exceed any amounts due to Con Ed from WCTP.

    OPERATION AND MAINTENANCE OF THE WARBASSE PROJECT. Other than unscheduled maintenance, WCTP must use its best efforts to coordinate with Con Ed the timing of any maintenance of the Warbasse Project required to ensure sound operation of the Warbasse Project and Con Ed's system.

    MAINTENANCE OF QUALIFYING FACILITY STATUS. Annually during the term of the WCTP PPA, WCTP must certify to Con Ed that the Warbasse Project is a QF. WCTP must notify Con Ed within 60 days after WCTP receives information or becomes aware that the Warbasse Project has ceased or will cease to be a QF. In such an event, Con Ed may elect to pay for electricity at a rate equal to 90% of (a) the current rate or (b) Con Ed's actual avoided costs at the time of delivery.

    POWER PURCHASE PROVISIONS. Capacity, energy and operation and maintenance payments of the WCTP PPA are as set forth below:

    CAPACITY PAYMENTS. Con Ed will pay to WCTP monthly capacity payments equal to the product of (a) the DMNC (determined pursuant to the annual capacity test) of the Warbasse Project, (b) the actual number of hours in the month, (c) the Warbasse Project's Equivalent Availability Factor (determined in accordance with the NORTH AMERICAN ELECTRIC RELIABILITY COUNCIL EQUIPMENT AVAILABILITY REPORT, 1985, APPENDIX C) ("EAF") applicable to that month and (d) the applicable capacity rate. Until December 31, 2002, the capacity rate shall be two cents per kWh ($0.02/kWh) and one and two-fifths cents per kilowatthour ($0.014/kWh) thereafter.

    ENERGY PAYMENTS. Con Ed will pay to WCTP monthly energy payments which equal to the sum of (a) the product of (i) the total amount of energy delivered to Con Ed at the delivery point during the applicable month and (ii) for the applicable month, the sum of $2.00 MMBTu times (A) a commodity escalation factor, based on #6 oil, times (B) a weighted average monthly heat rate and a variable factor equal to $0.0031/kWh times the Transportation Escalation Factor (as determined pursuant to the WCTP PPA), (b) the product of (i) a fixed transportation charge of $0.0031 per kWh, (ii) the Transportation Escalation Factor, (iii) the DMNC of the Warbasse Project, (iv) the actual number of hours in the applicable month, and (v) the Warbasse Project's EAF for the applicable month and (c) the product of (i) $500 per start-up requested by Con Ed during the applicable month and (ii) the operation and maintenance factor (determined pursuant to the provisions of the WCTP PPA).

    OPERATION AND MAINTENANCE PAYMENTS. Con Ed will pay to WCTP monthly operation and maintenance payments which equal to the sum of (a) a fixed operation and maintenance charge equal to the product of (i) one cent per kWh ($0.01/kWh) times the operation and maintenance escalation factor, based on the latest Consumer Price Index for All Urban Consumers in the New York City Metropolitan area available at the end of the applicable month ("CPI"), (ii) the DMNC of the Warbasse Project, (iii) the actual number of hours in the applicable month and (iv) the Warbasse Project's EAF for the applicable month and (b) a variable operation and maintenance charge equal to the product of (i) a half cent per kwh ($0.005/kWh) times (ii) the operation and maintenance escalation factor and (iii) the total amount of energy (kWh) delivered to Con Ed during the applicable month.

    REFUND TO CON ED. Pursuant to a supplemental agreement, WCTP agreed that if it commences deliveries of energy from one or more of the 4.2 MW combustion turbines prior to January 1, 2003 to an entity other than Con Ed, WCTP will refund Con Ed $2 million per combustion turbine used for such energy deliveries. However, WCTP does not waive any rights (a) to sell capacity and/or energy from the combustion turbines to any party other than Con Ed, (subject to the refund requirements set forth in the preceding sentence), (b) to sell electricity to Con Ed from the combustion turbines under any new agreement on or after January 1, 2003 at actual avoided energy costs and (c) to participate in any request for proposals or other bidding program in which Con Ed solicits capacity from third-party sources.

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    REPRESENTATIONS AND WARRANTIES.  WCTP warrants, among other things, that (a)
it will operate and maintain the Warbasse Project in accordance with the terms of the WCTP PPA, (b) the Warbasse Project, as expanded, will be a QF, (c) it will maintain all authorizations and permits required for the continued operation of the Warbasse Project and (d) all consents and authorizations required under the WCTP PPA have been obtained.

    INDEMNIFICATION. Each party to the WCTP PPA indemnifies each other party against all claims and associated costs and expenses related to the property damage or personal injury arising out of the indemnifying party's action or failure to take any action in the operation, use or ownership of the Warbasse Project; PROVIDED that WCTP has designed, operated and maintained the equipment and systems of the Warbasse Project in conformity with ConEd's specifications.

    INSURANCE. WCTP must (a) maintain and keep in full force general liability insurance, (b) workers' compensation insurance, (c) employer's liability insurance and (d) insure the Warbasse Project and its equipment and machinery against loss or damage of the kinds customarily insured against by operators in the industry.

    FORCE MAJEURE. The WCTP PPA has force majeure provisions typical of agreements of this type. Neither Con Ed nor WCTP will be liable for any failure to perform, in whole or in part, its obligations under the WCTP PPA because of force majeure, except for the obligations to make payments for electricity delivered to Con Ed; PROVIDED, that the non-performing party gives the other party prompt written notice describing the particulars of the occurrence and uses its best efforts to remedy its non-performance.

    ASSIGNMENT AND AMENDMENT. WCTP may assign the WCTP PPA to any of its affiliates or to York or any of York's affiliates without the prior consent of Con Ed, upon 30 days' prior written notice. No assignment by WCTP, including an assignment permitted to be made without the consent of Con Ed, shall result in a novation of the WCTP PPA unless Con Ed consented in writing to such novation. Any amendment to the WCTP PPA must be approved in writing by both parties and accepted or approved by the NYPSC.

    QUALIFYING FACILITY. The Warbasse Project is certified as a QF and is exempt by federal regulation from relevant provisions of the FPA, PUHCA and state utility-type regulation. The Warbasse Project qualifies as a cogeneration facility under the New York Public Service Law ("NYPSL") and is exempt from state utility regulation applicable to electric corporations.

AWH POWER PURCHASE AGREEMENT

    WCTP provides electricity to the AWH Premises pursuant to the AWH PPA.

    TERM. The AWH PPA will expire in 2026, unless terminated earlier pursuant to its provisions.

    SALE AND PURCHASE OF ELECTRIC AND THERMAL ENERGY. WCTP agreed to sell and deliver to AWH (a) up to 25,000,000 kWh and (b) thermal energy in such combination of domestic hot water, hot water for heating and steam, including thermal energy to AWH's absorption chillers for the production of chilled water, up to 250,000,000 pounds of steam equivalent. AWH must purchase and accept only the amount of electricity and thermal energy then actually required, even if such amount is less than the amount set forth in (a) and (b) above. In the event that AWH requests and WCTP is able to supply such excess energy, WCTP shall, to the extent it is able to supply, furnish such excess energy to AWH. If AWH requires energy in excess of what WCTP is able to supply, AWH may obtain such excess energy from any other source available at its cost and expense. If AWH declines to purchase any excess energy generated by WCTP, WCTP may sell and delivery such excess energy to third parties, however, WTCP will not be relieved of its obligations to provide AWH at all times with electric and thermal energy with the AWH PPA.

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    PRICE FOR ELECTRIC AND THERMAL ENERGY.  AWH agreed to pay WCTP a base annual fee of $3 million, which is adjusted annually for changes in CPI and fuel costs.

    MAINTENANCE OF AWH'S EXISTING FACILITY. AWH may take any and all reasonable steps at WCTP's expense to protect the existing facility of AWH and its personal property contained thereon against any actual or potential damages, resulting from any act or omission of WCTP in the construction, operation, maintenance and repair of the Warbasse Project or resulting from any interruption or alteration in the supply of electricity and/or thermal energy from the Warbasse Project to the AWH Premises.

    WCTP agreed to operate, maintain and renovate the facility at its expense in accordance with (a) all applicable laws and/or requirements of public and insurance authorities in effect during the term of the AWH PPA, (b) recognized prudent electric and thermal generating plant practices in the State of New York and (c) in a manner that does not cause damage to or interfere with the operation of the facility, unless as a result of any negligent or willful act by WCTP or its employees.

    INSURANCE. WCTP shall, at its own cost and expense, obtain and maintain in full force and effect and in the name of AWH, WCTP, New York State Housing Finance Agency ("HFA") and New York State Division of Housing and Community Renewal ("DHCR"), certain specified insurance policies, including any insurance that is generally carried by other reasonably comparable cogeneration facilities in the State of New York in amounts reasonably requested by AWH.

    DAMAGES TO THE WARBASSE PROJECT. If any portion of the Warbasse Project is damaged or destroyed by fire or other casualty, WCTP shall notify AWH and repair, restore, rebuild or replace the damaged or destroyed portions of the Warbasse Project at its cost and expense if the proceeds of insurance are insufficient to pay the entire cost of such repair, restoration, rebuilding or replacement.

    INDEMNIFICATION. WCTP agreed to protect, defend, indemnify and hold harmless AWH and its successor and assigns and certain affiliates from and against any and all claims, damages, losses and liabilities in connection with
(a) WCTP's performance of the AWH PPA, (b) the design, construction maintenance, repair or operation of the Warbasse Project, (c) any breach by WCTP of any term of the AWH PPA, (d) any sales of energy to a third party purchaser pursuant to the AWH PPA and (e) WCTP's use of certain AWH's areas permitted under the AWH PPA. WCTP, however, is not required to reimburse or indemnify AWH for any loss or claim arising out of negligence or willful misconduct of AWH. AWH agreed to protect, defend, indemnify and hold harmless AWH and its successor and assigns and certain affiliates from and against any and all claims, damages, losses and liabilities in connection with AWH's performance required under the AWH PPA. AWH, however, is not required to reimburse or indemnify WCTP for any loss or claim arising out of negligence or willful misconduct of WCTP.

    FORCE MAJEURE. The AWH PPA has force majeure provisions typical of agreements of this type. Neither WCTP nor AWH will be liable for any failure to perform its obligations, in whole or in part, under the AWH PPA resulting from force majeure; PROVIDED that the non-performing party gives the other party prompt written notice describing the particulars of the occurrence and uses its best efforts to cure the non-performance.

AWH LEASE

    AWH leased to WCTP certain parcels of land on the AWH Premises pursuant to the Lease, dated as of July 15, 1987, between AWH, as landlord and WCTP, as tenant (the "AWH Lease"), for the purpose of constructing, maintaining and operating the Warbasse Project in accordance with the AWH PPA.

    TERM. The term of the Lease commenced on February 1, 1989 and shall continue until 2026, unless terminated earlier pursuant to the Lease.

    FIXED ANNUAL RENT. WCTP agreed to pay to AWH an annual rent of $15,000, subject to escalation, for the term of the Lease. WCTP further agreed to pay to AWH additional rent consisting of all such other sums of money as shall become due and payable by WCTP under the Lease.

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    MAINTENANCE AND REPAIR.  WCTP, at its sole cost and expense, agreed to maintain the leased premises, the Warbasse Project and all surrounding areas, to the extent the same are subject to WCTP's control.

    INSURANCE. WCTP, at its own cost and expense, agreed to obtain and maintain in full force and effect and in the name of WCTP, AWH, HFA and DHCR, all such insurance and in such form and limits as the AWH PPA requires to be obtained and maintained by WCTP.

WARBASSE O&M AGREEMENT

    The Warbasse Project is operated and maintained by CTI pursuant to the Operations and Maintenance Agreement, dated as of February 1, 1989, between WCTP and CTI.

    TERM AND TERMINATION. The term of the Warbasse O&M Agreement commenced on February 1, 1989 and will expire on 2026, subject to WCTP's option of renewal.

    SERVICES PROVIDED BY CTI. Under the Warbasse O&M Agreement, CTI has agreed to provide the following operation and maintenance services, as required by the AWH PPA: (a) purchase of all parts and supplies, fuel and oil, (b) maintenance of an available back-up staff to operate the Warbasse Project in the event of an emergency, (c) training of existing and future operating personnel, (d) development and maintenance of operating procedures and an operating manual, (e) collection and maintenance of all engineering and operating data, (f) continuous analysis of operating data, (g) provision of up to maximum of four operating staff to replace existing operating staff as attrition occurs and (h) supervise the daily operation and maintenance of the Warbasse Project.

    PAYMENT TERMS. WCTP agreed to pay CTI a monthly base fee equal to the direct costs incurred by CTI for all services performed pursuant to the Warbasse O&M Agreement, plus the direct overhead costs attributable to such services. As of May 31, 1998, an aggregate of accrued and unpaid past due operating and maintenance charges of approximately $6 million were payable to CTI. As a condition to closing, such amounts will either be indefeasibly paid in full, forgiven or, while the Securities are outstanding, fully subordinated to payments on the WCTP Notes.

    DEFAULTS. In the event that CTI fails to perform any of its obligations pursuant to the Warbasse O&M Agreement for 5 consecutive days after receiving notice from WCTP of such failure, or in the event that such failure causes a default pursuant to the AWH PPA, WCTP shall have the right to terminate the Warbasse O&M Agreement.

BIG SPRING PROJECT

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

    In October 1997, York acquired all of the partnership interests in the Big Spring Guarantor, which was formed to negotiate and execute the Big Spring PPA (as defined hereinafter) and to construct, maintain and operate the Big Spring Project, a windfarm near Big Spring, Texas.

    The Second Amended and Restated Limited Partnership Agreement, dated as of June 26, 1998, between Big Spring Holdings, Inc., a Delaware corporation, as the limited partner, and Big Springs Texas Energy Management, Inc., a Delaware corporation, as the general partner of the Big Spring Guarantor (the "Big Spring Partnership Agreement") provides as follows:

    TERM. Subject to the occurrence of certain events and earlier termination by the general partner, the existence of the Big Spring Guarantor shall terminate on December 31, 2024.

    PURPOSE. The purpose of the Big Spring Guarantor is to construct, maintain and operate the Big Spring Project to generate electricity to sell to TU Electric.

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    PERCENTAGE INTERESTS.  The limited partner owns 99% of the partnership interest of the Big Spring Guarantor and the general partner owns 1% of the partnership interest in the Big Spring Guarantor.

    AUTHORITY OF THE GENERAL PARTNER. The general partner has the power and authority to direct and manage the affairs of the Big Spring Guarantor.

    DISTRIBUTIONS. Any cash or other assets of the Big Spring Guarantor, which the general partner may from time to time determine are not reasonably needed to carry on the business of the Big Spring Guarantor and which the general partner may decide to distribute, shall be distributed to the partners in proportion to their respective partnership interest in the Big Spring Guarantor.

    QUALIFYING FACILITY. The Big Spring Project is self-certified as a small power production QF that also is an "eligible" wind facility pursuant to the Solar, Wind, Waste and Geothermal Power Production Incentives Act of 1990. Timely self-certification of the Big Spring Project under this statute provides a federal regulatory exemption from regulation under the FPA, PUHCA and state law that otherwise would apply to a wind-powered QF with a capacity greater than 30 MW. The Big Spring Guarantor in July 1998 filed a notice of self-recertification as a qualifying small power production facility in order to reflect the acquisition by York of the Big Spring Guarantor.

    ADMISSION OF NEW PARTNERS. New limited partners may be admitted to the Big Spring Guarantor from time to time as determined by the general partner.

ENERGY PURCHASE AGREEMENT

    The Big Spring Guarantor has entered into a Renewable Resource Energy Purchase Agreement with TU Electric dated September 13, 1994, as amended (the "Big Spring PPA"). The Big Spring PPA has been approved by the Texas Public Utilities Commission ("TPUC"). In accordance with the Big Spring PPA, the Big Spring Guarantor intends, at its sole cost and expense, to design, construct and operate the Big Spring Project. The Big Spring Project will have electrical generating capacity of 34 MW and an expected annual energy production of 116,900,000 kWh.

    TERM AND TERMINATION. Unless terminated earlier pursuant to certain conditions, the Big Spring PPA will expire 15 years from the commercial operation date of the Big Spring Project, which shall be on or before May 31, 1999 (the "Big Spring Commercial Operation Date").

    The term of the Big Spring PPA may be extended (a) an additional 5 years (i) if TU Electric gives notice of its intention to extend to the Big Spring Guarantor during the 13th year of operation or (ii) in the event that TU Electric does not give such notice, if the Big Spring Guarantor gives written notice to TU Electric at any time during the 14th year of operations. In the event TU Electric exercises the option set forth in clause (i), payments by TU Electric to the Big Spring Guarantor for electrical energy will be made at rates 0.5% higher in each calendar year than the rate in effect in the immediately preceding calendar year. In the event the Big Spring Guarantor exercises the option set forth in clause (ii), payments by TU Electric for electrical energy must be made at rates that are at TU Electric's Rate LPP or its successor tariff, or if no such tariff exists at that time, at rates equal to 95% of TU Electric's monthly avoided energy costs or (b) an additional 10 years (i) if TU Electric has exercised its option pursuant to clause (a)(i) above and gives notice to the Big Spring Guarantor of such further extension during the 18th year of operation or (ii) if the Big Spring Guarantor gives written notice to TU Electric during the 19th year of operation. In the event TU Electric exercises this option, payments by TU Electric to the Big Spring Guarantor for electrical energy must be made at rates 0.5% higher in each calendar year than the rate in effect in the immediately preceding calendar year. In the event the Big Spring Guarantor exercises this option, payments by TU Electric for electrical energy must be made at rates that are at TU Electric's Rate LPP or its successor tariff, or if no such tariff exists at that time, at rates 95% of TU Electric's monthly avoided energy costs.

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    COMMERCIAL OPERATION; PHASED COMPLETION.  The Big Spring Project will be completed and placed into Commercial Operation in three "phases," subject to approval by TU Electric. The "phases" are defined based on the geographic location of the wind turbines and the separation of the V66 turbines into their own phase. Phase 1 includes 16 V47 wind turbines (numbers 27-42); Phase 2 includes 26 V27 wind turbines (numbers 1-26); and Phase 3 includes the 4 V66 wind turbines. Energy generated by the Big Spring Project, prior to Commercial Operation, will be sold to TU Electric at its Rate LPP (avoided cost). After each phase of turbines achieves Commercial Operation, payments for energy generated will be at rates specified in the Big Spring PPA. The 15-year base term of the Big Spring PPA will commence only after the Phase 3 of the Big Spring Project has achieved Commercial Operation. The Big Spring Project is expected to achieve full Commercial Operation during February of 1999. TU Electric has the option to terminate the Big Spring PPA if Commercial Operation is not attained on or before May 31, 1999, upon written notice to the Big Spring Guarantor.

    PAYMENTS FOR ENERGY; BALANCING ACCOUNT. Pursuant to an amendment to the Big Spring PPA, a "balancing account" mechanism was established as part of the payment terms of the Big Spring PPA. The balancing account adjusts for variable wind years by allowing any shortfall in energy production by the Big Spring Project to be carried forward and credited against excess production over the life of the Big Spring PPA. The balancing account is beneficial to both the Big Spring Guarantor and TU Electric as it minimizes revenue fluctuations to the Big Spring Guarantor due to interannual fluctuations in the wind resources at the project site, and, for TU Electric, the balancing account caps the energy production over the life of the Big Spring PPA that must be paid at the fixed rates. The Big Spring Guarantor and TU Electric have estimated, for contract purposes, that the annual expected energy production of the Big Spring Project will be 116,900,000 kWh and that the actual delivered energy will be 119,500,000 kWh. TU Electric will pay the power rates specified in the Big Spring PPA for the expected energy produced each year, subject to increase pursuant to the terms of the balancing account mechanism. In years where the annual energy production from the Big Spring Project is less than the expected energy, the production deficit will be carried forward into future years to allow excess production (production greater than the expected energy) to be paid at contract rates, to the extent that there is deficit production in the balancing account. For years where energy production is greater than the expected energy and there is no production deficit accumulated in the balancing account, energy production in excess of the expected energy will be paid at TU Electric's Rate LPP (avoided cost).

    All rates payable by TU Electric under the Big Spring PPA were approved by the TPUC. TU Electric's obligations to make payments to the Big Spring Guarantor under the Big Spring PPA are conditioned upon TU Electric continuing to be permitted by the TPUC or other regulatory authority to fully recoup from TU Electric's ratepayers such payments. If the TPUC or other regulatory authority by order or regulation fails to continue to allow TU Electric to fully recoup payments under the Big Spring PPA or raises prices under the Big Spring PPA, TU Electric may terminate the Big Spring PPA after giving written notice to the Big Spring Guarantor. However, the Big Spring Guarantor will not be required to refund to TU Electric any amount previously paid to the Big Spring Guarantor that becomes non-recoverable by TU Electric on account of any such orders or regulations.

    OPERATION AND MAINTENANCE OF THE BIG SPRING PROJECT. All electric energy generated at the Big Spring Project and delivered to TU Electric must have a power factor greater than 95% and a nominal frequency of 60Hz. In addition, the Big Spring Guarantor shall maintain and operate the Big Spring Project in accordance with the applicable utility industry standards and good engineering practices.

    TESTING. In order for each phase of the Big Spring Project to achieve Commercial Operation, it must pass certain tests, including verification of facility power factor, and functional tests of the interconnect breakers and protective relays. Vendors supplying critical components for the Big Spring Project have confirmed the ability of the facility to meet these tests.

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    MONTHLY PAYMENTS.  TU Electric will make monthly payments to the Big Spring
Guarantor for energy metered at the point of interconnection.

    REPRESENTATIONS AND WARRANTIES. The Big Spring Guarantor warrants, among other things, that (a) the Big Spring Project is a QF and that it shall maintain the Big Spring Project as a QF, (b) it will use services of vendors located within the TU Electric service area, (c) it will ensure that minority-owned and women-owned business have equal opportunities to participate in its purchase of material and services for, and its construction, operation, and maintenance of, the Big Spring Project, (d) the major pieces of equipment and fixtures installed at the Big Spring Project are newly manufactured and state-of-the-art technology, (e) if it decides to retrofit the Big Spring Project with more improved and economical technology, it will share any resulting savings with TU Electric and (f) it will use its reasonable efforts to assure that the Big Spring Project is maintained in accordance with prudent industry utility practices.

    INDEMNIFICATION. The Big Spring Guarantor indemnifies TU Electric against any claims or any costs or expenses therefrom for property damage of or personal injury to the Big Spring Guarantor arising out of or incident to the Big Spring PPA.

    INSURANCE. For the term of the Big Spring PPA and for two years after its termination or expiration, the Big Spring Guarantor agrees to maintain and keep in full force (a) employer's liability insurance and worker's compensation insurance, (b) general liability insurance, (c) automobile liability insurance and (d) excess liability insurance. In addition, the Big Spring Guarantor will require all of its contractors and subcontractors to provide insurance coverage satisfactory to the TU Electric.

    FORCE MAJEURE. Neither the Big Spring Guarantor nor TU Electric will be liable for any failure to perform its obligations, in whole or in part, under the Big Spring PPA resulting from force majeure; PROVIDED that the non-performing party gives the other party prompt written notice describing the particulars of the occurrence and uses its best efforts to cure the non-performance within 180 days of such non-performance.

WIND TURBINE EQUIPMENT SALES AND INSTALLATION CONTRACT

    The Vestas Agreement, dated as of March 31, 1998, is between York and
Vestas.

    Under the Vestas Agreement, Vestas agreed to supply, erect, install, start-up, test and commission 46 wind Units ("WTGs") (Vestas Model V47 660kW WTG and Vestas Model V66 1650kW WTG), the towers upon which the WTGs will be mounted and certain other equipment for developing the Big Spring Project. Additionally, the Big Spring Guarantor has the option to have Vestas construct the tower foundations as part of its scope of work. If this option is exercised, Vestas will construct the foundations for a fixed price and provide a warranty for the foundations.

    RESPONSIBILITIES OF VESTAS. Vestas commenced its obligations on May 1, 1998 for the V66 portion of the Big Spring Project and June 1, 1998 for the V47 portion of the Big Spring Project, upon receipt of down payments totaling $4,032,691 received from York after York obtained all applicable permits, licenses and other approvals required and necessary for commencing construction of the Big Spring Project. Vestas agreed that time is of the essence in achieving substantial completion of the Big Spring Project by the scheduled completion date, which may be adjusted from time to time as provided in the Vestas Agreement. In addition to its obligations set forth above, Vestas will provide, among other things, a training program for operational personnel with respect to the operation, start-up, maintenance and shutdown of the Big Spring Project as well as develop and implement both a quality assurance and safety program for the Big Spring Project.

    FACILITY PRICE. The price payable by York to Vestas will be $24,689,500 for the V47 portion of the Big Spring Project and $6,140,500 for the V66 portion of the Big Spring Project, for a total facility price of $30,830,000. A portion of the facility price attributable to the equipment to be procured from

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Denmark is to be paid by York to Vestas in Danish Kroner ("Dkk"). The facility price quoted herein, which may be adjusted, assumes an exchange rate of 6.6 Dkk to U.S.$1 and includes, without limitation, all equipment, labor, services, storage fees, and expenses related to Vestas' performance of its obligations, all work, materials, equipment and services provided by subcontractors and suppliers.

    WARRANTIES. Vestas warrants that (a) upon full payment of the facility price, title to the Big Spring Project shall pass to York free and clear of any liens, claims or other encumbrances and (b) the Big Spring Project shall be installed using new materials and work performed by Vestas shall be and remain free from defects in materials and workmanship for 1 year following the date of substantial completion of the Big Spring Project. In the event that this warranty is breached during this 1 year warranty period, Vestas shall promptly repair the Big Spring Project, which repair shall be similarly warranted for a period of 1 year from the date of repair. The Vestas Agreement provides further that, after 1 year installation warranty covering the entire work supplied by Vestas, the WTG's shall be free from defects for an additional 1 year. Additionally, for a period of 2 years after the Big Spring Commercial Operation Date, Vestas warrants that the power output of the WTG's will be at least 95% of the expected and published power output of the WTG's. If the power output of the WTG's is measured to be less than 95% of the expected and published power output, Vestas shall be liable to correct the WTG's and compensate the Big Spring Project for lost revenue resulting from the diminished power output.

    LIQUIDATED DAMAGES. In the event that a phase of the construction is not in substantial completion as of its scheduled date of Substantial Completion due to a delay by Vestas or any of its subcontractors or suppliers, Vestas will pay York an escalating amount liquidated damages for any and all losses suffered as a result of such delay, up to a maximum of 20% of the facility price.

    FORCE MAJEURE. Neither York nor Vestas will be liable for any failure to perform its obligations under the Vestas Agreement, in whole or in part, because of an event of FORCE MAJEURE; PROVIDED that the non-performing party gives the other party a written notice within 5 days after becoming aware of an event of force majeure describing the particulars of the occurrence and uses its best efforts to remedy its non-performance.

    INSURANCE. Prior to commencing work on the Big Spring Project Vestas will provide the following insurance: (a) workmen's compensation insurance, (b) comprehensive general liability insurance, (c) automobile liability insurance,
(d) shipping insurance and (e) excess liability insurance covering employer's liability, comprehensive general liability and business automobile liability. York will maintain the following insurance: (a) comprehensive general liability insurance, (b) builder's "all risk" insurance and (c) permanent property insurance.

    INDEMNIFICATION BY VESTAS. Vestas shall indemnify and hold harmless York against all claims, damages, losses and expenses, including, but not limited to, attorneys' fees and related costs, resulting from (a) the negligent acts or omissions of Vestas, (b) the failure of Vestas to comply with applicable laws or the conditions of applicable permits obtained by Vestas, (c) hazardous materials brought onto the Big Spring Project site by Vestas, unless such hazardous materials are released as a result of negligent act by York or others or (d) discharging of any liens or similar encumbrances filed in connection with the Big Spring Project.

    INDEMNIFICATION BY YORK. York shall indemnify and hold harmless Vestas against all claims, damages, losses and expenses, including but not limited to attorneys' fees and related costs, resulting from (a) the negligent acts or omissions of York, (b) the failure of York to comply with applicable laws or the conditions of applicable permits obtained by York or (c) hazardous materials brought onto the Big Spring Project site by York, unless such hazardous materials are released as a result of negligent act by Vestas or others.

    SUBCONTRACTS. York has acted as the general contractor for the construction of the Big Spring Project and has entered into the following agreements with major subcontractors for completion of

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specific portions of the Big Spring Project: (a) Patrick & Henderson for the
civil works, (b) Vestas for supply, installation and commissioning of the wind turbines and towers, (c) MSE Power Systems for design and construction of the substation and (d) TU Electric for construction of the interconnect facilities. York will also enter into a contract with a local contractor for construction of the power collection system. All of these agreements will be assigned from York to the Big Spring Guarantor as a condition to the closing of the Offering.

    ASSIGNMENT. York, after receiving necessary consent from Vestas, will assign the Vestas Agreement to the Big Spring Guarantor as a condition to the closing of the Offering.

LAND LEASES AND INFRASTRUCTURE AGREEMENT

    LAND LEASES. The Big Spring Guarantor entered into (a) Option and Lease Agreement (the "Click Lease"), dated as of December 30, 1997, with R.G. and Cheryl Click ("Click"), (b) Option and Lease Agreement (the "Morgan Ranches Lease"), dated as of January 28, 1998, with Morgan Ranches, Ltd. ("Morgan Ranches") and (c) Permit and Lease Agreement TPLT No. 7714 (the "Texas Pacific Lease"), dated as of January 13, 1998, with Texas Pacific Land Trust ("Texas Pacific"). The Click Lease, the Morgan Ranches Lease and the Texas Pacific Lease will collectively be referred to herein as the "Big Spring Project Leases" and Click, Morgan Ranches and Texas Pacific will collectively be referred to herein as the "Big Spring Project Land Owners." The Big Spring Project Land Owners own the lands on which the Big Spring Project will be constructed and operated.

    INFRASTRUCTURE AGREEMENT. The Big Spring Guarantor entered into the Infrastructure Agreement with Morgan Ranches (the "Morgan Ranches Infrastructure Agreement"), dated as of January 28, 1998, which provides for additional rights beyond those conveyed pursuant to the Morgan Ranches Lease.

    EXERCISE OF BIG SPRING PROJECT LEASES. Each of the Big Spring Project Leases is structured as an option to lease the property, which upon exercise of the option, become a binding lease between the parties. The Big Spring Guarantor paid $5,000 to each of the Big Spring Project Land Owners upon execution of the Big Spring Project Leases. The option period for each of the Big Spring Project Leases expired on February 15, 1998. The Big Spring Guarantor sent written notice on February 10, 1998 to all of the Big Spring Project Land Owners exercising the options.

    TERM. Each of the Big Spring Project Leases has an initial term of 15 years, commencing on the Big Spring Commercial Operation Date, and may be extended for two additional periods of five years each. The term of the Morgan Ranches Infrastructure Agreement runs concurrently with that of the Morgan Ranches Lease.

    USES. The Big Spring Guarantor may construct wind turbines, transmission equipment, roads, utilities and other improvements on the project sites. The location of these improvements must be approved by the Big Spring Project Land Owners, whose consent cannot be unreasonably withheld. The Big Spring Project Land Owners may use the project site for uses that do not conflict with the construction and operation of the Big Spring Project. All of the Big Spring Project Leases contain covenants that the Big Spring Guarantor will use good faith efforts to install a certain number of wind turbines on each of the Big Spring Project Land Owners' sites, subject to certain restrictions on installing additional wind turbines after the Big Spring Project has been completed. Within 6 months after the expiration or termination of the Big Spring Project Leases, the Big Spring Guarantor must remove all improvements constructed on the Big Spring Project site.

    PAYMENT TERMS. The Big Spring Project Leases and the Morgan Ranches Infrastructure Agreement require certain payments be made to the Big Spring Project Land Owners in connection with the construction and operation of the Big Spring Project.

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        (a) All of the Big Spring Project Leases require payments be made to the
    Big Spring Project Land Owners upon commencement of construction of the wind turbines. The payment amounts are $450 per wind turbine to Texas Pacific (which amount shall increase by $500 per wind turbine if less than 14 wind turbines are installed on that land), $2,025 per wind turbine to Click, and $900 per wind turbine to Morgan Ranches.

        (b) The Click Lease requires the following additional payments to be made in connection with the construction of the Big Spring Project: (i) a payment of $4,000 upon commencement of construction of the operations and maintenance facility to be located on their property, and $4,000 per year thereafter during the term of the lease, payable on each anniversary of the initial payment, (ii) a payment of $7,500 upon completion of construction of the Big Spring Project as compensation for damage to the property resulting from construction of the Big Spring Project and (iii) a payment of $20 per rod for an easement to be granted to TU Electric for the construction of a power distribution line.

        (c) The Morgan Ranches Infrastructure Agreement requires a one time facilities payment of $26,300 at the commencement of construction and a payment of $15,000 to Morgan Ranches on March 15, 1999, and annually thereafter for the term of the Morgan Ranches Infrastructure Agreement.

        (d) All of the Big Spring Project Leases require rent payments be made to the Big Spring Project Land Owners, commencing upon the start of operation of the wind turbines, and continuing throughout the term of the Big Spring Project Leases. The rent payments are due monthly, and are calculated as the greater of a minimum payment or a percentage of the gross revenues derived from the wind turbines located on each Big Spring Project Land Owner's property. The percentage rents for all of the Big Spring Project Leases are 3% of the gross revenues for years 1 through 12, 4% of the gross revenues for years 13 through 20, and 5% of the gross revenues during years 21 through 25. The minimum annual rent amounts pursuant to the Texas Pacific Lease and the Morgan Ranches Lease are $1,200 per wind turbine during years 1 through 12, $1,700 per wind turbine for years 13 through 20, and $2,500 per wind turbine during years 21 through 25. The minimum annual rent amounts pursuant to the Click Lease are $10,800 for years 1 through 12, $15,300 for year 13 through 20, and $22,500 during years 21 through 25, all such amounts are irrespective of the number of turbines installed on the property.

        (e) All of the Big Spring Project Leases contain provisions which modify the payment terms should the Big Spring Project be acquired by TU Electric or another utility to which power from the Big Spring Project is sold.

    INSURANCE. The Big Spring Guarantor is required to obtain and keep in force during the term of the Big Spring Project Leases (a) employer's liability insurance and worker's compensation insurance, (b) general liability insurance,
(c) automobile liability insurance and (d) excess liability insurance.

TAX ABATEMENT CONTRACTS

    The Big Spring Guarantor has entered into Tax Abatement Contracts with Howard County and the Howard Junior College District. These contracts provide abatement of a portion of the property taxes owed by the Big Spring Project.

    EXECUTION. The Tax Abatement Contracts were executed with Howard County on February 9, 1998 and on January 26, 1998 with the Howard Junior College District.

    AMOUNT ABATED. During the period of construction of the Big Spring Project, but not after January 2, 2000, the ad valorem taxes owed to Howard County and the Howard Junior College District are 100% abated. After the completion of construction of the Big Spring Project, the tax abatement for

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taxes payable to Howard County and the Howard Junior College District are abated
100% in the first year, 90% in the second year, 80% in the third year, 70% in the fourth year, and 60% in the fifth year.

    COST VERIFICATION. The Big Spring Guarantor will provide Howard County and the Howard Junior College District with a complete accounting of all costs associated with the Big Spring Project by December 31, 1999 or 60 days after completion of construction, whichever is later.

    TERMINATION. Howard County and/or the Howard Junior College District have the right to terminate the respective Tax Abatement Contract if the Big Spring Guarantor fails to comply with the terms of the respective Tax Abatement Contract or allows its ad valorem taxes to become delinquent without validly contesting such taxes. Should the Tax Abatement Contract(s) be terminated, all taxes abated pursuant to the terminated Tax Abatement Contract will be recaptured and payable by the Big Spring Guarantor within 60 days of termination.

OPERATION, MAINTENANCE AND SERVICE AGREEMENT

    The Big Spring Guarantor has entered into an Operation, Maintenance and Service Agreement, dated as of June 1, 1998, with York that may be assigned to a York subsidiary (collectively the "O&M Wind Sub") for the operation, maintenance and repair of the Big Spring Project (the "Big Spring O&M Agreement").

    TERM. The term of the Big Spring O&M Agreement will be for a period of 15 years immediately after the occurrence of (a) the construction of the Big Spring Project has been completed, except for minor punch-list type items which are not material, either individually or in the aggregate, (b) the Big Spring Project is available for normal and continuous operation, (c) the Big Spring Project meets specifications contained in the protective relaying design as approved by TU Electric, (d) TU Electric has given written approval of plans which are required to design, construct and operate the Big Spring Project, (e) all insurance policies required by the Big Spring O&M Agreement are in full force and effect,
(f) TPUC has approved the Big Spring PPA and (g) the Big Spring Guarantor has paid in full any costs due to TU Electric.

    SERVICES. The O&M Wind Sub shall perform or cause to be performed by subcontractors, during the term of the Big Spring O&M Agreement the following work: (a) wind turbine operations, (b) wind turbine & tower maintenance, (c) power collection system maintenance, (d) communications system maintenance, (e) civil works and tower foundation maintenance, (f) facility maintenance, (g) substation operation & maintenance, (h) project operations and (i) equipment repairs. The services shall be performed by the O&M Wind Sub in accordance with applicable equipment manufacturer's manuals and procedures, terms and conditions contained in the Big Spring PPA, and good utility practices.

    REPORTING. The O&M Wind Sub will be required to provide various reports to the Big Spring Guarantor, including: (a) energy production and availability data, (b) information on the operational status of the wind turbines, (c) a summary of scheduled maintenance performed and (c) summaries of warranty and non-warranty repairs to the equipment.

    OBLIGATIONS OF BIG SPRING GUARANTOR. The Big Spring Guarantor is required to assist the O&M Wind Sub in performing the services by providing access to the Big Spring Project, and to allow the O&M Wind Sub to utilize the operations and maintenance facility and monitoring system. The Big Spring Guarantor must also provide to the O&M Wind Sub a map of the Big Spring Project showing the locations of all of the equipment, and the technical specifications and drawings of the equipment.

    FEES. The Big Spring Guarantor will pay the O&M Wind Sub a base service fee of $28,750 per month for the operation and routine maintenance of the Big Spring Project. The amount of the base fee escalates each year by the percentage change in the CPI. Expenses incurred by the O&M Wind Sub for non-routine repairs and assistance in completing warranty work will be paid on a time and materials basis.

    INSURANCE. The O&M Wind Sub will be required to obtain and keep in force during the term of the Big Spring O&M Agreement (a) employer's liability insurance and worker's compensation insurance, (b) general liability insurance,
(c) automobile liability insurance and (d) excess liability insurance.

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                   SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the Old Securities, the Funding Company entered into the Registration Rights Agreement with Credit Suisse First Boston (the "Initial Purchaser"), pursuant to which the Funding Company agreed to use its best efforts to file with the Commission a registration statement with respect to the exchange of the Old Securities for a series of registered debt securities with terms substantially identical in all material respects to the terms of the Old Securities. The Exchange Securities are issued free from any covenant regarding transfer restrictions.

    The Funding Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions which are substantially similar to the Exchange Offer. However, the Funding Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Funding Company believes that the Exchange Securities issued pursuant to this Exchange Offer in exchange for the Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than to (a) any Affiliate of the Funding Company, (b) the Initial Purchaser or
(c) any Affiliate of the Initial Purchaser (other than Affiliates of the Initial Purchaser that (i) are acquiring Exchange Securities in the ordinary course of business and do not have an arrangement with any Person to distribute Exchange Securities and (ii) may trade such Exchange Securities without restriction under the Securities Act) ("Restricted Person")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Securities.

    By tendering, each holder (other than a Restricted Person) will represent to the Funding Company that, among other things, the person receiving the Exchange Securities, whether or not such person is the holder, (a) is not an Affiliate of the Funding Company, (b) any Exchange Securities to be received by it shall be acquired in the ordinary course of its business and (c) that at the time of the consummation of the Exchange Offer it shall have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. In the event that a holder of the Exchange Securities cannot make such representation, such person (a) cannot rely on the applicable interpretations of the staff of the Commission and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the requirement that any such secondary resale transactions be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act.

    The Initial Purchaser acknowledges that it is the position of the staff of the Commission that any broker-dealer that the receives Exchange Securities for its own account in exchange for the Exchange Securities pursuant to the Exchange Offer must deliver a Prospectus in connection with any resale of such Exchange Securities. By so acknowledging, the Initial Purchaser shall not be deemed to admit that, by delivering a Prospectus, it is an underwriter within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Securities received in exchange for the Old Securities where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Funding Company has agreed that for
a period of 120 days after 5:00 p.m., New York City time, on             , 1999,
the date which the Exchange Offer shall expire, unless extended by the Funding Company in its sole discretion (the "Expiration Date"), it will make this Prospectus available to broker-dealers for use in connection with any such resale. The Initial Purchaser

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shall notify the Funding Company promptly upon the completion of the resale of the Exchange Securities received by such Initial Purchaser pursuant to the Exchange Offer. Except as aforesaid, this Prospectus may not be used for an offer to resell, resale or other retransfer of the Exchange Securities. See "PLAN OF DISTRIBUTION."

    The Exchange Offer is not being made to, nor will the Funding Company accept tenders for exchange from, holders of the Old Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    Holders of the Old Securities not tendered will not have any further registration rights and the Old Securities not exchanged will continue to be subject to certain restrictions on transfer of such Old Securities as set forth in the legend thereon as a consequence of the issuance of the Old Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the liquidity of the markets for the Old Securities could be adversely affected.

    NEITHER THE DIRECTORS OR OFFICERS OF THE FUNDING COMPANY NOR THE FUNDING COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF THE OLD SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION, HOLDERS OF THE OLD SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF THE OLD SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

REGISTRATION RIGHTS

    Holders of the Exchange Securities are not entitled to any registration rights with respect to the Exchange Securities; however, pursuant to the Registration Rights Agreement, holders of the Old Securities are entitled to certain registration rights. Under the Registration Rights Agreement, the Funding Company has agreed, for the benefit of the holders of the Old Securities, that it will, at its cost, use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act prior to the Effective Date.

    The Registration Rights Agreement provides that if (a) the Exchange Securities would not, upon receipt in the Exchange Offer by any holder of the Old Securities (other than any Restricted Person and other than any holder who is not acquiring such Exchange Securities in the ordinary course of business or who has an arrangement with any person to participate in the distribution of such Exchange Securities) be tradeable by each holder thereof without restriction under the Securities Act and the Exchange Act and without restriction under applicable state securities laws, (b) after conferring with counsel, the Commission is unlikely to permit the Registration Statement to become effective on or prior to the Effective Date or (c) the Exchange Offer may not be made in compliance with Applicable Laws, then the Funding Company shall promptly deliver notice to the holders of the Old Securities and to the Trustee and shall thereafter file the Registration Statement, pursuant to Rule 415 of the Securities Act, for an offering of the Old Securities to be made on a continuous basis in the event that the Exchange Offer does not occur within 180 days following the Old Securities Offering (the "Initial Shelf Registration Statement"), which shall be effective for 2 years following the Effective Date (the "Effective Period"); PROVIDED, HOWEVER, that no holder of the Old Securities or the Exchange Securities shall be entitled to have the Old Securities or the Exchange Securities held by it covered by the Initial Shelf Registration Statement unless such holder agrees in writing, within 10 business days after actual receipt

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of a request therefrom, to be bound by all provisions of the Registration Rights
Agreement applicable to such holder.

    If the Initial Shelf Registration Statement ceases to be effective for any reason at any time during the Effective Period after the Effective Date, the Funding Company may attempt to obtain the withdrawal of any order suspending the effectiveness thereof, and may amend such Initial Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement applicable to the Old Securities pursuant to Rule 415 covering all of such Old Securities remaining unsold (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is declared effective, the Funding Company shall use its reasonable best efforts to keep such Subsequent Shelf Registration Statement continuously effective for a period after the date of such effectiveness equal in length to the length of the Effective Period plus the aggregate number of days from the date of the order suspending the effectiveness of the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement to the date of the effectiveness of the Subsequent Shelf Registration Statement.

    The Funding Company shall use its reasonable best efforts to (a) cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effective Date and (b) keep the Initial Shelf Registration Statement continuously effective for the Effective Period, subject to extension, or such shorter period ending when (i) all Old Securities covered by the Initial Shelf Registration Statement have been sold, (ii) a Subsequent Shelf Registration Statement covering all of such Old Securities remaining unsold has been declared effective under the Securities Act, (iii) all Old Securities may be sold pursuant to Rule 144(k) of the Securities Act or (iv) no Old Securities are outstanding.

    Notwithstanding any other provisions hereof, the Funding Company will ensure that (a) the Initial Shelf Registration Statement, Subsequent Shelf Registration Statement and any amendments thereto (collectively, a "Shelf Registration Statement") and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (b) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Funding Company by or on behalf of any holder specifically for use therein ("Holders' Information")) does not, when it become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(c) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ILLIQUIDITY EVENT

    Pursuant to the Registration Rights Agreement, the Funding Company agreed that from and after the date on which any of the following events occur, additional interest shall accrue with respect to the Old Securities (as further discussed below):

        (a) as of the Effective Date, both (i) the Registration Statement has not become effective and (ii) the Exchange Securities are not the subject of an Initial Shelf Registration Statement which has become effective;

        (b) the Exchange Securities offered in exchange for the Old Securities are the subject of the Registration Statement which was effective but ceased to be effective for any reason prior to the (i)(1) the completion of the Exchange Offer or (2) 120 days after effectiveness of the Registration

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    Statement, whichever period is longer and (ii) the Registration Statement covering such Old Securities has not become effective; or

        (c) the Old Securities are the subject to the Initial Shelf Registration Statement or the Subsequent Shelf Registration Statement which was effective but which has ceased to be effective for any reason prior to the end of the Effective Period (the "Illiquidity Event");

    In the event of an Illiquidity Event, additional interest (in addition to the interest otherwise payable with respect to the Exchange Securities) shall accrue with respect to the Old Securities until but not including the date on which such events shall cease to exist (and provided no other Illiquidity Event with respect to Old Securities shall then be continuing), at the rate of one half of one percent (0.50%) per annum, which additional interest shall be payable by the Funding Company to the holders of all Old Securities at the times, in the manner and subject to the same terms and conditions set forth in the Indenture, as nearly as may be, as though the interest rates provided in such Old Securities had been increased by one half of one percent (0.50%) per annum. Notwithstanding that the Illiquidity Event may cease to exist, in the event that the Registration Statement or the Initial Shelf Registration Statement has not become on or prior to the Effective Date, the interest rates on the Old Securities otherwise payable as provided in the Indenture shall permanently remain increased by such one half of one percent (0.50%) per annum. The Funding Company shall promptly notify the holders of the Old Securities and the Trustee of the occurrence of any Illiquidity Event of which it has knowledge.

    Any additional interest accrued on any Old Securities as a result of an Illiquidity Event, which remains unpaid on the date on which such interest ceases to accrue, shall be due and payable on the first interest payment date following the next record date following such date to the holders of record of such Old Securities on such record date. If the date on which such interest ceases to accrue is a record date, such interest shall be paid on the record date occurring on such date.

    Notwithstanding the foregoing, the Funding Company shall not be required to pay the additional interest to a holder with respect to the Old Securities held by such holder if the applicable Illiquidity Event arises by reason of the failure of such holder to provide such information that (a) the Funding Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any prospectus included therein to the extent the Funding Company reasonably determines that such information is required to be included therein by Applicable Law, (b) the National Association of Securities Dealers, Inc. or the Commission may request in connection with such Shelf Registration Statement or (c) is required to comply with the agreements of such holder contained in the Registration Rights Agreement to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.

    An Illiquidity Event shall be deemed to cease to exist on the date subsequent to the occurrence of such Illiquidity Event on which:

        (a) in the case of an Illiquidity Event described in clauses (a) and (b) immediately above, either (i) the Registration Statement shall become effective and the Exchange Offer for the Old Securities shall have commenced or (ii) the Initial Shelf Registration Statement covering such Old Securities shall become effective; or

        (b) in the case of an Illiquidity Event described in clause (c) above, a Subsequent Shelf Registration Statement covering such Old Securities shall become effective.

TERMS OF THE EXCHANGE

    Upon the terms and subject to the conditions of the Exchange Offer, the Funding Company will, unless such Old Securities are withdrawn in accordance with the withdrawal rights specified in "Withdrawal Rights" below, accept any and all Old Securities validly tendered prior to 5:00 p.m., New York

City time, on the Expiration Date. The Exchange Securities issued in connection with the Exchange Offer will be delivered on the earliest practicable date on or following the Expiration Date.

    The terms of the Exchange Securities are identical in all material respects to the terms of the Old Securities, except any changes (a) to the Indenture, or any such substantially identical indenture as the Trustee and the Funding Company may deem necessary, (i) in connection with the Trustee's rights and duties or (ii) to comply with any requirements of the Commission to effect or maintain the qualification thereof under the Trust Indenture Act, (b) relating to restrictions on transfer set forth in this Prospectus and (c) relating to registration rights set forth in this Prospectus. The Exchange Securities will evidence the same debt as the Old Securities and will be issued under and be entitled to the same benefits under the Indenture as the Old Securities.

    Holders of the Old Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Old Securities which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any registration rights under the Registration Rights Agreement.

    The Funding Company shall be deemed to have accepted validly tendered the Old Securities when, as and if the Funding Company has given oral or written notice thereof to the The Bank of New York, the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Securities from the Funding Company. If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender the Old Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal (the "Letter of Transmittal"), transfer taxes with respect to the exchange of the Old Securities in connection with the Exchange Offer. The Funding Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-Fees and Expenses."

EXPIRATION DATE OF THE EXCHANGE OFFER

    The Funding Company shall use its reasonable best efforts to (a) cause the Registration Statement to become effective under the Securities Act on or prior to the Effective Date and (b) keep the Exchange Offer open for a period of not less than the shorter of (i) the period ending when the last remaining Old Securities is tendered into the Exchange Offer and (ii) 30 days from the date notice is mailed to the holders of Initial Securities; PROVIDED, that in no event shall such period be less than the period required under applicable Federal and state securities laws.

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , unless extended by the Funding Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

INTEREST ON THE EXCHANGE SECURITIES

    The Exchange Securities will bear interest at the rate of 12% per annum. Interest on the Exchange Securities and shall accrue from the last Interest Payment Date on which interest was paid on the Old Securities surrendered. Interest on the Exchange Securities will be payable semiannually on April 30 or October 30 of each year, commencing on the first Interest Payment Date following the issuance thereof.

    Holders of the Old Securities whose Old Securities are accepted for exchange will not receive interest on such Old Securities for any period subsequent to the last interest payment date to occur prior to the issue date of the Exchange Securities, and will be deemed to have waived the right to receive any interest payment on the Old Securities accrued from and after such interest payment date.

EXCHANGE OFFER PROCEDURES

    The tender to the Funding Company of the Old Securities by a holder thereof as set forth below and the acceptance thereof by the Funding Company will constitute a binding agreement between the tendering holder and the Funding Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender the Old Securities for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" prior to 5:00 p.m. New York City time on or prior to the Expiration Date. In addition, either (a) certificates for such Old Securities must be received by the Exchange Agent along with the Letter of Transmittal, (b) a timely confirmation of a book entry transfer of such Old Securities, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book entry transfer described below, must be received by the Exchange Agent prior to 5:00 p.m. New York City time on the Expiration Date or
(c) the holder must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF THE OLD SECURITIES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR THE OLD SECURITIES SHOULD BE SENT TO THE FUNDING COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Securities surrendered for exchange pursuant thereto are tendered (a) by a registered holder of the Old Securities who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution" and collectively, "Eligible Institutions"). If the Old Securities are registered in the name of a person other than the signer of a Letter of Transmittal, such Old Securities surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Funding Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Old Securities tendered for exchange will be determined by the Funding Company in its sole discretion, which determination shall be final and binding. The Funding Company reserves the absolute right to reject any and all tenders of any particular Old Securities not properly tendered or to not accept any particular Old Securities which acceptance might, in the judgment of the Funding Company or its counsel, be unlawful. The Funding Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Securities either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Securities either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Funding Company shall be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Old Securities for exchange must be cured within such reasonable period of time as the Funding Company shall determine. Neither the Funding Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of the Old Securities for exchange, nor shall any of them incur any liability for failure to give such notification. The Exchange Agent intends to use reasonable efforts to give notification of such defects or irregularities. The Old Securities that are tendered but not accepted by the Funding Company for exchange, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF EXCHANGE SECURITIES

    The Funding Company will accept, promptly after the Expiration Date, all Old Securities properly tendered and will issue the Exchange Securities promptly after acceptance of the Old Securities. For purposes of the Exchange Offer, the Funding Company shall be deemed to have accepted properly tendered the Old Securities for exchange when, as and if the Funding Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

    In all cases, issuance of the Exchange Securities for the Old Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates for such Old Securities or a timely confirmation of such Old Securities into the Exchange Agent's account at DTC, (b) a properly completed and duly executed Letter of Transmittal and (c) all other required documents. If any tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if the Old Securities are submitted for a greater amount than the holder desires to exchange, such unaccepted or unexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of the Old Securities tendered by book entry transfer into the Exchange Agent's account at DTC pursuant to the book entry procedures described below, such nonexchanged Old Securities will be credited to an account maintained with DTC) designated by the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Securities at DTC for purposes of the Exchange Offer promptly following the date of this Prospectus, and any financial institution that is a participant in the DTC systems may make book entry delivery of the Old Securities by causing DTC to transfer such Old Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of the Old Securities may be effected through book entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If a holder of the Old Securities desires to tender such Old Securities and such Old Securities are not immediately available, or time will not permit such holder's Old Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book entry transfer cannot be completed on a timely basis, a tender may be effected if (a) the tender is made through an Eligible Institution, and, prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form of the corresponding exhibit to the Registration Statement of which this Prospectus constitutes a part (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Old Securities and the amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Securities, in proper form for transfer, or a timely confirmation of a book entry transfer, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (b) the certificates for all physically tendered Old Securities, in proper form for transfer, or a timely confirmation of a book entry transfer, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of the Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Securities to be withdrawn, identify the Old Securities to be withdrawn, including the amount of such Old Securities, and specify the name in which such Old Securities are registered, where certificates for the Old Securities have been transmitted and if the name on such certificates is different from that of the withdrawing holder. If certificates for the Old Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If the Old Securities have been tendered pursuant to the procedure for book entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Funding Company, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of the Old Securities tendered by book entry transfer into the Exchange Agent's account at DTC pursuant to the book entry transfer procedures described above, such Old Securities will be credited to an account with DTC specified by the holder of such Old Securities) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be retendered by following one of the procedures described under "Exchange Offer Procedures" above at any time on or prior to the Expiration Date.

UNDERWRITTEN REGISTRATION

    No holder may participate in any registration in which the Securities are sold to an underwriter or group of underwriters for reoffering to the public. Any such registration shall only be undertaken at the option of the Funding Company, unless such holder (a) agrees to sell such holder's Old Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

EXCHANGE AGENT

    The Bank of New York has been appointed as the Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, at its offices at 101 Barclay Street, New York, New York 10286; telephone number: (212) 495-1784; and facsimile number (212 815-5544.

    DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    The Funding Company shall bear all expenses incurred in connection with the Exchange Offer; PROVIDED, HOWEVER, that if the Funding Company permits sales to an underwriter or a group of underwriters for reoffering to the public, the Funding Company shall not be responsible for any fees and expenses of any underwriter including any underwriting discounts and commissions or any legal fees and expenses of counsel to the underwriters.

    Holders who tender their Old Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. However, if the Exchange Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Securities tendered, or if tendered Old Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted together with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendered holder.

TRANSFER TAXES

    Holders who tender their Old Securities for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Funding Company to register the Exchange Securities in the name of, or request that the Old Securities not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

    HOLDERS OF THE OLD SECURITIES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

ACCOUNTING TREATMENT

    The Exchange Securities will be recorded at the same carrying value as the Old Securities as reflected in the Funding Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Funding Company upon the consummation of the Exchange Offer. Any expenses of the Exchange Offer that are paid by the Funding Company will be amortized by the Funding Company over the term of the Exchange Securities under GAAP.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE OLD SECURITIES

    Holders of the Old Securities who do not exchange their Old Securities for the Exchange Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Securities as set forth in the legend thereon. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Except under certain limited circumstances, the Funding Company does not currently intend to register the Old Securities under the Securities Act. In addition, upon the consummation of the Exchange Offer, holders of the Old Securities which remain outstanding will not be entitled to any rights to have such Old Securities registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that the Old Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Securities could be adversely affected. See "Consequences of Not Exchanging Old Securities."

    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties in other transactions substantially similar to the Exchange Offer, the Funding Company believes that the Exchange Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof, other than a Restricted Person, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Securities. Each holder of the Old Securities to be exchanged in the Exchange Offer (other than any Restricted Person) shall be required as a condition to participating in the Exchange Offer to represent that (a) it is not an Affiliate of the Funding Company, (b) any Exchange Securities to be received by it shall be acquired in the ordinary course of its business and (c) that at the time of the consummation of the Exchange Offer it shall have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. If a holder cannot make such representation, such holder (a) cannot rely on the applicable interpretations of the staff of the Commission and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the requirement that any such secondary resale transactions be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act. A broker-dealer who receives the Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Securities as the result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such Exchange Securities. Pursuant to Section 4(3) under the Securities Act, until
            , 1999 all broker-dealers effecting transactions in the Exchange Securities, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Securities. See "Purpose of the Exchange Offer" and "PLAN OF DISTRIBUTION."

                     SUMMARY DESCRIPTION OF THE SECURITIES

    THE FOLLOWING IS A DESCRIPTION OF CERTAIN PROVISIONS OF THE SECURITIES AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE SECURITIES AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, REFERENCE TO THE SECURITIES AND THE INDENTURE.

 The Exchange Securities are identical in all material respects to be Old Securities, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the Old Securities described below.

GENERAL

    The Securities were issued by the Funding Company and guaranteed by the U.S. Guarantors and, indirectly, through its guarantee to the Funding Company of the Trinidad Project Note, by the Trinidad Guarantor. InnCOGEN is currently constructing, and will own and operate, the Trinidad Project. Subject to certain conditions, the Brooklyn Navy Yard Guarantor has the right to receive certain cash flow from the Brooklyn Navy Yard Project. The Warbasse Guarantors have the right to receive certain senior cash flow from the Warbasse Project. The Big Spring Guarantor is currently constructing, and will own and operate, the 34 MW wind energy Big Spring Project.

    The Securities are secured by (a) a pledge of capital stock of York T&T, constituting 65% of the outstanding voting stock and 79% of all classes of outstanding stock, (b) a security interest in substantially all of the tangible and intangible property of the Funding Company, including both Project Notes and each of the Funds, (c) the guarantees issued by the U.S. Guarantors and (d) the right, on the terms set forth in the Declaration of Trust, to direct the voting of the outstanding share capital of the Funding Company. The Guarantee issued by each of the Warbasse Guarantors is secured by a pledge of certain senior secured notes issued by the Warbasse Project to the Warbasse Guarantors and of the equity interest in the Warbasse Guarantors. The Guarantee issued by the Brooklyn Navy Yard Guarantor is secured by a pledge of certain cash flow from the Brooklyn Navy Yard Project and of the equity interest in the Brooklyn Navy Yard Guarantor. The Guarantee issued by the Big Spring Guarantor is secured by a lien on substantially all of the assets of the Big Spring Project and a pledge of the general and limited partnership interests in the Big Spring Guarantor. The Guarantee issued by the Trinidad Guarantor is secured by a mortgage debenture on substantially all of the assets of the Trinidad Project and a pledge of the equity interest in the Trinidad Parent, York Cayman, the Trinidad Guarantor and InnCOGEN.

    The obligation to pay principal of, premium, if any, and interest on the Securities is obligations solely of the Funding Company, secured by the Funding Company Collateral and payable solely from, and recourse solely to, the Funding Company Collateral. Neither York (nor any stockholder, officer, director or employee thereof or of the Funding Company, or of the Guarantors) nor any Affiliate thereof other than the U.S. Guarantors pursuant to their Guarantees, guarantees the payment of the Securities or has any obligation with respect to the payment of the Securities. The obligations to pay principal of, premium, if any, and interest on the Trinidad Project Note is obligations solely of the Trinidad Finance Parties.

    Net proceeds of the offering of the Old Securities were used to fund the Debt Service Reserve Fund and to make loans to the Project Note Obligors in exchange for issuance of the Project Notes. The Big Spring Guarantor is currently using certain net proceeds of the U.S. Project Loan to finance the balance of construction costs of the Big Spring Project. The Trinidad Parent is currently using certain net proceeds of the Trinidad Project Loan to make a capital contribution to the Trinidad Guarantor, which was loaned to InnCOGEN, to finance construction of the Trinidad Project. The balance of such proceeds was made available to York for general corporate purposes.

    The Securities are payable from payments made under the Project Notes and the Guarantees. Principal of the Securities is payable as described herein. The Securities are subject to mandatory redemption at par plus accrued interest (plus a yield maintenance premium in certain circumstances as described herein) only in certain limited circumstances described herein, and are subject to optional redemption at any time at par plus a yield maintenance premium as described herein.

    The Old Securities are issued under the Indenture and sold to qualified institutional buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), and to certain off-shore persons in reliance under Regulation S under the Securities Act.

    The Indenture provides for the issuance of other series of senior secured bonds or notes as from time to time may be authorized by the Funding Company, subject to the limitations set forth in the Indenture. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS-Trust Indenture," "-Additional Securities" and "-Amendments and Supplements."

    The Securities are direct obligations of the Funding Company, secured by and with recourse limited to the Funding Company Collateral and jointly and severally guaranteed by the U.S. Guarantors, and indirectly to the extent of the guarantee of the Trinidad Project Note to the Funding Company, the Trinidad Guarantor, pursuant to their respective Guarantees. The obligations of such Guarantors under their Guarantees are secured by Collateral of each the Guarantors.

PRINCIPAL AMOUNT, INTEREST RATE, FINAL MATURITY AND PAYMENT

    The Exchange Securities will be issued in one series in the aggregate principal amount of up to $150 million will bear interest from their date of issuance at the rate per annum of 12%.

PAYMENT OF PRINCIPAL AND INTEREST

    The principal of the Securities will be payable in semi-annual installments, commencing April 30, 2000, as follows:

                                         PERCENTAGE OF
                     PRINCIPAL AMOUNT  PRINCIPAL AMOUNT
   PAYMENT DATE          PAYABLE            PAYABLE
-------------------  ----------------  -----------------
April 30, 2000        $    1,350,000            0.90%
October 30, 2000           1,338,000            0.89
April 30, 2001             1,650,000            1.10
October 30, 2001           1,602,000            1.07
April 30, 2002               750,000            0.50
October 30, 2002             717,000            0.48
April 30, 2003               547,000            0.36
October 30, 2003             518,000            0.35
April 30, 2004             1,148,000            0.77
October 30, 2004           1,074,000            0.72
April 30, 2005             1,890,000            1.26
October 30, 2005           1,731,000            1.15
April 30, 2006               757,000            0.50
October 30, 2006             681,000            0.45
April 30, 2007               660,000            0.44
October 30, 2007      $  133,587,000           89.06
                                              ------
                                              100.00%

    Interest on the Securities will be payable semi-annually on each April 30 and October 30, commencing October 30, 1998 to the registered owners thereof registered at the close of business on

April 15 and October 15, as the case may be, preceding such Interest Payment Date. Interest payments on the Securities will be on the basis of a 360-day year consisting of twelve 30-day months.

OPTIONAL REDEMPTION

    The Securities are subject to optional redemption at the instance of the Funding Company, in whole or in part, pro rata, at any time, at par plus interest to the to the date on which the Funding Company redeems such Securities (the "Redemption Date") plus the Make-Whole Premium.

    The Majority Holders may, following the request of the Funding Company or upon their own decision, elect that the Funding Company redeem the Securities, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued interest to the Redemption Date, with monies which remain on deposit in the U.S. Distribution Suspense Fund or the Trinidad Distribution Suspense Fund for at least 18 months in accordance with the applicable Depositary Agreement as a result of the relevant Project Company's or the Trinidad Finance Party's failure to satisfy the U.S. Distribution Conditions or the Trinidad Distribution Conditions, as the case may be.

    If the Funding Company elects to redeem the Initial Securities as set forth in the paragraphs immediately above, it shall deliver to the Trustee, at least 30 days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to the Indenture, a certificate from the Funding Company specifying the Redemption Date upon which such redemption shall occur and the principal amount of Initial Securities to be redeemed.

MANDATORY REDEMPTION

    The Securities will be subject to mandatory redemption, in whole or in part at a redemption price equal to the principal amount thereof plus accrued interest to the Redemption Date, plus in the case of clause (c), the Make-Whole Premium, upon (a) receipt by a Guarantor of Loss Proceeds or Expropriation Proceeds (each as defined herein) (or, in the case of the Warbasse Guarantors and the Brooklyn Navy Yard Guarantor, cash flow representing Loss Proceeds or Expropriation Proceeds) in connection with an event which causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever (an "Event of Loss") or any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or Projects by any Governmental Authority (an "Expropriation Event") related to such Guarantor's Project if the amount of such Loss Proceeds or Expropriation Proceeds exceeds $2 million and, in the case of the Big Spring Project and the Trinidad Project, if such Project is not repaired or rebuilt in accordance with an Approved Restoration Plan (as defined herein), or, if such Project is repaired or rebuilt in accordance with an Approved Restoration Plan and such Guarantor receives Loss Proceeds or Expropriation Proceeds in excess of $2 million in excess of the amount required for such repair or rebuilding, (b) receipt by a Guarantor of amounts in excess of $2 million representing Power Contract Buy-Out Proceeds (as defined herein) (or, in the case of the Warbasse Guarantors and the Brooklyn Navy Yard Guarantor, cash flow representing Power Contract Buy-Out Proceeds) in connection with a buy-out of any Guarantor's Power Purchase Agreement (a "Power Contract Buy-Out") or similar event related to such Guarantor's Project; PROVIDED, that such proceeds shall be distributed in accordance with the priority of payments provided if (i) the Funding Company and the relevant Guarantor provides written affirmation from each Rating Agency of the Ratings (taking into account the effects of such Power Contract Buy-Out) and (ii) the Independent Engineer confirms that, after giving effect to the Power Contract Buy-Out, the minimum and average Projected Debt Service Coverage Ratio for the next four consecutive fiscal quarters and each fiscal year thereafter through the latest stated maturity date of any of the Securities (the "Final Maturity Date") will be greater than 1.55 to 1.0, respectively, (c) receipt by the Big Spring Guarantor or InnCOGEN of liquidated damages in excess of $1 million pursuant to the Vestas Agreement, the EES Contract or the Turnkey Construction Contract, as applicable, other than those applied to (i) construction of the applicable Project in accordance with the then applicable construction budget or construction schedule, (ii) payment of interest during construction, (iii) payments to T&TEC in accordance with the Trinidad PPA or
(iv) compensate the Big Spring Guarantor for lost tax credits, unless the Big Spring Guarantor or InnCOGEN provides written affirmation from each Rating Agency of the Ratings, (d) receipt by a Guarantor of any proceeds of Debt (other than Permitted Debt) incurred by the respective Project Companies, (e) receipt by the Funding Company of proceeds from the acceleration of the Project Loans and from foreclosure of the Collateral securing the Project Loans, (f) receipt by the Funding Company of any proceeds as a result of a default under any Guarantee and the foreclosure of the Collateral securing such Guarantee and (g) receipt by the Brooklyn Navy Yard Guarantor of any Equity Cash Flows upon the dissolution of BNYCP or upon an change in the relative ownership percentage of the partnership thereof, such proceeds shall be used to redeem the Initial Securities in accordance with the Indenture. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS-Priority of Payments."

RATINGS

    Moody's and S&P have assigned the Securities ratings of "Ba3" and "BB-" respectively. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable Rating Agency, if, in such Rating Agency's judgment, circumstances so warrant. Any such lowering, suspension or withdrawal of any rating may have a material adverse effect on the market price or marketability of the Securities.

BOOK ENTRY SYSTEM

    THE FOLLOWING DESCRIPTION OF THE OPERATIONS AND PROCEDURES OF DTC AND EUROCLEAR IS PROVIDED SOLELY AS A MATTER OF CONVENIENCE. THESE OPERATIONS AND PROCEDURES ARE SOLELY WITHIN THE CONTROL OF THE RESPECTIVE SETTLEMENT SYSTEMS AND ARE SUBJECT TO CHANGES BY SUCH SYSTEMS FROM TIME TO TIME. NEITHER THE FUNDING COMPANY NOR ANY OF THE GUARANTORS TAKES ANY RESPONSIBILITY FOR THESE OPERATIONS AND PROCEDURES AND URGES INVESTORS TO CONTACT THE SYSTEMS OR THEIR PARTICIPANTS DIRECTLY TO DISCUSS THESE MATTERS.

    The Securities will be issued in the form of a Global Security. The Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the Global Security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interest in the Global Security directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

    Payments of principal of, premium if any, and interest on, the Global Securities will be made by or on behalf of the Funding Company through the Trustee to DTC or its nominee, as the case may be, as the registered owner of such Global Security. None of the Funding Company, the Guarantors, the Trustee, the Initial Purchaser, any paying agents or the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Securities held by Cede & Co., as nominee for DTC, or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Security from a DTC Participant will be credited during the securities settlement processing day (which must be a business day for Euroclear, as applicable) immediately following the DTC settlement date. Credit of such transactions in interests in a Global Security settled during such processing day will be reported to the relevant Euroclear participant on that day. Cash received in Euroclear as a result of sales of interests in a Global Security by or through a Euroclear participant to a DTC participant (the "DTC Participants") will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

    Any Person having a beneficial interest in the Securities evidenced by a Global Security may (subject to the restrictions noted above), upon request, exchange its interest in such Global Security for a Definitive Security. Upon receipt by the Trustee of written or electronic instructions from DTC or its nominee on behalf of any Person having a beneficial interest in the Securities evidenced by such Global Security and upon receipt by the Trustee of a written order of such Person containing registration instructions, the Trustee will cause, in accordance with the standing instructions and procedures existing between DTC and the Trustee, initially, and its successors and assigns or any other custodian performing similar functions (the "Custodian"), the aggregate principal amount of such Global Security to be reduced and, following such reduction, the Funding Company will execute and the Trustee will authenticate and deliver to such Person or the transferee, as the case may be, a Definitive Security.

    In addition, the Securities will be issued as Definitive Securities (as defined herein) to Holders or their nominees, rather than to Cede & Co. as nominee for DTC, if (a) the Funding Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Securities and the Funding Company is unable to locate a qualified successor, (b) the Funding Company, at its option, elects to terminate the book entry system through DTC with respect to the Securities or
(c) after the occurrence of an Event of Default, beneficial owners holding interest representing an aggregate principal amount of Securities of not less than 51% of the Securities represented by the Global Security advise the Trustee through DTC in writing that the continuation of a book entry system through DTC (or a successor thereto) with respect to the Securities is no longer in such beneficial owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee shall, upon written notice and receipt of a list of all Persons who hold a beneficial interest in the Global Security from the Depositary, be required to notify, at the expense of the Funding Company, all Persons who hold a beneficial interest in the Global Security through DTC Participants or Indirect Participants through such DTC Participants of the issuance of Definitive Securities. Upon surrender by the Custodian of the Global Security and receipt from the Depositary of instructions for re-registration, the Funding Company will execute and the Trustee will authenticate and deliver the Definitive Securities.

    Subject to the terms of the Indenture, the Securities may be surrendered for registration or transfer or exchange for Securities of the same series, of authorized denomination, and of like tenor, maturity, and principal amount at the corporate trust office of the Trustee. The Security registrar is not required (a) to issue, register the transfer of or exchange any Securities of any series during a period (i) beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Securities of such series selected for redemption and ending at the close of business on the day of such mailing and (ii) beginning on the record date for the stated maturity of any installment of principal of or payment of interest on the Securities of such series and ending on the stated maturity of such installment of principal of or payment of interest, or (b) to issue, register the transfer or exchange of any Securities selected for redemption in whole or in part except the unredeemed portion of any Securities selected for redemption in part. No service charge will be required of any Holder participating in any transfer or exchange of the Securities in respect of such transfer or exchange, but, with certain exceptions, payment may be required of any tax or other governmental charges that may be imposed in connection therewith.

    Securities represented in the Global Security will be held as the DTC Securities. DTC has advised the Funding Company that it is a limited purpose trust company organized under the laws of the State of New York, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for the DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of DTC Securities among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal, premium and interest on the DTC Securities. DTC Participants and Indirect Participants, with which beneficial owners of DTC Securities have accounts with respect to the DTC Securities, similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners who hold DTC Securities through DTC Participants or Indirect Participants will not possess the Securities, the Rules, by virtue of the requirements described above, provide a mechanism by which DTC Participants will receive payments and will be able to transfer their interests with respect to the Securities.

    Because DTC may only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, any Holder desiring to pledge DTC Securities to persons or entities that do not participate in DTC, or otherwise take actions with respect to such DTC Securities, will be required to withdraw its Securities from DTC as described above.

    DTC has advised the Funding Company that it will take any action permitted to be taken by a Holder only at the direction of one or more DTC Participants to whose account with DTC such Holder's DTC Securities are credited. Additionally, DTC has advised the Funding Company that it will take such actions with respect to any percentage of the beneficial interest of Holders who hold Securities through DTC Participants or Indirect Participants only at the direction of and on behalf of DTC Participants whose accounts holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose account holders include such undivided interests.

NATURE OF RECOURSE ON THE SECURITIES

    The Funding Company's obligations to make payments of principal of, premium, if any, and interest on the Securities are obligations secured solely by, and recourse solely to, the Funding Company Collateral and guaranteed by the U.S. Guarantors pursuant to their Guarantees. Neither the agent, officer, director or employee of the Funding Company nor of any Affiliate, will guarantee the payment of the Securities or has any obligation with respect to the payment of the Securities (other than the U.S. Guarantors and with respect to obligations of such U.S. Guarantor under the Transaction Documents to which they are parties) and the Trinidad Finance Parties with respect to the obligations of the Trinidad Finance Parties solely in connection with the Trinidad Project Loan.

              SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS

    THE FOLLOWING SUMMARIES OF CERTAIN PROVISIONS OF THE DEPOSITARY AGREEMENTS, THE INDENTURE, THE GUARANTEES, THE PROJECT LOAN AGREEMENTS, THE PROJECT NOTES AND THE INTERCREDITOR AGREEMENT (COLLECTIVELY, WITH THE SECURITIES AND THE OTHER SECURITY DOCUMENTS, THE "FINANCING DOCUMENTS") DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL OF THE PROVISIONS THEREOF, INCLUDING DEFINITIONS THEREIN OF CERTAIN TERMS. CERTAIN OF THE FINANCING DOCUMENTS HAVE BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SEE "AVAILABLE INFORMATION." CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS HAVE THE MEANINGS ASCRIBED TO THEM IN THE FINANCING DOCUMENTS.

DEPOSITARY AGREEMENTS

    The Funding Company has entered into a U.S. Deposit and Disbursement Agreement, dated as of the Closing Date, with the Collateral Agent, the Depositary and the U.S. Guarantors (the "U.S. Depositary Agreement") and a Trinidad Deposit and Disbursement Agreement, dated as of the Closing Date, with the Collateral Agent, the Depositary, the Trinidad Guarantor, the Trinidad Parent and InnCOGEN (the "Trinidad Depositary Agreement"). Pursuant to each of the Depositary Agreements, the Collateral Agent, on behalf of the Secured Parties, has appointed the Depositary as depository bank with respect to the funds held in each of the Funds (as defined herein). Pursuant to the terms of each Depositary Agreement, the Depositary will hold, invest and disburse monies in which the Depositary and/or the Collateral Agent, on behalf of the Secured Parties, has been granted a security interest. Neither the Funding Company, any U.S. Guarantor nor any Trinidad Finance Party shall have any right of withdrawal under any Fund, except under circumstances to be established in the Depositary Agreements.

DEPOSITARY FUNDS

    The following funds have been established and created with the Depositary and pledged as security for the benefit of the Depositary and the Collateral Agent acting on behalf of all the Secured Parties:

                       U.S. FUNDS

TRINIDAD
FUNDS --------------------------------------------------
--------------------------------------------------------
(i)        Big Spring Construction Fund with the
(i)        Trinidad Construction Fund; Contingency
           Reserve Subfund;
(ii)       Trinidad Revenue Fund with the
(ii)       U.S. Revenue Fund;Trinidad Guarantor Fund and
           the
(iii)      Big Spring Operating Fund;Trinidad Parent
           Fund;
(iv)       U.S. Interest Fund;
(iii)      Trinidad Operating Fund;
(v)        U.S. Principal Fund;
(iv)       Trinidad Interest Fund;
(vi)       Big Spring Maintenance Reserve Fund;
(v)        Trinidad Principal Fund;
(vii)      Debt Service Reserve Fund;
(vi)       Trinidad Maintenance Reserve Fund;
(viii)     Brooklyn Navy Yard Supplemental
(vii)      Trinidad Additional Reserve Fund; Reserve
           Fund;
(viii)     Trinidad Distribution Fund;
(ix)       U.S. Additional Reserve Fund;
(ix)       Trinidad Distribution Suspense Fund;
(x)        U.S. Distribution Fund;
(x)        Trinidad Loss Proceeds Fund; and
(xi)       U.S. Distribution Suspense Fund;
(xi)       Trinidad Redemption Fund.
(xii)      U.S. Loss Proceeds Fund; and
(xiii)     U.S. Redemption Fund.

TRINIDAD LOCAL FUND

    InnCOGEN may establish a local account in Trinidad (the "Trinidad Local Fund"), which may be funded with amounts anticipated to be due and payable within 60 days with respect to the Operating and Maintenance Costs of the Trinidad Project, if so directed by the Trinidad Finance Parties. The Trinidad Local Fund shall be included in the definition of the "Trinidad Funds" for all purposes of the Financing Documents and will be subject to the security interest for the benefit of the Secured Parties. The Trinidad Local Fund, however, is not required to be established with the Depositary but will be pledged for the benefit of the Collateral Agent.

    The Debt Service Reserve Fund, the U.S. Funds, the Trinidad Funds and the Trinidad Local Fund shall collectively be referred to as the "Funds."

U.S. DEPOSITARY AGREEMENT

BIG SPRING CONSTRUCTION FUND

    All amounts on-lent with respect to construction and operation of the Big Spring Project prior to Substantial Completion of such Project were (i) initially be deposited in the Big Spring Construction Fund from the proceeds of the sale of the Initial Securities and (ii) deposited in the Contingency

Reserve Subfund. Amounts will be disbursed from the Big Spring Construction Fund upon receipt by the Depositary of the following:

        (a) a current construction progress report and a requisition certificate from an Authorized Officer of the Big Spring Guarantor confirmed by the Independent Engineer that specifies the project costs and/or operating costs that are due and payable or that are reasonably expected to be due and payable within the next 30 days;

        (b) a certificate from an Authorized Officer of the Big Spring Guarantor confirming that no Default or Event of Default has occurred and is continuing; and

        (c) confirmation from the Independent Engineer that the construction activities are proceeding in accordance with the construction contract and in accordance with the project budget and schedule and that sufficient funds are available to the Big Spring Guarantor to complete the Big Spring Project.

    If amounts on deposit in the Big Spring Construction Fund are insufficient to complete the Big Spring Project or the Trinidad Project, monies may be withdrawn first from the Contingency Reserve Subfund then from the U.S. Distribution Suspense Fund and from the Debt Service Reserve Fund to complete the Big Spring Project or the Trinidad Project. As of August 31, 1998, approximately $175,000 has been disbursed from the Big Spring Construction Fund for the Big Spring Project.

    Following Substantial Completion of the Big Spring Project, excess funds in the Big Spring Construction Fund shall be deposited in the U.S. Revenue Fund. Following Substantial Completion of each of the Big Spring Project and the Trinidad Project, as evidenced by a certificate from an Authorized Officer of the Big Spring Guarantor and InnCOGEN, as applicable, delivered to the Depositary, excess funds, if any, in the Contingency Reserve Subfund shall be transferred to the U.S. Revenue Fund for distribution to other U.S. Funds pursuant to the U.S. Depositary Agreement.

U.S. REVENUE FUND; PRIORITY OF PAYMENTS

    All Cash Flows actually received by the U.S. Guarantors shall be paid into the U.S. Revenue Fund maintained by the Depositary for the account of each of the U.S. Guarantors. The U.S. Guarantors will arrange for the direct payment of the Cash Flows into the U.S. Revenue Fund and no U.S. Guarantor shall have any right of withdrawal under the U.S. Revenue Fund except pursuant to the priority of payments set forth below.

    The U.S. Revenue Fund shall be funded:

        (a) from the Project Revenues and the Note Cash Flows actually received by the Warbasse Guarantors;

        (b) from the Project Revenues and the BNY Cash Flows actually received by the Brooklyn Navy Yard Guarantor from the Brooklyn Navy Yard Project;

        (c) from all Project Revenues actually received by the Big Spring Guarantor;

        (d) to the extent the amounts in the Debt Service Reserve Fund equal the Debt Service Reserve Fund Required Balance, any income from the investment of monies in any of the U.S. Funds;

        (e) any proceeds actually received from the sale of assets by any U.S. Guarantor in accordance with the terms of the U.S. Project Loan Agreement, dated as of the Closing Date, among the Funding Company and the U.S. Guarantors (the "U.S. Project Loan Agreement");

        (f) all proceeds actually received from any business interruption insurance;

        (g) any proceeds of Additional Securities issued under the Indenture and on-lent to any U.S. Guarantor;

        (h) all Loss Proceeds and Expropriation Proceeds not required to be maintained in the U.S. Loss Proceeds Fund pursuant to the terms of the U.S. Depositary Agreement; and

        (i) from other U.S. Funds as required to be transferred to the U.S. Revenue Fund pursuant to the U.S. Depositary Agreement.

    Upon receipt of a certificate from the applicable Trinidad Finance Party (or its duly authorized agent for such purposes) or the relevant Guarantor detailing the amounts to be paid, funds in the U.S. Revenue Fund shall be distributed on a monthly basis by the Depositary in the following order of priority:

    FIRST, to the Depositary, the Trustee and the Collateral Agent any amounts then due and payable to each of them as fees and expenses; PROVIDED, HOWEVER, that if monies in the U.S. Revenue Fund are insufficient on any date to make the payments specified in this paragraph FIRST, distribution of monies shall be made ratably to the specified recipients, based on the respective amounts owed such recipients;

    SECOND, to the Big Spring Operating Fund up to 110% of budgeted Operating and Maintenance Costs (as defined herein) of the Big Spring Project and up to 125% of the budgeted Operating and Maintenance Costs of the Trinidad Project (prior to Substantial Completion of the Trinidad Project); PROVIDED that, if the Operating and Maintenance Costs of the Big Spring Guarantor in any fiscal year exceeds the projected Operating and Maintenance Costs in the annual Operating Budget (as defined herein) of the Big Spring Guarantor by more than 10%, then no amounts may be withdrawn on behalf of the Big Spring Guarantor to pay non-budgeted Operating and Maintenance Costs unless (a) the Big Spring Guarantor certifies that (i) such additional non-budgeted costs are reasonably designed to permit the Big Spring Guarantor to satisfy its obligations in respect of the U.S. Project Note and maximize its revenue and net income and (ii) Projected Debt Service Coverage Ratio and a U.S. Projected Debt Service Coverage Ratio of at least 1.5 to 1.0 will be maintained for the next 12-month period, or (b) the Independent Engineer certifies that the additional cost is necessary and reasonable; PROVIDED, FURTHER, that payments of royalties, Taxes and insurance premiums will not be subject to the 110% limitation;

    THIRD, (a)(i) to the U.S. Interest Fund an amount which, together with the amount then in such Fund, equals one sixth of the interest due or becoming due on the U.S. Project Note (without duplication) on the next succeeding Interest Payment Date and all of the interest due or becoming due on all other U.S. Permitted Project Debt prior to the next monthly funding date and/or, as applicable, and thereafter, to the extent available (ii) to the U.S. Principal Fund an amount which, together with the amount then in such Fund, equals one-sixth of the principal and premium (if any) due or becoming due on the U.S. Project Note on the next succeeding Principal Payment Date and all of the principal due or becoming due on all other U.S. Permitted Project Debt prior to the next monthly funding date and (b) to the Trinidad Interest Fund and/or the Trinidad Principal Fund an amount equal to the amount required to be deposited into the Trinidad Interest Fund and/or the Trinidad Principal Fund with respect to the Trinidad Project Note and U.S. Permitted Project Debt (other than the Securities and the Trinidad Project Note) incurred for the benefit of the Trinidad Project on such date less the amounts on deposit in the Trinidad Revenue Fund and available for such purpose. Any amounts due but not deposited on the prior monthly funding date shall be deposited into the U.S. Interest Fund, the U.S. Principal Fund, the Trinidad Interest Fund and/or the Trinidad Principal Fund, as applicable, unless, with respect to transfers required pursuant to clause (b) above, such amounts have already been deposited into the applicable Fund in accordance with the Trinidad Depositary Agreement;

    FOURTH, to the applicable Secured Parties the amount set forth in the officer's certificate of any U.S. Guarantor for payment of any indemnification expenses or other amounts not paid and required to be paid to any of the Secured Parties, to the extent then due and payable; PROVIDED, HOWEVER, that if monies in the U.S. Revenue Fund are insufficient on any date to make the payments specified in this paragraph FOURTH, distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed to such recipients;

    FIFTH, following Substantial Completion of the Big Spring Project, to the Big Spring Maintenance Reserve Fund an amount certified by the Big Spring Guarantor, but not less than the Big Spring Maintenance Reserve Fund required deposit in accordance with the requirements of the Independent Engineer;

    SIXTH, to the Debt Service Reserve Fund an amount that, together with amounts already on deposit in such Fund, including amounts deposited therein in accordance with the Trinidad Depositary Agreement, equals the Debt Service Reserve Fund Required Balance;

    SEVENTH, if an event triggering a liability under the Mission Reimbursement Agreement has occurred, to pay up to $2 million per year into the U.S. Supplemental Reserve Fund until the amount on deposit in the Supplemental Reserve Fund is equal to 50% of the remaining liability under the Mission Reimbursement Agreement;

    EIGHTH, commencing October 30, 2005, to the U.S. Additional Reserve Fund in an amount equal to 50% of all funds remaining in the U.S. Revenue Fund;

    NINTH, to make additional payments into the Trinidad Funds at the discretion of the U.S. Guarantors; and

    TENTH, if, and to the extent there are funds remaining in the U.S. Revenue Fund, to the U.S. Distribution Fund.

BIG SPRING OPERATING FUND

    Funds in the Big Spring Operating Fund will be used to fund Operating and Maintenance Costs of the Big Spring Project. Amounts will be disbursed from the Big Spring Operating Fund monthly upon receipt by the Depositary of certain required certificates from an Authorized Officer of the Big Spring Guarantor.

U.S. INTEREST FUND AND U.S. PRINCIPAL FUND

    Funds in the U.S. Interest Fund and the U.S. Principal Fund shall be utilized to make interest and principal payments on the U.S. Project Note and the U.S. Project Loan and U.S. Permitted Project Debt (other than the Securities and the U.S. Project Note) incurred for the benefit of the U.S. Projects. If monies in the U.S. Interest Fund or the U.S. Principal Fund are insufficient on any date to make required payments, distribution of monies shall be made ratably to the specified recipients, based on the respective amounts owed to such recipients.

BIG SPRING MAINTENANCE RESERVE FUND

    Funds in the Big Spring Maintenance Reserve Fund will be used to fund the Maintenance Costs of the Big Spring Project after Substantial Completion of the Big Spring Project has occurred. Amounts will be disbursed from the Big Spring Maintenance Reserve Fund in accordance with the requirements of the Independent Engineer and upon receipt by the Depositary of a certificate from an Authorized Officer of the Big Spring Guarantor.

DEBT SERVICE RESERVE FUND

    The Debt Service Reserve Fund will be established under the U.S. Depositary Agreement for the benefit of the Holders and will be funded on the Closing Date with $15 million of the proceeds of the Offering.

    The Debt Service Reserve Fund may accumulate cash deposits from the U.S. Revenue Fund and/or the Trinidad Revenue Fund, as provided below under "U.S. Revenue Fund; Priority of Payments" and "Trinidad Revenue Fund; Priority of Payments," and net interest earned on amounts deposited in the Debt Service Reserve Fund.

    The amount held in the Debt Service Reserve Fund shall be no less than $15 million from the Closing Date through the Final Maturity Date. Once the amount on deposit is equal to the Debt Service Reserve Fund Required Balance, all income in excess of such amount shall be transferred to either the U.S. Revenue Fund or the Trinidad Revenue Fund as directed by the Project Note Obligors.

BROOKLYN NAVY YARD SUPPLEMENTAL RESERVE FUND

    Under the circumstances set forth in the Mission Reimbursement Agreement, Mission has the right to deduct amounts payable to Mission under the Mission Reimbursement Agreement from the General Partner Fees or the Royalty Fees otherwise payable to the Brooklyn Navy Yard Guarantor. As

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and when the remaining liability under the Mission Reimbursement Agreement is reduced, the excess of the amounts on deposit in the Brooklyn Navy Yard Supplemental Reserve Fund over the amounts required to be on deposit therein shall be withdrawn and transferred to the U.S. Revenue Fund. See "SUMMARY DESCRIPTION OF THE PRINCIPAL PROJECT CONTRACTS-Mission Reimbursement Agreement".

U.S. ADDITIONAL RESERVE FUND

    Funds in the U.S. Additional Reserve Fund will be used to make interest and principal payments on the Securities and the U.S. Project Note (without duplication) in the event insufficient amounts are on deposit in the U.S. Interest Fund or the U.S. Principal Fund, respectively, the Debt Service Reserve Fund and the U.S. Distribution Suspense Fund to make such payments.

U.S. DISTRIBUTION FUND

    The U.S. Distribution Fund will be funded from monies transferred from the U.S. Revenue Fund, as specified in the U.S. Depositary Agreement, after all other then required amounts have been paid as provided above under "U.S. Revenue Fund; Priority of Payments." Distributions to the U.S. Guarantors may be made on any October 30, January 30, April 30 and July 30 (each a "Distribution Date") only from and to the extent of monies on deposit in the U.S. Distribution Fund subject to the prior satisfaction of the following conditions (the "U.S. Distribution Conditions"):

        (a) delivery of a certificate of an Authorized Officer of the Funding Company and the U.S. Guarantors certifying that no Default or Event of Default has occurred and is continuing;

        (b) delivery of a certificate of an Authorized Officer of the Funding Company and the U.S. Guarantors certifying that the Funding Company and the Project Note Obligors have fully complied with the reporting covenants set forth in the Indenture and the applicable Financing Documents;

        (c) each of the Debt Service Coverage Ratio and the U.S. Debt Service Coverage Ratio for the preceding four fiscal quarters, measured as one annual period (or with respect to first three Distribution Dates following Substantial Completion of the Big Spring Project and the Trinidad Project, the preceding applicable fiscal quarters after Substantial Completion), is greater than 1.25 to 1.0, as certified by an Authorized Officer of each of the U.S. Guarantors and the Independent Engineer;

        (d) the Projected Debt Service Coverage Ratio and the U.S. Projected Debt Service Coverage Ratio for the succeeding four fiscal quarters, taken as one annual period, is greater than 1.25 to 1.0, as certified by an Authorized Officer of each of the U.S. Guarantors and the Independent Engineer;

        (e) the Debt Service Reserve Fund shall have a balance equal to or greater than the Debt Service Reserve Fund Required Balance and the other Funds have been funded to their required levels; PROVIDED, that with respect to the first distribution following Substantial Completion of the Big Spring Project and the Trinidad Project, the balance in the applicable Interest Fund and the Principal Fund shall be equal to the amount required to be on deposit in such fund on the next Scheduled Payment Date;

        (f) neither the Funding Company nor any of the U.S. Guarantors is insolvent and would not be rendered insolvent by such distribution; and

        (g) Substantial Completion of the Big Spring Project and the Trinidad Project has occurred.

    Monies may be withdrawn from the U.S. Distribution Fund on a monthly basis from and to the extent of monies on deposit in the U.S. Distribution Fund to pay to the general partner of the Big Spring Guarantor, general partner, administrative and management fees of up to 5% of revenues of the Big Spring Guarantor subject to the prior satisfaction of the U.S. Distribution Conditions; PROVIDED that the certification of the Independent Engineer required by clauses
(c) and (d) above will not be required if the date such fees are to be paid is not also a Distribution Date.

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U.S. DISTRIBUTION SUSPENSE FUND

    Funds in the U.S. Distribution Fund which may not be distributed as a result of the failure to satisfy the U.S. Distribution Conditions will be transferred to the U.S. Distribution Suspense Fund. Monies shall be withdrawn from the U.S. Distribution Suspense Fund and transferred to the U.S. Distribution Fund and be available for distribution on any date, whether or not such date is a Distribution Date, upon which the U.S. Distribution Conditions are satisfied. If such funds remain on deposit in the U.S. Distribution Suspense Fund for greater than 18 months, then, if a majority of the Holders so elect, either independently or upon request by the Funding Company, such funds shall be used to redeem the Securities in an amount equal to the amount of such funds which have been on deposit in the U.S. Distribution Suspense Fund for greater than 18 months.

    At any time that monies on deposit in any of the other U.S. Funds are not sufficient to make the payments in the U.S. Revenue Fund, or are not equal to the required balance of such U.S. Funds, then monies on deposit in the U.S. Distribution Suspend Fund shall be withdrawn and transferred to the U.S. Revenue Fund for application in accordance with the priority set forth in the U.S. Depositary Agreement.

U.S. LOSS PROCEEDS FUND

    All Loss Proceeds and Expropriation Proceeds received by the U.S. Guarantors shall be deposited in the U.S. Loss Proceeds Fund, subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows:

    Upon the Depositary's receipt of an Approved Restoration Plan the Depositary will apply, in accordance with such Approved Restoration Plan, the amounts in the U.S. Loss Proceeds Fund or the U.S. Revenue Fund, as the case may be, to the payment, or reimbursement to the extent the same have been paid or satisfied by the Big Spring Guarantor, of the costs of repair or replacement of the Big Spring Project or any part thereof that has been affected due to an Event of Loss or Expropriation Event. If the Loss Proceeds or Expropriation Proceeds received by the Big Spring Guarantor exceed the cost of such repair and replacement of the Big Spring Project by more than $2 million, or if the Big Spring Guarantor repairs or rebuilds the Big Spring Project in accordance with an Approved Restoration Plan and the excess Loss Proceeds or Expropriation Proceeds following such repair or replacement exceed $2 million, then the Depositary shall transfer such excess proceeds to the U.S. Redemption Fund in accordance with the Indenture and the U.S. Depositary Agreement; PROVIDED that, such excess Loss Proceeds and Expropriation Proceeds that do not exceed the cost of such repair and replacement by $2 million shall be transferred to the U.S. Revenue Fund. After such transfer to the U.S. Revenue Fund, the Trustee shall apply the fund to the redemption of the Securities as set forth in the Indenture, and, upon such application, the U.S. Project Loan to the U.S. Guarantors then required to be prepaid in accordance with the U.S. Project Loan Agreement shall be deemed to be prepaid as well.

    If the Big Spring Guarantor determines that the Big Spring Project is not capable of being rebuilt or replaced in accordance with an Approved Restoration Plan or determines not to rebuild, repair or restore the Big Spring Project and the Loss Proceeds and Expropriation Proceeds exceed $2 million, the Depositary shall transfer the Loss Proceeds and Expropriation Proceeds to the U.S. Redemption Fund for redemption of the Securities in accordance with the Indenture. If the Big Spring Guarantor does not rebuild or replace the Big Spring Project and the Loss Proceeds and Expropriation Proceeds are equal to or less than $2 million, funds in the U.S. Loss Proceeds Fund shall be transferred to the U.S. Revenue Fund for distribution to other U.S. Funds, as provided above under "U.S. Revenue Fund; Priority of Payments." See "SUMMARY DESCRIPTION OF THE SECURITIES-Mandatory Redemption."

    In the event that any U.S. Guarantor receives amounts in excess of $2 million representing Power Contract Buy-Out Proceeds (or, in the case of the Warbasse Guarantor and the Brooklyn Navy Yard Guarantor, cash flow representing the Power Contract Buy-Out Proceeds) in connection with a Power Contract Buy-Out or similar event related to such U.S. Guarantor's Project, such excess proceeds shall be deposited into the U.S. Loss Proceeds Fund and shall be withdrawn and transferred to the U.S.

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Redemption Fund; PROVIDED, that such proceeds shall be distributed in accordance with the priority of payments as set forth in the U.S. Depositary Agreement if
(a) the relevant U.S. Guarantor provides written affirmation from each Rating Agency of the Ratings (taking into account the effects of such Power Contract Buy-Out) and (b) the Independent Engineer confirms that, after giving effect to the Power Contract Buy-Out, the minimum and average Debt Service Coverage Ratio through the Final Maturity Date will be greater than 1.5 to 1.0 and 1.55 to 1.0, respectively. After such transfer to the U.S. Redemption Fund, the Trustee shall apply the funds to the redemption of the Securities as set forth in the Indenture, and, upon such application, the Project Loans to the U.S. Guarantors then required to be prepaid in accordance with the U.S. Project Loan Agreement shall be deemed to be prepaid as well. Any proceeds of any Power Contract
Buy-Out not required pursuant to the Indenture to be used for the redemption of the Securities shall be withdrawn from the U.S. Loss Proceeds Fund and transferred to the U.S. Revenue Fund.

    In the event that the Big Spring Guarantor receives liquidated damages pursuant to the Vestas Agreement in excess of $1 million, such proceeds shall be deposited into the U.S. Loss Proceeds Fund and shall be withdrawn and transferred to the U.S. Redemption Fund; PROVIDED, that such proceeds shall be distributed in accordance with the priority of payments as set forth in the U.S. Depositary Agreement if (a) the Big Spring Guarantor provides written confirmation from each Rating Agency of the Ratings or (b) such liquidated damages are applied to (i) construction of the Big Spring Project in accordance with the then applicable construction budget or construction schedule, (ii) payment of interest during construction, or (iii) compensate the Big Spring Guarantor for lost tax credits. After such transfer to the U.S. Redemption Fund, the Trustee shall apply the funds to the redemption of the Securities as set forth in the Indenture, and, upon such application, the U.S. Project Loan to the U.S. Guarantors then required to be prepaid in accordance with the U.S. Project Loan Agreement shall be deemed to be prepaid as well. Any liquidated damages not required pursuant to the Indenture to be used for the redemption of the Securities shall be withdrawn from the U.S. Loss Proceeds Fund and transferred to the U.S. Revenue Fund.

U.S. REDEMPTION FUND

    All Loss Proceeds, Expropriation Proceeds, Power Contract Buy-Out Proceeds and other proceeds received by any of the U.S. Guarantors in amounts requiring a prepayment of the Securities as set forth above under "SUMMARY DESCRIPTION OF THE SECURITIES-Mandatory Redemption" will be deposited into the U.S. Redemption Fund.

TRINIDAD DEPOSITARY AGREEMENT

TRINIDAD CONSTRUCTION FUND

    All amounts on-lent with respect to construction of the Trinidad Project prior to Substantial Completion of such Project were deposited in the Trinidad Construction Fund. Amounts will be disbursed from the Trinidad Construction Fund upon receipt by the Depositary of the following:

        (a) a requisition certificate from an Authorized Officer of InnCOGEN and confirmed by the Independent Engineer that specifies the project costs that are due and payable or that are reasonably expected to be due and payable within the next 30 days;

        (b) a certificate from an Authorized Officer of InnCOGEN confirming that, among other things, no Default or Event of Default has occurred and is continuing; and

        (c) a certificate from the Independent Engineer that the construction activities are proceeding in accordance with the construction contract and in accordance with the project budget and schedule and that sufficient funds are available to InnCOGEN to complete the Trinidad Project.

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    If amounts on deposit in the Trinidad Construction Fund are insufficient to complete the Trinidad Project, monies may be withdrawn first from the Trinidad Distribution Suspense Fund and secondly from the Debt Service Reserve Fund to complete the Trinidad Project. As of August 31, 1998, approximately $12.2 million has been disbursed from the Trinidad Construction Fund for the Trinidad Project.

    Following Substantial Completion of the Trinidad Project as evidenced by an officer's certificate from InnCOGEN, excess funds in the Trinidad Construction Fund shall be deposited in the Trinidad Revenue Fund for distribution to other Trinidad Depositary Funds in accordance with the Trinidad Depositary Agreement.

TRINIDAD REVENUE FUND; PRIORITY OF PAYMENTS

    All Cash Flows actually received by InnCOGEN shall be initially deposited into an account in Trinidad maintained by the Depositary and immediately transferred to the Trinidad Revenue Fund or the Trinidad Local Fund, as permitted herein. The Trinidad Finance Parties will arrange for the direct payment of all such revenues into the Trinidad Revenue Fund or the Trinidad Local Fund, and the Trinidad Finance Parties shall not have any right of withdrawal under the Trinidad Revenue Fund or the Trinidad Local Fund except pursuant to the priority of payments set forth below. Cash Flows originating in Trinidad will first be transferred to the Trinidad Guarantor Fund and the Trinidad Parent Fund prior to being deposited in the Trinidad Revenue Fund.

    The Trinidad Revenue Fund shall be funded:

        (a) from all Cash Flows actually received by the Trinidad Finance Parties not deposited into the Trinidad Local Fund as permitted herein and all such monies will be immediately converted into U.S. dollars;

        (b) to the extent the amounts in the Debt Service Reserve Fund equal the Debt Service Reserve Fund Required Balance, any income from the investment of monies in any of the Trinidad Funds;

        (c) any proceeds actually received from the sale of assets in accordance with the Trinidad Loan Agreement;

        (d) all proceeds actually received from any business interruption insurance;

        (e) any proceeds of Additional Securities issued under the Indenture and on-lent to any Trinidad Finance Party;

        (f) all Loss Proceeds and Expropriation Proceeds not required to be maintained in the Loss Proceeds Fund pursuant to the terms of the Trinidad Depositary Agreement; and

        (g) from other Trinidad Funds as required to be transferred to the Trinidad Revenue Fund pursuant to the Trinidad Depositary Agreement.

    Upon receipt of a certificate from the applicable Trinidad Finance Party detailing the amounts to be paid, funds in the Trinidad Revenue Fund shall be distributed on a monthly basis by the Depositary in the following order of priority:

    FIRST, to the Depositary, the Trustee and the Collateral Agent any amounts then due and payable to each of them as fees and expenses; PROVIDED, HOWEVER, that if monies in the Trinidad Revenue Fund are insufficient on any date to make the payments specified in this paragraph FIRST, distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

    SECOND, to the Trinidad Operating Fund up to 125% of budgeted Operating and Maintenance Costs of the Trinidad Project; PROVIDEDthat, if the Operating and Maintenance Costs of InnCOGEN in

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any fiscal year exceeds the projected Operating and Maintenance Costs in the annual Operating Budget of InnCOGEN by more than 25%, then no amounts may be withdrawn on behalf of InnCOGEN to pay non-budgeted Operating and Maintenance Costs unless (a) InnCOGEN certifies that (i) such additional non-budgeted costs are reasonably designed to permit InnCOGEN to satisfy its obligations in respect of the Trinidad Project Note and maximize its revenue and net income and (ii) a Projected Debt Service Coverage Ratio of at least 1.5 to 1.0 will be maintained for the next 12-month period or (b) the Independent Engineer certifies that the additional cost is necessary and reasonable;

    THIRD, (a) to the Trinidad Interest Fund an amount which, together with the amount then in such Fund, equals all of the interest due or becoming due on the Trinidad Project Note and the InnCOGEN Loan (without duplication) and other Trinidad Permitted Project Debt on the next succeeding Interest Payment Date and thereafter, to the extent available (b) to the Trinidad Principal Fund an amount which, together with the amount then in such Fund, equals all of the principal and, premium (if any) due or becoming due on the Trinidad Project Note, the InnCOGEN Loan and other Trinidad Permitted Project Debt on the next succeeding Principal Payment Date. On each monthly funding date, one-sixth of the interest, principal and other amounts due during the current semi-annual period (together with any amounts due but not deposited on the prior monthly funding date) shall be deposited into the Trinidad Interest Fund and the Trinidad Principal Fund, respectively;

    FOURTH, to the applicable Secured Parties the amount set forth in the officer's certificate of the Trinidad Finance Parties for payment of any indemnification expenses or other amounts not previously paid and required to be paid to any of the Secured Parties, to the extent then due and payable; PROVIDED, HOWEVER, that if monies in the Trinidad Revenue Fund are insufficient on any date to make the payments specified in this paragraph FOURTH, distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed to such recipients;

    FIFTH, following Substantial Completion of the Trinidad Project, to the Trinidad Maintenance Reserve Fund, an amount certified by InnCOGEN, but not less than the Trinidad Maintenance Reserve Fund required deposit, in accordance with the requirements of the Independent Engineer;

    SIXTH, to the Debt Service Reserve Fund an amount as necessary to fund the Debt Service Reserve Fund up to the Debt Service Reserve Fund Required Balance, including amounts deposited therein by the U.S. Guarantors;

    SEVENTH, commencing October 30, 2005, to the Trinidad Additional Reserve Fund in an amount equal to 50% of all funds remaining in the Trinidad Revenue Fund; and

    EIGHTH, to the Trinidad Distribution Fund to make distribution on any Distribution Date, PROVIDED that the Trinidad Distribution Conditions have been satisfied.

    In addition, in determining whether amounts are required to be deposited in any Trinidad Fund, credit will be given to amounts deposited therein by the U.S. Guarantors or by any other party.

TRINIDAD OPERATING FUND

    Funds in the Trinidad Operating Fund will be used to fund Operating and Maintenance Costs of the Trinidad Project. Amounts due and payable in Trinidad with respect to the Operating and Maintenance Costs for the Trinidad Project for the next 60 days (less amounts already on deposit in the Trinidad Local Fund) shall be transferred to the Trinidad Local Fund if so directed by the Trinidad Finance Parties. Upon receipt by the Depositary of certain required certificates from an Authorized Officer of InnCOGEN, amounts will be disbursed monthly from the Trinidad Operating Fund and payment will be made either to the Person entitled to the payment of such Operating and Maintenance Costs or to the Trinidad Local Fund as directed by InnCOGEN.

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TRINIDAD INTEREST FUND AND TRINIDAD PRINCIPAL FUND

    Funds in the Trinidad Interest Fund and the Trinidad Principal Fund shall be utilized to make interest and principal payments on the Trinidad Project Note and the InnCOGEN Loan (without duplication) and other Trinidad Permitted Project Debt (other than the Securities and the Trinidad Project Note) incurred for the benefit of the Trinidad Project. If monies in the Trinidad Interest Fund or the Trinidad Principal Fund are insufficient on any date to make required payments, distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed to such recipients.

TRINIDAD MAINTENANCE RESERVE FUND

    Funds in the Trinidad Maintenance Reserve Fund will be used to fund the Maintenance Costs of the Trinidad Project after Substantial Completion of the Trinidad Project has occurred. Amounts will be disbursed from the Trinidad Maintenance Reserve Fund in accordance with the requirements of the Independent Engineer and upon receipt by the Depositary of a certificate from an Authorized Officer of InnCOGEN.

TRINIDAD ADDITIONAL RESERVE FUND

    Funds in the Trinidad Additional Reserve Fund will be used to make interest and principal payments on the Trinidad Project Note in the event insufficient amounts are on deposit in the Trinidad Interest Fund or the Trinidad Principal Fund, respectively, the Debt Service Reserve Fund and the Trinidad Distribution Suspense Fund to make such payments.

TRINIDAD DISTRIBUTION FUND

    The Trinidad Distribution Fund will be funded from monies transferred from the Trinidad Revenue Fund, as specified in the Trinidad Depositary Agreement, after all other then required amounts have been paid as provided above under "Trinidad Revenue Fund; Priority of Payments." Distributions to the Trinidad Finance Parties may be made on a Distribution Date only from and to the extent of monies on deposit in the Trinidad Distribution Fund subject to the prior satisfaction of the following conditions (the "Trinidad Distribution Conditions"):

        (a) delivery of a certificate of an Authorized Officer of the Funding Company and the Trinidad Finance Parties certifying that no Default or Event of Default has occurred and is continuing;

        (b) delivery of a certificate of an Authorized Officer of the Trinidad Finance Parties certifying that the Funding Company and Trinidad Finance Parties have fully complied with the reporting covenants set forth in the Indenture and the applicable Financing Documents;

        (c) delivery of a certificate from an Authorized Officer of each of the Trinidad Finance Parties and the Independent Engineer certifying that the Debt Service Coverage Ratio for the preceding four fiscal quarters, measured as one annual period (with respect to first three Distribution Dates following Substantial Completion of the Big Spring and Trinidad Project, the preceding applicable fiscal quarters after Substantial Completion), is equal to or greater than 1.25 to 1.0;

        (d) delivery of a certificate from an Authorized Officer of each of the Trinidad Finance Parties and the Independent Engineer certifying that the Projected Debt Service Coverage Ratio for the succeeding four fiscal quarters, taken as one annual period, is greater than 1.25 to 1.0;

        (e) the Debt Service Reserve Fund shall have a balance equal to or greater than the Debt Service Reserve Fund Required Balance and the other Trinidad Funds have been funded to their required levels; PROVIDED, that with respect to the first distribution following Substantial Completion of the Big Spring Project and the Trinidad Project, the balance in the applicable Interest Fund and

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    the Principal Fund shall be equal to the amount required to be on deposit in such fund on the next Scheduled Payment Date;

        (f) neither the Funding Company nor any Guarantor is insolvent and would not be rendered insolvent by such distribution; and

        (g) Substantial Completion of the Trinidad Project and the Big Spring Project has occurred.

TRINIDAD DISTRIBUTION SUSPENSE FUND

    Funds in the Trinidad Distribution Fund which may not be distributed as a result of the failure to satisfy the Trinidad Distribution Conditions will be transferred to the Trinidad Distribution Suspense Fund. Monies shall be withdrawn from the Trinidad Distribution Suspense Fund and transferred to the Trinidad Distribution Fund and be available for distribution on any date, whether or not such date is a Distribution Date, upon which the Trinidad Distribution Conditions are satisfied. If such funds remain on deposit in the Trinidad Distribution Suspense Fund for greater than 18 months, then, if a majority of the Holders so elect, either independently or upon request by the Funding Company, such funds shall be used to redeem all or a portion of the Trinidad Project Loan in an amount equal to the amount of such funds which have been on deposit in the Trinidad Distribution Suspense Fund for greater than 18 months.

    At any time that monies on deposit in any of the other Trinidad Funds are not sufficient to make the payments in the Trinidad Revenue Fund, or are not equal to the required balance of such Trinidad Funds, then monies on deposit in the Trinidad Distribution Suspense Fund shall be withdrawn and transferred to the Trinidad Revenue Fund for application in accordance with the priority set forth in the Trinidad Depositary Agreement.

TRINIDAD LOSS PROCEEDS FUND

    All Loss Proceeds and Expropriation Proceeds received by InnCOGEN shall be deposited in the Trinidad Loss Proceeds Fund, subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows.

    Upon the Depositary's receipt of a complete and properly executed requisition from an Authorized Officer of InnCOGEN and approved by the Independent Engineer, the Depositary will apply the amounts in the Trinidad Loss Proceeds Fund or the Trinidad Revenue Fund, as the case may be, to the payment, or reimbursement to the extent the same have been paid or satisfied by InnCOGEN, of the costs of repair or replacement of the Trinidad Project or any part thereof that has been affected due to an Event of Loss or Expropriation Event.

    If an Event of Loss or Expropriation Event shall have occurred and the Trinidad Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, (or the Loss Proceeds and Expropriation Proceeds, together with any other amounts available to InnCOGEN for such rebuilding or replacement, are not sufficient to permit such rebuilding or replacement), and the Loss Proceeds and Expropriation Proceeds exceed $2 million, or if InnCOGEN repairs or rebuilds the Trinidad Project in accordance with an Approved Restoration Plan and the excess Loss Proceeds or Expropriation Proceeds following such repair or replacement exceed $2 million, the Depositary shall transfer the Loss Proceeds and Expropriation Proceeds to the Depositary for distribution to the Trinidad Redemption Fund in accordance with the Indenture, the Trinidad Depositary Agreement and the Intercreditor Agreement. If InnCOGEN does not rebuild or replace the Trinidad Project following such Event of Loss or Expropriation Event and the Loss Proceeds and Expropriation Proceeds are equal to or less than $2 million or the excess Loss Proceeds and Expropriation Proceeds after rebuilding and replacement of the Trinidad Project are equal to or less than $2 million, funds in the Trinidad Loss Proceeds Fund shall be transferred to the Trinidad Revenue Fund for distribution to other Trinidad

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Funds, as provided above under "Trinidad Revenue Fund; Priority of Payments."
See "Intercreditor Agreement" and "SUMMARY DESCRIPTION OF THE
SECURITIES-Mandatory Redemption."

    If an Event of Loss or Expropriation Event with respect to the Trinidad Project shall have occurred requiring the payment of Loss Proceeds or Expropriation Proceeds in excess of $2 million and the Trinidad Project is not or cannot be repaired, rebuilt or restored in accordance with an Approved Restoration Plan, the Depositary shall withdraw and transfer to the Trinidad Redemption Fund all such proceeds on deposit in the Trinidad Loss Proceeds Fund relating to such Event of Loss or Expropriation Event for application by the Trustee to the redemption of the Securities as set forth in the Indenture, and, upon such application, the Project Loan to the Trinidad Project Note Obligor then required to be prepaid in accordance with the Trinidad Project Loan Agreement and the InnCOGEN Loan to InnCOGEN then required to be prepaid in accordance with the Trinidad Loan Agreement shall be deemed to be prepaid as well. In the event that the Loss Proceeds or Expropriation Proceeds received relating to such Event of Loss do not exceed $2 million, then such Loss Proceeds or Expropriation Proceeds shall be withdrawn from the Trinidad Loss Proceeds Fund and deposited into the Trinidad Revenue Fund.

    In the event that the Trinidad Parent receives amounts in excess of $2 million representing Power Contract Buy-Out Proceeds in connection with a Power Contract Buy-Out or similar event related to the Trinidad Project, such excess proceeds shall be deposited into the Trinidad Loss Proceeds Fund and withdrawn and transferred to the Trinidad Redemption Fund; PROVIDED, that such proceeds shall be distributed in accordance with the priority of payments as set forth in the Trinidad Depositary Agreement if (a) the Trinidad Parent provides written affirmation from each Rating Agency of the Ratings (taking into account the effects of such Power Contract Buy-Out) and (b) the Independent Engineer confirms that, after giving effect to the Power Contract Buy-Out, the minimum and average Debt Service Coverage Ratios through the Final Maturity Date will be greater than 1.5 to 1.0 and 1.55 to 1.0, respectively. After such transfer to the Trinidad Redemption Fund, the Trustee shall apply the fund to the redemption of the Securities as set forth in the Indenture, and, upon such application, the Trinidad Project Loan to the Trinidad Parent then required to be prepaid in accordance with the Trinidad Project Loan Agreement and the InnCOGEN Loan to InnCOGEN then required to be prepaid in accordance with the Trinidad Loan Agreement shall be deemed to be prepaid as well. Any proceeds of any Power Contract Buy-Out not required pursuant to the Indenture to be used for the redemption of the Securities shall be withdrawn from the Trinidad Loss Proceeds Fund and transferred to the Trinidad Revenue Fund.

    In the event that InnCOGEN receives liquidated damages pursuant to the EES Contract or the Turnkey Construction Contract in excess of $1 million, such proceeds shall be deposited into the Trinidad Loss Proceeds Fund and shall be withdrawn and transferred to the Trinidad Redemption Fund; PROVIDED,that such proceeds shall be distributed in accordance with the priority of payments as set forth in the Trinidad Depositary Agreement if (a) InnCOGEN provides written confirmation from each Rating Agency of the Ratings or (b) such liquidated damages are applied to (i) construction of the Trinidad Project in accordance with the applicable construction budget or construction schedule, (ii) payment of interest during construction, or (iii) payments to T&TEC in accordance with the Trinidad PPA. After such transfer to the Trinidad Redemption Fund, the Trustee shall apply the funds to the redemption of the Securities as set forth in the Indenture, and, upon such application, the Trinidad Project Loan to the Trinidad Parent then required to be prepaid in accordance with the Trinidad Project Loan Agreement and the InnCOGEN Loan to InnCOGEN then required to be prepaid in accordance with the Trinidad Loan Agreement shall be deemed to be prepaid as well. Any liquidated damages not required pursuant to the Indenture to be used for the redemption of the Securities shall be withdrawn from the Trinidad Loss Proceeds Fund and transferred to the Trinidad Revenue Fund.

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TRINIDAD REDEMPTION FUND

    All Loss Proceeds, Expropriation Proceeds and other proceeds received by InnCOGEN in amounts requiring a prepayment of the Trinidad Project Note and the Trinidad Project Loan as set forth above under "SUMMARY DESCRIPTION OF THE SECURITIES-Mandatory Redemption" will be deposited into the Trinidad Redemption Fund.

INVESTMENT OF MONIES

    Amounts on deposit in the Funds shall, at the written request and direction of the Trinidad Finance Parties, be invested by the Depositary in Permitted Investments. Such investments shall generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in the applicable Depositary Agreement. Net interest or gain received from such investments shall be applied as provided in the applicable Depositary Agreement. Absent written instructions from a Trinidad Finance Party, the Depositary shall invest the amounts held in the Funds in securities that are direct obligations of the United States or any agency thereof. So long as an outstanding balance shall remain in any of the Funds, the Depositary shall provide the Trinidad Finance Parties and the Guarantors with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each such Fund.

TRUST INDENTURE

    GENERAL.

    The Old Securities were, and the Exchange Securities and Additional Securities, if any, will be issued under the Indenture. The Funding Company has issued and will issue the Securities in its individual capacity as principal and as agent on behalf of the U.S. Guarantors. The Securities will be issued in series pursuant to the Indenture or one or more supplemental indentures which will set forth the terms of such series including (a) the title of such series,
(b) any limit on the aggregate principal amount of such series that may be authenticated and delivered under the Indenture or a supplemental indenture, as the case may be, (c) the dates on which the principal of the Securities of such series is payable and the amount of principal payable on such dates, (d) the interest rate on such series and the dates interest will accrue and be payable,
(e) the place where payments under such series will be payable, (f) the terms of any redemption provisions related to such series and (g) other terms of such series.

ADDITIONAL SECURITIES

    The Indenture provides that Additional Securities may be issued thereunder subject to the satisfaction of certain conditions set forth in the Indenture. All Additional Securities shall rank PARI PASSU with the Securities, shall be secured by the Funding Company Collateral and guaranteed pursuant to the Guarantees and shall have such terms, be in such form and be issued at such prices as shall be approved in writing by the Funding Company. No Additional Securities (other than those used to finance capital improvements in certain circumstances when required for the Big Spring Project or the Trinidad Project to maintain compliance under applicable law) may be issued at any time if a Default or Event of Default shall result from such issuance. All net proceeds of Additional Securities must be loaned to the Project Note Obligors and must be utilized by the Project Note Obligors for one or more of the purposes for which Permitted Project Debt (as defined herein) may be incurred. Holders of Additional Securities shall have the same voting rights under the Indenture as Holders of the Initial Securities.

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CERTAIN COVENANTS

    USE OF PROCEEDS. The Funding Company will use the proceeds from the sale of the Securities solely to make the Project Loans to the U.S. Guarantors and to the Trinidad Parent pursuant to the Project Loan Agreements.

    ACTIONS WITH RESPECT TO PROJECT LOAN AGREEMENTS. The Funding Company will enforce all of its rights under the Project Loan Agreements and the Project Notes for the benefit of the Trustee and the Security Holders. The Funding Company will not grant any consents or waivers thereunder, amend or modify any provisions thereof or otherwise modify the Project Loan Agreements or the Project Notes, except as provided below. See "-Amendment of Project Loan Agreements and Project Notes."

    LIMITATIONS ON DEBT/LIENS. The Funding Company will not create or incur or suffer to exist any Debt except Permitted Funding Debt. The Funding Company will not grant, create, incur or suffer to exist any Liens upon any of its properties except for Permitted Funding Liens (as defined herein).

    LIMITATIONS ON GUARANTEES. The Funding Company will not contingently or otherwise be or become liable in connection with any guarantee, except for endorsements and similar obligations in the ordinary course of business.

    RESTRICTED PAYMENTS. The Funding Company will not make any Restricted Payments or direct any Restricted Payments to be made on behalf of any Guarantor except for payments permitted under the Depositary Agreements.

    PROHIBITIONS ON OTHER OBLIGATIONS OR ASSIGNMENTS. The Funding Company will not assign any of its rights or obligations under any Financing Document, and will not enter into additional contracts if the transactions contemplated by such assignment or additional contract could be reasonably expected to cause a Material Adverse Effect; PROVIDED that the Funding Company will be permitted to assign any of its rights or obligations under the Indenture if such assignment is necessary to avoid any adverse tax consequences resulting from a change in Applicable Law (or the interpretation thereof) and (a) no Default or Event of Default exists and is continuing at such time, (b) the Trustee shall receive written confirmation from each Rating Agency that such assignment shall not result in a Ratings Downgrade and (c) the Trustee receives satisfactory legal opinions of counsel to the Funding Company stating that (i) such assignment is enforceable and creates a legal, valid binding obligation of the Funding Company, (ii) such assignment has no adverse consequences upon the rights and remedies of the Secured Parties with respect to the Collateral and (iii) such assignment shall have no adverse effects on the tax structure of the transaction prior to the assignment or upon payments to or from any Guarantor or otherwise related to the Securities and each of the Project Notes.

    PROHIBITIONS ON FUNDAMENTAL CHANGES. The Funding Company may not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself or discontinue its business, except as may be contemplated by the Financing Documents. The Funding Company is also restricted from engaging in any business other than in connection with the issuance of the Securities, the incurrence of Permitted Debt and the performance of its obligations under the Financing Documents. The Funding Company will not lease, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of its property or assets, except as may be contemplated by the Financing Documents.

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ADDITIONAL COVENANTS

    In addition to the covenants described above, the Indenture also contains covenants of the Funding Company regarding (a) maintenance of existence, (b) payment of taxes, (c) maintenance of books and records, (d) compliance with laws, (e) delivery to the Trustee of compliance certificates and of notices of Project Loan Agreement Events of Default and Guarantee Events of Default, (f) delivery to the Trustee of unaudited quarterly report of the Funding Company and the Guarantors for the first three quarters of each fiscal year containing condensed financial information and audited annual reports of the Funding Company and the Guarantors, (g) delivery to the Trustee and the Holders of a list of the current balances in each of the Funds and (h) delivery to the Trustee of all other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by a Holder with Rule 144A in connection with the resale of the Securities.

REDEMPTION OF SECURITIES; NOTICE

    NOTICE TO TRUSTEE. The election or requirement of the Funding Company to redeem any Securities will be evidenced by a written request of the Funding Company (a "Funding Order"). If the Funding Company elects or is required to redeem any Securities, the Funding Company will, at least 30 days prior to the date upon which notice of redemption is required to be given to the Holders (or such shorter period as may be agreed by the Trustee), deliver to the Trustee a Funding Order specifying the Redemption Date, series and principal amount of Securities to be redeemed.

    NOTICE OF REDEMPTION. Notice of redemption will be given to the Holders of Securities of such series to be redeemed at least 30 days but not more than 60 days prior to the Redemption Date. All notices of redemption will state (a) the Redemption Date, (b) the premium payable on redemption, if any, the portion of the principal amount of each Security of such series to be redeemed, (c) that on the Redemption Date interest thereon will cease to accrue on and after said date, (c) the place of payment where such Securities are to be surrendered for payment of the amount in respect of such redemption and (e) that the availability in the applicable Redemption Fund of an amount of immediately available funds to pay the Securities to be redeemed in full is a condition precedent to the redemption.

    SECURITIES PAYABLE ON REDEMPTION DATE. The Securities or portions thereof to be redeemed will, on the Redemption Date, become due and payable, and from and after such date such Securities or portions thereof will cease to bear interest. Upon surrender of any such Security for redemption, an amount in respect of such Security or portion thereof will be paid as provided therein; PROVIDED, HOWEVER, that any payment of interest on any Security the scheduled payment date of which is on or prior to the Redemption Date will be payable to the Holder of such Security, at the close of business on the record date according to the terms of such Security and the Indenture.

EVENTS OF DEFAULT

    CERTAIN EVENTS.  The following events constitute Events of Default under the
Indenture:

    (a) failure by the Funding Company to pay any principal of, premium, of any, interest on, or any other amounts (including any unscheduled cost or charge) owed on any Security when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 10 days or more following the due date for payment;

    (b) a Project Loan Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing (other than Project Loan Agreement Event of Default related to failure to pay the Project Notes or a Guarantee Event of Default related to failure to make payments owed under the Guarantees);

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    (c) any representation or warranty made by the Funding Company in any
Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of the Funding Company proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date an Authorized Officer of each of the Project Note Obligors obtains actual knowledge thereof; PROVIDED that, if the Funding Company commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, the Funding Company may continue to effect such cure, and such misrepresentation shall not be deemed an Event of Default for an additional 90 days so long as the Funding Company is diligently pursuing such cure;

    (d) the Funding Company fails to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence, restrictions on Debt, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Project Loan Agreements or the Project Notes or taking of actions thereunder as directed by the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities (the "Majority Holders"), fundamental changes or nature of business and such failure continues uncured for 30 or more days from the date an Authorized Officer of each of the Project Note Obligors obtains actual knowledge thereof;

    (e) the Funding Company fails to perform or observe any of its covenants contained in the Indenture (other than those contained in (d) above) and such failure continues uncured for 60 or more days from the date an Authorized Officer of each of the Project Note Obligors obtains actual knowledge of such failure; PROVIDED that if the Funding Company commences and diligently pursues efforts to cure such default within such 60-day period the Funding Company may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 30 days so long as the Funding Company is diligently pursuing such cure;

    (f) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Funding Company;

    (g) any Security Document related to the Funding Company Collateral or any Guarantee ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted by any of the Security Documents such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the secured parties on the Funding Company Collateral described therein with the priority purported to be created thereby; PROVIDED, HOWEVER, that the Funding Company has 10 days to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any cessation, if curable;

    (h) any event of default under any Permitted Debt of Funding Company which results in Permitted Debt in excess of $5 million becoming due and payable prior to its stated maturity;

    (i) one or more final and non-appealable judgment(s) for the payment of money in excess of $5 million is entered against the Funding Company and remains unpaid or unstayed for a period of 90 or more consecutive days;

    (j) a Guarantor breaches or fails to perform or observe any covenant under any of the Financing Documents to which such Guarantor is a party and such failure could reasonably be expected to result in a Material Adverse Effect; and

    (k)(i) York or an Affiliate of York fails to maintain direct or indirect beneficial ownership of (A) 51% of InnCOGEN; PROVIDED that (1) any purchaser with respect to InnCOGEN shall agree to (x) provide a limited recourse guarantee of the Trinidad Project Loan secured by a pledge of the purchased interest in InnCOGEN and (y) York maintains control of InnCOGEN and (2) such sale does

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not result in a Ratings Downgrade, (B) 25% of the Big Spring Guarantor;
PROVIDED, that any sale with respect to the Big Spring Guarantor shall not result in (x) a Ratings Downgrade or (y) York's failure to maintain control of the Big Spring Guarantor and (C) 100% of the Brooklyn Navy Yard Guarantor, the Warbasse Guarantor, the Trinidad Parent, the Trinidad Guarantor, York T&T and York Cayman and (ii) Queensgate SPV, as trustee, shall fail to maintain direct or indirect beneficial ownership of the Funding Company.

    CONTROL BY HOLDERS. The Majority Holders have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in the Indenture. The Majority Holders, acting through the Trustee, have the right to direct the time, place and method for exercising any right or remedy available to the Funding Company under the Project Loan Agreements and the Project Notes; PROVIDED that upon the occurrence of an Event of Default related to failure to make payments on the Securities, Holders of 33 1/3% in aggregate principal amount of the Outstanding Securities have the right to cause the acceleration of any Project Note pursuant to which a payment default related to such Event of Default has occurred.

    Subject to the above paragraph, if an Event of Default has occurred and is continuing and as a result thereof or in connection therewith or pursuant to an acceleration of the Securities arising therefrom, payments on the Securities are not made when due, the Trustee is required to enforce the U.S. Guarantees and the rights of the Holders thereunder.

    ENFORCEMENT OF REMEDIES.

    (a) If one or more Events of Default have occurred and are continuing, then:

        (i) in the case of an Event of Default described in clause (a) above, upon the direction of the Holders of no less than 33 1/3% in aggregate principal amount of the Outstanding Securities, the Trustee will, by notice to the Funding Company, declare the entire principal amount of the Outstanding Securities, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable; or

        (ii) in the case of an Event of Default described in clause (f) above, the entire principal amount of the Outstanding Securities, all interest accrued and unpaid thereon, and all premium (if any) and other amounts payable under the Securities and the Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind; or

        (iii) in the case of an Event of Default described in clause (b) above relating to certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the Guarantors, a principal amount of the Outstanding Securities (on a pro rata basis) which is equal to the principal amount of the Project Notes automatically accelerated in connection with such Event of Default under the Project Loan Agreements, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind;

        (iv) in the case of an Event of Default described in clauses (c), (d),
    (e), (g), (h), (i), (j) or (k) above, upon the direction of the Majority Holders, the Trustee will, by notice to the Funding Company, declare the entire principal amount of the Outstanding Securities, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable; or

        (v) in the case of an Event of Default described clause (b) above (except as described in clause (a)(iii) above) upon the direction of the Majority Holders, the Trustee will, by notice to the Funding Company, declare a principal amount of the Outstanding Securities which is equal to the principal amount of the Project Notes related to such respective Project Loan Agreement to be

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    accelerated in connection with such Project Loan Agreement Event of Default, and all interest accrued and unpaid thereon, and all premium (if any), to be due and payable, whereupon the same shall become due and payable without presentment, demand, protest or further notice of any kind.

    If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

    If an Event of Default relating to failure to pay amounts owed on the Securities has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Securities, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 33 1/3% in aggregate principal amount of the Outstanding Securities directing the Trustee to accelerate the maturity of the Securities, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

    In addition, if one or more of the Events of Default referred to in clause
(a)(iii) immediately above has occurred and is continuing, the Trustee may declare the entire principal amount of the Outstanding Securities, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from the Majority Holders directing the Trustee to accelerate the maturity of the Securities, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

    (b) At any time after the principal of the Securities has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Funding Company and the Trustee, may rescind and annul such declaration and its consequences if:

        (i) there has been paid to or deposited with the Trustee a sum sufficient to pay

           (A) all overdue interest on the Securities,

           (B) the principal of and premium, if any, on any Securities that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the Securities for overdue principal,

           (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the Securities for overdue interest, and

           (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and

        (ii) all Events of Default, other than the nonpayment of the principal of the Securities that has become due solely by such acceleration, have been cured or waived in accordance with the Indenture.

    (c) If an Event of Default relating to the failure to pay amounts owed on the Securities has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 33 1/3% in aggregate principal amount of the Outstanding Securities request) direct the Collateral Agent to take possession of all Collateral and, pursuant to the Intercreditor Agreement, to sell such Collateral, as and to the extent permitted under the Intercreditor Agreement.

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    (d) If a Project Loan Agreement Event of Default or a Guarantee Event of
Default (other than a Project Loan Agreement Event of Default related to failure to pay the Project Note or a Guarantee Event of Default related to failure to pay amounts owed on the Securities) has occurred and is continuing and an acceleration has occurred, the Trustee may (at the Majority Holders request) direct the Collateral Agent to take possession of all Collateral pledged to secure the portion of the Project Note to be accelerated in connection with such Event of Default and all Collateral pledged to secure any Guarantee pursuant to which such Guarantee Event of Default has occurred and, pursuant to the Intercreditor Agreement, to sell such Collateral, as and to the extent permitted under the Intercreditor Agreement.

    (e) If an Event of Default other than those referred to in clause (c) above has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders request) direct the Collateral Agent to take possession of all Collateral and, pursuant to the Intercreditor Agreement, to sell such Collateral, as and to the extent permitted under the Intercreditor Agreement.

    (f) If one or more Guarantee Events of Default shall have occurred and be continuing under any Guarantee, the Trustee may (as the Holders request) direct the Collateral Agent to take possession of all Collateral pledged to secure the obligations of the defaulting Guarantor under the Guarantee in connection with such Guarantee Event of Default and, pursuant to the Intercreditor Agreement, to sell such Collateral, as and to the extent permitted under the Intercreditor Agreement. Pursuant to the Intercreditor Agreement, all monies received by the Trustee resulting from such sale shall be made available for redemption of Securities. APPLICATION OF MONIES COLLECTED BY TRUSTEE.

    Any money collected or to be applied by the Trustee after an Event of Default in respect of the Securities will be applied to amounts owed with respect to all Securities on a pro rata basis and, in respect of Securities of a series, will be applied ratably to the Holders of Securities in the following order of priority, on the date or dates fixed by the Trustee: (a) to the payment of all amounts due to the Trustee or the predecessor Trustee under the Indenture, (b) (i) in case the unpaid principal amount of the Outstanding Securities which has not become due, to the payment of any overdue interest, in the order of the maturity of the payments thereof, with interest at the rates specified in the respective Securities in respect of overdue interest, (ii) in case the unpaid principal amount of a portion of the Outstanding Securities which has become due, first to the payment of accrued interest on all Outstanding Securities in the order of the maturity of the payments thereof, with interest at the respective rates specified in the Securities for overdue principal, premium, if any, and overdue interest and next to the payment of the overdue principal on all Securities then due or (iii) in case the unpaid principal amount of all the Outstanding Securities which has become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal, premium, if any, and interest, together with interest at the respective rates specified in the Securities which for overdue principal, premium, if any, and overdue interest and (c) in case the unpaid principal amount of all the Outstanding Securities has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with Securities which have been fully paid, any surplus then remaining will be paid to the Funding Company, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

AMENDMENTS AND SUPPLEMENTS

    The Funding Company and the Trustee may amend or supplement the Indenture without the consent of the Security Holders (a) to add additional covenants of the Funding Company, to surrender rights conferred upon the Funding Company, or to confer additional benefits upon the Security Holders, (b) to increase the assets securing the Funding Company's obligations under the Indenture, (c) to provide for the issuance of Additional Securities on the conditions described herein, (d) for any purpose not inconsistent with the terms of the Indenture or to cure any ambiguity, defect or inconsistency, (e) to reflect any amendments required by a Rating Agency in circumstances where

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confirmation of the Ratings is required or permitted under the Indenture, or (f)
to provide for the issuance of Exchange Securities as contemplated by the Registration Rights Agreement.

    The Indenture may be otherwise amended or supplemented by the Funding Company and the Trustee with the consent of the Majority Holders; PROVIDED that no such amendment or supplement may, without the consent of all Holders of Outstanding Securities, modify: (a) the principal, premium (if any) or interest payable upon any Securities, (b) the dates on which interest or principal on any Securities is paid, (c) the dates of maturity of any Securities and (d) the procedures for amendment by a supplemental indenture.

AMENDMENT OF PROJECT LOAN AGREEMENTS AND PROJECT NOTES

    The Funding Company and the Trustee may, without the consent of or notice to the Security Holders, consent to any amendment or modification of any Project Loan Agreements or Project Notes (a) as permitted by the provisions of such Project Loan Agreements, Project Notes or the Indenture, (b) to cure any ambiguity or formal defect, (c) to add additional rights in favor of the Funding Company, or (d) in connection with any other amendment to the Project Loan Agreements or the Project Notes, including any amendment required by a Rating Agency in circumstances where confirmation of the Ratings are required or permitted under the Indenture or the Project Loan Agreements. Except as described above, neither the Funding Company nor the Trustee shall consent to any other amendment or modification of a Project Loan Agreement or a Project Note or grant any waiver or consent thereunder without the consent of the Majority Holders. Amendments to the Project Loan Agreements or the Project Notes which changes the amounts of payments due thereunder, the Person to whom such payments are to be made or the dates on which such payments are to be made shall not be made without the unanimous consent of the Security Holders.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

    The Funding Company may terminate the Indenture and the Guarantees by delivering all Outstanding Securities to the Trustee for cancellation and by paying all other sums payable under the Indenture.

    Legal and covenant defeasance shall be permitted upon terms and conditions customary for transactions of this nature, including, without limitation, delivery of legal opinions from tax counsels.

TRUSTEE

    There shall at all times be a Trustee under the Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least $100 million, or (b) having a combined capital and surplus of at least $50 million and being a wholly-owned subsidiary of a corporation having a combined capital and surplus of at least $100 million, in each case subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve. The Funding Company agrees to indemnify and hold harmless the Trustee in connection with the performance of its duties under the Indenture, except for liability which results from the gross negligence, bad faith or willful misconduct of the Trustee.

    The Trustee may resign at any time by giving written notice thereof to the Funding Company. The Trustee may be removed at any time by act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Funding Company. The Funding Company shall give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Holders.

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INFORMATION AVAILABLE TO SECURITY HOLDERS

    Pursuant to the Indenture, the Funding Company has agreed to provide to Holders, prospective Holders and owners of beneficial interests in Securities in global form, upon written request, such information as is appropriate under Rule 144A(d)(4) under the Securities Act to enable resales of the Securities to be made pursuant to Rule 144A, including, but not limited to, the quarterly and the audited annual financial reports for the Funding Company and for each Guarantor, together with a schedule of the current and historical Debt Service Coverage Ratios for each quarter and a list of the current balances in each of the Funds. See "AVAILABLE INFORMATION."

AGENT RELATIONSHIP

    Each of the U.S. Guarantors has designated the Funding Company as its agent under the Indenture for the sole purpose of (a) issuing the Securities to the extent of each such U.S. Guarantor's obligations thereunder and (b) otherwise carrying out each U.S. Guarantor's obligations and duties and exercising each U.S. Guarantor's rights and privileges under the Indenture. Each U.S. Guarantor will indemnify the Funding Company against all claims arising in connection with the Funding Company's performance of its obligations.

GUARANTEES

    GUARANTEE OF THE TRINIDAD GUARANTOR.

    Pursuant to the Trinidad Guarantee issued by the Trinidad Guarantor in favor of the Funding Company, the Trinidad Guarantor has unconditionally guaranteed the payment of principal of, premium, if any, and interest on the Trinidad Project Note. Such Guarantee is a guarantee of payment and the Funding Company shall be entitled to make demands for payment thereunder at any time that amounts due and payable on the Trinidad Project Note have not been paid.

    Under the Trinidad Guarantee, the Trinidad Guarantor agreed to be bound by and to perform all of its obligations pursuant to covenants substantially similar to those contained in the Trinidad Project Loan Agreement from and after the date that the Trinidad Project Note is executed and repaid in full. Failure to perform such covenants will result in a Guarantee Event of Default after the expiration of any applicable grace period.

    GUARANTEE OF THE BROOKLYN NAVY YARD GUARANTOR.

    Pursuant to the Brooklyn Navy Yard Guarantee issued by the Brooklyn Navy Yard Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, the Brooklyn Navy Yard Guarantor, unconditionally and irrevocably has guaranteed the payment of principal of, premium, if any, and interest on the Securities. Such Guarantee is a guarantee of payment and the Trustee and the Collateral Agent shall be entitled to make demands for payment thereunder at any time that amounts due and payable on the Securities have not been paid.

    Under the Brooklyn Navy Yard Guarantee the Brooklyn Navy Yard Guarantor has agreed to be bound by and to perform all of its obligations under covenants contained in the U.S. Project Loan Agreement in favor of the Trustee and the Collateral Agent from and after the date that the U.S. Project Note is repaid in full. Failure to perform such covenants will result in a Guarantee Event of Default, after the expiration of any applicable grace period.

    GUARANTEE OF THE WARBASSE GUARANTORS.

    Pursuant to the Warbasse Guarantee issued by the Warbasse Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, the Warbasse Guarantors have each, on a joint and several basis, unconditionally and irrevocably guaranteed the payment of principal of, premium, if any,

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and interest on the Securities. Such Guarantee is a guarantee of payment and the
Trustee and the Collateral Agent shall be entitled to make demands for payment thereunder at any time that amounts due and payable on the Securities have not been paid.

    Under the Warbasse Guarantee, the Warbasse Guarantors have agreed to be bound by and to perform all of their obligations under covenants contained in the U.S. Project Loan Agreement in favor of the Trustee and the Collateral Agent from and after the date that the U.S. Project Note are repaid in full. Failure to perform such covenants will result in a Guarantee Event of Default, after the expiration of any applicable grace period.

    GUARANTEE OF THE BIG SPRING GUARANTOR.

    Pursuant to the Big Spring Guarantee issued by the Big Spring Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, the Big Spring Guarantor has unconditionally and irrevocably guaranteed the payment of principal of, premium, if any, and interest on the Securities. Such Guarantee is a guarantee of payment and the Trustee and the Collateral Agent shall be entitled to make demands for payment thereunder at any time that amounts due and payable on the Securities have not been paid.

    Under the Big Spring Guarantee, the Big Spring Guarantor has agreed to be bound by and to perform all of its obligations under covenants contained in the U.S. Project Loan Agreement in favor of the Trustee and the Collateral Agent from and after the date that the U.S. Project Note is repaid in full. Failure to perform such covenants will result in a Guarantee Event of Default, after the expiration of any applicable grace period.

PROJECT LOAN AGREEMENTS

    U.S. PROJECT LOAN AGREEMENT.

    GENERAL.

    Pursuant to the U.S. Project Loan Agreement, the U.S. Guarantors issued the U.S. Project Note payable to the Funding Company and agreed to make payments on the U.S. Project Note, on a joint and several basis, in amounts which are sufficient, together with payments under the Trinidad Project Note, to enable the Funding Company to pay scheduled principal of, premium if any, and interest on, the Securities.

    The U.S. Guarantors absolutely and unconditionally agreed to make payments on the U.S. Project Note in scheduled installments and to pay interest, in arrears, on the unpaid principal amount of each installment. If the Funding Company issues Additional Securities, the proceeds of which must be loaned to the U.S. Guarantors, an additional U.S. Project Note having principal amounts in the aggregate equal to the amount of such proceeds so loaned will be issued by the U.S. Guarantors and such principal will be payable in scheduled installments which correspond to the repayment of principal of such Additional Securities. The U.S. Guarantors' obligations to make payments on the U.S. Project Note are joint and several with respect to each U.S. Guarantor.

    MANDATORY PREPAYMENT.

    The U.S. Project Note is required to be prepaid with proceeds received by the U.S. Guarantors in connection with an Event of Loss, an Expropriation Event, a Power Contract Buy-Out, or the incurrence of additional Debt (or, in the case of the Warbasse Guarantors and the Brooklyn Navy Yard Guarantor, cash flow representing Loss Proceeds, Expropriation Proceeds or Buy-Out Proceeds), each as and to the extent the Securities are required to be redeemed in connection with the receipt of such proceeds in an amount as provided in the Indenture. See "SUMMARY DESCRIPTION OF THE

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PRINCIPAL FINANCING DOCUMENTS-Depositary Agreements" and "SUMMARY DESCRIPTION OF
THE SECURITIES-Mandatory Redemption."

    CERTAIN COVENANTS.

    Set forth below are certain covenants of the U.S. Guarantors contained in the U.S. Project Loan Agreement.

    (a) REPORTING REQUIREMENTS. Each U.S. Guarantor and, with respect to clause
(a)(ii), WCTP and BNYCP shall provide to the Funding Company (a)(i) unaudited financial statements for the first three quarters of each fiscal year containing condensed financial information and (ii) audited annual reports, (b) all other information in respect of such U.S. Guarantor or its Project requested by the Funding Company to enable the Funding Company to meet its obligations under the Indenture, (c) copies of material notices delivered in connection with any U.S. Project Documents, (d) written notice of any Project Loan Agreement Default or Event of Default under the U.S. Project Loan Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect and (e) with respect to the Big Spring Project, copies of all construction schedules, construction budgets and Operating Budgets (together with evidence of compliance therewith and bi-monthly reports issued by the Independent Engineer prior to Substantial Completion) of the Big Spring Project and each annual report thereafter.

    (b) COMPLIANCE WITH LAWS. Each U.S. Guarantor shall comply with all Applicable Laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

    (c) QF STATUS. The Big Spring Guarantor shall at all times cause the Big Spring Project to maintain its QF status, unless failure to do so (a) would not cause a breach under, or forfeiture of, the pricing or other material benefits of the U.S. Project Documents or (b) could not reasonably be expected to result in a Material Adverse Effect.

    (d) GOVERNMENTAL APPROVALS; TITLE. Each U.S. Guarantor shall at all times
(a) obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (b) preserve and maintain good and valid title to its properties and assets (subject to no Liens other than Permitted Liens), except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    (e) PERFORMANCE OF OBLIGATIONS. Each U.S. Guarantor shall (a) exercise all of its rights under any Transaction Document to which it is a party, (b) perform all of its covenants and obligations under each Transaction Document to which it is a party and (c) take all necessary actions to prevent the termination or cancellation of any Transaction Document to which it is a party, except, in each case, the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

    (f) BOOKS AND RECORDS. Each U.S. Guarantor shall maintain proper books and records in conformity with GAAP and all Applicable Law and give the Funding Company, the Trustee, the Collateral Agent and the Independent Engineer inspection rights.

    (g) REVENUE FUND. Each U.S. Guarantor shall take all actions as may be necessary to cause all Cash Flows of such U.S. Guarantor to be deposited in the U.S. Revenue Fund.

    (h) ACCEPTANCE OF PROJECT. The Big Spring Guarantor shall not accept Substantial Completion of the Big Spring Project unless an Authorized Officer of the Independent Engineer shall have certified that Substantial Completion has occurred.

    (i) INSURANCE. The Big Spring Guarantor shall at all times maintain the customary insurance in such amounts, terms and conditions in accordance with the standard industry practice, including, without limitation, business interruption insurance with respect to the Big Spring Project. All policies of physical damage and business interruption insurance shall name the Collateral Agent as sole loss payee

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and the Collateral Agent shall be named and additional insured under any general liability, automotive liability, excess liability or other policy similar in nature in accordance with standard industry practice. The Big Spring Guarantor shall not terminate or amend any insurance policy unless such termination could not reasonably be expected to result in a Material Adverse Effect.

    (j) LIMITATIONS ON DEBT/LIENS. No U.S. Guarantor shall create or incur or suffer to exist any Debt except Permitted Project Debt. No U.S. Guarantor shall grant, create, incur or suffer to exist any Liens upon any of their properties, except for Permitted Liens.

    (k) NATURE OF BUSINESS. No U.S. Guarantor shall engage in any business other than its existing business and the ownership, development, acquisition, construction, financing, and operation of the U.S. Projects and the right to receive cash flow thereunder as contemplated by the Transaction Documents.

    (l) PROHIBITION ON FUNDAMENTAL CHANGES. No U.S. Guarantor shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve themselves (or suffer any liquidation or dissolution), discontinue its business or purchase or otherwise acquire all or substantially all of its assets of any other Person except in any such case as contemplated by the Financing Documents.

    (m) SALE OF ASSETS. Except as contemplated by the U.S. Project Documents, no U.S. Guarantor shall sell, lease or transfer any property or assets material to its operations except in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with its operation.

    (n) TRANSACTIONS WITH AFFILIATES. No U.S. Guarantor shall enter into any transaction or agreement with any Affiliate of the Big Spring Guarantor other than (a) as contemplated under the Transaction Documents or (b) transactions in the ordinary course of business and on terms no less favorable to the Big Spring Guarantor than the Big Spring Guarantor would obtain in an arms length transaction with a Person that is not an Affiliate of the Big Spring Guarantor.

    (o) RESTRICTED PAYMENTS. No U.S. Guarantor shall make any Restricted Payments, except as permitted under the U.S. Depositary Agreement.

    (p) AMENDMENTS TO U.S. PROJECT DOCUMENTS. Other than with respect to Permitted Power Contract Buy-Outs, no U.S. Guarantor shall terminate, amend, replace or modify any of the U.S. Project Documents to which it is a party or permit the assignment of the rights and obligations of any party thereto unless such U.S. Guarantor certifies that such termination, amendment, replacement, modification or assignment could not reasonably be expected to result in a Material Adverse Effect, PROVIDED that in the case of any assignment, amendment, termination or modification of any Power Purchase Agreements which affects the revenues derived by such U.S. Guarantor, in addition to the condition set forth above, (a) the Independent Engineer certifies that such assignment, amendment, termination or modification could not reasonably be expected to have a Material Adverse Effect and (b) such U.S. Guarantor provides a letter from each of the Rating Agencies confirming that such assignment, amendment, termination or modification will not result in a Ratings Downgrade. Notwithstanding the foregoing, the Warbasse Guarantors shall not directly or indirectly, terminate, amend, modify, replace, supplement or waive, or permit or consent to the termination, modification, replacement supplement or waiver of any of the provisions of, or give any consent under either of the WCTP Notes or permit the assignment of the rights and obligations of any party thereto unless (a) modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and (b) the Warbasse Guarantors provide a letter from each of the Rating Agencies confirming that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent will not resulting a Ratings Downgrade.

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    (q) ADDITIONAL PROJECT DOCUMENTS. No U.S. Guarantor shall enter into any
Additional Project Document if the transactions contemplated by such document could reasonably be expected to result in a Material Adverse Effect.

    (r) ADDITIONAL COVENANTS. In addition to the covenants described above, the U.S. Project Loan Agreement also contains covenants of the Big Spring Guarantor regarding (a) maintenance of existence, (b) payment of taxes and claims unless being contested in good faith and (c) the preservation and maintenance of Liens on the Collateral and the priority thereof.

    EVENTS OF DEFAULT.

    CERTAIN EVENTS. The following events constitute Project Loan Agreement Events of Default under the U.S. Project Loan Agreement:

    (a) failure by any of the U.S. Guarantors to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on the U.S. Project Note for 10 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment, or by acceleration or otherwise;

    (b) any representation or warranty made by any of the U.S. Guarantors under the U.S. Project Loan Agreement or in any other Transaction Document to which such U.S. Guarantor is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Funding Company, the Trustee or any other Holder by or on behalf of any U.S. Guarantor thereunder, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date an Authorized Officer of such U.S. Guarantor has actual knowledge thereof; PROVIDED that if such U.S. Guarantor commences efforts to cure such fact, event or circumstance within such 30-day period, such U.S. Guarantor may continue to effect such cure and such misrepresentation shall not be deemed a Project Loan Agreement Event of Default for an additional 90 days so long as such U.S. Guarantor is diligently pursuing such cure;

    (c) the failure by any of the U.S. Guarantors to perform or observe any covenant under the U.S. Project Loan Agreement relating to maintenance of existence and formation documents, Debt, Permitted Liens, Restricted Payments, guarantees, disposition of assets, maintenance of insurance, amendments to assignments of or exercise of rights and performance under the U.S. Project Documents, filings and recordings, books and records, taxes and taxation, fundamental changes, contingent liabilities, or nature of business or operation, abandonment and completion of the Big Spring Project and such failure shall continue uncured for 30 or more days after an Authorized Officer of such U.S. Guarantor has actual knowledge of such failure;

    (d) the failure by any of the U.S. Guarantors to perform or observe any of the other covenants contained in the U.S. Project Loan Agreement or in the other Financing Documents to which such U.S. Guarantor is party (other than such failures described in clause (c) above) and such failure shall continue uncured for 60 or more days after an Authorized Officer of such U.S. Guarantor has actual knowledge of such failure; PROVIDED that if such U.S. Guarantor commences and diligently pursues efforts to cure such default within such 60-day period, such U.S. Guarantor may continue to effect such cure of the default and such default will not be deemed a Project Loan Agreement Event of Default for an additional 30 days so long as such U.S. Guarantor is diligently pursuing such cure;

    (e) certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the U.S. Guarantors or any other party to a material Project Document;

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    (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $5 million (exclusive of judgment amounts fully covered by insurance or indemnity) against any of the U.S. Guarantors, which remain unpaid or unstayed for a period of 90 or more consecutive days other than judgments contemplated by the Mission Reimbursement Agreement;

    (g) Permitted Debt of any of the U.S. Guarantors in excess of $5 million (other than debt incurred pursuant to the U.S. Project Loan Agreement) becomes due and payable prior to its stated maturity other than by regularly scheduled repayment as the result of an event of default thereunder;

    (h) any Governmental Approval required for the operation of a U.S. Project is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured for 60 days following the occurrence thereof;

    (i) any material U.S. Project Document ceases to be valid and binding and in full force and effect other than as a result of an amendment, termination or Power Contract Buy-Out permitted under the U.S. Project Loan Agreement, or any third party thereto fails to perform its material obligations thereunder or makes any material misrepresentation thereunder and any such event results in a Material Adverse Effect;

    (j) the failure of any of the U.S. Guarantors or any other party to perform or observe any of its covenants or obligations contained in any of the U.S. Project Documents to which it is a party, subject to applicable cure periods, if such failure shall result in the receipt of a notice of termination of such U.S. Project Document or otherwise result in a Material Adverse Effect;

    (k) any of the Security Documents with respect to any of the Project Collateral ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; PROVIDED, HOWEVER, that the relevant U.S. Guarantor shall have 10 days to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

    (l) all or a material part of a Project is destroyed or suffers a material actual loss or material damage and there does not exist an Approved Restoration Plan in respect thereof within 30 days; or

    (m) an Event of Default under the Indenture has occurred and is continuing. "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS-Trust Indenture."

    ENFORCEMENT OF REMEDIES.

    If one or more Project Loan Agreement Events of Default under the U.S. Project Loan Agreement has occurred and is continuing, then:

    (a) in the case of a Project Loan Agreement Event of Default described in clause (m) above relating to certain bankruptcy related Events of Default under the Indenture, the entire outstanding principal amount of the U.S. Project Note, all interest accrued and unpaid thereon, and all premium and other amounts payable under the U.S. Project Note and the U.S. Project Loan Agreement, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind;

    (b) in the case of a Project Loan Agreement Event of Default described in clauses (a) or (m) above relating to payment defaults under the Indenture, upon the direction of the Holders of no less than 33 1/3% in aggregate principal amount of the Outstanding Securities, the Funding Company will declare the outstanding principal amount of the U.S. Project Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under the U.S. Project Loan Agreement, if any, to be due and payable; or

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    (c) in the case of any Project Loan Agreement Event of Default other than those described in clauses (a) and (b) above, upon written direction of the Majority Holders, the Funding Company will declare that portion of the outstanding principal amount of the U.S. Project Note and all interest accrued and unpaid thereon, and all premium and other amounts payable under the U.S. Project Loan Agreement, if any, in each case equal to that portion of such amount incurred for the benefit of the U.S. Guarantor that caused such Project Loan Agreement Event of Default to be immediately due and payable without presentment, demand, protest or notice of any kind.

    TRINIDAD PROJECT LOAN AGREEMENT.

    GENERAL.

    Pursuant to the Trinidad Project Loan Agreement, dated as of the Closing Date (the "Trinidad Project Loan Agreement"), between the Funding Company and the Trinidad Parent, the Trinidad Parent issued the Trinidad Project Note payable to the Funding Company and agreed to make payments on the Trinidad Project Note in amounts which are sufficient to enable the Funding Company to pay the corresponding amount of scheduled principal of, premium if any, and interest on, the Securities.

    The Trinidad Parent absolutely and unconditionally agreed to make payments on the Trinidad Project Note in scheduled installments and to pay interest, in arrears, on the unpaid principal amount of each installment. If the Funding Company issues Additional Securities, the proceeds of which must be loaned to the Trinidad Parent, an additional Trinidad Project Note having principal amounts in the aggregate equal to the amount of such proceeds so loaned will be issued by the Trinidad Parent and such principal will be payable in scheduled installments which correspond to the repayment of principal of such Additional Securities.

    MANDATORY PREPAYMENT.

    The Trinidad Project Note is required to be prepaid with proceeds received by the Trinidad Parent in connection with an Event of Loss, an Expropriation Event or a Power Contract Buy-Out, each as and to the extent the Securities are required to be redeemed in connection with the receipt of such proceeds in an amount as provided in the Indenture. See "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS-Depositary Agreements" and "SUMMARY DESCRIPTION OF THE SECURITIES-Mandatory Redemption."

    CERTAIN COVENANTS.

    Set forth below are certain covenants of the Trinidad Parent contained in the Trinidad Project Loan Agreement.

    (a) REPORTING REQUIREMENTS. The Trinidad Parent shall provide to the Funding Company (a)(i) unaudited financial statements for the first three quarters of each fiscal year containing condensed financial information and (ii) audited annual reports, (b) all other information in respect of the Trinidad Parent or the Trinidad Project requested by the Funding Company to enable the Funding Company to meet its obligations under the Indenture, (c) copies of material notices delivered in connection with any Trinidad Project Documents, (d) written notice of any Project Loan Agreement Default or Event of Default under the Trinidad Project Loan Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect and (e) with respect to the Trinidad Project, copies of all construction schedules, construction budgets and Operating Budgets (together with evidence of compliance therewith) and bi-monthly reports issued by the Independent Engineer prior to Substantial Completion of the Trinidad Project and each annual report thereafter.

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    (b) COMPLIANCE WITH LAWS. The Trinidad Parent shall comply with all
Applicable Laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

    (c) GOVERNMENTAL APPROVALS; TITLE. The Trinidad Parent shall at all times
(a) cause InnCOGEN to obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (b) preserve and maintain good and valid title to its properties and assets (subject to no Liens other than Permitted Liens), except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    (d) PERFORMANCE OF OBLIGATIONS. The Trinidad Parent shall (a) exercise all of its rights under any Transaction Document to which it is a party, (b) perform all of its covenants and obligations under each Transaction Document to which it is a party and (c) take all necessary actions to prevent the termination or cancellation of any Transaction Document to which it is a party, except, in each case, the failure to do so could not reasonably expect to result in a Material Adverse Effect.

    (e) BOOKS AND RECORDS. The Trinidad Parent shall maintain proper books and records in conformity with GAAP and all Applicable Law and give the Funding Company, the Trustee, the Collateral Agent and the Independent Engineer inspection rights.

    (f) REVENUE FUND. The Trinidad Parent shall take all actions as may be necessary to cause all Cash Flows of the Trinidad Parent to be deposited in the Trinidad Revenue Fund.

    (g) NATURE OF BUSINESS. The Trinidad Parent shall not engage in any business other than its existing business and the development, acquisition, construction, operation and financing of the Trinidad Project through the Trinidad Guarantor and InnCOGEN as contemplated by the Trinidad Project Documents.

    (h) PROHIBITION ON FUNDAMENTAL CHANGES. The Trinidad Parent shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution), discontinue its business or purchase or otherwise acquire all or substantially all of its assets of any other Person except in any such case as contemplated by the Financing Documents.

    (i) TRANSACTIONS WITH AFFILIATES. The Trinidad Parent shall not enter into any transaction or agreement with any Affiliate other than (a) as contemplated under the Transaction Documents or (b) transactions on terms no less favorable to the Trinidad Parent than the Trinidad Parent would obtain in an arms length transaction with a Person that is not an Affiliate.

    (j) RESTRICTED PAYMENTS. The Trinidad Parent shall not make any Restricted Payments, except as permitted under the Trinidad Depositary Agreement.

    (k) AMENDMENTS TO TRINIDAD PROJECT DOCUMENTS. Other than with respect to Permitted Power Contract Buy-Outs, the Trinidad Parent shall not terminate, amend, replace or modify any of the Trinidad Project Documents to which it is a party or permit the assignment of the rights and obligations of any party thereto unless the Trinidad Parent certifies that such termination, amendment, replacement, modification, or assignment could not reasonably be expected to result in a Material Adverse Effect, PROVIDED that in the case of any assignment, amendment, termination or modification of the Trinidad PPA which affects the revenues derived by Trinidad Parent in addition to the conditions set forth in clause above, (a) the Independent Engineer certifies that such assignment, amendment, termination or modification could not reasonably be expected to have a Material Adverse Effect and (b) the Trinidad Parent provides a letter from each of the Rating Agencies confirming that such assignment, amendment, termination or modification will not result in a Ratings Downgrade.

    (l) LIMITATIONS ON DEBT/LIENS. The Trinidad Parent shall not create or incur or suffer to exist any Debt except Permitted Project Debt. The Trinidad Parent shall not grant, create, incur or suffer to exist any Liens upon any of their properties, except for Permitted Project Liens.

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    (m) ADDITIONAL PROJECT DOCUMENTS. The Trinidad Parent shall not enter into any Additional Project Document if the transactions contemplated by such document could reasonably be expected to result in a Material Adverse Effect.

    (n) ADDITIONAL COVENANTS. In addition to the covenants described above, the Trinidad Project Loan Agreement also contains covenants of the Trinidad Parent regarding (a) maintenance of existence, (b) payment of taxes and claims unless being contested in good faith and (c) the preservation and maintenance of Liens on the Collateral and the priority thereof.

    EVENTS OF DEFAULT.

    The following events constitute "Project Loan Agreement Events of Default" under the Trinidad Project Loan Agreement:

    (a) failure by the Trinidad Parent to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on the Trinidad Project Note for 10 or more days after the same becomes due and payable, whether by scheduled maturity, required prepayment, acceleration or otherwise;

    (b) any representation or warranty made by the Trinidad Parent under the Trinidad Project Loan Agreement or in any other Transaction Document to which the Trinidad Parent is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Funding Company, the Trustee or any other Holder by or on behalf of the Trinidad Parent thereunder, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date an Authorized Officer of the Trinidad Parent has actual knowledge thereof; PROVIDED that if the Trinidad Parent commences efforts to cure such fact, event or circumstance within such 30-day period, the Trinidad Parent may continue to effect such cure and such misrepresentation shall not be deemed a Project Loan Agreement Event of Default for an additional 90 days so long as the Trinidad Parent is diligently pursuing such cure;

    (c) the failure by the Trinidad Parent to perform or observe any covenant under the Trinidad Project Loan Agreement relating to maintenance of existence and formation documents, Debt, Permitted Liens, Restricted Payments, guarantees, disposition of assets, maintenance of insurance, amendments to assignments of or exercise of rights and performance under the Trinidad Project Documents, filings and recordings, books and records, taxes and taxation, fundamental changes, contingent liabilities, nature of business or operation, Project implementation, abandonment and completion of the Trinidad Project and such failure shall continue uncured for 30 or more days after an Authorized Officer of the Trinidad Parent has actual knowledge of such failure;

    (d) the failure by the Trinidad Parent to perform or observe any of the other covenants contained in the Trinidad Project Loan Agreement or in the other Financing Documents to which the Trinidad Parent is party (other than such failures described in clause (c) above) and such failure shall continue uncured for 60 or more days after an Authorized Officer of the Trinidad Parent has actual knowledge of such failure; PROVIDED that if the Trinidad Parent commences and diligently pursues efforts to cure such default within such 60-day period, the Trinidad Parent may continue to effect such cure of the default and such default will not be deemed a Project Loan Agreement Event of Default for an additional 30 days so long as the Trinidad Parent is diligently pursuing such cure;

    (e) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Trinidad Parent or any of its subsidiaries;

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    (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $5 million (exclusive of judgment amounts fully covered by insurance or indemnity) against the Trinidad Parent, which remain unpaid or unstayed for a period of 90 or more consecutive days;

    (g) Permitted Debt of the Trinidad Parent in excess of $5 million (other than debt incurred pursuant to the Trinidad Project Loan Agreement) becomes due and payable prior to its stated maturity other than by regularly scheduled repayment as the result of an event of default thereunder;

    (h) any material Trinidad Project Document ceases to be valid and binding and in full force and effect other than as a result of an amendment, termination or Power Contract Buy-Out permitted under the Trinidad Project Loan Agreement, or any third party thereto fails to perform its material obligations thereunder or makes any material misrepresentation thereunder and any such event results in a Material Adverse Effect;

    (i) any Governmental Approval required for the operation of the Trinidad Project is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured for 60 days following the occurrence thereof;

    (j) the failure of the Trinidad Parent or any other party to perform or observe any of its covenants or obligations contained in any of the Trinidad Project Documents to which it is a party, subject to applicable cure periods, if such failure shall result in the receipt of a notice of termination of such Trinidad Project Document or otherwise result in a Material Adverse Effect;

    (k) any of the Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; PROVIDED, HOWEVER, that the Trinidad Parent shall have 10 days to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

    (l) all or a material part of the Trinidad Project is destroyed or suffers a material actual loss or material damage and there does not exist an Approved Restoration Plan in respect thereof within 30 days; or

    (m) an Event of Default under the Indenture shall have occurred and be continuing. See "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS-Trust Indenture."

    ENFORCEMENT OF REMEDIES.

    If one or more Project Loan Agreement Events of Default under the Trinidad Project Loan Agreement have occurred and are continuing, then:

    (a) in the case of a Project Loan Agreement Event of Default under the Trinidad Project Loan Agreement described in clauses (e) or (m) above relating to certain bankruptcy related Events of Default under the Indenture, the entire outstanding principal amount of the Trinidad Project Note, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Trinidad Project Note and the Trinidad Project Loan Agreement, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind;

    (b) in the case of a Project Loan Agreement Event of Default described in clauses (a) and (m) above relating to payment defaults under the Indenture, upon the direction of the Holders of no less than 33 1/3% in aggregate principal amount of the Outstanding Securities, the Funding Company will declare the outstanding principal amount of the Trinidad Project Note to be accelerated and due and

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payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Trinidad Project Loan Agreement, if any, to be due and payable; or

    (c) in the case of a Project Loan Agreement Event of Default other than those described in clauses (a) or (b) above, upon written direction of the Majority Holders, the Funding Company will declare the outstanding principal amount of the Trinidad Project Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Trinidad Project Loan Agreement, if any, to be due and payable.

TRINIDAD LOAN AGREEMENT

    The Trinidad Parent made a capital contribution to the Trinidad Guarantor, which was subsequently loaned to InnCOGEN pursuant to the Trinidad Loan Agreement, dated as of the Closing Date (the "Trinidad Loan Agreement"), between the Trinidad Guarantor and InnCOGEN and evidenced by the InnCOGEN Loan. The InnCOGEN Loan is secured by all of the assets of InnCOGEN, including all assets related to the Trinidad Project. The Trinidad Loan Agreement contains representations and warranties and events of default substantially similar to those set forth in the Trinidad Project Loan Agreement and the U.S. Project Loan Agreement. The Trinidad Loan Agreement also contains similar affirmative and negative covenants to those set forth in the Trinidad Project Loan Agreement and the U.S. Project Loan Agreement, including, without limitation, covenants related to reporting requirements, insurance, performance obligations, limitations on Debt and Liens, and restrictions on amendments to the Trinidad Project Documents and Additional Project Documents. See "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS-Trinidad Project Loan Agreement" and "-U.S. Project Loan Agreement."

    The InnCOGEN Loan is a non-interest-bearing loan until at least 8 years following the Production Day and may have a different amortization schedule from the Trinidad Project Loan. Pursuant to the Trinidad Loan Agreement, InnCOGEN is required to distribute all Cash Flows received by InnCOGEN to the Trinidad Guarantor through either repayment of the InnCOGEN Loan or by means of a distribution. If necessary, each Trinidad Finance Party will be permitted to make Subordinated Loans to each other Trinidad Finance Party so that InnCOGEN will be able to make all necessary distributions.

THE SECURITY

    SHARING OF SECURITY. The Trustee, the Collateral Agent, the Depositary, the U.S. Guarantors, the Trinidad Finance Parties and the Funding Company entered into the Intercreditor Agreement designating the Collateral Agent as the agent for each of the Secured Parties and describing, among other things, (a) the preservation and administration of the Collateral and (b) the disposition of the Collateral among the Secured Parties upon acceleration and foreclosure. The Collateral shall be shared among the Secured Parties as provided in the Intercreditor Agreement and the Depositary Agreements. See "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS-Depositary Agreements" and "-Intercreditor Agreement." Any entity that becomes a creditor of the Funding Company or any Guarantor in accordance with the terms of the Indenture and the Project Loan Agreement must agree to be bound by the terms of the Intercreditor Agreement.

    FUNDING COMPANY COLLATERAL.

    The Securities are secured by (a) an assignment and pledge to the Collateral Agent of the capital stock of York T&T, constituting 65% of the outstanding voting stock and 79% of all classes of outstanding stock, (b) a security interest in substantially all other tangible and intangible property of the Funding Company, including the Project Notes and each of the Funds (but is otherwise non- recourse to the Funding Company), (c) the U.S. Guarantees and (d) the right, on the terms set forth in the Declaration of Trust, to direct the voting of the outstanding share capital of the Funding Company.

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Pursuant to the Funding Security Agreement and the U.S. Project Note Pledge
Agreement, the Funding Company granted the Collateral Agent a security interest in the Funding Company Collateral, in each case, now owned or hereafter acquired, and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

    The issued share capital of the Funding Company is held in two trusts by Queensgate SPV, as trustee for both trusts, pursuant to the Declaration of Trust, which is not for the benefit of York or any of its Affiliates.

    Upon satisfaction by the Funding Company of the conditions to discharge the Indenture and all Senior Debt (as defined herein), the Lien of the Collateral Agent on all the Funding Company Collateral will terminate and all the Funding Company Collateral will be released without any further action by the Collateral Agent or any other Person.

DESCRIPTION OF PROJECT COLLATERAL

    TRINIDAD COLLATERAL.

    The obligations of the Trinidad Parent under the Trinidad Project Loan Agreement and the Trinidad Guarantor under the Trinidad Guarantee are secured by the Trinidad Collateral as follows: (a) an assignment of all Cash Flows received by InnCOGEN from the Trinidad Project, (b) a Lien on substantially all of the assets of the Trinidad Guarantor (including all of the assets of InnCOGEN which include, among other things, the Trinidad Project and the Trinidad Project Documents) and the Trinidad Parent, (c) a pledge of the equity interest in the Trinidad Guarantor, InnCOGEN, the Trinidad Parent and York Cayman and (d) a Lien on any other funds of the Trinidad Finance Parties on deposit under the Trinidad Depositary Agreement.

    BROOKLYN NAVY YARD COLLATERAL.

    The obligations of the Brooklyn Navy Yard Guarantor under the U.S. Project Loan Agreement and its Guarantee are secured by the Brooklyn Navy Yard Collateral as follows: (a) an assignment of the BNY Cash Flows paid to the Brooklyn Navy Yard Guarantor, (b) a pledge of the equity interest in the Brooklyn Navy Yard Guarantor and (c) a Lien on any funds of the Brooklyn Navy Yard Guarantor on deposit under the U.S. Depositary Agreement.

    In addition, York Partners will agree not to pledge any of its partnership interest in BNYCP other than the 30% limited partnership interest already pledged by it.

    WARBASSE COLLATERAL.

    The obligations of the Warbasse Guarantors under the U.S. Project Loan Agreement and its Guarantees are secured by the Warbasse Collateral as follows:
(a) an assignment of all Cash Flows received by the Warbasse Guarantors from the Warbasse Project, (b) a Lien on substantially all of the assets of each of the Warbasse Guarantors, (c) a collateral assignment of the WCTP Notes, including all security pledged by WCTP to secure its obligations under the WCTP Notes, (d) a pledge of the equity interests in the Warbasse Guarantors and (e) a Lien on any other funds of the Warbasse Guarantors on deposit under the U.S. Depositary Agreement.

    In addition, RRR'S Ventures, Ltd., the general partner of WCTP ("RRR'S"), will agree not to sell, assign or otherwise dispose of its general partnership interest in WCTP, except to another entity wholly-owned by RRR'S or its owners.

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
    BIG SPRING COLLATERAL.

    The obligations of the Big Spring Guarantor under the U.S. Project Loan Agreement and its Guarantee are secured by the Big Spring Collateral as follows:
(a) an assignment of all Cash Flows received by the Big Spring Guarantor from the Big Spring Project on account of energy sales to TU Electric pursuant to the Big Spring PPA, (b) a Lien on substantially all of the assets of the Big Spring Guarantor (including the Big Spring Project and the Big Spring Project Documents), (c) a pledge of the general and limited partnership interests in the Big Spring Guarantor and (d) a lien on any other funds of the Big Spring Guarantor on deposit under the U.S. Depositary Agreement.

INTERCREDITOR AGREEMENT

    The affirmative vote of Secured Parties holding at least 33 1/3% of the aggregate principal amount of the Outstanding Securities (in the case of a payment default) or the Majority Holders (in the case of all other defaults) (in each case, the "Required Secured Parties") shall be sufficient to direct certain actions of the Collateral Agent, including the exercise of remedies following a Trigger Event; PROVIDED that, for purposes of directing such actions, (a) the Funding Company shall convey, transfer and assign its right to vote on all matters under the Intercreditor Agreement to the Trustee and (b) the Trustee shall be entitled to vote on all matters under the Intercreditor Agreement according to the aggregate principal amount of the Outstanding Securities subject, however, in all events to the terms and provisions of the Indenture. Each Person replacing any of the Secured Parties and each Person (or trustee or agent thereof) providing Senior Debt to the Funding Company will be required to become a party to the Intercreditor Agreement, which shall be amended to the extent necessary to accommodate the replacement or addition of such Persons.

TRIGGER EVENTS

    Each of the following shall be an event of default (a "Trigger Event") under the Intercreditor Agreement: (a) an Event of Default under the Indenture and an acceleration of all or a portion of the indebtedness issued thereunder, (b) a Project Loan Agreement Event of Default and an acceleration of all or a portion of the Indebtedness incurred thereunder, (c) an "Event of Default" under a Senior Debt instrument and an acceleration of all or a portion of the Debt issued thereunder in an aggregate amount in excess of $5,000,000 and (d) certain Guarantee Events of Default under a Guarantee, and, in each case, the Collateral Agent shall have, upon direction from the Required Secured Parties, declared such event to be a Trigger Event.

    If a Trigger Event shall have occurred and be continuing, and only in such event, upon the written request of the Required Secured Parties (subject to the requirement that the Collateral Agent shall have given written notice of the occurrence of such Trigger Event to the Funding Company), the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents; PROVIDED, HOWEVER, that, if a bankruptcy event in respect of the Funding Company has caused the Trigger Event, the Collateral Agent shall automatically be authorized to take such action without the written request of the Required Secured Parties; and PROVIDED, FURTHER, that if such Trigger Event relates to a Project Loan Agreement Event of Default which is not a payment default which has resulted in an acceleration of a Project Loan, or a portion of the U.S. Project Loan or a comparable Guarantee Event of Default, the Collateral Agent shall be authorized only to take such actions and exercise such rights, remedies and options under the Security Documents which relate to the Project Notes, or a portion of the U.S. Project Note, which have or could have been automatically accelerated or requested by the Trustee to be accelerated in connection with such default or such Project Loan Agreement Event of Default or the Guarantee pursuant to which such Guarantee Event of Default has occurred.

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EXERCISE OF REMEDIES AND APPLICATION OF PROCEEDS

    Upon a foreclosure or other exercise of remedies following a Trigger Event, the proceeds of any sale, disposition or other realization upon any or all of the Collateral and Funding Company Collateral shall be distributed in the following order of priority: FIRST, to the Trustee, the Collateral Agent, and the Depositary, ratably, all administrative fees, costs and expenses due and owing to such parties under the Financing Documents and the Intercreditor Agreement; SECOND, to the Secured Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest, premium (if any) and certain fees due and owing to such Secured Parties by the Funding Company and the Guarantors; THIRD, to the Secured Parties, ratably, an amount equal to all other unpaid amounts then due and payable in respect of all Senior Debt owed to such Secured Parties; FOURTH, to the Funding Company (or its successors or assigns) or to whomever a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses FIRST, SECOND and THIRD above.

    The proceeds of any sale, disposition or other realization with respect to Collateral or Funding Company Collateral held for the benefit of some but not all of the Secured Parties shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral or Funding Company Collateral was held.

SUBSCRIPTION AGREEMENTS

    Each of the Trinidad Finance Parties received capital contributions from its parent entity pursuant to a subscription agreement or other appropriate evidence of ownership. Each such agreement was executed prior to the Closing Date and contains customary terms and conditions for such agreement.

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                             TRANSFER RESTRICTIONS

    The following transfer restrictions shall apply to any outstanding Old Securities which are not tendered and exchanged for Exchange Securities pursuant to the Exchange Offer.

    The Old Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act) except to (a) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and (b) certain Persons in offshore transactions in reliance on Regulation S.

    Each purchaser of the Old Securities will be deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A or Regulation S, as applicable, under the Securities Act are used herein as defined therein):

    (a) The purchaser (i)(A) is a Qualified Institutional Buyer as defined in Rule 144A, (B) is aware that the sale to it is being made in reliance on Rule 144A and (C) is acquiring such Securities for its own account or for the account of a Qualified Institutional Buyer or (ii) is not a U.S. Person and is purchasing such Securities in an offshore transaction pursuant to Regulation S.

    (b) The purchaser understands that the Old Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Old Securities have not been and, except as described in this Prospectus, will not be registered under the Securities Act and that (i) if in the future it decides to offer, resell, pledge or otherwise transfer any Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) inside the United States to a Person whom the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (B) outside the United States to a foreign Person in a transaction complying with the provisions of Rule 904 under the Securities Act and subject to the Funding Company's and the Trustee's right prior to any such reoffer, resale or transfer to require the delivery of an opinion of counsel, certification or other information reasonably satisfactory to each of them that such reoffer, resale or transfer is in compliance with the Securities Act and other applicable laws, (C) pursuant to an exemption from registration under Rule 144 of the Securities Act (if available) or (D) pursuant to an effective registration statement under the Securities Act, in each of cases (A) through (D), in accordance with any applicable securities laws of any state of the United States, and that (ii) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Securities from it of the resale restrictions referred to in (i) immediately above.

    (c) The purchaser acknowledges that none of the Funding Company, the Guarantors, the Initial Purchaser or any Person representing any of the Funding Company, the Guarantors or the Initial Purchaser has made any representation to it with respect to the Funding Company, the Guarantors, any Affiliates thereof, the Projects or the offering or sale of the Old Securities, other than the information contained in this Prospectus. It is purchasing the Old Securities for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Securities pursuant to Rule 144A.

    (d) The purchaser understands that the Old Securities will, until the later of the second anniversary of (i) their date of original issuance or (ii) the last date on which the Funding Company or any Affiliate of the Funding Company was the owner of such Securities (or any predecessor thereto) (the

                                      144
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"Resale Restriction Date"), unless otherwise agreed by the Funding Company and the Holder thereof, bear a legend substantially to the following effect:

        (A) The Old Securities (or its predecessor) was originally issued in a transaction exempt from registration under the Securities Act, and the Old Securities may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Old Securities is hereby notified that the seller of this Security may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder.

        (B) The holder of the Old Securities by its acceptance hereof agrees for the benefit of the Funding Company that (1) the Securities may be offered, resold, pledged or otherwise transferred, only (w) inside the United States to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A,
    (x) outside the United States to a foreign person in a transaction in accordance with Rule 904 under the Securities Act (y) pursuant to an exemption from registration under Rule 144 of the Securities Act (if available) or (z) pursuant to an effective registration statement under the Securities Act, in each of cases (w) through (z) in accordance with any applicable securities laws of any state of the United States, and (2) the holder will, and each subsequent holder is required to, notify any purchaser of the Old Securities from it of the resale restrictions referred to in (1) above.

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                           CERTAIN TAX CONSIDERATIONS

    PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE (AS DEFINED HEREIN) AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

    The following is a summary of certain U.S. federal income tax consequences associated with the exchange of the Old Securities for the Exchange Securities pursuant to the Exchange Offer, and does not purport to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. This summary is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on any issues described below. There can be no assurance that the Internal Revenue Service will not take a different position concerning the matters discussed below.

    This summary applies only to those persons who are the initial holders of the Old Securities, who acquired the Old Securities for cash and who hold the Old Securities as capital assets, and assumes that the Old Securities were not issued with "original issue discount," as defined in the Code. It does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations, insurance companies and persons who are not "U.S. Holders"), or local or foreign tax laws. For purposes of this summary, a "U.S. Holder" means a beneficial owner of the Securities who purchased the Securities pursuant to the Offering that is for U.S. federal income taxes purposes (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

EXCHANGE OFFER

    The exchange of the Old Securities for the Exchange Securities pursuant to the Exchange Offer should not constitute a taxable event for U.S. federal income tax purposes. As a result, (i) a U.S. Holder should not recognize taxable gain or loss upon the receipt of the Exchange Securities pursuant to the Exchange Offer, (ii) a U.S. Holder's holding period for the Exchange Securities should include the holding period of the Old Securities surrendered in exchange therefor and (iii) a U.S. Holder's adjusted basis in the Exchange Securities should be the same as the basis of the Old Securities exchanged therefore.

UNITED STATES TAXATION

    The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Securities by a U.S. Holder. This summary deals only with the Securities held as capital assets by U.S. Holders who purchased the Securities in this Offering at the offering price, and not with special classes of Holders, such as dealers in securities or currencies, traders in securities that elect to mark to market, banks, tax-exempt organizations, life insurance companies, persons that hold the Securities that are a hedge or that are hedged against currency risks or that are part of a straddle, integrated or conversion transaction, or persons whose functional currency is not the U.S. dollar. This summary is based on Code, existing and proposed regulations thereunder,

                                      146
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published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

PAYMENTS OF INTEREST

    The gross amount of interest accrued or received in respect of a Security or under a U.S. Guarantee generally will be includible in the gross income of a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's usual method of accounting for tax purposes. It is expected that interest paid by the Funding Company on the Securities or by a U.S. Guarantor under a U.S. Guarantee constitutes income from sources outside of the United States, and, with certain exceptions, will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable in the United States. However, it is possible that the Internal Revenue Service might seek to characterize that portion of the interest on the Securities that is attributable to the U.S. Project Loan as income from sources within the United States.

PURCHASE, SALE, RETIREMENT AND OTHER DISPOSITION OF THE SECURITIES

    Upon the sale, exchange or retirement of a Security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and the Holder's tax basis in the Security. A U.S. Holder's tax basis in a Security generally will be its cost. Gain or loss recognized on the sale, exchange or retirement of a Security will be capital gain or loss. Long-term capital gain for individuals is generally subject to a maximum rate of 20% in respect of property held for more than one year. Any gain realized on a sale, exchange or retirement of a Security generally will be treated as U.S. source income.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to payments of principal and interest on a Security and the proceeds of the sale of a Security before maturity within the United States (including payments made by wire transfer from outside the United States to an account maintained by the holder with a fiscal or paying agent in the United States) to non-corporate U.S. Holders. "Backup withholding" at a rate of 31% will apply to such payments if the U.S. Holder fails to provide an accurate taxpayer identification number or is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns. The backup withholding tax is not an additional tax and may be credited against a United States Holder's United States federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

TRINIDAD TAXATION

    The following is a general summary of the material tax consequences under Trinidad law, as currently in effect, of the Trinidad Project and an investment in the Securities.

    Under the Trinidad Government Agreement, InnCOGEN will qualify for a tax holiday for 8 years after the Production Day. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS-Trinidad Government Agreement."

    The loan by the Trinidad Guarantor to InnCOGEN, which is evidenced by the InnCOGEN Loan, is a non-interest bearing loan for at least 8 years after the Production Day and therefore there will be no payments of interest by InnCOGEN to the Trinidad Guarantor through September 2007, which could be subject to withholding taxation in Trinidad. Payments of interest from InnCOGEN to the Trinidad Guarantor under the InnCOGEN Loan, which is evidenced by the Trinidad Loan Agreement, after October 1, 2007, will be subject to a 15% withholding tax by operation of the CARICOM Treaty.

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Payments of dividends or other distributions (excluding preference dividends)
paid by InnCOGEN to the Trinidad Guarantor will be subject to 0% withholding tax under the CARICOM Treaty.

    Payment of principal and interest in respect of the Securities to a non-resident Holder will not be subject to Trinidad income or corporation tax. A non-resident Holder will not be subject to Trinidad capital gains tax on the sale of the Securities. There is no Trinidad inheritance, gift or transfer tax which would apply upon the transfer of a Security outside of Trinidad.

    In addition, various stamp duties may be payable in Trinidad in connection with the Financing Documents with respect to the Trinidad Project.

BARBADOS TAXATION

    The following is a general summary of the material tax consequences under Barbados law, as currently in effect, applicable to the Barbados ownership structure of the Trinidad Project, the InnCOGEN Loan, the Trinidad Project Loan and of an investment in the Securities.

    The Trinidad Guarantor is generally subject to tax in Barbados on its world-wide income at the rate of 40%. However, payments of dividends from InnCOGEN to the Trinidad Guarantor will not be subject to taxation in Barbados by operation of the CARICOM Treaty. A payment of principal from InnCOGEN to the Trinidad Guarantor under the InnCOGEN Loan, which is evidenced by the Trinidad Loan Agreement, will not be taxable in Barbados. Payments of any interest from InnCOGEN to the Trinidad Guarantor under the InnCOGEN Loan, which is evidenced by the Trinidad Loan Agreement, from October 1, 2007, will not be taxable in Barbados by operation of the CARICOM Treaty.

    The Trinidad Parent, which is licensed as an exempt society under the Barbados Societies with Restricted Liabilities Act, is generally subject to taxation in Barbados on its world-wide income at the rate of 2.5% declining to 1%. Dividend payments from the Trinidad Guarantor to the Trinidad Parent will be exempt from tax in Barbados by virtue of an inter-company dividend exemption that is available to Barbados tax resident companies under the Barbados Income Tax Act. Pursuant to Barbados domestic tax law governing the Trinidad Parent, payments of principal and interest by the Trinidad Parent to the Funding Company under the Trinidad Project Loan, which is evidenced by the Trinidad Project Note, will not be subject to withholding taxes in Barbados.

    Payments of principal and interest in respect of the Securities to a Holder who is not a tax resident of Barbados will not be subject to Barbados income or corporation tax. A Holder will not be subject to Barbados capital gains tax on the sale of the Securities. There is no Barbados inheritance, gift or transfer tax which would apply upon the transfer of a Security outside of Barbados.

    In addition, various stamp duties may be payable in Barbados in connection with the Financing Documents with respect to the Trinidad Project.

CAYMAN ISLANDS TAXATION

    The following is a general summary of the principal tax consequences under Cayman Islands law, as currently in effect, of the Trinidad Project Loan and an investment in the Securities.

    Payments of principal and interest in respect of the Securities will not be subject to taxation in the Cayman Islands, no withholding will be required on such payments to the Holder of the Securities, and gains derived from the sale of the Securities will not be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax. The only government charge payable by the Funding Company in the Cayman Islands is an annual registration fee payable to the Registrar of Companies of the Cayman Islands calculated on the nominal amount of the authorized share capital of the Funding Company. At current rates and based on the current authorized share capital of the Funding Company, this will be

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approximately $500. Stamp duty will be payable on the Securities and any
Transaction Documents that are executed in or brought into the Cayman Islands, for example, for enforcement in the courts of the Cayman Islands.

    The Funding Company has been incorporated under the laws of the Cayman Islands as an exempted company and, as such, has applied for and expects to obtain an undertaking from the Governor in Council of the Cayman Islands substantially to the effect that, for a period of 20 years from the date of issuance of the undertaking, no law thereafter enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation will apply to the Funding Company or its operations, nor shall any such tax be payable on the shares, debentures or other obligations of the Funding Company or by way of withholding.

TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP STRUCTURE OF THE TRINIDAD PROJECT

    The ownership and operation of InnCOGEN and the other Trinidad Finance Parties and the proposed financing have been structured with the intention that income recognized by York Cayman and its subsidiaries will not be required to be included in United States federal taxable income of York T&T until such time as such income is repatriated to the United States as a dividend, or a liquidating distribution. No assurances, however, can be given that the positions to be adopted by York, in its U.S. consolidated return will not be successfully challenged.

    If, notwithstanding the foregoing, it were determined that York T&T is required to include in United States taxable income the earnings of York Cayman or, if York T&T repatriates such earnings to the United States, York and each of its U.S. subsidiaries that join in its consolidated return would be severally liable for the consolidated tax, including deficiencies. Accordingly, if it were determined that York T&T is required to include in income any of York Cayman's income, York T&T and certain of York's U.S. subsidiaries may be called upon to bear a portion of such tax liability which may reduce the capacity to service the financing.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives the Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Securities received in exchange for the Old Securities where such Old Securities were acquired as a result of market-making activities or other trading activities. The Funding Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    The Funding Company will not receive any proceeds from any sale of the Exchange Securities by broker-dealers. The Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells the Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The

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Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the Expiration Date the Funding Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Funding Company has agreed to pay all expenses incident to the Exchange Offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

    The distribution of the Securities in Canada is being made only on a private placement basis exempt from the requirement that the Funding Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Securities are effected. Accordingly, any resale of the Securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any such resale of the Securities.

REPRESENTATIONS OF PURCHASERS

    Each purchaser of the Securities in Canada who receives a purchase confirmation will be deemed to represent to the Funding Company and the dealer from whom such purchase confirmation is received that (a) such purchaser is entitled under applicable provincial securities laws to purchase such Securities without the benefit of a prospectus qualified under such securities laws and,
(b) where required by law, that such purchaser is purchasing as principal and not as agent.

RIGHTS OF ACTION (ONTARIO'S PURCHASERS)

    The securities are those of foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws. Following a decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(2) of the United States Securities Act of 1933 where securities are being offered under a U.S. private placement memorandum such as this document.

ENFORCEMENT OF LEGAL RIGHTS

    All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

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
NOTICE TO BRITISH COLUMBIA RESIDENTS

    A purchaser of Securities to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Funding Company. Only one such report must be filed in respect of Securities acquired on the same date under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

    Canadian purchasers of the Securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Securities in their particular circumstances and with respect to the eligibility of the Securities for investment by the purchaser under relevant Canadian legislation.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Securities will be passed upon for the Funding Company and the Guarantors by Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019. Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, will pass upon certain legal matters for the Initial Purchaser in connection with the issuance of the Securities.

                                    EXPERTS

    The audited balance sheet of the Funding Company as of June 12, 1998, the audited combined balance sheet of the U.S. Guarantors as of June 2, 1998 and the audited consolidated balance sheet of the Trinidad Parent as of May 31, 1998, which are included in this Prospectus have been audited by Grant Thornton LLP, Certified Public Accountants, as stated in their reports appearing herein.

                              INDEPENDENT ENGINEER

    Stone & Webster, 245 Summer Street, Boston, Massachusetts 02210, has prepared the Independent Engineer's Report dated June 30, 1998, included as Appendix B to this Prospectus. The Independent Engineer's Report should be read in its entirety by all investors for information with respect to the Projects and the related subjects discussed therein. The Independent Engineer's Report has been

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
included in this Prospectus in reliance upon the conclusions therein of Stone & Webster and upon such firm's experience in preparing independent engineer's reports for independent power projects.

    The Funding Company is required by the terms of the Indenture, under which the Old Securities are issued, to furnish the Trustee with annual reports containing condensed financial statements audited by their independent certified public accountants and with quarterly reports containing unaudited condensed financial statements for each of the first three quarters of each fiscal year.

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF SUCH INFORMATION OR REPRESENTATIONS HAVE BEEN GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDING COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE FUNDING COMPANY SINCE THE DATE HEREOF.

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
                                                                      APPENDIX A

                           GLOSSARY OF DEFINED TERMS

    Unless the context requires otherwise, any reference in this Prospectus to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date of this Prospectus, and as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Transaction Documents. All terms defined herein used in the singular shall have the same meanings when used in the plural and vice versa.

    Certain terms defined below are summaries of terms defined in, and are defined more specifically in, the Project Documents and the Financing Documents. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Project Documents and the Financing Documents.

    "Additional Project Document" means (a) any contract or undertaking relating to the purchase or sale of electricity from the Projects entered into by the U.S. Guarantors or the Trinidad Finance Parties after the Closing Date, (b) any consent or security instrument entered into by the Guarantors or any other relevant party in connection with an Additional Project Document or (c) any contract or undertaking to which the Funding Company or any Guarantor is a party entered into after the Closing Date, relating to the capital improvements, operation or maintenance of the Projects, in each case which is material to the applicable Project.

    "Additional Securities" means Securities, which are ranked PARI PASSU with the Securities, that are issued after the Closing Date under the Indenture subject to the satisfaction of conditions set forth therein.

    "Administrative Agent" means The Bank of New York in its capacity as an administrative agent pursuant to the Equity Cash Flow Participation Agreement.

    "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Applicable Law" means, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, Governmental Approval, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the Closing Date or thereafter and in each case as amended.

    "Approved Restoration Plan" means a plan submitted to and approved by the Independent Engineer which provides for the repair or rebuilding of all or any portion of the Big Spring Project or the Trinidad Project and which is accompanied by a certificate of (a) the Independent Engineer certifying that (i) such plan is reasonable and technically feasible and will restore the Big Spring Project or the Trinidad Project to at least as good condition or state of repair as it was in prior to such Event of Loss, (ii) the repair or restoration of the Big Spring Project or the Trinidad Project in accordance with the plan or the operation of the Big Spring Project or the Trinidad Project following such repair will not violate (A) the terms of any other Transaction Document or (B) any of the Governmental Approvals of the Big Spring Project or the Trinidad Project, (iii) after taking into consideration the availability of Loss Proceeds, Expropriation Proceeds and such other proceeds available for the repair or restoration of the Big Spring Project or the Trinidad Project, there will be adequate cash flow during the period of repair or restoration to pay all ongoing expenses, including Debt Service due on the Securities, and the Big Spring Guarantor's or InnCOGEN's ability to pay such expenses will not be materially adversely affected following such repair and
(iv) the repair or restoration in accordance with the plan will not materially adversely affect the construction budget or construction schedule of the Big Spring Project or the Trinidad Project and (b) the relevant Project Company certifying that (i) such plan is reasonable and technically feasible and will restore the Big Spring Project or the Trinidad Project to at least as good condition or state of repair as it was in prior to such Event of Loss and (ii) the repair or restoration of the Big Spring Project or the Trinidad Project in accordance with the plan or the operation of the Big Spring Project or the Trinidad Project following such repair will not violate Applicable Law.

    "ATOP" means Automated Tender Offer Program of DTC.

    "Authorized Officer" means, with respect to knowledge of any default under the Indenture or any of the Project Loan Agreement, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of the Funding Company, a U.S. Guarantor or a Trinidad Finance Party, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

    "Available Cash Flow" means, for any period (a) for the Trinidad Project, the total Equity Cash Flows received by the Trinidad Parent, minus debt service, all as computed by the Trinidad Parent for such period and (b) for the Big Spring Project, the total revenues received by the Big Spring Guarantor, minus, without duplication, (i) all Operating and Maintenance Costs, (ii) all capital expenditures for the Big Spring Guarantor and the Big Spring Project and (iii) debt service, all as computed by the Big Spring Guarantor for such period, (c) for the Brooklyn Navy Yard Project, the total BNY Cash Flows received by the Brooklyn Navy Yard Guarantor and (d) for the Warbasse Project, the Note Cash Flow from the WCTP Notes received by the Warbasse Guarantors.

    "AWH" means Amalgamated Warbasse Houses, Inc.

    "AWH Lease" means the Lease, dated as of July 15, 1987, between AWH, as landlord and WCTP, as tenant.

    "AWH PPA" means the Energy Purchase and Sale Agreement, dated as of July 15, 1987, between WCTP and AWH, which has been amended by the First Amendment thereto dated as of June 2, 1990.

    "AWH Premises" means the 2,585 apartments in 5 buildings and approximately 20,000 square feet of commercial space administered by AWH located at 2800 West Fifth Street, Brooklyn, State of New York.

    "Big Spring Collateral" means (a) an assignment of all Cash Flows received by the Big Spring Guarantor from the Big Spring Project, (b) a Lien on substantially all of the assets of the Big Spring Guarantor, (c) a pledge of the partnership interests in the Big Spring Guarantor and (d) a Lien on any other funds of the Big Spring Guarantor on deposit under the U.S. Depositary Agreements.

    "Big Spring Commercial Operation Date" means the Commercial Operation date of the Big Spring Project, which shall be on or before May 31, 1999 pursuant to the Big Spring PPA.

    "Big Spring Construction Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "Big Spring Guarantee" means the Guarantee, dated as of the Closing Date, by the Big Spring Guarantor in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

    "Big Spring Guarantor" means New World Power Texas Renewable Energy Limited Partnership, a Delaware limited partnership.

    "Big Spring Maintenance Reserve Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "Big Spring O&M Agreement" means the Operating and Maintenance Agreement, dated as of June 1, 1998, between the Big Spring Guarantor and the O&M Wind Sub for the operation, maintenance and repair of the Big Spring Project.

    "Big Spring Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated as of September 12, 1994, as amended as of June 26, 1998, between Big Springs Holdings, Inc., as the limited partner, and Big Springs Texas Energy Management, Inc., as the general partner.

    "Big Spring Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, between Big Springs Texas Management, Inc., Big Springs Holdings, Inc. and the Collateral Agent for the benefit of the Secured Parties with respect to the partnership interests in the Big Spring Guarantor.

    "Big Spring PPA" means the Big Spring Power Purchase Agreement, dated September 13, 1994, as amended, between the Big Spring Guarantor and TU Electric.

    "Big Spring Project" means the 34 MW wind energy project to be constructed near Big Spring, Texas, by the Big Spring Guarantor.

    "Big Spring Project Documents" means, collectively, the Big Spring O&M Agreement, the Big Spring PPA, the Big Spring Partnership Agreement, the Vestas Agreement, the Big Spring Project Leases, the Big Spring Tax Abatement Contracts and any Additional Project Document entered into by the Big Spring Guarantor with respect to the Big Spring Project.

    "Big Spring Project Land Owners" means Texas Pacific, R. G. and Cheryl Click, and Morgan Ranches.

    "Big Spring Project Leases" means, collectively, the Texas Pacific Lease, the Click Lease and the Morgan Ranches Lease.

    "Big Spring Security Agreement" means the Assignment and Security Agreement, dated as of the Closing Date, between the Big Spring Guarantor and the Collateral Agent.

    "Big Spring Security Documents" means the Big Spring Security Agreement, the Big Spring Pledge Agreement and all other Security Documents securing the obligations of the Big Spring Guarantor under the Big Spring Guarantee and the U.S. Project Note.

    "BNY Cash Flows" means, collectively, the General Partner Fees, the Royalty Fees and the Equity Cash Flows, subject to the U.S. Permitted Project Liens.

    "BNY Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of December 1, 1997, among BNYCP, the trustees, the letter of credit providers, MENY, IDA and United States Trustee Company of New York, as collateral agent.

    "BNY O&M Agreement" means the Operations and Maintenance Agreement, dated as of March 8, 1996, between BNYCP and Palmark.

    "BNY PPA" means the Energy Sales Agreement, dated as of October 31, 1996, by and between BNYCP and Con Ed.

    "BNYCP" means Brooklyn Navy Yard Cogeneration Partners, L.P., a Delaware limited partnership.

    "BNYCP Bond Documents" means documents under which the BNYCP Bonds are issued.

    "BNYCP Bonds" means (a) $307,000,000 New York City Industrial Development Agency Industrial Development Revenue Bonds (Brooklyn Navy Yard Cogeneration Partners, L.P. Project), Series 1997, consisting of $31,960,000, 6.20% term bonds due October 1, 2002, $110,280,000,
5.65% term bonds due October 1, 2028 and $164,760,000, 5.75% term bonds due October 1, 2036 and (b) $100,000,000 of taxable senior secured bonds due 2020.

    "BNYCP Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of BNYCP, dated as of November 1, 1997, between MENY and York Partners.

    "BNYDC" means Brooklyn Navy Yard Development Corporation, a New York not-for-profit development corporation.

    "BNYDC Agreement" means the Amended and Restated Energy Sale Agreement, dated as of April 29,1994, as amended on July 29, 1997, between BNYCP and BNYDC.

    "Board of Directors" when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for that board.

    "Brooklyn Navy Yard Collateral" means (a) an assignment of the BNY Cash Flows, (b) a pledge of the equity interest in the Brooklyn Navy Yard Guarantor and (c) a Lien on any funds of the Brooklyn Navy Yard Guarantor on deposit under the U.S. Depositary Agreement.

    "Brooklyn Navy Yard Guarantee" means the Guarantee, dated as of the Closing Date, by the Brooklyn Navy Yard Guarantor in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

    "Brooklyn Navy Yard Guarantor" means Brooklyn Navy Yard Power LLC, a Delaware limited liability company formed to receive the BNY Cash Flows.

    "Brooklyn Navy Yard Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, pledging the equity interests in the Brooklyn Navy Yard Guarantor, between York Partners and the Collateral Agent for the benefit of the Secured Parties.

    "Brooklyn Navy Yard Project" means the 286 MW cogeneration facility located in the Brooklyn Navy Yard, Brooklyn, New York.

    "Brooklyn Navy Yard Project Documents" means, collectively, the BNYCP Partnership Agreement, the BNY PPA, the BNYDC Agreement, the Mission Reimbursement Agreement, the BNY O&M Agreement, the Red Hook Agreement, the LILCO Agreement, the PanCanadian Gas Sales Agreement, Crestar Gas Sales Agreement, Sonat Gas Sales Agreement, the BNY Services Agreements and any Additional Project Document entered into by the Brooklyn Navy Yard Guarantor with respect to the Brooklyn Navy Yard Project.

    "Brooklyn Navy Yard Security Agreement" means the Assignment and Security Agreement, dated as of the Closing Date, between the Brooklyn Navy Yard Guarantor and the Collateral Agent.

    "Brooklyn Navy Yard Security Documents" means the Brooklyn Navy Yard Security Agreement, the Brooklyn Navy Yard Pledge Agreement and all other Security Documents securing the obligations of the Brooklyn Navy Yard Guarantor under the Brooklyn Navy Yard Guarantee and the U.S. Project Note.

    "Brooklyn Navy Yard Supplemental Reserve Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "BUG" means Brooklyn Union Gas Company.

    "CARICOM Treaty" means the agreement among the governments of the member states of the Caricom Community for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, profits or gains and capital gains and for the encouragement of regional trade and investment.

    "Caroni" means Caroni (1975) Limited, a state-owned company incorporated under the Companies Ordinance Chapter 31 No. 1 of the Laws of Trinidad, which owns the land on which the Trinidad Project will be built.

    "Cash Flow Available for Debt Service" means the Project Revenues, Equity Cash Flows and the Note Cash Flow less the sum of all Operating and Maintenance Costs.

    "Cash Flows" means the Project Revenues, the Equity Cash Flows, the Note Cash Flows and/or the BNY Cash Flows, as applicable.

    "Cede & Co." means the nominee of DTC.

    "Change in Law" means, regarding the Trinidad PPA, (a) any enactment or issue of any new law, (b) any judgment or order of any court or tribunal of competent jurisdiction in Trinidad declaring the law to be different from the law as at the date of the Trinidad PPA, (c) any amendment, alteration, modification, expiry or repeal of any law by the parliament of Trinidad, the Government of Trinidad or any competent Governmental Authority of Trinidad, any change in the interpretation of any existing law by a competent court, tribunal or Governmental Authority, and any revocation, suspension or non-renewal of any government authorization (other than any revocation, suspension or non-renewal of any government authorization applicable to InnCOGEN or the Trinidad Project in accordance with its terms because of the fault or negligence on the part of InnCOGEN, any contractor or the Trinidad Project), (d) a change in the specified standards or criteria contained in or required by a governmental authorization and required for or material in any way to the development, construction, ownership, financing, operation or maintenance of the Trinidad Project (other than because of the fault or negligence on the part of InnCOGEN, any contractor or the Trinidad Project and (e) any change in the administrative rules or guidelines for the issue, alteration, modification or revocation of governmental authorizations required for the Trinidad Project (other than because of the fault or negligence on the part of InnCOGEN, any contractor, or the Trinidad Project), in each case coming into effect after the date of the Trinidad PPA but excluding any change in (i) legislation relating to taxation of net income in Trinidad that is applicable to all companies carrying on business in Trinidad provided that Change in Law shall be applicable to any such change which, following the making of an Order under the Fiscal Incentives Act Chap. 85:01 of the Laws of Trinidad in favor of InnCOGEN, would prejudice or enhance any benefit to be derived by Seller thereunder and in accordance therewith and (ii) any law or governmental authorization imposing environmental standards.

    "Change of Law" means, relating to the Trinidad Government Agreement, (a) any enactment or issue of any new law, (b) any judgment or order of any court or tribunal of competent jurisdiction in Trinidad declaring the law to be different from the law as at the date of the Trinidad Government Agreement, (c) any amendment, alteration, modification, expiry or repeal of any existing law by the parliament of Trinidad, the Government of Trinidad or any competent Governmental Authority of Trinidad, any change in the interpretation of any existing law by a competent court, tribunal or government authority, and any revocation, suspension or non-renewal of any governmental authorization, (d) a change in the specified standards or criteria contained in or required by a governmental authorization and required for or material in any way to the development, construction, ownership, financing, operation or maintenance of the Trinidad Project, (e) any change in the administrative rules or guidelines for the issue, alteration, modification or revocation of governmental authorizations required for the Trinidad Project, (f) any law or governmental authorization imposing environmental standards, including, but not limited to, any standard, policy, rule, regulation, order, directive or action made or taken by the government authority under the Environmental Management Act or under or pursuant to any other law and (g) any change in the World Bank environmental standards; in each case coming into effect after the date of the Trinidad Government Agreement.

    "City" means the City of New York.

    "Click" means R.G. and Cheryl Click, one of the Big Spring Project Land Owners and a party to the Click Lease.

    "Click Lease" means the Option and Lease Agreement, dated as of December 30, 1997, between the Big Spring Guarantor and Click.

    "Closing Date" means, August 4, 1998, the date of the Old Securities
Offering.

    "Code" means Internal Revenue Code of 1986, as amended.

    "Collateral" means the Funding Company Collateral, the Warbasse Collateral, the Brooklyn Navy Yard Collateral, the Big Spring Collateral and the Trinidad Collateral.

    "Collateral Agent" means The Bank of New York, a New York banking corporation, as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

    "Commercial Operation" means, in connection with any Project, the achievement by the Project of certain operational criteria under the relevant Power Purchase Agreement and the capability of such Project of delivering electricity in accordance therewith and the acceptance and/or confirmation from the applicable power purchaser as such.

    "Commission" means the United States Securities and Exchange Commission.

    "Con Ed" means Consolidated Edison Company of New York, Inc., a corporation organized under the Transportation Corporation Law of State of New York and authorized by the State of New York to engage in the production, transmission, sale and distribution of electricity for heat, light and power to the public.

    "Construction Funds" means, collectively, the Big Spring Construction Fund and the Trinidad Construction Fund.

    "Contingency Reserve Subfund" means the fund of such name created under the U.S. Depositary Agreement.

    "CPI" means the Consumer Prince Index for All Urban Consumers in the New York City Metropolitan area available at the end of the applicable month.

    "Credit Suisse First Boston" means Credit Suisse First Boston Corporation, the Initial Purchaser.

    "Crestar" means Crestar Energy, a Canadian general partnership.

    "Crestar Gas Sales Agreement" means the Gas Sales Agreement between BNYCP and Crestar, dated as of October 21, 1993.

    "CTI" means Cogeneration Technologies, Inc., a Delaware corporation.

    "CTI Note" means the Promissory Note, dated as of November 17, 1994, for approximately $29 million issued by WCTP payable to CTI, which is held by Warbasse I.

    "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

    "Debt" of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (c) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein), (d) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (e) all obligations of others of the type referred to in clause (a) through (d) above guaranteed by such Person (other than performance guarantees pursuant to the Power Purchase Agreements), whether or not secured by a lien or other security interest on any asset of such Person.

    "Debt Service" means, without duplication, all principal, interest, premium (if any) and other amounts due with respect to the Securities and all other Permitted Debt.

    "Debt Service Coverage Ratio" means, for any period, the ratio of (a) Cash Flow Available for Debt Service for such period to (b) the aggregate of all Debt Service due during such period.

    "Debt Service Reserve Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "Debt Service Reserve Fund Required Balance" means $15,000,000 from the Closing Date through the Final Maturity Date.

    "Debt Termination Date" means the date on which all Finance Liabilities, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Finance Commitments have been terminated. Notwithstanding anything herein to the contrary, the Debt Termination Date shall be deemed to have occurred if the only Finance Liability and/or Finance Commitment outstanding as of such date is the Finance Liability and/or Finance Commitment incurred pursuant to the Equity Cash Flow Participation Agreement.

    "Declaration of Trust" means the Declaration of Trust Relating to Issued Share Capital of York Power Funding (Cayman) Limited, dated as of July 23, 1998, by Queensgate SPV, as trustee.

    "Default" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

    "Definitive Security" means a registered definitive Security, without coupons, issued to Holders of Securities or their nominees.

    "Depositary" means The Bank of New York, a New York banking corporation, as depositary under the Depositary Agreements.

    "Depositary Agreements" means the U.S. Depositary Agreement and the Trinidad Depositary Agreement.

    "D/FDI" means Duke/Fluor Daniel International, a Nevada general partnership, which entered into the EES Contract with InnCOGEN to perform certain offshore activities related to the design, procurement and construction of the Trinidad Project.

    "DHCR" means the New York State Division of Housing and Community Renewal.

    "Distribution Date" means each October 30, January 30, April 30 and July 30.

    "Dkk" means the Danish Kroner.

    "DMNC" means Dependable Maximum Net Capacity. "DMNC," relating to the WCTP PPA, shall mean the sustained maximum net output of the Warbasse Project averaged over four consecutive hour period, less the electricity capacity committed by WCTP to its thermal customer, adjusted to the average ambient temperature experienced at the Warbasse Project during Con Ed's summer peaks during the previous four summers.

    "DTC" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York, 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

    "DTC Participants" means the securities brokers and dealers, banks, trust companies and clearing corporations who participate in DTC.

    "DTC Securities" means the Securities represented by the Global Security held in book-entry form by DTC.

    "Duke Capital Corp." means Duke Capital Corp., a Delaware corporation, which will act as one of the guarantors of the payment and performance obligations of D/FDI and Duke/Fluor Daniel, respectively, under the EES Contract and the Turnkey Construction Contract, respectively.

    "Duke/Fluor Daniel" means Duke/Fluor Daniel International Services, a Nevada general partnership, which entered into the Turnkey Construction Contract with InnCOGEN to perform certain in-country activities related to the design, procurement and construction of the Trinidad Project.

    "EAF" means Equivalent Availability Factor.

    "EES Contract" means the Engineering and Equipment Supply Contract for the Trinidad Project, dated as of June 26, 1998, between InnCOGEN and D/FDI.

    "Eligible Institutions" means, individually or collectively, the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States.

    "Equity Cash Flow Participation Agreement" means the Equity Cash Flow Participation Agreement, dated as of the Closing Date, among the U.S. Guarantors, York T&T and The Bank of New York, as Administrative Agent.

    "Equity Cash Flows" means (a) in the case of the Brooklyn Navy Yard Project, distributions made by BNYCP to York Partners in respect of the limited partnership interest in BNYCP other than the General Partner Fees and the Royalty Fees or (b) in the case of the Trinidad Project, (i) the cash flow available to the Trinidad Parent and not otherwise required to be used (A) for Maintenance Costs or Operating and Maintenance Costs or (B) otherwise pursuant to the Trinidad Project Documents or the Financing Documents related to the Trinidad Project or (ii) any proceeds of any distributions from InnCOGEN to another Trinidad Finance Party.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or any successor to Morgan Guaranty Trust Company of New York, Brussels office, as operator thereof.

    "Event of Default" means the occurrence of an event of default under the Indenture.

    "Event of Loss" means an event which causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Expropriation Event.

    "EWG" means Exempt Wholesale Generator as specified in Section 32(a)(1) of PUHCA.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Agent" means The Bank of New York.

    "Exchange Securities" means the 12% Series A Senior Secured Bonds Due October 30, 2007 issued by the Funding Company in aggregate principal amount of up to U.S.$150,000,000.

    "Exchange Offer Registration Statement" means the registration statement with respect to the Exchange Securities, which is to become effective within 180 days after the Old Securities Offering.

    "Exchange Securities" means Securities which may be exchanged for debt securities of the Funding Company.

    "Expert" means, in relation to the Trinidad PPA, a person who has not had any commercial relationship with either InnCOGEN or T&TEC and who has significant expertise in the design, construction, operation and maintenance of power plants of the size and nature similar to that of the Trinidad Project.

    "Expiration Date" means the 5:00 p.m., New York City time, on             ,
1999, the date which the Exchange Offer shall expire, unless extended by the Funding Company in its sole discretion.

    "Expropriation Event" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or Projects by any Governmental Authority.

    "Expropriation Proceeds" means all amounts and proceeds (including instruments) received in respect of any Expropriation Event, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

    "Federal Bankruptcy Code" means the Federal Bankruptcy Code of 1978.

    "FERC" means the United States Federal Energy Regulatory Commission, or any successor thereto.

    "Final Maturity Date" means the latest stated maturity date of any series of the Securities.

    "Finance Commitment" means any commitment pursuant to any of the Financing Documents (or any other similar agreement entered into by the Funding Company or any Project Note Obligor with respect to the incurrence of Permitted Debt (other than the Securities)) to provide credit to the Funding Company or such Project Note Obligor.

    "Finance Liabilities" means all Debt, liabilities and obligations of the Funding Company and each Project Note Obligor (including but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Indenture, the Securities, the Project Loan Agreements, the Project Notes, the Guarantees, Additional Securities, and any other Financing Document (or any other similar agreement entered into by the Funding Company or any Project Note Obligor with respect to the incurrence of Permitted Debt (other than the Securities)), to the extent arising on or prior to the Debt Termination Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; and also shall mean all interest owed to the Secured Parities and accrued following the commencement of a case (whether voluntary or involuntary) under the Federal Bankruptcy Code with respect to the Funding Company or any Project Note Obligor PROVIDED that Subordinated Debt among the Trinidad Finance Parties shall not be deemed a Finance Liability.

    "Financial Projections" means the projected construction costs of the Big Spring Project and the Trinidad Project, the review of material Project Documents, and projections of annual revenues, expenses and debt service coverage for the Funding Company and the Guarantors for the term of the Securities adopted by Stone & Webster.

    "Financing Documents" means, collectively, the Project Loan Agreements, the Guarantees, the Indenture, the Purchase Agreement, the Securities, the Project Notes, the Registration Rights Agreement, the Depositary Agreements, the Intercreditor Agreement, the Security Documents and all other documents related to any of the foregoing or otherwise related to the issuance of the Securities.

    "Fluor Daniel, Inc." means Fluor Daniel, Inc., a California corporation, which will act as one of the guarantors of the payment and performance obligations of D/FDI and Duke/Fluor Daniel, respectively, under the EES Contract and the Turnkey Construction Contract, respectively.

    "Force Majeure Event" means, with respect to the Trinidad Project, an event, condition or circumstance beyond the reasonable control and without the fault or negligence of the affected party which, despite all reasonable efforts of the affected party to prevent it or mitigate its effects, materially and adversely affects the performance by the affected party of its obligations under the Trinidad PPA. Subject to the foregoing, a Force Majeure Event shall include, without limitation:

    (a) a Political Force Majeure Event provided that, after the end of the construction period, only InnCOGEN shall be entitled to claim force majeure in this case;

    (b) fire, explosion, earthquake, storm, hurricane, drought, flood, other exceptional weather conditions or other natural calamity or act of God;

    (c) embargo, closing of harbors, docks or other assistance to or adjuncts of the shipping or navigation of or within any place;

    (d) strikes, works to rule, go-slows or other labor disturbances or industrial action; PROVIDED that the affected party is not required to settle on terms it reasonably considers to be materially adverse to its interests; or

    (e) a Gas Force Majeure Event.

    "FPA" means the Federal Power Act of the United States of America.

    "Funding Company" means York Power Funding (Cayman) Limited, the issuer of the Securities.

    "Funding Company Collateral" means (a) a pledge of capital stock of York T&T constituting 65% of the outstanding voting stock and 79% of all classes of outstanding stock, (b) a security interest in substantially all of the tangible and intangible property of the Funding Company, including the Project Notes and each of the Funds (but is otherwise non-recourse to the Funding Company), (c) the U.S. Guarantees and (d) the right, on the terms set forth in the Declaration of Trust, to direct the voting of the outstanding share capital of the Funding Company.

    "Funding Order" means a written request of the Funding Company to redeem any Securities, whether by optional or mandatory redemption, in accordance with the Indenture.

    "Funding Security Agreement" means the Assignment and Security Agreement, dated as of the Closing Date, between the Funding Company and the Collateral Agent.

    "Funds" means the funds established under the Depositary Agreements.

    "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

    "Gas Force Majeure Event" means, with respect to the Trinidad Project, the failure of T&TEC to supply or procure the supply of natural gas conforming to the gas specifications to the gas delivery point and in the quantities and at the times required under Clause 8.3(B) of the Trinidad PPA for any reason including force majeure declared under any agreement or arrangement from time to time between T&TEC and NCG or any other supplier or transporter of natural gas for sale and purchase of natural gas for supply to the Trinidad Project.

    "Gas National Disaster" means a natural calamity or act of God which causes a complete cessation of the supply of gas to more than 50% of the installed electric generating capacity in Trinidad connected to and feeding T&TEC's Grid System, which cessation continues for a period in excess of 30 consecutive days.

    "GDP" means Gross Domestic Profit.

    "GDPIPD" means Gross Domestic Product Implicit Price Deflator.

    "General Partner Fees" means, from and after October 16, 1999, the general partner fees payable pursuant to the BNYCP Partnership Agreement which have been assigned to the Brooklyn Navy Yard Guarantor.

    "Global Security" or "Global Securities" means the Securities offered and sold in their initial distribution in reliance on an exemption from registration under the Securities Act.

    "Government of Trinidad" means the government of the Republic of Trinidad and Tobago.

    "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, licenses, waivers, privileges and filings with all Governmental Authorities.

    "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Projects are located (or of any other relevant jurisdiction as required by the Financing Documents) and any other government or political subdivision thereof exercising jurisdiction over the Projects or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

    "Gross Revenues of BNYCP" means BNYCP's monthly revenue received for the sale or transfer of electricity, thermal energy and fuel.

    "Guarantee Event of Default" means an "Event of Default" as defined in a Guarantee.

    "Guaranteed Obligations" means the obligations of T&TEC under the Trinidad PPA guaranteed by the Government of Trinidad under the Trinidad Government Agreement.

    "Guarantees" means, individually or collectively, the Warbasse Guarantee, the Big Spring Guarantee, the Brooklyn Navy Yard Guarantee and the Trinidad Guarantee.

    "Guarantors" means, individually or collectively, the Warbasse Guarantors, the Brooklyn Navy Yard Guarantor, the Big Spring Guarantor and the Trinidad Guarantor.

    "Head Lease" means the lease of the Lot from Caroni to Innercob pursuant to a deed of lease made as of June 18, 1998.

    "HFA" means the New York State Housing and Finance Agency.

    "Holder" means the registered holder of any Security from time to time.

    "HRSG" means heat recovery steam generators.

    "IDA" means New York City Industrial Development Agency.

    "IDA Act" means New York State Industrial Development Agency Act.

    "IDA Lease Agreement" means the Amended and Restated Lease Agreement, dated of December 1, 1997, between BNYCP and IDA.

    "Indenture" means the Trust Indenture, dated as of the Closing Date, between the Funding Company and the Trustee.

    "Independent Accountants" means Grant Thornton LLP.

    "Independent Engineer" means Stone & Webster Management Consultants, Inc. or another widely recognized independent engineering firm for engineer consulting work retained as independent engineer by the Trustee who is reasonably acceptable to the Funding Company.

    "Independent Engineer's Report" means the Independent Engineer's Report prepared by Stone & Webster and attached to this Prospectus as Appendix B.

    "Independent Wind Consultant" means Richard L. Simon, the wind consultant retained by the Funding Company.

    "Independent Wind Consultant's Report" means the Independent Wind Consultant's Report prepared by Richard L. Simon.

    "Indirect Participants" means banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly.

    "Initial Operating Period" means, with respect to the Trinidad Project, the period of Commercial Operation of the first Unit to be commercially available until September 9, 2004.

    "Initial Purchaser" means Credit Suisse First Boston Corporation.

    "Initial Security" or "Initial Securities" means any of the $150,000,000 York Power Funding (Cayman) Limited 12% Senior Secured Bonds Due October 30, 2007 issued by the Funding Company.

    "Initial Shelf Registration Statement" means filing of the Registration Statement, pursuant to Rule 415 of the Securities Act, for an offering of the Old Securities to be made on a continuous basis in the event that the Exchange Offer does not occur within 180 days following the Old Securities Offering.

    "InnCOGEN" means InnCOGEN, Limited, a Trinidad limited liability company, a 100% beneficially owned subsidiary of the Trinidad Guarantor, which will own, construct and operate the Trinidad Project.

    "InnCOGEN Loan" means the $100 million loan payable by InnCOGEN to the Trinidad Guarantor.

    "Innercob" means Innercob Industries (Trinidad) Limited, a company incorporated under the Companies Ordinance Chapter 31 No. 1 of the Laws of Trinidad.

    "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of the Closing Date, among the Collateral Agent, the Depositary, the Secured Parties, the Funding Company, the U.S. Guarantors, the Trinidad Finance Parties and the Trustee.

    "Interest Payment Date" means April 30 and October 30.

    "Iroquois" means Iroquois Gas Transmission System, L.P.

    "kW" means a unit of electrical energy equal to one thousand watts of power.

    "kWh" means a unit of electrical energy equal to one kW of power supplied or taken from an electric circuit steadily for one hour.

    "Letter of Transmittal" means the Letter of Transmittal attached hereto as
Exhibit   , which shall accompany the Registration Statement to complete the
Exchange Offer.

    "LIBOR" means the London Interbank Offered Rate.

    "Licence" means, the deed of licence to which Caroni, Innercob and InnCOGEN are parties made as of June 18, 1998.

    "Liens" means any mortgage debenture, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Debt of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

    "LILCO" means the Long Island Lighting Company.

    "LILCO Agreement" means the Second Revised Fuel Management Agreement, dated as of September 25, 1996, as amended, between BNYCP and LILCO.

    "Loss Proceeds" means all net proceeds from an Event of Loss, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of delayed opening or business interruption insurance, on account of an event which causes all or a substantial portion of the relevant Project to be damaged, destroyed or rendered unfit for normal use.

    "Lot" means the 3.2375 hectares of land leased by Caroni to Innercob pursuant to the Head Lease and subleased by InnCOGEN, pursuant to the Sub-Lease, on which the Trinidad Project will be built.

    "MADC" means the Monthly Average Declared Capacity.

    "Maintenance Costs" means all expenditures by the Big Spring Guarantor or InnCOGEN on regularly scheduled (or reasonably anticipated) maintenance of the Big Spring Project or the Trinidad Project, respectively, in accordance with good utility practice and vendor and supplier requirements constituting major maintenance (including, without limitation, teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of such Project).

    "Majority Holders" means those Holders holding greater than 50% in aggregate principal amount of the Outstanding Securities.

    "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any Initial Security subject to redemption pursuant to the Indenture less the unpaid principal amount of such Initial Security; PROVIDED, that the Make-Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Initial Security subject to redemption pursuant to the Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Initial Security after the date of such redemption, calculated using a discount rate equal to the sum of (a) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of such Initial Security and trading in the secondary market at the price closest to par and (b) 75 basis points; PROVIDED, HOWEVER, that if there is no United States treasury security having an average life equal to the remaining average life of such Initial Security, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for 2 United States treasury securities having average lives most closely corresponding to the remaining average life of such Initial Security and trading in the secondary market at the price closest to par.

    "Mandatory Redemption Fund" means the fund of such name created under the Indenture.

    "Material Adverse Effect" means a material adverse effect on (a) the financial condition, results of operation, business or prospects of the Funding Company or any U.S. Guarantors and the Trinidad Finance Parties, (b) the validity or priority of the Liens on the Collateral, (c) the ability of the Funding Company to perform its material obligations under the Indenture, the Securities or any of the other Financing Documents, (d) the ability of any U.S. Guarantors and the Trinidad Finance Parties to perform its material obligations under its Project Loan Agreement, Project Note, Guarantee or any of the other Financing Document or (e) the ability of any U.S. Guarantors and the Trinidad Finance Parties to perform its material obligations under any Project Document.

    "MENY" means Mission Energy New York, Inc., a California corporation.

    "Mission" means Edison Mission Energy, a California corporation.

    "Mission Reimbursement Agreement" means the Reimbursement Agreement, dated as of November 1, 1997, among York Partners, BNYCP and Mission.

    "MMBtu" means one million British thermal units.

    "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

    "Morgan Ranches" means Morgan Ranches, Ltd., one of the Big Spring Project Land Owners and a party to the Morgan Ranches Lease and the Morgan Ranches Infrastructure Agreement.

    "Morgan Ranches Infrastructure Agreement" means the Infrastructure Agreement, dated as of January 28, 1998, between the Big Spring Guarantor and Morgan Ranches.

    "Morgan Ranches Lease" means the Option and Lease Agreement, dated as of January 28, 1998, between Morgan Ranches and the Big Spring Guarantor.

    "MW" means a unit of electrical energy equal to one million watts of power.

    "NASDAQ" means National Association of Securities Dealers Automated Quotations system.

    "Net Cash Flow" means all cash proceeds of WCTP from whatever source other than capital contributions or sale of certain additional rights to Con Ed, less
(a) all expenses for operation, maintenance, repairs, fuel and insurance, (b) rent payable to AWH, (c) expenditures required to fulfill its obligations under the WCTP PPA and the AWH PPA and (d) a general partner fee of up to 5% of gross cash revenues, and capital proceeds, replacements and contingencies, all as determined by WCTP in good faith.

    "NGC" means The National Gas Company of Trinidad and Tobago Limited, a state enterprise incorporated as a limited liability company under the laws of Trinidad, whose issued capital, as of the date of the Trinidad Government Agreement, is wholly-owned by the Government of Trinidad, and its successors and assigns.

    "Note Cash Flow" means, with respect to the Warbasse Guarantors and the Trinidad Parent, the cash flow available to such Person from payments, whether scheduled or otherwise, on the WCTP Notes and the Trinidad Project Note, respectively.

    "NYPSC" means New York Public Service Commission.

    "NYPSL" means New York Public Service Law.

    "Offering" means offering of the Old Securities pursuant to the Offering Circular dated July 31, 1998.

    "Offering Circular" means the Offering Circular, dated July 31, 1998, which the Old Securities were issued pursuant to the terms thereto.

    "Old Securities" means the 12% Senior Secured Bonds Due October 30, 2007 issued by the Funding Company on August 4, 1998.

    "Old Securities Offering" means August 4, 1998, the date which the Old Securities were issued and sold to the Initial Purchaser.

    "O&M Wind Sub" means a subsidiary of York which entered into the Big Spring O&M Agreement with the Big Spring Guarantor for the operation, maintenance and repair of the Big Spring Project.

    "Operating and Maintenance Costs" means all amounts disbursed for operation, maintenance, repair, or improvement of the Projects, including, without limitation, premiums on insurance policies, property and other Taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, and any other payments required under the Project Documents; PROVIDED that "Operating and Maintenance Costs" does not include all maintenance and other capital expenditures funded from the Big Spring Maintenance Reserve Fund or the Trinidad Maintenance Reserve Fund, as applicable.

    "Operating Budget" means a budget of Operating and Maintenance Costs, and a long-term maintenance program with respect to the Projects for any given fiscal year, or part thereof, and prepared on the basis of estimated requirements, showing such costs by category for such fiscal year.

    "Outstanding," in connection with Securities, means, as of the time in question, all Securities authenticated and delivered under the Indenture, except
(a) Securities theretofore canceled or required to be canceled under the Indenture, (b) Securities for which provision for payment shall have been made in accordance with the Indenture, and (c) Securities in substitution for which other Securities have been authenticated and delivered pursuant to the Indenture.

    "Palmark" means Palmark, Inc.

    "PanCanadian" means PanCanadian Petroleum Limited.

    "PanCanadian Gas Sales Agreement" means the Gas Sales Agreement, dated as of October 20, 1993, as amended, between BNYCP and PanCanadian.

    "Payment Date" means any Interest Payment Date or Principal Payment Date.

    "Permitted Debt" means the Permitted Funding Debt and the Permitted Project Debt.

    "Permitted Funding Debt" means (a) indebtedness incurred by the Funding Company pursuant to the Indenture and (b) Debt incurred and the proceeds of which shall be used by the Funding Company to provide loans to the Project Note Obligors; PROVIDED that such Debt constitutes Permitted Project Debt.

    "Permitted Funding Liens" means the following Liens which are permitted to be incurred by the Funding Company:

    (a) Liens specifically permitted or required by, or created by, any Security Document;

    (b) Liens to secure the Permitted Funding Debt; PROVIDED that the holder of such Permitted Funding Debt, or a representative thereof, shall have entered into the Intercreditor Agreement;

    (c) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; and

    (d) other Liens incidental to the conduct of the Funding Company's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than statutory liens arising in the ordinary course of business), and which do not in aggregate materially impair the use thereof in the operation of the Funding Company's business.

    "Permitted Investments" means investments in securities that are: (a) direct obligations of the United States, or any agency thereof, (b) obligations fully guaranteed by the United States or any agency thereof, (c) certificates of deposit or bankers acceptances issued by commercial banks (including the Trustee or any of its Affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250 million and having long-term unsecured debt securities then rated "A" or better by S&P or "A-2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above, entered into with any financial institution meeting the qualifications specified in clause (c) above,
(e) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company), (f) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee) or (g) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing for an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A-2" or better by Moody's (including money market funds for which the Depositary in its individual capacity or any of its affiliates is investment manager or adviser); PROVIDED that with respect to amounts on deposit in the Trinidad Local Fund, "Permitted Investments" shall mean the deposits and certificates of deposit, with maturities of not more than 3 months from the date of acquisition by such Person.

    "Permitted Liens" means, individually and collectively, the Permitted Project Liens and the Permitted Funding Liens.

    "Permitted Period" means, with respect to the Trinidad Project, 9 months after the date of Commercial Operation of the first Unit to be commercially available PROVIDED that if InnCOGEN has failed at the end of that period of 9 months to achieve DMNC of 195 MW but demonstrates to the reasonable satisfaction of T&TEC that it has promptly taken all such steps as may be reasonably required to remedy such failure and is diligently pursuing (and for so long as it continues diligently to pursue) such remedy, the Permitted Period shall be extended to 12 months after the date of Commercial Operation of such Unit but no further.

    "Permitted Power Contract Buy-Out" means a Power Contract Buy-Out with respect to the Big Spring Project or the Trinidad Project which satisfies the following conditions: (a) the Big Spring Guarantor or InnCOGEN, as applicable, delivers an Officer's Certificate to the Trustee certifying that such Power Contract Buy-Out will not result in a Material Adverse Effect nor will it adversely affect such Project throughout the life of the Big Spring PPA or the Trinidad PPA, respectively, (b) each Rating Agency then rating the Securities provides written confirmation to the Trustee that such Power Contract Buy-Out will not result in a Ratings Downgrade and (c) the Independent Engineer certifies to the Trustee that the minimum and average Projected Debt Service Coverage Ratio and, if such Power Contract Buy-Out is with respect to a U.S. Project Document, the minimum and average U.S. Projected Debt Service Coverage Ratio for both (i) the next four consecutive fiscal quarters, commencing with the fiscal quarter in which such Power Contract Buy-Out occurs, taken as one annual period and (ii) each fiscal year through the Final Maturity Date, will not be less than 1.5 to 1.0 and 1.55 to 1.0, respectively.

    "Permitted Project Debt" means, individually and collectively, the U.S. Permitted Project Debt and the Trinidad Permitted Project Debt.

    "Permitted Project Liens" means, individually and collectively, the U.S. Permitted Project Liens and the Trinidad Permitted Project Liens.

    "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability corporation, trust, unincorporated association, institution, Governmental Authority or any other entity.

    "Pledge Agreements" means the Trinidad U.S. Pledge Agreement, the Brooklyn Navy Yard Pledge Agreement, each Warbasse Pledge Agreement, the Big Spring Pledge Agreement and each Trinidad Pledge Agreement.

    "PMNC" means, collectively, PMNC, A Joint Venture, and its members, Parsons Main of New York, Inc., Nab Construction Corporation and L.K. Comstock & Company, Inc.

    "Political Force Majeure Event" means, with respect to the Trinidad Project, a Force Majeure Event which occurs inside or involves Trinidad and falls within one of the categories set out in paragraphs (a) to (h) of this definition:

    (a) act of war (whether declared or undeclared), invasion, armed conflict or act of a foreign enemy;

    (b) revolution, riot, mutiny, rebellion, insurrection, military or usurped power, state of siege, or declaration of a state of emergency or martial law or any of the events or causes which shall or could reasonably be expected to result in the declaration or maintenance of martial law or state of siege;

    (c) act of terrorism or sabotage;

    (d) strikes, works to rule or go-slows which are either widespread or nationwide or, unless directly caused by InnCOGEN, are of a political nature;

    (e) expropriation, confiscation, nationalization or compulsory acquisition by the government or any Governmental Authority of Trinidad of the Trinidad Project or any other material assets of InnCOGEN in Trinidad, in whole or in part;

    (f) any failure by any Governmental Authority of Trinidad to issue or renew any authorization required by InnCOGEN (other than because of the fault or negligence on the part of InnCOGEN, any contractor or the Trinidad Project), any revocation by any Governmental Authority of any authorization required by InnCOGEN (other than because of the fault or negligence on the part of InnCOGEN, any contractor or the Trinidad Project) or any attachment (other than because of the fault or negligence on the part of InnCOGEN, any contractor or the Trinidad Project) by any Governmental Authority of Trinidad or any terms or conditions to any authorization required by InnCOGEN which substantially prevents the construction or operation by InnCOGEN of the Trinidad Project or any one or more of the gas Units and Unit in accordance with the terms of the Trinidad PPA;

    (g) a Change in Law; and

    (h) any other event, condition or circumstance within the reasonable control of the government or of any Governmental Authority of Trinidad or (for so long as the Government of Trinidad holds the majority ownership of T&TEC) of T&TEC which substantially prevents or delays the performance by InnCOGEN of any one or more of its obligations under the Trinidad PPA.

    "PORTAL" means The Portal(sm) Market, a subsidiary of The Nasdaq Stock Market, Inc.

    "Power Contract Buy-Out" means any cash payment by an electricity purchaser or steam purchaser, the effect of which is to result in the termination or cancellation or, reduce future payments under, or change the term of, the electricity or steam purchase contract between such purchaser and the relevant U.S. Guarantor or the Trinidad Finance Party.

    "Power Contract Buy-Out Proceeds" means all amounts and proceeds actually received as a result of Power Contract Buy-Out.

    "Power Purchase Agreements" means, individually or collectively, the Big Spring PPA, the BNY PPA, the BNYDC Agreement, the AWH PPA, the WCTP PPA and the Trinidad PPA.

    "Principal Payment Date" when used with respect to any Security means the date on which all or a portion of the principal of such Security becomes due and payable as provided therein or in the Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

    "Production Day" means, with respect to the Trinidad Project, September 9, 1999.

    "Project Companies" means BNYCP, WCTP, the Big Spring Guarantor and
InnCOGEN.

    "Project Documents" means, collectively, the Big Spring Project Documents, the Brooklyn Navy Yard Project Documents, the Warbasse Project Documents and the Trinidad Project Documents.

    "Project Loan" means, individually and collectively, the U.S. Project Loan, the InnCOGEN Loan and the Trinidad Project Loan.

    "Project Loan Agreement Event of Default" means an "Event of Default" as defined in a Project Loan Agreement.

    "Project Loan Agreements" means, individually or collectively, the U.S. Project Loan Agreement, the Trinidad Loan Agreement and the Trinidad Project Loan Agreement.

    "Project Note Obligors" means the Warbasse Guarantors, the Brooklyn Navy Yard Guarantor, the Big Spring Guarantor and the Trinidad Parent.

    "Project Notes" means, individually or collectively, the U.S. Project Note and the Trinidad Project Note.

    "Project Revenues" means the net revenues or net income calculated on a cash basis and recognized pursuant to the terms of the relevant Project Documents, including, without limitation, proceeds of any Power Contract Buy-Out not required to be used to redeem the Securities, the proceeds of any draws with respect to any working capital facility and refunds or returns of any amounts previously paid for Operating and Maintenance Costs; PROVIDED that for purposes of calculating any Debt Service Coverage Ratio "Project Revenues" shall not include draws with respect to any working capital facility draws from either of the U.S. Maintenance Reserve Fund or the Trinidad Maintenance Reserve Fund or any proceeds of any Power Contract Buy-Out.

    "Projected Debt Service Coverage Ratio" means, for any period and on any date of determination, a projection of the Debt Service Coverage Ratio for such period.

    "Projections" means projections, adopted by Stone & Webster, of annual revenues, expenses and debt service coverage for the Funding Company and the Guarantors for the term of the Securities.

    "Projects" means, individually or collectively, the Warbasse Project, the Brooklyn Navy Yard Project, the Big Spring Project and the Trinidad Project.

    "Prospectus" means this Prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference into such prospectus.

    "PUHCA" means the Public Utilities Holding Company Act of 1935, as amended.

    "Purchase Agreement" means the Purchase Agreement, to be entered into on or about the Closing Date, between the Initial Purchaser and the Funding Company, providing for the sale of the Securities to the Initial Purchaser.

    "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

    "QF" or "Qualifying Facility" means a "small power production facility" or a "qualifying cogeneration facility" in accordance with PURPA and the rules and regulations of FERC under PURPA relating thereto.

    "Qualified Institutional Buyers" or "QIBs" means "qualified institutional buyers" as defined in Rule 144A of the Securities Act.

    "Queensgate SPV" means Queensgate SPV Services Limited, having a principal office at P.O. Box 1093 GT, Compass Center, 2nd Floor, Crewe Road, Grand Cayman, Cayman Islands, as trustee of two charitable trusts which hold the entire issued share capital of the Funding Company pursuant to the Declaration of Trust.

    "Rate LPP" means large power purchase rate as applied by TU Electric.

    "Rating" means the rating of the Securities by the Rating Agencies.

    "Rating Agency" or "Rating Agencies" means, individually or collectively, Moody's and S&P or if either shall cease to rate securities of the type equivalent to the Securities, another nationally recognized rating agency.

    "Ratings Downgrade" means a lowering by the Rating Agencies of the then current credit ratings of the Securities.

    "Red Hook Agreement" means the Energy and Services Exchange Agreement, dated as of January 31, 1995, as amended, between BNYCP and The City of New York.

    "Red Hook Plant" means the Red Hook Water Pollution Control Plant.

    "Redemption Date" means the date on which Funding Company redeems or shall redeem any Securities in accordance with the Indenture.

    "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the Old Securities Offering, between the Funding Company and the Initial Purchaser for the benefit of the holders of the Old Securities.

    "Registration Statement" means the Registration Statement on Form F-4, of which this Prospectus constitutes a part, and all amendments, exhibits, annexes and schedules thereto.

    "Regulation S" means Regulation S under the Securities Act.

    "Required Secured Parties" means, at any time, the required percentage of Holders set forth in the Project Loan Agreements or of the Indenture.

    "Resale Restriction Date" means, until the later of the second anniversary of (a) the date of original issuance of the Securities or (b) the last date on which the Funding Company or any Affiliate of the Funding Company was the owner of such Securities (or any predecessor thereto).

    "Restricted Payment" means, with respect to any Person, (a) the declaration and payment of distributions, dividends or any other payment made in cash, property, obligations or other securities, (b) any payment of the principal of or interest on any Subordinated Debt or (c) the making of any loans or advances to any Affiliate (other than Permitted Debt); in each case from cash, investments, securities or other funds from time to time in the Distribution Fund.

    "Restricted Person" means (a) any Affiliate of the Funding Company, (b) the Initial Purchaser or (c) any Affiliate of the Initial Purchaser (other than Affiliates of the Initial Purchaser that (i) are acquiring Exchange Securities in the ordinary course of business and do not have an arrangement with any Person to distribute Exchange Securities and (ii) may trade such Exchange Securities without restriction under the Securities Act).

    "Royalty Fees" means, from and after October 16, 1999, the royalties payable pursuant to the BNYCP Partnership Agreement, which have been assigned to the Brooklyn Navy Yard Guarantor.

    "RRR'S" means RRR'S Ventures, Ltd., the general partner of WCTP.

    "Rule 144A" means Rule 144A under the Securities Act.

    "Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

    "S&P" means Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns.

    "Scheduled Payment Date" means any October 30 or April 30.

    "Secured Obligations" means all indebtedness, liabilities and obligations, of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise), to the Secured Parties, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising.

    "Secured Parties" means, collectively, the Trustee, the Collateral Agent, the Depositary, the Holders and, with respect to the Project Loans, the Funding Company, and, with respect to the Trinidad Project Loan, the Trinidad Guarantor, and any holder of senior indebtedness other than the Securities or the Project Loans and any other Person that becomes a secured party under any Financing Document.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Security" or "Securities" means the Old Securities issued pursuant to the Indenture and the Exchange Securities exchanged pursuant to the Registration Statement.

    "Security Documents" means, collectively, the Intercreditor Agreement, the Pledge Agreements, the Depositary Agreements, the Brooklyn Navy Yard Security Documents, the Big Spring Security Documents, the Warbasse Security Documents, the Trinidad Security Documents, the U.S. Project Note Pledge Agreement and any other documents providing for any lien, pledge, encumbrance, mortgage or security interest on any or all of the Collateral.

    "Senior Debt" means all amounts owning to any Secured Party pursuant to the terms of any Financing Document, including, without limitation, (a) the principal of and interest on the Securities (and any and all renewals, extensions and refinancing thereof) and all other obligations and liabilities (including, without limitation, indemnities and interest on all of the foregoing) owed to the Secured Parties incurred under, arising under out of or in connection with the Secured Parties incurred under (and any and all renewals, extensions and refinancing thereof) or any Financing Document, (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve the security interest in the Collateral in accordance with the terms of the Security Documents, and (c) in the event of any proceeding for the collection or enforcement of the Secured Obligation, after an Event of Default of the Project Loan Agreement Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party or its rights under any of the Financing Documents, together with reasonable attorneys' fees and court costs.

    "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

    "Site Lease" means the Lease, dated as of December 18, 1989, as amended, between BNYCP and BNYDC.

    "Sonat" means Sonat Marketing Company.

    "Sonat Gas Sales Agreement" means the Gas Sales Agreement, dated as of March 21, 1995, between BNYCP and Sonat.

    "Stone & Webster" means Stone & Webster Management Consultants, Inc. or the Independent Engineer.

    "Sub-Lease" means the sublease of the Lot from Innercob to InnCOGEN pursuant to a deed of sublease made as of June 18, 1998.

    "Subordinated Debt" means Debt (and the note or other instrument evidencing the same) of a Trinidad Finance Party to another Trinidad Finance Party which by its terms has been incurred for the sole purpose of permitting such Trinidad Finance Party to distribute all its cash flow to another Trinidad Finance Party in order to make payments on the Trinidad Project Loan or the InnCOGEN Loan and which is unsecured, unassignable subordinated to the Secured Obligations and all other unsubordinated Debt of such Trinidad Finance Party, payable only from distributions permitted in accordance with the Trinidad Depositary Agreement which has been subordinated, on terms and conditions substantially the same as those permitted under the Indenture.

    "Subsequent Shelf Registration Statement" means any additional "shelf" Registration Statement applicable to the Old Securities pursuant to Rule 415 covering all of such Old Securities remaining unsold in the event that the Initial Shelf Registration Statement ceases to be effective for any reason at any time during the Effective Period after the Effective Date.

    "Substantial Completion" means (a) in the case of the Big Spring Project, confirmation by the Independent Engineer that (i) the Big Spring Guarantor has received a confirmation from TU Electric that the Big Spring Project has commenced Commercial Operation and (ii)(x) Vestas will be liable for any items required to be completed pursuant to the terms of the Vestas Agreement which have not been completed as of such date and that all amounts owed by Vestas under the Vestas Agreement will be sufficient to complete such items and (y) the failure to complete such items will not materially adversely affect the performance of the Big Spring Project during the term of the Big Spring PPA and
(b) in the case of the Trinidad Project, confirmation by the Independent Engineer that (i) InnCOGEN has received a confirmation from T&TEC that the date of Commercial Operation for the Trinidad Project has occurred or the date of Commercial Operation is deemed to have occurred under the Trinidad PPA and
(ii)(x) D/FDI and Duke/Fluor Daniel, respectively, will be liable for any items required to be completed pursuant to the terms of the EES Contract and the Turnkey Construction Contract which have not been completed as of such date and that all amounts owed by D/FDI and Duke Fluor Daniel under the EES Contract and the Turnkey Construction Contract will be sufficient to complete such items, and
(y) the failure to complete such items will not materially adversely affect the performance of the Trinidad Project during the term of the Trinidad PPA.

    "T&TEC" means the Trinidad and Tobago Electricity Commission, Trinidad's government-owned power distribution utility.

    "T&TEC Act" means the Trinidad and Tobago Electricity Commission Act, Chapter 54:70 of the Laws of Trinidad. "T&TEC's Grid System" means the interconnection and transmission facilities and any other transmission or distribution facilities on T&TEC's side of the delivery point through which electricity is transmitted and/or distributed by T&TEC.

    "Tax" and "Taxes" includes all taxes, including without limitation, income, windfall, profit, gains, franchise, gross receipts, transfer, license, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. "Technical Dispute" means, in relation to the Trinidad PPA, any dispute related solely to technical matters arising out of the design, construction, operation or maintenance of the Trinidad Project or T&TEC's Grid System.

    "Texas Pacific" means Texas Pacific Land Trust, one of the Big Spring Project Land Owners and a party to the Texas Pacific Lease.

    "Texas Pacific Lease" means the Permit and Lease Agreement TPLT No. 7714, dated as of January 13, 1998, between Texas Pacific and the Big Spring Guarantor.

    "Tomen" means Tomen Power Corporation, a California corporation.

    "Tomen Note" means the Amended and Restated Promissory Note, dated as of November 17, 1994 for approximately $11 million, issued by WCTP payable to Tomen.

    "Town and Country Outline Planning Approval" means the Governmental Approval obtained by InnCOGEN for the Trinidad Project which is attached to the EES Contract and the Turnkey Construction Contract.

    "TPUC" means the Texas Public Utilities Commission.

    "Transportation Escalation Factor," as defined in the WCTP PPA, shall be equal to 0.5 plus: (a) one-half of the latest CPI available at the end of the applicable month from the U.S. Department of Labor, Bureau of Labor Statistics, (base year 1982/84 = 100) divided by (b) the corresponding base CPI for the month of January of 1988, which is equal to 121.3.

    "Transaction Documents" means the Project Documents and the Financing Documents.

    "TransCanada" means TransCanada Pipelines Limited.

    "Trigger Event" means (a) an Event of Default under the Indenture and an acceleration of all or a portion of the indebtedness issued thereunder, (b) an event of default under a Senior Debt instrument and an acceleration of all or a portion of the Debt issued thereunder in an aggregate principal amount in excess of $5 million and (c) certain Guarantee Events of Default under the Guarantees; and, in each case, the Collateral Agent shall have, upon direction from the Required Secured Parties, declared such event to be a Trigger Event.

    "Trinidad" means the Republic of Trinidad and Tobago.

    "Trinidad Additional Reserve Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Collateral" means (a) an assignment of all Cash Flows received by the Trinidad Guarantor from the Trinidad Project, (b) a Lien on substantially all of the assets of the Trinidad Guarantor (including all assets of InnCOGEN which includes, among other things, the Trinidad Project and the

Trinidad Project Documents) and the Trinidad Parent, (c) a pledge of the equity interest in the Trinidad Guarantor, InnCOGEN, the Trinidad Parent and York Cayman and (d) a Lien on any other funds of the Trinidad Finance Parties on deposit under the Trinidad Depositary Agreement.

    "Trinidad Construction Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Depositary Agreement" means the Trinidad Deposit and Disbursement Agreement, dated as of the Closing Date, among the Funding Company, the Trinidad Guarantor, the Trinidad Parent, InnCOGEN, the Collateral Agent and the Depositary.

    "Trinidad Distribution Conditions" means the conditions which must be satisfied by the Trinidad Guarantor prior to receiving funds from the Trinidad Distribution Fund, which are more specifically described under "Trinidad Distribution Fund" herein.

    "Trinidad Distribution Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Distribution Suspense Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Finance Party" or "Trinidad Finance Parties" means, individually or collectively, the Trinidad Guarantor, the Trinidad Parent and InnCOGEN.

    "Trinidad Funds" means the Trinidad Revenue Fund, the Trinidad Guarantor Fund, the Trinidad Parent Fund, the Trinidad Operating Fund, the Trinidad Interest Fund, the Trinidad Principal Fund, the Trinidad Additional Reserve Fund, the Trinidad Distribution Fund, the Trinidad Distribution Suspense Fund, the Trinidad Loss Proceeds Fund, the Trinidad Redemption Fund, the Trinidad Construction Fund, the Trinidad Maintenance Reserve Fund and the Trinidad Local Fund, as created under the Trinidad Depositary Agreement.

    "Trinidad Government Agreement" means the Government Agreement, made and entered into with effect from February 12, 1998, between the Government of Trinidad and InnCOGEN.

    "Trinidad Guarantee" means the Guarantee, dated as of the Closing Date, among the Trinidad Guarantor, the Trustee and the Collateral Agent for the benefit of the Funding Company.

    "Trinidad Guarantor" means York Holdings (Barbados) SRL, a society with restricted liability organized in Barbados under the Society With Restricted Liability Act.

    "Trinidad Guarantor Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Interest Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Loan Agreement" means the Trinidad Loan Agreement, dated as of the Closing Date, between the Trinidad Guarantor and InnCOGEN.

    "Trinidad Local Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Loss Proceeds Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Maintenance Reserve Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Operating Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Parent" means York Ex International SRL, a society with restricted liability organized in Barbados under the Society With Restricted Liability Act and licensed under that Act as an exempt society.

    "Trinidad Parent Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Permitted Project Debt" means (a) Debt incurred in respect of the Trinidad Project Loan, (b) Debt incurred pursuant to the Trinidad Guarantee by the Trinidad Guarantor, (c) Debt incurred to make capital improvements to the Trinidad Project required by Applicable Law provided that the Independent Engineer certifies that (i) a certificate from an Authorized Officer of InnCOGEN certifying that the indebtedness is required to make a capital improvement required by Applicable Law is reasonable, (ii) after giving effect to the incurrence of such additional indebtedness, the minimum Projected Debt Service Coverage Ratio for (x) the next four consecutive fiscal quarters, commencing with the quarter in which such indebtedness is incurred and (y) for each subsequent fiscal year through Final Maturity Date, will not be less than 1.20 to 1.0 and (iii) such indebtedness is the most effective means of completing the Trinidad Project or making such capital expenditure, (d) Debt to make discretionary capital improvements to the Trinidad Project, so long as after giving effect to the incurrence of such Debt, (i) there is no current Default or Event of Default, (ii) the Independent Engineer certifies that (i) the minimum Projected Debt Service Coverage Ratio for (x) the next four consecutive fiscal quarters, commencing with the quarter in which such Debt is incurred and (y) for each subsequent fiscal year through the Final Maturity Date of the Securities, will not be less than 1.50 to 1.0, (ii) the average Project Debt Service Coverage Ratio for all such fiscal years will not be less than 1.55 to 1.0, and
(iii) the Rating Agencies confirm that there will be no Rating Downgrade as a result of such occurrence, (e) working capital indebtedness not in excess of $3 million with respect to the Trinidad Project, PROVIDED that the amount of all outstanding working capital loans will be reduced to zero for 10 days each year,
(f) Debt relating to the Trinidad Permitted Project Liens and (g) Subordinated Debt from any Trinidad Finance Party to another Trinidad Finance Party.

    "Trinidad Permitted Project Liens" means (a) Liens specifically permitted or required by, or created by, any Security Document or any Transaction Document including, without limitation, the Trinidad PPA, (b) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP and (c) other Liens incidental to the conduct of the Trinidad Parent's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than liens by operation of law or statute arising in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of the Trinidad Parent's business.

    "Trinidad Pledge Agreement" means each of (a) the Pledge Agreement, dated as of the Closing Date, between York T&T and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests in York Cayman, (b) the Pledge Agreement, dated as of the Closing Date, between York Cayman and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests in the Trinidad Parent, (c) the Pledge Agreement, dated as of the Closing Date, between the Trinidad Parent and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests in the Trinidad Guarantor and (d) the Pledge Agreement, dated as of the Closing Date, between the Trinidad Guarantor and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests in the InnCOGEN.

    "Trinidad PPA" means the License Agreement and Agreement for Sale and Purchase of Power, dated as of February 12, 1998, between InnCOGEN and T&TEC, as amended by an agreement dated as of June 18, 1998.

    "Trinidad Principal Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Project" means the 215 MW natural gas-fired combustion turbine electric generation facility to be constructed in Trinidad by InnCOGEN.

    "Trinidad Project Documents" means, collectively, the Trinidad PPA, the Trinidad Government Agreement, the EES Contract, Turnkey Construction Contract, all third party consents related to any other Trinidad Project Document and any Additional Project Document entered into by InnCOGEN with respect to the Trinidad Project.

    "Trinidad Project Loan" means the Project Loan made to the Trinidad Parent pursuant to the Trinidad Project Loan Agreement, evidenced by the Trinidad Project Note, in the initial principal amount of $100,000,000.

    "Trinidad Project Loan Agreement" means the Trinidad Project Loan Agreement, dated as of the Closing Date, between Funding Company and the Trinidad Parent.

    "Trinidad Project Note" means the promissory note or notes issued, pursuant to the Trinidad Project Loan Agreement, by the Trinidad Parent to the Funding Company.

    "Trinidad Redemption Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Revenue Fund" means the fund of such name created under the Trinidad Depositary Agreement.

    "Trinidad Security Agreement" means (a) the Assignment and Security Agreement, dated as of the Closing Date, between the Trinidad Parent and the Collateral Agent and (b) the Assignment and Security Agreement, dated as of the Closing Date, between InnCOGEN and the Collateral Agent.

    "Trinidad Security Documents" means the Trinidad Security Agreement, the Trinidad Pledge Agreements, Trinidad Charge and Security Agreement and all other Security Documents securing the obligations of the Trinidad Guarantor under the Trinidad Guarantee, of InnCOGEN under the Trinidad Loan Agreement and of the Trinidad Parent under the Trinidad Project Note.

    "Trinidad U.S. Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, between York and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests of the York T&T.

    "Trustee" means The Bank of New York, a New York banking corporation, as trustee under the Indenture, together with its successors and assigns.

    "TT dollars" means the lawful currency of the Republic of Trinidad and Tobago.

    "TU Electric" means Texas Utilities Electric Company, a Texas corporation.

    "Turnkey Agreement" means the Turnkey Agreement between BNYCP and PMNC dated as of November 1, 1994.

    "Turnkey Construction Contract" means the Turnkey Construction Contract for the Trinidad Project, dated as of June 26, 1998, between InnCOGEN and Duke/Fluor Daniel.

    "U.S. Additional Reserve Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Debt Service Coverage Ratio" means for an period the ratio of (a) Cash Flow Available for Debt Service for such period generated or earned with respect to any of the U.S. Projects and (b) the aggregate of all Debt Service due with respect to Debt incurred for the benefit of, or on-lent, to any of the U.S. Guarantors.

    "U.S. Depositary Agreement" means the U.S. Deposit and Disbursement Agreement, dated as of the Closing Date, among the Funding Company, the Brooklyn Navy Yard Guarantor, the Warbasse Guarantors, the Big Spring Guarantor, the Collateral Agent and the Depositary.

    "U.S. Distribution Conditions" means the conditions which must be satisfied by the U.S. Guarantors prior to receiving funds from the U.S. Distribution Fund, which are more specifically described under "U.S. Distribution Fund" herein.

    "U.S. Distribution Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Distribution Suspense Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Funds" means the U.S. Revenue Fund, the Big Spring Operating Fund, the U.S. Interest Fund, the U.S. Principal Fund, the U.S. Additional Reserve Fund, the U.S. Distribution Fund, the U.S. Distribution Suspense Fund, the U.S. Loss Proceeds Fund, the U.S. Redemption Fund, the Big Spring Construction Fund, the Contingency Reserve Subfund and the Big Spring Maintenance Reserve Fund, as created under the U.S. Depositary Agreement.

    "U.S. Guarantee" means, individually or collectively, the Big Spring Guarantee, the Brooklyn Navy Yard Guarantee and the Warbasse Guarantee.

    "U.S. Guarantors" means the Big Spring Guarantor, the Brooklyn Navy Yard Guarantor and the Warbasse Guarantors.

    "U.S. Interest Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Loss Proceeds Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Permitted Project Debt" means (a) Debt incurred in respect of the U.S. Project Loan, (b) Debt incurred pursuant to any Guarantee by a U.S. Guarantor,
(c) Debt incurred to make capital improvements to the Big Spring Project required by Applicable Law provided that the Independent Engineer certifies that
(i) a certification from an Authorized Officer of the Big Spring Guarantor certifying that the indebtedness is required to make a capital improvement required by Applicable Law is reasonable, (ii) after giving effect to the incurrence of such additional indebtedness, the minimum Projected Debt Service Coverage Ratio and U.S. Projected Debt Service Coverage Ratio for (A) the next four consecutive fiscal quarters, commencing with the quarter in which such indebtedness is incurred and (B) for each subsequent fiscal year through Final Maturity Date, will not be less than 1.20 to 1.0 and (iii) such indebtedness is the most effective means of completing the Big Spring Project or making such capital expenditure, (d) Debt to make discretionary capital improvements to the Big Spring Project or Debt incurred to purchase Mission's loans to York Partners or BNYCP with respect to the Brooklyn Navy Yard Project, so long as after giving effect to the incurrence of such Debt, (i) there is no current Default or Event of Default, (ii) the Independent Engineer certifies that (A) the minimum Projected Debt Service Coverage Ratio for (1) the next four consecutive fiscal quarters, commencing with the quarter in which such Debt is incurred and (2) for each subsequent fiscal year through the Final Maturity Date of the Securities, will not be less than 1.50 to 1.0, (B) the average Project Debt Service Coverage Ratio and U.S. Projected Debt Service Coverage Ratio for all such fiscal years will not be less than 1.55 to 1.0 and (iii) the Rating Agencies confirm that there will be no Rating Downgrade as a result of such occurrence, (e) working capital indebtedness not in excess of $2 million with respect to the Big Spring Project, PROVIDED that the amount of all outstanding working capital loans will be reduced to zero for 10 days each year,
(f) Debt incurred by the U.S. Guarantors under the U.S. Project Documents and the WCTP Notes and (g) Debt relating to the U.S. Permitted Project Liens.

    "U.S. Permitted Project Liens" means (a) Liens specifically permitted or required by, or created by, any Security Document or any Transaction Document,
(b) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP, (c) other Liens incidental to the conduct of any U.S. Guarantor's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than statutory liens arising in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of such U.S. Guarantor's business, (d) the security interest on certain cash flows of BNYCP granted to Mission and (e) a security interest in a limited partnership interest in BNYCP granted by York Partners to the representatives of the class of plaintiffs with respect to that certain settlement discussed herein.

    "U.S. Principal Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Projects" means, individually or collectively, the Big Spring Project, the Brooklyn Navy Yard Project or the Warbasse Project.

    "U.S. Project Documents" means the Big Spring Project Documents, the Brooklyn Navy Yard Project Documents and the Warbasse Project Documents.

    "U.S. Project Loan" means the Project Loan made to the U.S. Guarantors pursuant to the U.S. Project Loan Agreement, evidenced by the U.S. Project Note, in the initial principal amount of $50,000,000.

    "U.S. Project Loan Agreement" means the U.S. Project Loan Agreement, dated as of the Closing Date, among the U.S. Guarantors and the Funding Company.

    "U.S. Project Note" means the Project Note issued, pursuant to the U.S. Project Loan Agreement, jointly and severally by the U.S. Guarantors to the Funding Company in the initial principal amount of $50,000,000.

    "U.S. Project Note Pledge Agreement" means the Note Pledge Agreement, dated as of the Closing Date, between the Collateral Agent and the Funding Company.

    "U.S. Projected Debt Service Coverage Ratio" means, for any period, on any date of determination, a projection of the U.S. Debt Service Coverage Ratio for the applicable period.

    "U.S. Redemption Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Revenue Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "U.S. Supplemental Reserve Fund" means the fund of such name created under the U.S. Depositary Agreement.

    "Unit" means, with respect to the Trinidad Project, a turbine generator and associated equipment.

    "Vestas" means Vestas-American Wind Technology, Inc., a California corporation.

    "Vestas Agreement" means the Wind Turbine Equipment Sales and Installation Contract, dated as of March 31, 1998, between York and Vestas.

    "Warbasse Collateral" means (a) an assignment of all Cash Flows received by the Warbasse Guarantors from the Warbasse Project, (b) a Lien on substantially all of the assets of each of the Warbasse Guarantors, (c) a collateral assignment of the WCTP Notes, (d) a pledge of the equity interest in the Warbasse Guarantors and (e) a Lien on any other funds of the Warbasse Guarantors on deposit under the U.S. Depositary Agreement.

    "Warbasse Creditor" or "Warbasse Creditors" means, individually or collectively, Tomen, Warbasse I, as assignee, or Warbasse II, as assignee, as creditors of WCTP.

    "Warbasse Guarantee" means the Guarantee, dated as of the Closing Date, by the Warbasse Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

    "Warbasse Guarantors" means Warbasse I and Warbasse II.

    "Warbasse I" means Warbasse Power I LLC, a Delaware limited liability company.

    "Warbasse II" means Warbasse Power II LLC, a Delaware limited liability company.

    "Warbasse O&M Agreement" means the Operations and Maintenance Agreement, dated as of February 1, 1989, between WCTP and York.

    "Warbasse Pledge Agreements" means (a) the Pledge Agreement, dated as of the Closing Date, between CTI and the Collateral Agent for the benefit of the Secured Parties with respect to the membership interests in Warbasse I and (b) the Pledge Agreement, dated as of the Closing Date, between York Cogen Partners, LP and the Collateral Agent for the benefit of the Secured Parties with respect to the membership interests in Warbasse II.

    "Warbasse Project" means the 38 MW cogeneration facility located in Brooklyn, New York, owned by WCTP.

    "Warbasse Project Documents" means, collectively, the Warbasse PPA, the AWH PPA, the WCTP Security Agreements, the Warbasse O&M Agreement, the RV Agreement and any Additional Project Document entered into by the Warbasse Guarantors with respect to the Warbasse Project.

    "Warbasse Security Agreement" means the Assignment and Security Agreement, dated as of the Closing Date, between the Warbasse Guarantors and the Collateral Agent.

    "Warbasse Security Documents" means the Warbasse Security Agreement, the Warbasse Pledge Agreements and all other Security Documents securing the obligations of the Warbasse Guarantors under the Warbasse Guarantee and the U.S. Project Note.

    "WCTP" means Warbasse-Cogeneration Technologies Partnership, L.P., a Delaware limited partnership.

    "WCTP Intercreditor Agreement" means the Intercreditor Agreement, dated as of November 17, 1994, among WCTP, Tomen and Warbasse I, as assignee, and Warbasse II, as assignee.

    "WCTP Notes" means, collectively, the CTI Note and the YCP Note.

    "WCTP PPA" means the Power Purchase Agreement, dated as of April 14, 1989, between Con Ed and WCTP.

    "WCTP Security Agreements" means (a) the Security Agreements, each dated as of November 17, 1994, in favor of the holder of the CTI Note and the Tomen Note and (b) the Security Agreement and the Assignment and Security Agreement, each dated as of June 8, 1989, in favor of the holder of the YCP Note.

    "WTGs" means wind turbine generators.

    "YCP" means York Cogen Partners, L.P., a Delaware limited partnership.

    "YCP Loan Agreement" means the Amended and Restated Loan Agreement, dated as of September 28, 1989, between WCTP and YCP.

    "YCP Note" means the Promissory Note, dated as of June 8, 1989, as amended, for approximately $29 million issued by WCTP payable to YCP, which is held by Warbasse II.

    "York" means York Research Corporation, a Delaware corporation.

    "York Cayman" means York Holdings (Caymans) L.L.C., a Cayman Islands limited liability company, the indirect Cayman parent of the Trinidad Guarantor, the Trinidad Parent and InnCOGEN.

    "York Partners" means B-41 Associates, L.P., a Delaware limited partnership.

    "York T&T" means York T&T Holdings, Inc., a Delaware corporation, the indirect U.S. parent of the Trinidad Parent, the Trinidad Guarantor and InnCOGEN.

    "York Windpower" means York Windpower Corp., a Canadian corporation.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                          PAGE
                                                                                                       -----------
York Power Funding (Cayman) Limited
  Report of Independent Certified Public Accountants.................................................          F-2
  Balance Sheets.....................................................................................          F-3
  Statement of Operations and Retained Earnings......................................................          F-4
  Statement of Cash Flows............................................................................          F-5
  Notes to Financial Statements......................................................................      F-6-F-8

York Power Funding (Cayman) Limited U.S. Guarantors
  Report of Independent Certified Public Accountants.................................................          F-9
  Combined Balance Sheets............................................................................         F-10
  Combined Statement of Operations...................................................................         F-11
  Combined Statement of Partners' and Members' Capital...............................................         F-12
  Combined Statement of Cash Flows...................................................................         F-13
  Notes to Combined Financial Statements.............................................................    F-14-F-21

York Ex International SRL and Subsidiaries
  Report of Independent Certified Public Accountants.................................................         F-22
  Consolidated Balance Sheets........................................................................         F-23
  Consolidated Statement of Operations and Accumulated Deficit.......................................         F-24
  Consolidated Statement of Cash Flows...............................................................         F-25
  Notes to Consolidated Financial Statements.........................................................    F-26-F-30

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  YORK POWER FUNDING (CAYMAN) LIMITED

    We have audited the accompanying balance sheet of York Power Funding (Cayman) Limited (the "Company") as of June 12, 1998 (inception). This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of York Power Funding (Cayman) Limited as of June 12, 1998 (inception), in conformity with generally accepted accounting principles.

New York, New York
June 26, 1998

                      YORK POWER FUNDING (CAYMAN) LIMITED

                                 BALANCE SHEETS

                                                                                          JUNE 12,
                                                                                            1998
                                                                                         -----------    AUGUST 31,
                                                                                                           1998
                                                                                                      --------------
                                                                                                       (UNAUDITED)
                                        ASSETS
Current assets
  Interest receivable--Project Notes...................................................   $  --       $    1,350,000
  Due from York Research Corporation...................................................      --                1,000
                                                                                         -----------  --------------

                                                                                             --            1,351,000

Project Note receivable--U.S. Project..................................................      --           50,000,000
Project Note receivable--Trinidad Project..............................................      --          100,000,000
                                                                                         -----------  --------------

                                                                                          $  --       $  151,351,000
                                                                                         -----------  --------------
                                                                                         -----------  --------------
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Interest payable--bondholders........................................................   $  --       $    1,350,000

Senior Secured Bonds payable...........................................................      --          150,000,000
                                                                                         -----------  --------------

                                                                                             --          151,350,000
                                                                                         -----------  --------------

  Common stock, par value $1; authorized, 50,000 shares; issued and outstanding 2
    shares and 1,000 shares as of June 12, 1998 and August 31, 1998, respectively......           2            1,000
  Retained earnings....................................................................                        1,000
                                                                                         -----------  --------------

                                                                                                  2            2,000
Less: stock subscription receivable....................................................          (2)          (1,000)
                                                                                         -----------  --------------

                                                                                             --                1,000
                                                                                         -----------  --------------

                                                                                          $  --       $  151,351,000
                                                                                         -----------  --------------
                                                                                         -----------  --------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                      YORK POWER FUNDING (CAYMAN) LIMITED

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                     PERIOD FROM JUNE 12, 1998 (INCEPTION)
                            THROUGH AUGUST 31, 1998
                                  (UNAUDITED)

Interest income.................................................................  $1,350,000
Interest expense................................................................  (1,350,000)
                                                                                  ---------
                                                                                     --

Fee income--York Research.......................................................      1,000
                                                                                  ---------

Net income......................................................................      1,000

Retained earnings, June 12, 1998................................................     --
                                                                                  ---------

Retained earnings, August 31, 1998..............................................  $   1,000
                                                                                  ---------
                                                                                  ---------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                      YORK POWER FUNDING (CAYMAN) LIMITED

                            STATEMENT OF CASH FLOWS

                     PERIOD FROM JUNE 12, 1998 (INCEPTION)

                            THROUGH AUGUST 31, 1998

                                  (UNAUDITED)

Cash flows from operating activities
  Net income.......................................................................  $   1,000
  Adjustments to reconcile net income to net cash provided by operating activities
    Due from York Research Corporation.............................................     (1,000)

    Net cash provided by operating activities......................................     --

Cash, June 12, 1998................................................................     --
                                                                                     ---------

Cash, August 31, 1998..............................................................  $  --
                                                                                     ---------
                                                                                     ---------

Interest paid......................................................................  $  --
                                                                                     ---------
                                                                                     ---------

Noncash investing and financing activity:

  The Company issued $150 million of Senior Secured Bonds for proceeds placed in escrow to fund Project Notes totalling $150 million.

The accompanying notes are an integral part of this statement.

                      YORK POWER FUNDING (CAYMAN) LIMITED

                         NOTES TO FINANCIAL STATEMENTS

 (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 13, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE A--THE PURPOSE AND BUSINESS OF YORK POWER FUNDING (CAYMAN) LIMITED

    York Power Funding (Cayman) Limited (the "Company") was formed on June 12, 1998, as a special purpose Cayman Islands limited liability company for the sole purpose of issuing $150 million of 12% Senior Secured Bonds Due October 30, 2007 (the "Securities"). The Company's business activity is limited to the issuance of the Securities, acting as lender and payee under certain notes that will finance certain projects (the "Project Notes"), and other related purposes as deemed necessary. The Project Notes relate to the development and construction of a wind turbine facility in Big Spring, Texas (the "Big Spring Project") and the construction and development of a gas-fired generation facility in the Republic of Trinidad and Tobago (the "Trinidad Project").

    The Securities are payable from the proceeds of payments of interest and principal on the Project Notes to the Company.

    The Company does not conduct any operations apart from issuing the Securities and is owned by a trust not related to York Research Corporation and Subsidiaries ("York").

    On June 12, 1998, there was no activity in the Company. Consequently, no statement of operations, statement of equity or statement of cash flows activity has been presented as of that date.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. GENERAL

    In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly York Powers Funding (Cayman) Limited's financial position as at August 31, 1998 and results of operations and cash flows for the period June 12, 1998 through August 31, 1998.

    Certain financial information which is normally included in financial statements prepared in accordance with generally accepted accounting principles, but which is not required for interim reporting purposes, has been condensed or omitted.

    Any adjustments that have been made to the financial statements are of a normal recurring nature.

2. INCOME TAXES

    The Company has been incorporated under the laws of the Cayman Islands as an exempt company. As such, the Company has applied for, and expects to obtain, an undertaking from the Governor in Council of the Cayman Islands that, for a period of 20 years from the date of issuance of the undertaking, the Company will be exempt from tax on any and all profits, income and gains.

3. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      YORK POWER FUNDING (CAYMAN) LIMITED

 (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 13, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE C--SENIOR SECURED BONDS

    In August 1998, the Company issued 12% Senior Secured Bonds Due October 30, 2007 totaling $150 million. Interest is payable at the rate of 12% on April 30 and October 30, commencing October 30, 1998. The Securities can be redeemed earlier as specified in the bond indentures.

    The proceeds from the offering were loaned through the Project Notes to finance the balance of construction and development of the Big Spring Project and the Trinidad Project. The balance of such proceeds was used to pay costs associated with the issuance of the bonds, establish funds as required, pay certain other costs and provide funds to York for general corporate purposes.

    The Company has agreed to use its best reasonable efforts to file and to cause to become effective within 180 days a registration of the Securities with the Securities and Exchange Commission. Costs associated with the Securities have been allocated to the issuers of the U.S. and Trinidad Project Notes.

    As of August 31, 1998, the Securities mature as follows:

Twelve months ending August 31,
  1999........................................................  $   --
  2000........................................................    1,350,000
  2001........................................................    2,988,000
  2002........................................................    2,352,000
  2003........................................................    1,264,000
  Thereafter..................................................  142,046,000
                                                                -----------
                                                                $150,000,000
                                                                -----------
                                                                -----------

    The Securities are guaranteed by the Warbasse Guarantors, the Brooklyn Navy Yard Guarantor, the Big Spring Guarantor (collectively, the "U.S. Guarantors") and, through its guarantee to the Company of the Trinidad Project Note of $100 million, the Trinidad Guarantor (collectively, with the U.S. Guarantors, the "Guarantors"). The Guarantors are all indirect wholly-owned or majority-owned subsidiaries of York. The guarantees of the Guarantors are limited to the extent of available cash flow, as defined, from the operations of the Big Spring Project and the Trinidad Project and from certain assets and cash flows of the Guarantors, as well as a pledge of capital stock of the indirect United States parent of the Trinidad Guarantor.

    The Company and York are required to meet certain covenants for the Securities, including a limitation on the issuance of additional debt and distribution payments.

                      YORK POWER FUNDING (CAYMAN) LIMITED

 (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 13, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE D--PROJECT NOTES RECEIVABLE

    The U.S. Project Note receivable is due in full on October 30, 2007. The Trinidad Project Note receivable is due in installments. The Project Notes are due as follows:

  Twelve months ending August 31,
  1999........................................................  $   --
  2000........................................................    1,350,000
  2001........................................................    2,988,000
  2002........................................................    2,352,000
  2003........................................................    1,264,000
  Thereafter..................................................  142,046,000
                                                                -----------
                                                                $150,000,000
                                                                -----------
                                                                -----------

    Both Project Notes bear interest at 12% and have interest receivable on April 30 and October 30, commencing October 30, 1998. The Trinidad Guarantor has guaranteed the Trinidad Project Note.

NOTE E--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of the project notes receivable and senior secured bonds payable approximate their fair value based on current interest rates available to the U.S. and Trinidad Guarantors and the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Partners and Members
  NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP
  BROOKLYN NAVY YARD POWER LLC
  WARBASSE POWER I LLC
  WARBASSE POWER II LLC

    We have audited the accompanying combined balance sheet of York Power Funding (Cayman) Limited U.S. Guarantors (the "U.S. Guarantors") as of June 2, 1998. This combined financial statement is the responsibility of the U.S. Guarantor's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the combined balance sheet provides a reasonable basis for our opinion.

    In our opinion, the combined balance sheet referred to above presents fairly, in all material respects, the combined financial position of York Power Fund (Cayman) Limited U.S. Guarantors as of June 2, 1998, in conformity with generally accepted accounting principles.

New York, New York
June 17, 1998

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

                            COMBINED BALANCE SHEETS

                                                                                        JUNE 2,
                                                                                          1998
                                                                                       ----------    AUGUST 31,
                                                                                                        1998
                                                                                                   --------------
                                                                                                    (UNAUDITED)
                                       ASSETS
Current assets
  Cash...............................................................................  $   --      $        4,775
  Interest receivable--WCTP..........................................................      --           2,254,516
  Royalty fees receivable--BNYCP.....................................................      --             407,803
                                                                                       ----------  --------------

                                                                                           --           2,667,094

Due from affiliate--York Research Corporation and Subsidiaries.......................      --           2,737,525
Notes receivable--WCTP...............................................................      --          57,330,535
Construction in progress.............................................................      --           7,840,312
Power purchase agreement.............................................................      --           1,500,000
Cash in escrow.......................................................................      --          38,562,546
Deferred financing costs, net of amortization of $18,562.............................      --           2,503,788
                                                                                       ----------  --------------

                                                                                       $   --      $  113,141,800
                                                                                       ----------  --------------
                                                                                       ----------  --------------
                               LIABILITIES AND CAPITAL
Current liabilities
  Accounts payable...................................................................  $   --      $    1,517,032
  Accrued interest...................................................................      --             450,000
                                                                                       ----------  --------------

                                                                                           --           1,967,032

Project Note payable.................................................................      --          50,000,000
                                                                                       ----------  --------------

                                                                                           --          51,967,032
                                                                                       ----------  --------------
Partners' and members' capital.......................................................         400      61,174,768
Capital contributions receivable.....................................................        (400)       --
                                                                                       ----------  --------------

                                                                                           --          61,174,768
                                                                                       ----------  --------------

                                                                                       $   --      $  113,141,800
                                                                                       ----------  --------------
                                                                                       ----------  --------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

                        COMBINED STATEMENT OF OPERATIONS

                PERIOD FROM JUNE 2, 1998 THROUGH AUGUST 31, 1998
                                  (UNAUDITED)

Interest income...................................................................  $ 474,854
General partner fees..............................................................    407,803
Interest expense..................................................................   (462,394)
                                                                                    ---------

Net income........................................................................  $ 420,263
                                                                                    ---------
                                                                                    ---------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

              COMBINED STATEMENT OF PARTNERS' AND MEMBERS' CAPITAL

                PERIOD FROM JUNE 2, 1998 THROUGH AUGUST 31, 1998

Partners' and members' capital, June 2, 1998...................................  $   --
Capital contribution (unaudited)...............................................  60,754,505
Net income (unaudited).........................................................     420,263
                                                                                 ----------

Partners' and members' capital, August 31, 1998 (unaudited)....................  $61,174,768
                                                                                 ----------
                                                                                 ----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

                        COMBINED STATEMENT OF CASH FLOWS

                PERIOD FROM JUNE 2, 1998 THROUGH AUGUST 31, 1998

                                  (UNAUDITED)

Cash flows from operating activities
  Net income...................................................................  $  420,263
  Adjustments to reconcile net income to net cash provided by operating activities
    Amortization of deferred finance charges...................................      18,562
    Changes in operating assets and liabilities
      Interest receivable......................................................    (330,546)
      Royalty fees receivable..................................................    (407,803)
      Accrued interest payable.................................................     450,000
                                                                                 ----------
      Net cash provided by operating activities................................     150,476
                                                                                 ----------

Cash flows from investing activities
  Proceeds from affiliates.....................................................     277,407
  Construction in progress.....................................................    (455,120)
  Receipts into escrow.........................................................    (143,308)
  Payments from escrow.........................................................     175,320
                                                                                 ----------
      Net cash used in investing activities....................................    (145,701)
                                                                                 ----------

      INCREASE IN CASH.........................................................       4,775

Cash at June 2, 1998...........................................................      --
                                                                                 ----------

Cash at August 31, 1998........................................................  $    4,775
                                                                                 ----------
                                                                                 ----------

Interest paid..................................................................  $   --
                                                                                 ----------
                                                                                 ----------

Supplemental noncash investing and financing activities:
  Capital contributions of notes receivable, interest receivable and power purchase agreement.........................................................  $60,754,505
  Net proceeds from Project Note deposited in a cash escrow account............  38,596,333
  Reduction of due from affiliates relating to transfer of construction in
    progress and deferred financing costs......................................   6,891,188
  Advances to York Research Corporation and Subsidiaries.......................   9,906,120
  Fixed asset purchases in accounts payable....................................   1,493,077

The accompanying notes are an integral part of this statement.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE A--ORGANIZATION AND OPERATIONS

    The York Power Funding (Cayman) Limited U.S. Guarantors (the "U.S. Guarantors") (not a legal entity) consists of the combination of New World Power Texas Renewable Energy Limited Partnership (the "Big Spring Guarantor"), Brooklyn Navy Yard Power LLC (the "Brooklyn Navy Yard Guarantor"), Warbasse Power I LLC ("Warbasse I") and Warbasse Power II LLC ("Warbasse II," and together with Warbasse I, the "Warbasse Guarantors") (see Notes F, G, and H, respectively.) The U.S. Guarantors are all indirect wholly-owned or majority-owned subsidiaries of York Research Corporation ("York"). The U.S. Guarantors guarantee certain bonds issued by York Power Funding (Cayman) Limited (the "Funding Company") (see Note I).

    The Big Spring Guarantor intends to design, construct and operate a wind turbine facility in Big Spring, Texas (the "Big Spring Project"). It is anticipated that the Big Spring Project will have electrical generating capacity of 34 megawatts ("MW").

    As of June 2, 1998, there has been no activity in any of the combined companies. Consequently, no statement of operations, statement of equity or statement of cash flows activity has been presented as of that date.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. BASIS OF PRESENTATION

    The accompanying combined financial statements consist of the accounts of the Big Spring Guarantor, Warbasse I, Warbasse II and the Brooklyn Navy Yard Guarantor. All significant intercompany transactions and accounts have been eliminated.

    In the opinion of management of the U.S. Guarantors, the accompanying combined unaudited financial statements contain all adjustments necessary to present fairly the U.S. Guarantors' combined financial position as at August 31, 1998 and results of operations and cash flows for the period June 2, 1998 through August 31, 1998.

    Certain financial information which is normally included in financial statements prepared in accordance with generally accepted accounting principles, but which is not required for interim reporting purposes, has been condensed or omitted.

    Any adjustments that have been made to the financial statements are of a normal recurring nature.

2. CONSTRUCTION IN PROGRESS

    Construction in progress includes engineering, professional fees, equipment procurement costs, construction costs and other costs related to the project under development. As part of construction in progress, the Big Spring Guarantor has capitalized interest of approximately $6,200.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
3. POWER PURCHASE AGREEMENT

    The costs relating to the power purchase agreement in connection with the Big Spring Project will be amortized by the straight-line method over 25 years, the term of the agreement, including expected renewals, commencing upon commercial operation, as defined.

4. DEFERRED FINANCING COSTS

    The costs incurred to obtain financing are deferred and amortized over the length of the Project Note, and are included in interest expense.

5. INCOME TAXES

    Income taxes are not reflected in the accompanying balance sheet because the U.S. Guarantors are either partnerships or limited liability companies, which are treated as partnerships for income tax purposes. The income or loss of each entity for income tax purposes, along with any associated tax credits, is the responsibility of the individual partners or members and not that of the respective entity.

6. NOTES RECEIVABLE--WCTP

    The realizability of the Notes Receivable--WCTP is evaluated by the Warbasse Guarantors by review of the present value of the currently expected future cash flow from the Warbasse facility.

7 USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

8. SIGNIFICANT NEW ACCOUNTING PRONOUNCEMENTS

    The American Institute of Certified Public Accountants' Accounting Standards Executive Committee recently issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred. Start-up activities are broadly defined and include one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, commencing some new operation, and organizing a new entity. SOP 98-5 is generally effective for financial statements for fiscal years beginning after December 15, 1998, with initial application reported as the cumulative effect of a change in accounting principle. The impact of SOP 98-5 is not expected to be material to the combined financial statements.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE C--POWER PURCHASE AGREEMENT

    In October 1997, York purchased the entire interest of the Big Spring Guarantor, whose only asset was a Renewable Resource Energy Purchase Agreement ("PPA") with Texas Utilities Electric Company, a Texas corporation ("TU Electric"). The Purchase price, which was $1.5 million dollars, has been allocated in full to the PPA.

    In accordance with the PPA, the Big Spring Guarantor intends to design, construct and operate the Big Spring Project. It is anticipated that the Big Spring Project will have electrical generating capacity of 34 megawatts ("MW").

    The PPA will continue in effect for 15 years from the commercial operations date of the Big Spring Project as defined in the PPA. Subject to certain conditions being met, the PPA may be extended for two additional consecutive periods of five years.

    During the initial term, TU Electric will pay a fixed but escalating price per kilowatt hour for energy delivered up to a specified maximum. A balancing account adjusts for variable wind years by allowing any shortfall in production by the project to be carried forward and credited against excess production over the life of the PPA.

NOTE D--PROJECT NOTES

    During August 1998, the U.S. Guarantors received gross proceeds of $50 million from the issuance of a Project Note (the "U.S. Project Note") to the Funding Company. Each of the U.S. Guarantors has agreed to be jointly and severally liable for the U.S. Project Note, as well as another Project Note for $100 million to another York indirect subsidiary (collectively, the "Project Notes"), which will be used primarily for the construction of a gas-fired generation facility in the Republic of Trinidad and Tobago (the "Trinidad Project"), as well as certain senior secured bonds (see Note I).

    Both Project Notes bear interest at the rate of 12% per annum. The U.S. Project Note has a maturity date of October 30, 2007 and pays interest on April 30 and October 30, commencing October 30, 1998.

    The U.S. Guarantors are required to meet certain covenants relating to the U.S. Project Note including a limitation on the issuance of additional debt and the sale of certain assets.

NOTE E--CASH IN ESCROW

    Pursuant to the terms of the U.S. Project Note, the net proceeds of the note payable are held in escrow by a bank until such time as they are available for use, as defined, for the construction of the Big Spring Project. In addition, approximately $7 million of the escrow is required to be held in debt service and other reserves.

NOTE F--THE BIG SPRING GUARANTOR

    The Big Spring Guarantor is a Delaware limited partnership. The Big Spring Guarantor is an indirect wholly-owned subsidiary of York. The Big Spring Guarantor has the right to construct, operate and own the Big Spring Project. The Big Spring Guarantor expects full commercial operation of the Big Spring Project by February 1999, and, when completed, the facility is expected to have a capacity of

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE F--THE BIG SPRING GUARANTOR (CONTINUED)
34 MW and include 46 turbines, including four 1,650 Kilowatt ("KW") wind turbines. The Big Spring Project will supply energy to TU Electric pursuant to the PPA as discussed in Note C.

    The guarantee issued by the Big Spring Guarantor on the Project Notes is collateralized by: (a) an assignment of all cash flows received by the Big Spring Guarantor from the Big Spring Project, which will be applied in accordance with the priorities established pursuant to a U.S. Deposit and Disbursement Agreement, (b) a lien on substantially all of the assets of the Big Spring Guarantor and the Big Spring Project, (c) a pledge of the general and limited partnership interests in the Big Spring Guarantor, and (d) a lien on any reserves the Big Spring Guarantor funded as part of the guarantee.

NOTE G--THE BROOKLYN NAVY YARD GUARANTOR

    Brooklyn Navy Yard Power LLC is a Delaware limited liability company formed for the sole purpose of receiving certain royalty fees, general partner fees and equity distributions from Brooklyn Navy Yard Cogeneration Partners, L.P. ("BNYCP"). The Brooklyn Navy Yard Guarantor is a wholly-owned subsidiary of B-41 Associates, L.P., which is owned 74.7% by York.

    BNYCP owns and operates a 286 MW cogeneration facility located in the Brooklyn Navy Yard in Brooklyn, New York (the "BNY Project.") The BNY Project sells the bulk of its electrical and thermal output to Consolidated Edison Company of New York, Inc. ("Con Ed") pursuant to a 40-year energy sales agreement.

    BNYCP is owned equally by a subsidiary of Edison Mission Energy, which is an indirect wholly-owned subsidiary of Edison International, and B-41 Associates, L.P.

    In December 1997, BNYCP issued $407 million of senior debt, with maturities ranging from 2020 to 2036.

    The guarantee issued by the Brooklyn Navy Yard Guarantor on the Project Notes is collateralized by: (a) an assignment of the general partner fees, royalty fees and equity cash flow paid to the Brooklyn Navy Yard Guarantor, which will be applied in accordance with the priorities established pursuant to a U.S. Deposit and Disbursement Agreement, (b) a pledge of the equity interest in the Brooklyn Navy Yard Guarantor and (c) a lien on any reserves the Brooklyn Navy Yard Guarantor will be required to fund as part of the guarantee.

NOTE H--THE WARBASSE GUARANTORS

    Warbasse I and Warbasse II are Delaware limited liability companies. The Warbasse Guarantors were assigned certain senior secured notes (the "WCTP Notes"), and accrued interest thereon, issued by Warbasse-Cogeneration Technologies Partnership L.P., a Delaware limited partnership ("WCTP"), which owns and operates a 38 MW cogeneration facility in Brooklyn, New York (the "Warbasse Project.")

    The WCTP Notes held by the Warbasse Guarantors aggregate approximately $57.3 million, represent the right to receive approximately 84% of the cash flow from WCTP and are secured (together with the Amended and Restated Promissory Note in the principal amount of approximately

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE H--THE WARBASSE GUARANTORS (CONTINUED)
$11 million held by Tomen Power Corporation, which ranks PARI PASSU with the WCTP Notes), by substantially all the assets of WCTP.

    The Warbasse Project provides electrical and thermal Energy to Amalgamated Warbasse Houses, Inc., a housing project located in Brooklyn, New York, pursuant to an Energy Purchase and Sale Agreement ending in 2026 and up to 21MW of electric energy to Con Ed pursuant to a power purchase agreement ending in December 2011. The WCTP Notes and the Tomen Note are senior secured obligations constituting all the senior debt of WCTP. Warbasse I is an indirect wholly-owned subsidiary of York and Warbasse II is an indirect majority-owned subsidiary of York.

    The guarantee issued by the Warbasse Guarantors on the Project Notes is collateralized by: (a) an assignment of all cash flows received by the Warbasse Guarantors from the Warbasse Project, which will be applied in accordance with the priorities established pursuant to a U.S. Deposit and Disbursement Agreement, (b) a lien on substantially all of the assets of the Warbasse Guarantors, (c) a collateral assignment of the WCTP Notes, (d) a pledge of the equity interests in the Warbasse Guarantors and (e) a lien on any reserves the Warbasse Guarantors funded as part of the guarantee.

NOTE I--SENIOR SECURED BONDS

    In August 1998, the Funding Company issued securities of $150 million 12% Senior Secured Bonds Due October 30, 2007 (the "Securities") to make loans to the U.S. Guarantors and to York Ex International SRL, an indirect wholly-owned subsidiary of York (the "Trinidad Parent") in exchange for issuance of the Project Notes. The U.S. Guarantors borrowed $50 million under the U.S. Project Note. The Trinidad Parent made a $100 million capital contribution to its subsidiary, York Holdings (Barbados) SRL (the "Trinidad Guarantor"), which was loaned to the Trinidad Guarantor's subsidiary, InnCOGEN, Limited, to finance the balance of construction costs of the Trinidad Project. The balance of such proceeds was used to pay costs associated with the issuance of the bonds, establish funds as required, make available a debt service reserve fund, pay certain other costs and provide funds to York for general corporate purposes.

NOTE J--TRANSACTIONS WITH YORK RESEARCH CORPORATION

    York, through its subsidiaries, is engaged in the business of developing, acquiring, owning and operating independent electric power generating facilities. York is also engaged, through a subsidiary, in the natural gas marketing business. The Project Notes and the Securities are nonrecourse to York.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE J--TRANSACTIONS WITH YORK RESEARCH CORPORATION (CONTINUED)
    In connection with the Project Note payable, York was required to transfer certain assets to the U.S. Guarantors totaling approximately $67.6 million. Such amounts were transferred as follows:

Due to affiliates
  Construction in progress.....................................  $5,885,947
  Deferred financing costs.....................................   1,005,241
                                                                 ----------

                                                                  6,891,188
                                                                 ----------
Capital contribution
  Notes receivable--WCTP.......................................  57,330,535
  Interest receivable--WCTP....................................   1,923,970
  Power Purchase Agreement.....................................   1,500,000
                                                                 ----------

                                                                 60,754,505
                                                                 ----------
Total transferred to U.S. Guarantors...........................  $67,645,693
                                                                 ----------
                                                                 ----------

    In connection with the financing, the U.S. Guarantors advanced approximately $9.9 million to York, which is included in "Due from affiliates."

    The net advances are noninterest bearing and the ultimate character and terms are currently being determined. As of August 31, 1998, the receivable from York approximated $2.7 million.

NOTE K--COMMITMENTS

1. PURCHASE COMMITMENTS

    York, on behalf of the Big Spring Guarantor, entered into a Wind Turbine Equipment Sales and Installation Contract, dated as of March 31, 1998 (the "Vestas Agreement"), with Vestas-American Wind Technology, Inc., a California corporation ("Vestas"). Such agreement was assigned to the Big Spring Guarantor in August 1998. The Vestas Agreement effectively subcontracts turbine supply, delivery, erection and commissioning of the Big Spring Project to Vestas. The total contract amounts to approximately $31 million, which is to be paid in both U.S. dollars and Danish kroner. As of June 2, 1998 and August 31, 1998, approximately $4 million has been paid on the contract.

2. DEVELOPMENT AND CONSTRUCTION

    In connection with the construction of an interconnect facility, the Big Spring Guarantor has entered into an agreement with TU Electric for approximately $860,000. An initial payment of $430,000 was due and paid in July 1998. This agreement has been guaranteed by York.

    York, on behalf of the Big Spring Guarantor, has entered into several agreements for the turnkey design and construction of a wind farm substation facility and the construction of the infrastructure of the Big Spring Project. Such agreements were assigned to the Big Spring Guarantor in August 1998. These contracts aggregate approximately $4.5 million and will be paid based on certain milestones, as

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE K--COMMITMENTS (CONTINUED)
defined in the applicable agreement. As of August 31, 1998, approximately $371,000 has been paid on these contracts.

3. LEASES

    The Big Spring Guarantor has entered into land leases (the "Big Spring Project Leases") with three land owners who own the land on which the Big Spring Project will be constructed and operated. Each of the Big Spring Project Leases has an initial term of 15 years, commencing on the Big Spring Commercial Operations date, as defined in the leases, and may be extended for two additional periods of five years each.

    The Big Spring Guarantor has also entered into a separate Infrastructure Agreement with one of the land owners which provides for additional rights beyond those conveyed pursuant to the lease (the "Infrastructure Agreement"). The term of the Infrastructure Agreement is for twenty-five years, commencing with the Commercial Operations date, as defined in the agreement.

    All rental payments on the leases are calculated as the greater of the leases' minimum payment or a percentage of the gross revenues derived from the wind turbines.

    Future minimum lease payments under these aforementioned leases are as follows:

  Twelve months ending May 31,
  1999..........................................................  $  53,000
  2000..........................................................     80,000
  2001..........................................................     80,000
  2002..........................................................     80,000
  2003..........................................................     80,000
  Thereafter....................................................  1,096,000
                                                                  ---------
                                                                  $1,469,000
                                                                  ---------
                                                                  ---------

4. OPERATION, MAINTENANCE AND SERVICE AGREEMENT

    In June 1998, the Big Spring Guarantor entered into an Operation, Maintenance and Service Agreement (the "O&M Agreement") with York that may be assigned to a York subsidiary for the operation, maintenance and repair of the Big Spring Project.

    The term of the O&M Agreement will be concurrent with the PPA. It will commence after substantial completion of the Big Spring Project and certain other requirements are met, as defined in the O&M Agreement.

    The Big Spring Guarantor will be required to pay a base service fee of approximately $29,000 per month, subject to escalation, for the operation and routine maintenance of the Big Spring Project. Other expenses will be paid as incurred.

              YORK POWER FUNDING (CAYMAN) LIMITED U.S. GUARANTORS

           (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 3, 1998
                     THROUGH AUGUST 31, 1998 IS UNAUDITED)

NOTE L--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash in escrow approximate fair value because of their short-term maturities. The carrying amount of the Project Note payable approximates fair value based on current rates available to the combined companies. For due from affiliate and notes receivable, there are no quoted market prices and a reasonable estimate of fair value could not be made without incurring excessive costs.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Managers
  York Ex International SRL and Subsidiaries

    We have audited the accompanying consolidated balance sheet of York Ex International SRL (the "Trinidad Parent") and Subsidiaries as of May 31, 1998. This consolidated financial statement is the responsibility of the Trinidad Parent's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of York Ex International SRL and Subsidiaries as of May 31, 1998, in conformity with generally accepted accounting principles.

New York, New York
June 17, 1998

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                          MAY 31,
                                                                                           1998
                                                                                         ---------    AUGUST 31,
                                                                                                         1998
                                                                                                    --------------
                                                                                                     (UNAUDITED)
                                        ASSETS
Current asset
  Cash.................................................................................  $  31,440  $       66,805

Due from affiliates--York Research Corporation and Subsidiaries........................     --           5,071,842
Property and equipment.................................................................     36,639          36,639
Construction in progress...............................................................     29,419      28,309,848
Cash in escrow.........................................................................     --          74,099,961
Deferred financing costs, net of amortization of $37,123...............................     --           5,008,073
                                                                                         ---------  --------------
                                                                                         $  97,498  $  112,593,168
                                                                                         ---------  --------------
                                                                                         ---------  --------------
                         LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
  Accounts payable.....................................................................  $  --      $   12,073,563
  Accrued interest.....................................................................     --             900,000
                                                                                         ---------  --------------
                                                                                            --          12,973,563

Project Note payable...................................................................     --         100,000,000
                                                                                         ---------  --------------
                                                                                            --         112,973,563
                                                                                         ---------  --------------
Common stock, par value $1; authorized 10,000 shares; issued and outstanding, 2,001
shares.................................................................................      2,001           2,001
Additional paid-in capital.............................................................     97,498          97,498
Accumulated deficit....................................................................     --            (477,893)
                                                                                         ---------  --------------
                                                                                            99,499        (378,394)
Less: stock subscription receivable....................................................     (2,001)         (2,001)
                                                                                         ---------  --------------
                                                                                            97,498        (380,395)
                                                                                         ---------  --------------
                                                                                         $  97,498  $  112,593,168
                                                                                         ---------  --------------
                                                                                         ---------  --------------

The accompanying notes are an integral part of these statements.

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                PERIOD FROM JUNE 1, 1998 THROUGH AUGUST 31, 1998
                                  (UNAUDITED)

Interest income..................................................................  $ 289,809
Interest expense.................................................................   (767,702)
                                                                                   ---------

        NET LOSS.................................................................   (477,893)

Accumulated deficit, June 1, 1998................................................     --
                                                                                   ---------

Accumulated deficit, August 31, 1998.............................................  $(477,893)
                                                                                   ---------
                                                                                   ---------

The accompanying notes are an integral part of this statement.

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                PERIOD FROM JUNE 1, 1998 THROUGH AUGUST 31, 1998

                                  (UNAUDITED)

Cash flows from operating activities
  Net loss.....................................................................  $  (477,893)
  Adjustment to reconcile net loss to net cash provided by operating activities
    Amortization of deferred finance charges...................................       37,123
    Changes in operating assets and liabilities
      Accrued interest payable.................................................      900,000
                                                                                 -----------
    Net cash provided by operating activities..................................      459,230
                                                                                 -----------

Cash flows from investing activities
  Construction in progress.....................................................  (13,411,444)
  Net proceeds from affiliates.................................................    1,070,873
  Receipts into escrow.........................................................     (277,294)
  Payments from escrow.........................................................   12,194,000
                                                                                 -----------
    Net cash used in investing activities......................................     (423,865)
                                                                                 -----------

    INCREASE IN CASH...........................................................       35,365

Cash, June 1, 1998.............................................................       31,440
                                                                                 -----------

Cash, August 31, 1998..........................................................  $    66,805
                                                                                 -----------
                                                                                 -----------

Supplemental cash flow information:
  Interest paid................................................................  $   --
                                                                                 -----------
                                                                                 -----------

Supplemental noncash investing and financing activities:
  Net proceeds of Project Note deposited into cash escrow account..............  $86,016,667
  Reduction of due from affiliates relating to transfer of construction in
    progress and deferred financing costs......................................    4,843,025
  Advances to York Research Corporation and Subsidiaries.......................   10,985,740
  Fixed asset purchases in accounts payable....................................   12,073,563

The accompanying notes are an integral part of this statement.

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 1, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE A--ORGANIZATION AND OPERATIONS

    The consolidated financial statements include the accounts of York Ex International SRL (the "Trinidad Parent"), York Holdings (Barbados) SRL (the "Trinidad Guarantor") and the Trinidad Guarantors' 100% beneficially owned subsidiary InnCOGEN, Limited, a Trinidad and Tobago limited liability company ("InnCOGEN"). The Trinidad Parent is licensed as a Barbados exempt society with restricted liability. The Trinidad Guarantor, which is a wholly owned subsidiary of the Trinidad Parent, is a Barbados society with restricted liability. The Trinidad Parent is beneficially wholly-owned by York Holdings (Caymans) L.L.C., a Cayman Islands limited liability company ("York Holdings"), which in turns is a wholly-owned subsidiary of York T&T Holdings, Inc. ("York T&T"), which is a wholly-owned subsidiary of York Research Corporation ("York").

    InnCOGEN intends to construct, own and operate a 225 megawatt ("MW") natural gas-fired generation facility (the "Trinidad Project") to be constructed in the Republic of Trinidad and Tobago ("Trinidad"). The Trinidad Project will sell substantially all of its electricity to the Trinidad and Tobago Electricity Commission ("T&TEC"), Trinidad's public power distribution facility pursuant to a License Agreement and Agreement for Sale and Purchase of Power (the "Trinidad PPA").

    The Trinidad Guarantor guarantees a loan (the "Trinidad Project Note") made to the Trinidad Parent from York Power Funding (Cayman) Limited, a Cayman limited liability company (the "Funding Company") for the development and construction of the Trinidad Project.

    The Trinidad Parent and the Trinidad Guarantor were formed with limited lives of 49 years. As of May 31, 1998, there has been minimal activity in the Trinidad Parent, InnCOGEN and the Trinidad Guarantor. Consequently, no statement of operations, statement of equity or statement of cash flows activity has been presented as of that date.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of the Trinidad Parent, Trinidad Guarantor and InnCOGEN. All significant intercompany transactions and accounts have been eliminated.

    In the opinion of management, the accompanying consolidated, unaudited financial statements contain all adjustments necessary to present fairly York Ex International SRL and Subsidiaries consolidated financial position as at August 31, 1998 and results of operations and cash flows for the three months ended August 31, 1998.

    Certain financial information which is normally included in financial statements prepared in accordance with generally accepted accounting principles, but which is not required for interim reporting purposes, has been condensed or omitted.

    Any adjustments that have been made to the financial statements are of a normal recurring nature.

2. CONSTRUCTION IN PROGRESS

    Construction in progress includes payroll, professional fees, construction costs and other costs related to the Trinidad Project.

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 1, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    As part of construction in progress, InnCOGEN has capitalized interest of approximately $169,000.

3. PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and will be depreciated or amortized by the straight-line method over their estimated useful lives. The estimated useful lives are as follows:

Computer equipment.................................................  5 years
Furniture and fixtures.............................................  5 years
Motor vehicles.....................................................  3 years

4. DEFERRED FINANCING COSTS

    The costs incurred to obtain financing are deferred and amortized over the length of the Trinidad Project Note, and are included in interest expense.

5. INCOME TAXES

    The Trinidad Parent is generally subject to taxation in Barbados on its worldwide income at the rate of 2.5% declining to 1%. Dividend payments from the Trinidad Guarantor to the Trinidad Parent will be exempt from tax in Barbados by virtue of an intercompany dividend exemption that is available to Barbados tax resident companies.

    The Trinidad Guarantor is generally subject to tax in Barbados on its worldwide income at the rate of 40%. However, payments of dividends, principal and interest from InnCOGEN to the Trinidad Guarantor will not be subject to taxation in Barbados.

    Pursuant to an agreement signed with the government of Trinidad and Tobago, InnCOGEN will be exempt from the payment of tax in Trinidad for 96 months after the commencement of commercial operations of the Trinidad Project, as defined in the Trinidad PPA, other than for interest.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash in escrow approximate fair value because of their short-term maturities. The carrying amount of the Project Note payable approximates fair value based on current interest rates available to the consolidated company. For Due from affiliates, there are no quoted market prices, and a reasonable estimate of fair value could not be made without incurring excessive costs.

7. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 1, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
8. SIGNIFICANT NEW ACCOUNTING PRONOUNCEMENTS

    The American Institute of Certified Public Accountants' Accounting Standards Executive Committee recently issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred. Start-up activities are broadly defined and include one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, commencing some operation, and organizing a new entity. SOP 98-5 is generally effective for financial statements for fiscal years beginning after December 15, 1998, with initial application reported as the cumulative effect of a change in accounting principle. The impact of SOP 98-5 is not expected to be material to the consolidated financial statements.

NOTE C--POWER PURCHASE AGREEMENT

    Under the terms of the Trinidad PPA, InnCOGEN will sell and deliver capacity and energy to T&TEC, who will: (a) purchase and pay for all capacity and energy made available by InnCOGEN to T&TEC, subject to certain limitations, and (b) supply and deliver natural gas free of charge to InnCOGEN.

    Unless terminated earlier pursuant to certain provisions of the Trinidad PPA, the agreement shall remain in full force and effect for thirty years from the date of commercial operation, as defined in the agreement.

    Under the Trinidad PPA, T&TEC has the right to seek to purchase the Trinidad Project on terms and conditions mutually acceptable to InnCOGEN and T&TEC.

    In connection with the Trinidad PPA, InnCOGEN has agreed to operate and maintain the Trinidad Project.

    As part of the Trinidad PPA, T&TEC shall design, construct and own the interconnection and control facilities for which InnCOGEN shall pay T&TEC approximately $4 million in payments towards such facilities. As of August 31, 1998, $2.5 million has been paid.

    T&TEC must pay to InnCOGEN monthly energy and capacity payments as determined per the Trinidad PPA with respect to each turbine generator and associated equipment.

    InnCOGEN agreed to provide at is own cost to T&TEC, at the earlier of: (a) August 6, 1998 or (b) five days after the financial closing of the Trinidad Project, a performance guarantee in an aggregate amount of $3 million in a financial instrument satisfactory to T&TEC. Such guarantee was provided in the form of a letter of credit posted by the construction contractor.

NOTE D--TRINIDAD PROJECT NOTE

    The Trinidad Parent received gross proceeds of $100 million from the issuance of the Trinidad Project Note to the Funding Company.

    The guarantee issued by the Trinidad Guarantor and the Trinidad Project Note issued by the Trinidad Parent is senior secured debt of the Trinidad Guarantor and the Trinidad Parent, respectively.

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 1, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE D--TRINIDAD PROJECT NOTE (CONTINUED)
Security for payment on the Trinidad Project Note includes: (a) an assignment of all cash flows received by InnCOGEN from the Trinidad Project which will be applied in accordance with the priorities established pursuant to a Trinidad Deposit and Disbursement Agreement, (b) a lien on all of the assets of the Trinidad Guarantor (including the InnCOGEN loan to the Trinidad Parent, which is secured by a lien on all of the assets of the Trinidad Project and the Trinidad Project Documents) and the Trinidad Parent, (c) a pledge of equity interest in York Holdings, the Trinidad Parent, the Trinidad Guarantor and InnCOGEN, and (d) a lien on any reserve the Trinidad Parent or the Trinidad Guarantor are required to fund as part of the guarantee.

    The Trinidad Parent is required to meet certain covenants for the Trinidad Project Note, including a limitation on the issuance of additional debt.

NOTE E--CASH IN ESCROW

    Pursuant to the terms of the Trinidad Project Note, the net proceeds of the note payable are held in escrow by a bank until such time as they are available for use, as defined, for the construction of the Trinidad Project. In addition, approximately $16 million of the escrow is required to be held in debt service and other reserves.

NOTE F--SENIOR SECURED BONDS

    In August 1998, the Funding Company issued securities of $150 million 12% Senior Secured Bonds Due October 30, 2007 (the "Securities"), to make loans to subsidiaries of York (the "U.S. Guarantors") and to the Trinidad Parent in exchange for issuance of Project Notes. The U.S. Guarantors borrowed $50 million (the "U.S. Project Note"). The Securities will be guaranteed by the U.S. Guarantors and by a pledge of an equity interest in York T&T. In August 1998, the Trinidad Parent made a $100 million capital contribution to the Trinidad Guarantor, which was loaned to InnCOGEN to finance the balance of construction costs of the Trinidad Project. The balance of such proceeds was used to pay costs associated with the issuance of the bonds, establish funds as required, make available a debt service reserve fund, pay certain other costs and provide funds to York for general corporate purposes.

NOTE G--YORK RESEARCH CORPORATION

    York, through its subsidiaries, is engaged in the business of developing, acquiring, owning and operating independent electric power generating facilities. York is also engaged, through a subsidiary, in the natural gas marketing business. The Project Note and the Securities will be nonrecourse to York.

    In connection with the financing, InnCOGEN advanced approximately $11 million to York, which is included in "Due from affiliates."

                   YORK EX INTERNATIONAL SRL AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO THE PERIOD FROM JUNE 1, 1998 THROUGH AUGUST 31,
                               1998 IS UNAUDITED)

NOTE G--YORK RESEARCH CORPORATION (CONTINUED)
    In connection with the Project Note payable, York was required to transfer certain assets to InnCOGEN totalling approximately $4.8 million. Such amounts were transferred as a reduction in the amount due from affiliates as follows:

Construction in progress........................................  $2,795,422
Deferred financing costs........................................  2,047,603
                                                                  ---------
                                                                  $4,843,025
                                                                  ---------
                                                                  ---------

    The net advances are noninterest bearing and the ultimate character and terms are currently being determined. As of August 31, 1998, the receivable from York approximated $5.1 million.

NOTE H--COMMITMENTS

EQUIPMENT PURCHASE CONTRACT

    In June, 1998, InnCOGEN entered into contracts (the "Contracts"), under which the contractors will, on a turnkey basis, design, engineer, procure, construct, start up, test and provide personnel training for the operation and maintenance of the Trinidad Project.

    As consideration under the Contracts, InnCOGEN will pay a total contract price totalling $66.9 million. The contract price required an initial payment totalling approximately $5.5 million, which was made in August 1998. Thereafter, progress payments are payable based upon the stage of completion as determined in the Contracts. Progress payments under the Contracts are subject to retainage and the contractors will establish a retainage letter of credit, as defined in the Contracts, in the amount of 7.5% of each progress payment. As of August 31, 1998, approximately $9.7 million has been paid on these Contracts and $1.4 million has been posted as a letter of credit for retainage.

LEASE COMMITMENTS

    In June, 1998, InnCOGEN entered into a lease to sublease the land on which the Trinidad Project will be built. The sublease has an original term of 32 years. The rent is $.40 per square meter per year for the first five years and $.50 per square meter per year for the second five years. Thereafter, the rent is to be adjusted in five-year intervals based on the consumer price index. However, the rent cannot be less than the rent for the preceding five-year period or increase by more than 10%.

    In addition, InnCOGEN has entered into a one-year lease agreement for space expiring in February 1999. The lease contains a provision for InnCOGEN to renew the lease for an additional year. The lease requires monthly payments of $4,200.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DEALER PROSPECTUS DELIVERY OBLIGATION

    UNTIL            , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

Available Information.................           2
Forward-Looking Statements............           2
Prospectus Summary....................           3
Financial Information and Other
  Data................................          15
Risk Factors..........................          16
Republic of Trinidad and Tobago.......          24
Independent Engineer's Report.........          25
Capitalization........................          29
Management's Discussion and Analysis
  of Financial Condition..............          32
Defined Terms.........................          34
Business of the Funding Company, the
  Project Note Obligors and the
  Guarantors..........................          34
Enforceability of Civil Liabilities...          36
Management............................          37
Certain Relationships and Related
  Transactions........................          39
Summary Description of Principal
  Project Contracts...................          40
Summary Description of the
  Securities..........................         104
Summary Description of Principal
  Financing Documents.................         109
Certain Tax Considerations............         146
Plan of Distribution..................         149
Notice to Canadian Residents..........         150
Legal Matters.........................         151
Experts...............................         151
Independent Engineer..................         151
Financial Statements..................         F-1
Appendix A-Glossary of Defined
  Terms...............................         A-1

                               YORK POWER FUNDING
                                (CAYMAN) LIMITED

                               OFFER TO EXCHANGE

                                  $150,000,000

                     12% SERIES A SENIOR SECURED BONDS DUE
                                OCTOBER 30, 2007
                                    FOR ITS
                                  $150,000,000
                          12% SENIOR SECURED BONDS DUE

                                OCTOBER 30, 2007

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Reference is made to Article 123 of the Articles of Association of the Funding Company, filed herewith as Exhibit 3.1 which, among other things, and subject to certain conditions, authorize the Funding Company to indemnify the directors and officers of the Funding Company out of the assets of the Funding Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers.

ITEM 21. EXHIBITS

    The following exhibits are filed as part of the Registration Statement:

         EXHIBIT                                                  DESCRIPTION
-------------------------  -----------------------------------------------------------------------------------------

                1.1        Purchase Agreement between the Funding Company and the Initial Purchaser dated July 30,
                           1998.

                3.1*       Memorandum and Articles of Association of York Power Funding (Cayman) Limited.

                4.1        Trust Indenture, between York Power Funding (Cayman) Limited and The Bank of New York, as
                           Trustee, dated July 30, 1998.

                4.2        Form of 12% Senior Bonds due October 30, 2007 (included in Exhibit 4.1 hereto).

                4.3        Form of 12% Series A Senior Bonds due October 30, 2007 (included in Exhibit 4.1 hereto).

                4.4        Exchange and Registration Rights Agreement between the Funding Company and the Initial
                           Purchaser dated August 4, 1998.

                5.1*       Opinion of       regarding the legality of the securities being registered hereby.

                8.1*       Opinion of       regarding tax matters.

               10.*        Material Contracts

               23.1        Consent of Grant Thornton LLP.

               24.1*       Power of Attorney.

               25.1        Statement of Eligibility of Trustee.

               99.1*       Form of Letter of Transmittal.

               99.2*       Form of Notice of Guaranteed Delivery.

               99.3*       Form of Letter to Clients.

               99.4*       Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

------------------------

* to be filed by an amendment.

ITEM 22. UNDERTAKINGS

(a) Each of the undersigned registrant hereby undertakes:

    (i) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (ii) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(b) The undersigned registrant hereby undertakes:

    (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (2) To reflect in the prospectus of any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

   (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer.

(c) (i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (ii) The officers, directors and controlling persons of the Funding Company have been indemnified liability by the Funding Company.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM F-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON DECEMBER 10, 1998.

                                YORK POWER FUNDING (CAYMAN) LIMITED

                                By:  /s/ MARTIN COUCH
                                     -----------------------------------------
                                     Name: Martin Couch
                                     Title: Director

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Trachtenberg or R.M. Beningson, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendment (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON DECEMBER 11, 1998 IN THE CAPACITIES INDICATED.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Director, York Power
       /s/ HELEN ALLEN            Funding (Cayman) Limited
------------------------------    ------------------------

                                Director, York Power
        /s/ PHIL HINDS            Funding (Cayman) Limited
------------------------------    ------------------------

    Pursuant to the requirements of the Securities Act, the undersigned has duly signed this Registration Statement solely in its capacity as agent for service of process in the United States, on December 11, 1998.

                                Agent for Service of Process in the United
                                States
                                CORPORATION SERVICE COMPANY

                                By:  /s/ CASSANDRA ANTONETZ
                                     -----------------------------------------
                                     Name: Cassandra Antonetz
                                     Title: Assistant Vice President

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM F-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON DECEMBER 10, 1998.

                                BROOKLYN NAVY YARD POWER LLC

                                By:  /s/ MICHAEL TRACHTENBERG
                                     -----------------------------------------
                                     Name: Michael Trachtenberg
                                     Title: Vice President

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Trachtenberg or R.M. Beningson, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendment (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON DECEMBER 10, 1998 IN THE CAPACITIES INDICATED.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Vice President, B-41
   /s/ MICHAEL TRACHTENBERG       Management Corporation
------------------------------    ------------------------

                                  ------------------------
------------------------------

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, EACH OF THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM F-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON DECEMBER 10, 1998.

                                NEW WORLD POWER TEXAS RENEWABLE
                                ENERGY LIMITED PARTNERSHIP
                                By: BIG SPRINGS TEXAS ENERGY
                                   MANAGEMENT, INC.,
                                   its Managing General Partner

                                By:  /s/ MICHAEL TRACHTENBERG
                                     -----------------------------------------
                                     Name: Michael Trachtenberg
                                     Title: Vice President

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Trachtenberg or R.M. Beningson, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendment (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON DECEMBER 10, 1998 IN THE CAPACITIES INDICATED.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Vice President, Big Spring
                                  Texas Energy Management,
   /s/ MICHAEL TRACHTENBERG       Inc.
------------------------------    ------------------------

                                  ------------------------
------------------------------

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, EACH OF THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM F-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON DECEMBER 10, 1998.

                                WARBASSE POWER I LLC

                                By:  /s/ MICHAEL TRACHTENBERG
                                     -----------------------------------------
                                     Name: Michael Trachtenberg
                                     Title: Vice President

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Trachtenberg or R.M. Beningson, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendment (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON DECEMBER 10, 1998 IN THE CAPACITIES INDICATED.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Executive Vice President,
                                  Cogeneration
   /s/ MICHAEL TRACHTENBERG       Technologies, Inc.
------------------------------    ------------------------

                                  ------------------------
------------------------------

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, EACH OF THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM F-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON DECEMBER 10, 1998.

                                WARBASSE POWER II LLC

                                By:  /s/ MICHAEL TRACHTENBERG
                                     -----------------------------------------
                                     Name: Michael Trachtenberg
                                     Title: Vice President

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Trachtenberg or R.M. Beningson, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendment (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON DECEMBER 10, 1998 IN THE CAPACITIES INDICATED.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Vice President, RRR's
   /s/ MICHAEL TRACHTENBERG       Ventures, Ltd.
------------------------------    ------------------------

                                  ------------------------
------------------------------

                                 EXHIBIT INDEX

          EXHIBIT                                                   DESCRIPTION
---------------------------  -----------------------------------------------------------------------------------------

               1.1           Purchase Agreement between the Funding Company and the Initial Purchaser dated July 30,
                             1998.

               3.1*          Memorandum and Articles of Association of York Power Funding (Cayman) Limited.

               4.1           Trust Indenture, between York Power Funding (Cayman) Limited and The Bank of New York, as
                             Trustee, dated July 30, 1998.

               4.2           Form of 12% Senior Bonds due October 30, 2007 (included in Exhibit 4.1 hereto).

               4.3           Form of 12% Series A Senior Bonds due October 30, 2007 (included in Exhibit 4.1 hereto).

               4.4           Exchange and Registration Rights Agreement between the Funding Company and the Initial
                             Purchaser dated August 4, 1998.

               5.1*          Opinion of       regarding the legality of the securities being registered hereby.

               8.1*          Opinion of       regarding tax matters.

               10.*          Material Contracts

              23.1           Consent of Grant Thornton LLP.

              24.1*          Power of Attorney.

              25.1           Statement of Eligibility of Trustee.

              99.1*          Form of Letter of Transmittal.

              99.2*          Form of Notice of Guaranteed Delivery.

              99.3*          Form of Letter to Clients.

              99.4*          Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

------------------------

* to be filed by an amendment.